As filed with the Securities and Exchange Commission on October 3, 2007

Registration No. 333-126087

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

This Post-Effective Amendment No. 9 consists of the following:

1.	The Registrant’s final form of Prospectus dated January 13, 2006, previously filed pursuant to Rule 424(b)(3) on February 2, 2006 and refiled herewith.

2.	Supplement No. 28 dated July 3, 2007 to the Registrant’s Prospectus dated January 13, 2006, previously filed as part of post-effective amendment no. 8 on July 3, 2007 and refilled herewith. Supplement No. 28 supersedes and replaces all prior supplements to the Prospectus.

3.	Supplement No. 37 dated October 3, 2007 to the Registrant’s Prospectus dated January 13, 2006, included herewith. Supplement No. 37 supersedes and replaces all supplements subsequent to Supplement No. 28 to the Prospectus.

4.	Part II, included herewith.

5.	Signature, included herewith.

KBS REAL ESTATE INVESTMENT TRUST, INC. Maximum Offering of 280,000,000 Shares of Common Stock Minimum Offering of 250,000 Shares of Common Stock

KBS Real Estate Investment Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year that will end December 31, 2006. We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We are offering up to 200,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than 50,000 shares through the same participating broker-dealer. Discounts are also available for other categories of investors. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. We expect to offer shares of common stock in our primary offering until January 13, 2008.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 24 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

No public market currently exists for our shares of common stock, and we have no plans to list our shares on an exchange. Until our shares are listed, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. No one may own more than 9.8% of our stock unless exempted by our board. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	We depend on our advisor to conduct our operations. Our advisor has no operating history or experience operating a public company.
•	We have no operating history, and our total assets consist of $200,000 cash. We have not identified any real estate assets to acquire.
•

All of our executive officers and some of our directors are also officers, managers and/or holders of a controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other KBS-advised programs and investors. Fees paid to our advisor in connection with transactions involving the purchase and management of our properties will be based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers. These fees increase your risk of loss.
•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Distributions paid from offering proceeds would constitute a return of capital.

•

We may incur debt exceeding 75% of the cost of our assets with the approval of the conflicts committee of our board. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit, and we have begun discussions with lenders to obtain up to $197,675,000 in secured debt for the purchase of $200 million in real estate. If we incur this debt and only raise the minimum offering amount, our borrowings would equal 98.8% of the cost of our assets. High debt levels increase the risk of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.60	*	$0.35	$9.05
Total Minimum	$2,500,000.00	*	$150,000.00	*	$87,500.00	$2,262,500.00
Total Maximum	$2,000,000,000.00	*	$120,000,000.00	*	$70,000,000.00	$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$9.50		$0.285		$0.00	$9.215
Total Maximum	$760,000,000.00		$22,800,000.00		$0.00	$737,200,000.00
*	Discounts are available for some categories of investors. Reductions in selling commissions will result in corresponding reductions in the purchase price.

The dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $5,000. We will not sell any shares unless we raise gross offering proceeds of $2,500,000 from persons who are not affiliated with us or our advisor by January 13, 2007. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, First Republic Trust Company, in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,500,000 by January 13, 2007, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

We will not sell any shares to Pennsylvania investors unless we raise $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount by January 13, 2008, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors.

The date of this prospectus is January 13, 2006

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states must meet the special suitability standards set forth below to purchase our shares.

Arizona, California, Iowa, Kansas, Massachusetts, Michigan, Missouri, New Mexico and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine - Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Iowa, Kansas, Missouri, Ohio and Pennsylvania - In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

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Who can help answer my questions about the offering?	23
Risk Factors	24
Risks Related to an Investment in Us	24
Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price	24
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends	24
We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment	25
Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative	25
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire	26
Neither we nor our advisor have a prior operating history and our advisor does not have any experience operating a public company, which makes our future performance difficult to predict	26
Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment	26
KBS Capital Markets Group is a newly formed entity with no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative	27
If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced	27
The loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment	27
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses	28
Risks Related to Conflicts of Interest	28
KBS Capital Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders	28
KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return	29

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense	30
KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer	30
All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you	30
Risks Related to This Offering and Our Corporate Structure	31
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders	31
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders	31
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business	31
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder	32
Even if adopted, you may not be able to sell your shares under the proposed share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares	32
The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay	33
Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder	33
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment	33
Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares	34
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline	34
You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies	34
General Risks Related to Investments in Real Estate	35

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results	35
We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants	35
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment	35
Our inability to sell a property when we want could limit our ability to pay cash distributions to you	36
If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders	36
Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income	36
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	37
Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return	37
The costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to you	37
Discovery of previously undetected environmentally hazardous conditions may decrease our cash flows and limit our ability to make distributions	38
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions	38
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment	38
Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return	39
Risks Related to Real Estate-Related Investments	39
If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment	39
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates	40
Delays in liquidating defaulted mortgage loans could reduce our investment returns	40
Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us	40
Our investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing	41

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The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process	41
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties	41
To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions	42
Our investments may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective	42
If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase	42
Delays in restructuring or liquidating non-performing real estate securities could reduce the return on your investment	43
Risks Associated with Debt Financing	43
We may incur mortgage indebtedness and other borrowings, which debt increases our risk of loss due to foreclosure	43
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make	44
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	44
Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders	44
We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment	44
Federal Income Tax Risks	45
Failure to qualify as a REIT would reduce our net earnings available for investment or distribution	45
You may have current tax liability on distributions you elect to reinvest in our common stock	45
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you	46
To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment	46
To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return	46
Retirement Plan Risks	47
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties	47
Cautionary Note Regarding Forward-Looking Statements	47
Estimated Use of Proceeds	48
Management	52

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust, Inc.?

KBS Real Estate Investment Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that will end December 31, 2006. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We may also invest in entities that make similar investments, mortgage loans and other real estate-related investments.

We were incorporated in the State of Maryland on June 13, 2005, and we currently do not own any real estate assets. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

Our external advisor, KBS Capital Advisors, will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our Web site address is www.kbsreit.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with attractive and stable cash dividends; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing property sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to make monthly distributions to our stockholders as soon as we have sufficient cash flow from our operations, we may be unable or limited in our ability to make distributions to you. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 24, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•

No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•

We are dependent on our advisor to select investments and conduct our operations. Our advisor has no operating history nor does it have any experience operating a public company. This inexperience makes our future performance difficult to predict.

•

We have no operating history and, as of the date of this prospectus, our total assets consist of $200,000 cash. Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

All of our executive officers and some of our directors are also officers, managers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, our executive officers, some of our directors, our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by KBS affiliates and conflicts in allocating time among us and these other programs and investors. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase and management of our properties. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may vary more widely with the performance of specific assets.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. Distributions paid from the net proceeds of this offering would constitute a return of capital.

•

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit, and we have begun discussions with lenders to obtain up to $197,675,000 in secured debt for the purchase of $200 million in real estate investments. If we incur this debt and only raise the minimum offering amount, our borrowings would equal approximately 98.8% of the cost of our assets. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of which are independent of KBS Capital Advisors and its affiliates. Our charter, which requires that a majority of our directors be independent of KBS Capital Advisors, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what will the advisor do?

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, and their team of real estate professionals, acting through KBS Capital Advisors, will make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors will then make recommendations on all investments to our board of directors and the independent directors that constitute our conflicts committee will have the right to approve or reject all proposed investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

What is the experience of your advisor?

KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has no operating history and no experience managing a public company.

What is the experience of your sponsors?

Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “sponsors.” Of our sponsors, only Messrs. Bren and Schreiber possess management authority over our advisor’s operations.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Since

1992, Messrs. Bren and Schreiber have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. When we refer to a “KBS-sponsored” fund or program, we are referring to entities sponsored by an investment adviser affiliated with Messrs. Bren and Schreiber, and when we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment adviser affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber will work together at KBS Capital Advisors with their team of real estate professionals. The senior real estate professionals assembled by Messrs. Bren and Schreiber, who will be employed by our advisor as well as by KBS Realty Advisors, average over 20 years of direct real estate experience. These senior real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their institutional clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of Messrs. Bren and Schreiber and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since 1992, the experience of the investment advisers affiliated with Messrs. Bren and Schreiber include (as of December 31, 2004):

•

Sponsoring nine private real estate funds that have investment objectives similar to ours and that have invested approximately $2.8 billion (including equity, debt and investment of income and sales proceeds) in 266 real estate assets;

•	Through these nine private real estate funds, raising $1.8 billion of equity from 38 institutional investors; and

•	Selling 200 of the 266 real estate assets acquired by these nine private real estate funds.

In addition to their experience with the nine funds described above, investment advisers affiliated with Messrs. Bren and Schreiber have also been engaged by three institutional investors to recommend real estate acquisitions and manage their investments. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment adviser. Because the investors were not as passive as those in the nine funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled $2.1 billion. On behalf of these three institutional investors, investment advisers affiliated with Messrs. Bren and Schreiber have sold 152 real estate assets.

With respect to the experience of our other sponsors, Messrs. McMillan and Hall founded Willowbrook Capital Group, LLC, an asset-management company. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

None of our sponsors have previously sponsored or organized a publicly offered REIT. However, a KBS-sponsored fund has formed, managed and liquidated a private REIT that owned 10 retail centers.

Do you expect any of the institutions that invested in KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?

We believe such institutional investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

How will KBS Capital Advisors select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. KBS Capital Advisors will generally seek to acquire a diverse portfolio of commercial properties consisting principally of office, industrial and retail properties located in large metropolitan areas in the United States. Our advisor intends to diversify our portfolio by geographic region, property type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that will provide attractive and stable returns to our investors. We expect to allocate approximately 70% of our portfolio to core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover. We will seek to invest approximately 30% of our assets in enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties.

Though these are the diversification guidelines within which our advisor will work, we believe that we are most likely to meet our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. In other words, we will not forgo a good investment opportunity because it does not precisely meet one of our diversification guidelines, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

May you invest in anything other than real property?

While we expect to invest principally in real properties, we may make other investments. We may invest in mortgage loans or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership. In order to diversify our portfolio or in response to changes in the real estate market, we may also invest in other property types (such as mixed-use properties) and other types of real estate-related investments. These other types of real estate-related investments include: real estate common and preferred equities, mortgage-backed securities and other forms of mortgage debt and certain illiquid securities, including mezzanine loans and bridge loans. There is no limit on the amount that we may invest in these types of real estate-related investments.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 50% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. To prevent a delay between the sale of shares and the purchase of properties, we have begun discussions to obtain up to $190 million in secured debt from national lenders. We would use these funds to purchase a portfolio of properties and other real estate-related investments at a cost of up to $200 million (including acquisition costs and expenses and the acquisition fee paid to our advisor). To the extent that initial sales in this offering are insufficient to fund the difference between the cost of the portfolio and the amount of debt secured from third-party lenders, we would likely secure a loan from affiliates of our advisor to fund the difference. We will supplement this prospectus to disclose the terms of any financing arrangement we enter for the purchase of an initial portfolio of investments. We, however, can give you no assurance that we will be able to obtain such borrowings.

Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

What conflicts of interest will your advisor face?

KBS Capital Advisors and its affiliates will experience conflicts of interest in connection with the management of our business. Messrs. Bren, McMillan, Hall and Schreiber, four of our executive officers, indirectly own and control KBS Capital Advisors. In addition, Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. Some of the material conflicts that KBS Capital Advisors and its affiliates will face include the following:

•

Messrs. Bren and Schreiber, together with the other real estate professionals employed by KBS Capital Advisors and KBS Realty Advisors and its affiliates, must determine which investment opportunities to recommend to us or another KBS program or investor for whom KBS serves as an investment adviser;

•	KBS Capital Advisors and its affiliates may structure the terms of joint ventures between us and other KBS-sponsored programs or KBS-advised entities;

•	KBS Capital Advisors and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

KBS Capital Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager, KBS Capital Markets Group, will receive fees in connection with our public offerings of equity securities;

•

The negotiation of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates will receive thereunder) will not be at arm’s length; and

•

KBS Capital Advisors may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date.

Who owns and controls the advisor?

The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that will perform services for us:

(1)	Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors.

(2)	Keith D. Hall is our Executive Vice President.

(3)	Peter M. Bren is our President. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(4)	Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

As of the date of this prospectus, Messrs. McMillan, Hall, Bren and Schreiber have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. As principals of our advisor and entities that provide services to us, each of them will be eligible for stock-based awards under our Employee and Independent Director Incentive Stock Plan. In addition, in connection with this offering, we will pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you will pay to the advisor, its affiliates and your directors?

KBS Capital Advisors and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We will also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No dealer manager fee is payable on shares sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (280,000,000 shares)

Offering Stage

Selling Commissions	6.0% of gross offering proceeds in primary offering and 3.0% of gross proceeds from sales under dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers	$150,000/$142,800,000

Dealer Manager Fee	3.5% of gross offering proceeds; dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee; no dealer manager fee is payable on shares sold under our dividend reinvestment plan	$87,500/$70,000,000

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (280,000,000 shares)

Other Organization and Offering Expenses	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $22,400,000 or 0.81% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.	$137,500/$22,400,000

Acquisition and Development Stage

Acquisition Fees	0.75% of the cost of investments acquired by us, including acquisition expenses and any debt attributable to such investments	$15,819/$13,321,340

Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (280,000,000 shares)

Operating Expenses	Reimbursement of our advisor’s cost of providing services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs. However, we will not reimburse the advisor for personnel costs in connection with services for which our advisor earns acquisition fees or real estate commissions.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Stock-based Compensation Awards	We may issue stock-based awards to our independent directors and to affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time but may not exceed 10,000,000 shares.	Our board has not yet determined to grant any stock-based awards. We cannot determine these amounts at the present time.

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $25,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (250,000 shares)/Maximum Offering (280,000,000 shares)

Liquidation/Listing Stage

Real Estate Commissions	For substantial assistance in connection with the sale of properties or other investments, we will pay KBS Capital Advisors or its affiliates 1% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise, after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	15.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate properties do you currently own?

We currently do not own any properties. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As specific property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We may also want to acquire properties through a joint venture in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property purchased and, in our discretion, may obtain additional environmental assessments. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive dividends and how often?

We intend to begin making distributions to our stockholders as soon as we have sufficient cash flow from our operations and we expect to pay dividends on a monthly basis. We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our cash available for distribution may be less than 90% of our REIT taxable income. Further, because we may receive income from interest or rents at various times during our fiscal year, we may declare dividends in anticipation of cash flow that we expect to receive during a later period and we may pay these dividends in advance of our actual receipt of these funds. As a result, in order to comply with the REIT requirements and to make distributions relatively uniform, we may borrow funds or sell assets to make distributions. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions. As explained below, for tax purposes the portion of your distribution that exceeds our current or accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your shares, and thereafter will be treated as capital gain. To the extent that we pay distributions in excess of our current or accumulated earnings and profits, we expect that we would use borrowings or proceeds from the sale of assets to fund such distributions, though our board could authorize such distributions from the proceeds of this offering or future offerings. Our charter does not require that we make distributions to our stockholders and we have not established a minimum distribution level.

How will you calculate the payment of dividends to stockholders?

We intend to authorize, declare and pay dividends on a monthly basis. In order that investors may generally begin earning dividends immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a dividend.

May I reinvest my dividends in shares of KBS Real Estate Investment Trust?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. If we pay selling commissions in connection with the sale of shares to you in our primary offering, we will pay a 3% selling commission on any dividends that you reinvest under our dividend reinvestment plan. These selling commissions may be higher than the selling commissions charged in connection with recent dividend reinvestment plan offerings by other unlisted, publicly offered REITs. Whether we pay a selling commission will not affect the purchase price you pay under the dividend reinvestment plan, but it will affect the net proceeds to us from the sale. The total return for our investors would likely be higher if we paid no selling commissions. We may amend or terminate the dividend reinvestment plan at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ prior written notice to you.

Will the dividends I receive be taxable as ordinary income?

Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash dividends to pay such liability.

We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from this offering to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 91.0% of our gross offering proceeds, or between $8.44 and $8.97 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

	250,000 Shares		280,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)		Total (280,000,000 shares)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00%	2,000,000,000	100.00%	760,000,000	100.00%	2,760,000,000	100.00%
Selling Commissions	150,000	6.00%	120,000,000	6.00%	22,800,000	3.00%	142,800,000	5.17%
Dealer Manager Fee	87,500	3.50%	70,000,000	3.50%	0	0.00%	70,000,000	2.54%
Other Organization and Offering Expenses	137,500	5.50%	20,500,000	1.03%	1,900,000	0.25%	22,400,000	0.81%
Acquisition Fees	15,819	0.63%	13,321,340	0.66%	0	0.00%	13,321,340	0.48%
Initial Working Capital Reserve	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment	2,109,181	84.37%	1,776,178,660	88.81%	735,300,000	96.75%	2,511,478,660	91.00%

What kind of offering is this?

We are offering up to 280,000,000 shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in our primary offering at $10 per share, with volume discounts available to investors who purchase more than 50,000 shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,500,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering have no firm commitment or obligation to purchase any of the shares but must use their best efforts to sell the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,500,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. If we do not raise $2,500,000 in gross offering proceeds by January 13, 2007, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,500,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $66.7 million by January 13, 2008, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the shares within two years, we may continue this offering until January 13, 2009. Under rules recently promulgated by the SEC, in some circumstances we could continue our primary offering until as late as July 12, 2009. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of dividends. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (2) a net worth of at least $150,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, New Mexico, Ohio, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $5,000. After you have satisfied the minimum investment requirement, any additional purchase must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards regarding income or net worth and (ii) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption program, although we will not adopt the program during this primary offering or any subsequent primary offering unless the SEC grants us exemptive relief from restrictions on issuer repurchases during a distribution. Under the proposed share redemption program, we would initially redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (The terms of our proposed redemption program would be more generous upon the death of a stockholder.)

The share redemption program would also contain numerous restrictions on your ability to sell your shares to us. Our share redemption program would limit the number of shares we could redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. In addition, during any calendar year, we would redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We would also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Even if we adopted the program, we could later amend, suspend or terminate the program upon 30 days’ notice.

When will the company seek to list its shares of common stock?

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by November 2012, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided quarterly; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile; or

•	electronic delivery.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Moreover, we will delay adoption of our share redemption program until the earlier of (i) the completion of this primary offering, which we expect to continue until January 13, 2008, or (ii) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain. Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program or amend its terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days’ notice after its adoption. Further, as proposed, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Proposed Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

Our ability to achieve our investment objectives and to pay dividends depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. The current market for properties meeting our investment objectives is highly competitive as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. Except for investments that may be described in one or more supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We cannot assure you that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends and we may not be able to meet our investment objectives.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon the executive officers and other real estate professionals employed by our advisor, including Peter M. Bren and Charles J. Schreiber, Jr., to identify suitable investments. Other KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the institutional investors for whom KBS affiliates serve as investment advisers, rely upon these persons, as the executive officers and key employees of their advisor, for investment opportunities. To the extent that Messrs. Bren and Schreiber and the other real estate professionals employed by our advisor face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering and the continuing high demand for the types of properties we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay dividends to our stockholders and lower their overall returns. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. You should expect to wait at least several months after the closing of a property acquisition before receiving cash dividends attributable to that property.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of interests in real estate. However, because you will be unable to evaluate the economic merit of real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment properties. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, which means the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number, types and geographic locations of the investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Neither we nor our advisor have a prior operating history and our advisor does not have any experience operating a public company, which makes our future performance difficult to predict.

We are a recently formed company, as is our advisor. Neither of us has an operating history. We were incorporated in the State of Maryland on June 13, 2005. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of $200,000 cash. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor. We are the first publicly offered investment program sponsored by the affiliates of our advisor. Because the previous KBS-sponsored programs were conducted through privately held entities, they were subject to neither the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us. Finally, our executive officers and directors have limited experience managing public companies. For all of these reasons, you should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other KBS-sponsored programs. Our lack of an operating history and differences from other KBS-sponsored programs significantly increase the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on KBS Capital Advisors to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of KBS Capital Advisors or our relationship with KBS Capital Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

KBS Capital Markets Group is a newly formed entity with no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group is a recently formed company with no prior operating history. This offering will be the first offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to pay dividends from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

The loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III, Keith D. Hall and, through our dealer manager, Greg P. Brakovich, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with Messrs. Bren, McMillan, Hall or Schreiber. Messrs. Bren, McMillan, Hall, Schreiber and Brakovich may not remain affiliated with us. If any of these persons were to cease their affiliation with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

KBS Capital Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, directors and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. KBS Capital Advisors and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition and asset-management fees;

•	property sales, which entitle KBS Capital Advisors to real estate commissions and possible success-based sale fees;

•

property acquisitions from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle KBS Capital Advisors to acquisition fees and asset-management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle KBS Capital Advisors to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a success-based fee.

The fees our advisor receives in connection with transactions involving the purchase and management of a property are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

KBS Capital Advisors will face conflicts of interest relating to the purchase and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive properties and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our advisor, specifically its executive officers and real estate professionals, including Peter M. Bren and Charles J. Schreiber, Jr., to identify suitable investment opportunities for us. Messrs. Bren and Schreiber and several of the other employees of KBS Capital Advisors are also the key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As such, other KBS-sponsored programs, especially those that are currently raising offering proceeds, and these institutional investors rely on the same group of real estate professionals for investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates that KBS Capital Advisors has not recommended to us. Thus, the executive officers and real estate professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, reducing the level of dividends we may be able to pay to you.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals direct creditworthy prospective tenants to another KBS-sponsored program or KBS-advised investor when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Further, existing and future KBS-sponsored programs and KBS-advised investors and Messrs. Bren and Schreiber are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate projects. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

KBS Capital Advisors will face conflicts of interest relating to joint ventures that we may form with affiliates of KBS Capital Advisors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other KBS-sponsored programs or affiliated entities for the acquisition, development or improvement of properties. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets, have the same executive officers and key employees; and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint ventures agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

KBS Capital Advisors, its affiliates and employees and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

We rely on KBS Capital Advisors and its affiliates and employees for the day-to-day operation of our business. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, are also executive officers of KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors of the other KBS programs and the investment advisers to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren and Schreiber will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. During times of intense activity in other programs and ventures, these employees may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

All of our executive officers and some of our directors face conflicts of interest related to the positions they hold with KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

All of our executive officers and some of our directors are also executive officers, managers and holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. Through KBS-affiliated entities, these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to be excluded from regulation under the Investment Company Act, we must engage primarily in the business of buying mortgages and other liens on or interests in real estate within one year of our formation. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Even if adopted, you may not be able to sell your shares under the proposed share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

We will not adopt the proposed share redemption program until the earlier of (i) the completion of this primary offering, which we expect to continue until January 13, 2008, or (ii) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain. Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program upon 30 days’ notice after its adoption.

As proposed, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. You would have to hold your shares for at least one year in order to participate in our proposed share redemption program. We would limit the number of shares redeemed pursuant to our proposed share redemption program as follows: (1) during any calendar year, we would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares would come exclusively from the net proceeds we received from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we would have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. Initially, we would redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. The share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. See “Description of Shares — Proposed Share Redemption Program” for more information about the proposed share redemption program. Even if we adopt the proposed share redemption program, these restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors, employees of KBS Capital Advisors and others who provide services to us under our Employee and Independent Director Incentive Stock Plan, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares.

Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 91.0% of our gross offering proceeds, or between $8.44 and $8.97 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or on the Nasdaq National Market. For a discussion of our fee arrangement with KBS Capital Advisors and its affiliates, see “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from other sources, such as cash flow from operations, borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our sponsors for our significant organization and offering expenses, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties will be subject to the risks typically associated with real estate, including:

•	changes in general economic conditions;

•	adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in an area);

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

A decrease in the value of our investments would have an adverse effect on our operations and our ability to pay dividends to our stockholders.

We will depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of our tenants.

The success of our investments will materially depend upon the financial stability of the tenants leasing the properties we will own. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would lower our net income. A default by a tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-letting the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of the properties in which we will invest may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. Because the market value of a property will depend principally upon the value of the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce the amount of distributions to stockholders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases associated with that property.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame we want. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. We, however, can give you no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for properties and other investments, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with other KBS-sponsored programs as well as third parties to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

The costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to you.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of previously undetected environmentally hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims.

Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce your overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. KBS sponsored-programs and KBS-advised investors have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. The costs of obtaining terrorism insurance and any uninsured losses we may suffer as a result of terrorist attacks could reduce the returns on our investments and limit our ability to make distributions to you.

Risks Related to Real Estate-Related Investments

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Our investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which securities involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Our investments may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.

We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related investments. Although we only expect to engage in interest rate hedging transactions to hedge interest rate risks and not for speculation, the use of interest rate hedging transactions involves certain risks. These risks include: (i) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction, (ii) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used and (iii) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction. In addition, because we intend to qualify as a REIT, for federal income tax purposes we will have limitations on our income sources, and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure and we dispose of CMBS prior to their maturity, our profitability may be negatively impacted by increases in long-term interest rates.

If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

We may use leverage in connection with our investment in CMBS. Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying CMBS.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on your investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which debt increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit, and we have begun discussions with lenders to obtain up to $197,675,000 in secured debt for the purchase of $200 million in real estate investments. If we incur this debt and only raise the minimum offering amount, our borrowings would equal approximately 98.8% of the cost of our assets. See “Investment Objectives and Criteria — Borrowing Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

DLA Piper Rudnick Gray Cary US LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2006 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2006. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper Rudnick Gray Cary US LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents DLA Piper Rudnick Gray Cary US LLP’s legal judgment based on the law in effect as of the date of this prospectus. DLA Piper Rudnick Gray Cary US LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, (ii) the effect of non-deductible capital expenditures, (iii) the creation of reserves or (iv) required debt or amortization payments. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that we will use 84.4% to 91.0% of our gross offering proceeds, or between $8.44 and $8.97 per share, for investments and the repurchase of shares of our common stock under our proposed share redemption program. We will use the remainder of the offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, and, upon the acquisition of properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

	250,000 Shares		140,000,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)		Total (140,000,000 shares)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00%	1,000,000,000	100.00%	380,000,000	100.00%	1,380,000,000	100.00%
Selling Commissions	150,000	6.00%	60,000,000	6.00%	11,400,000	3.00%	71,400,000	5.17%
Dealer Manager Fee	87,500	3.50%	35,000,000	3.50%	0	0.00%	35,000,000	2.54%
Other Organization and Offering Expenses (1)	137,500	5.50%	17,250,000	1.73%	950,000	0.25%	18,200,000	1.32%
Acquisition Fees (2)	15,819	0.63%	6,608,561	0.66%	0	0.00%	6,608,561	0.48%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment (4)	2,109,181	84.37%	881,141,439	88.11%	367,650,000	96.75%	1,248,791,439	90.49%

	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)		Total (280,000,000 shares)
	$	%	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%	2,760,000,000	100.00%
Selling Commissions	120,000,000	6.00%	22,800,000	3.00%	142,800,000	5.17%
Dealer Manager Fee	70,000,000	3.50%	0	0.00%	70,000,000	2.54%
Other Organization and Offering Expenses (1)	20,500,000	1.03%	1,900,000	0.25%	22,400,000	0.81%
Acquisition Fees (2)	13,321,340	0.66%	0	0.00%	13,321,340	0.48%
Initial Working Capital Reserve (3)	0	0.00%	0	0.00%	0	0.00%

Amount Available for Investment (4)	1,776,178,660	88.81%	735,300,000	96.75%	2,511,478,660	91.00%

1.	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

2.	This table excludes debt proceeds. To the extent we fund property acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our proposed share redemption program. To the extent we use such net proceeds to acquire real estate, our advisor would earn the related acquisition fees. Our acquisition fees equal 0.75% of the cost of investments. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.

3.	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

4.	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our proposed share redemption program rather than for investments in real estate.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee consisting solely of all of our independent directors. See “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. As of the date of this prospectus, none of our independent directors serve as a director of or own an interest in any other KBS-sponsored programs.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by a committee consisting solely of all of our independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee will select the independent public accountants to audit our annual financial statements, will review with the independent public accountants the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent public accountants. The members of the audit committee are Hank Adler, Barbara R. Cambon and Stuart Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives. The conflicts committee will administer the granting of share-based awards to selected employees of KBS Capital Advisors based upon recommendations from KBS Capital Advisors and will set the terms and conditions of such share-based awards in accordance with the Employee and Independent Director Incentive Stock Plan, which we describe below. The conflicts committee will also generally have the authority to amend the Employee and Independent Director Incentive Stock Plan or create other incentive compensation and equity-based plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age	Positions
Peter M. Bren	72	President
Charles J. Schreiber, Jr.	54	Chairman of the Board, Chief Executive Officer and Director
Peter McMillan III	47	Executive Vice President, Treasurer, Secretary and Director
Keith D. Hall	47	Executive Vice President
Stacie K. Yamane	41	Chief Financial Officer and Controller
Hank Adler	59	Independent Director
Barbara R. Cambon	52	Independent Director
Stuart A. Gabriel, Ph.D.	51	Independent Director

*	The address of each executive officer and director listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

Peter M. Bren is our President and the President of our advisor, KBS Capital Advisors. Other than de minimis amounts owned by family members or family trusts, Mr. Bren also indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Mr. Bren and Charles J. Schreiber, Jr. possess management authority over our advisor’s operations.

Mr. Bren is also Chairman of the Board and President of KBS Realty Advisors LLC, a real estate investment adviser that, together with KBS affiliates, has been involved in the investment in or management of over $4.9 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations. As Chairman of the Board and President, Peter Bren oversees all aspects of KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is a member of KBS Realty Advisors’ Investment Committee, which evaluates and authorizes new investment opportunities for the firm. Mr. Bren is also responsible for investor relationships. Through KBS-affiliated entities, Mr. Bren has teamed with Mr. Schreiber since 1992 to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors.

Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 38 years as the President of The Bren Company; a former Senior Partner of Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors.

Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. He is also the Chief Executive Officer of our advisor. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Together with Peter M. Bren, Mr. Schreiber possesses management authority over our advisor’s operations.

Mr. Schreiber also serves as Chief Executive Officer of KBS Realty Advisors LLC, a nationally recognized real estate investment adviser that, together with KBS affiliates, has been involved in the investment in or management of over $4.9 billion of real estate investments on behalf of institutional investors. Mr. Schreiber oversees all operations including the acquisition and management of individual investments and portfolios of income-producing real estate assets. He directs all facets of the company’s business activities and is a member of the Investment Committee, which evaluates and authorizes new investment opportunities for the firm. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/ Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/ Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. McMillan is co-founder and Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc.

Keith D. Hall is our Executive Vice President. Mr. Hall also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. Hall is co-founder of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from Cal State Sacramento.

Stacie K. Yamane is our Chief Financial Officer and Controller. Ms Yamane is also the Fund Controller of our advisor.

In addition, Ms. Yamane serves as Senior Vice President/ Controller, Portfolio Operations for KBS Realty Advisors LLC. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/ reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented under the U.S. generally accepted accounting principles (“GAAP”) basis, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences at KBS and Kenneth Leventhal & Company give her 18 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She became a certified public accountant in 1990.

Hank Adler is one of our independent directors. Mr. Adler is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Mr. Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Mr. Adler currently serves on the board of directors and on the audit committee of Corinthian Colleges, Inc. and on the board of directors of Hoag Hospital Memorial Presbyterian. He also chairs the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District.

Barbara R. Cambon is one of our independent directors. Ms. Cambon is a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. She has been in the real estate investment business for 24 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors and on the audit committee of BioMed Realty Trust, Inc. and on the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is Director and Lusk Chair in Real Estate at the Lusk Center for Real Estate and serves as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor

Gabriel serves on the editorial boards of Real Estate Economics, Journal of Real Estate Finance and Economics, Journal of Housing Economics, Journal of Housing Research, Housing Policy Debate, Real Estate Finance and Journal of Real Estate Research. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. Also, he has received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $25,000. In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$1,000 in cash for each teleconference meeting of the board.

•	$1,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

We have also reserved shares of common stock for future issuance to our independent directors and others who provide services to us pursuant to our Employee and Independent Director Incentive Stock Plan. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Employee and Independent Director Incentive Stock Plan

We have adopted an Employee and Independent Director Incentive Stock Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because we consider them capable of improving our operations and increasing our profits;

•	encourage selected persons to accept or continue employment with our advisor; and

•	increase the interest of our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our Employee and Independent Director Incentive Stock Plan provides for the grant of awards to our employees (in the event we ever have employees), employees of our advisor, employees of entities that provide services to us, our independent directors, managers or directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor or to entities that provide services to us. We will not, however, grant awards as compensation in connection with the sale of securities in this offering. Awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, phantom stock awards, dividend equivalent rights and other stock-based awards.

The total number of shares of common stock we have reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. We have no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan.

Options granted under the plan would entitle the holder to purchase shares of common stock for a specified exercise price during a specified period. Under the Employee and Independent Director Incentive Stock Plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options generally would have an exercise price that is not less than 100% of the fair market value of the shares of common stock underlying the option on the date of grant and would expire, with certain exceptions, 10 years after such date.

Restricted share awards would entitle the recipient to shares of common stock under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares would receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock would be subject to the same restrictions as the underlying restricted shares.

Unrestricted shares of common stock would be free of any restrictions under the Employee and Independent Director Incentive Stock Plan. We may issue unrestricted shares of common stock in recognition of past services or in lieu of cash compensation.

Share appreciation rights would entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, shares of common stock or a combination of cash and shares) equal to the excess of the fair market value of the shares of common stock underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which could not be less than the fair market value of the shares of common stock on the grant date.

Phantom stock awards are contractual rights that are equivalent in value to, but not the actual shares of, our common stock. We may condition phantom stock awards on the achievement of performance goals and/or continued employment with us through a specified date. We will determine the time or times when the recipient would be paid the value of the phantom stock award, which payment may be in cash, shares of our common stock or a combination of both. Because phantom stock awards are not actual shares of our common stock, they do not have voting rights.

Dividend equivalent rights would entitle the recipient to receive, for a specified period, a payment equal to the dividends declared and paid by us on one share of common stock. Dividend equivalent rights would be forfeited to us upon the termination of the recipient’s employment or other relationship with us.

We may also grant other awards that are based on or related to shares of our common stock or other securities. These could include incentive awards with value and payment contingent upon the recipient’s performance, other rights convertible or exchangeable into shares and purchase rights for shares of common stock or other securities.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has no operating history and no experience managing a public company. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and manage KBS Capital Advisors. Peter McMillan III and Keith D. Hall also indirectly own an ownership interest in KBS Capital Advisors. For more information regarding the background and experience of Messrs. Bren, Schreiber, McMillan and Hall, see “Management – Executive Officers and Directors” and “– Other Affiliates – Our Sponsors.”

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors will manage our day-to-day operations, retain the property managers for our real estate investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our real estate acquisitions, sales and joint ventures;

•	acquiring properties on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each property and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, the costs of providing services to us (other than services for which it earns acquisition fees or real estate commissions) and payments made by KBS Capital Advisors to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. KBS Capital Advisors is the owner of these 20,000 shares. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothings prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with KBS Capital Advisors or any of its affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall, who are our sponsors.

Other Affiliates

Our Sponsors

Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our

“sponsors.” They are also our executive officers. Of our sponsors, only Messrs. Bren and Schreiber possess management authority over our advisor’s operations.

Since 1992, Messrs. Bren and Schreiber have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. When we refer to a “KBS-sponsored” fund or program, we are referring to entities sponsored by an investment adviser affiliated with Messrs. Bren and Schreiber, and when we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment adviser affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber will work together at KBS Capital Advisors with their team of real estate professionals. The senior real estate professionals assembled by Messrs. Bren and Schreiber, who will be employed by our advisor as well as by KBS Realty Advisors, average over 20 years of direct real estate experience. These senior real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their institutional clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of Messrs. Bren and Schreiber and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since1992, the experience of the investment advisers affiliated with Messrs. Bren and Schreiber include (as of December 31, 2004):

•

Sponsoring nine private real estate funds that have investment objectives similar to ours and that have invested approximately $2.8 billion (including equity, debt and investment of income and sales proceeds) in 266 real estate assets;

•	Through these nine private real estate funds, raising $1.8 billion of equity from 38 institutional investors; and

•	Selling 200 of the 266 real estate assets acquired by these nine private real estate funds.

The twenty largest investors (based on dollar amount invested) in these nine private real estate funds are:

• BASF Corporation Pension Master Trust	• International Bank for Reconstruction & Development - Staff Retirement Plan	• School Employees’ Retirement Board of Ohio

• Blue Cross and Blue Shield Association National Retirement Trust	• International Monetary Fund Staff Retirement Plan	• State of Wisconsin Investment Board

• Deseret Mutual Employee Pension Plan Trust	• International Paper Pension Plan Trust	• The Rockefeller Foundation

• DRM Associates	• Kodak Retirement Income Plan	• U.S. Steel Retirement Plan Trust

• Howard Hughes Medical Institute	• Omaha School Employees’ Retirement System	• UMWA Health & Retirement Funds 1974 Pension Trust

• IBM Retirement Trust	• Pew Memorial Trust	• Virginia Retirement System

• Illinois State Board of Investment	• Public Employees’ Retirement Association of Colorado

In addition to their experience with the nine funds described above, investment advisers affiliated with Messrs. Bren and Schreiber have also been engaged by three institutional investors to recommend real estate acquisitions and manage their investments. The two largest of these investors (based on dollar amount invested) are the State Treasurer of the State of Michigan and the Teachers’ Retirement System of the State of Illinois. The investment proceeds of these three investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment adviser. Because the investors were not as passive as those in the nine funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these three investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled $2.1 billion. On behalf of these three institutional investors, investment advisers affiliated with Messrs. Bren and Schreiber have sold 152 real estate assets.

You should note that we believe that the institutional investors named above and that invested in KBS-sponsored funds or that have been advised by KBS affiliates are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

None of the institutional investors named above have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of our sponsors and their team of real estate professionals.

None of our sponsors have previously sponsored or organized a publicly offered REIT. However, a KBS-sponsored fund has formed, managed and liquidated a private REIT that owned 10 retail centers.

See “Management – Executive Officers and Directors” for more information regarding the background and experience of our sponsors.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group is a recently formed company with no prior operating history. KBS Capital Markets Group will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group will be to sell the shares registered in this offering.

Four of our executive officers, Peter M. Bren, Peter McMillan III, Keith D. Hall and Charles J. Schreiber, Jr., indirectly own a controlling interest in KBS Capital Markets Group. See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, McMillan, Schreiber and Hall.

Below is a brief description of the background and experience of the executive officers of KBS Capital Markets Group.

Greg P. Brakovich is the Chief Executive Officer of KBS Capital Markets Group. Mr. Brakovich has been a leader in the distribution of financial service products for over 26 years and has helped build a number of the most successful distribution franchises in the marketplace today. In 2000, Mr. Brakovich became Co-CEO of MetLife Investors Group where he headed an effort to create a brand presence for the MetLife enterprise that could be promoted in the broker-dealer community. He also served successfully as Co-CEO of Equitable Distributors, a subsidiary of the AXA Group, from 1996 to 2000. While working at Fidelity Investments and Bankers Trust Co. of New York between 1990 and 1996, Mr. Brakovich was responsible for developing load distribution strategies for each of those firm’s mutual fund product areas that were built for the financial intermediary marketplace.

Mark Brandenberger is the Chief Financial Officer of KBS Capital Markets Group LLC where he is responsible for the financial operations and strategic planning of the company. From February 2004 to August 2005, Mr. Brandenberger was the Executive Vice President and Chief Financial Officer of Retirement Capital Group, Inc. where he was responsible for all fiscal and investment-related matters. Retirement Capital Group is a consulting company that provides nonqualified executive benefit services to large public and private organizations. The services include plan design, funding, implementation and administration. Mr. Brandenberger also served as President of Duvera from February 2003 to June 2003 where he was responsible for the development of corporate strategy and oversight of sales, marketing, administration and operations. Duvera is a finance company specializing in providing capital to small and mid-size companies by purchasing and servicing a company’s accounts receivable. Duvera also provides billing and collection services. From June 2000 to June 2002, Mr. Brandenberger served as the Executive Vice President of MetLife Investors Group. His responsibilities included strategic planning and financial operations of the MetLife Investors franchise. Prior to joining MetLife Investors Group, Mr. Brandenberger was Vice President of Strategic Planning with AXA Distributors, Inc. (formerly Equitable Distributors, Inc.) from October 1996 to June 2000 where he was responsible for setting strategic direction for new distribution channels and product offerings and oversight of financial operations. Mr. Brandenberger is a CPA and received a Bachelor of Science Degree in Business Administration with an emphasis in Accounting from California Polytechnic State University, San Luis Obispo.

Kenneth Jaffe is the Chief Operating Officer for KBS Capital Markets Group LLC. From February 2003 to August 2005, Mr. Jaffe was President of Jaffe Technologies, Inc., a consulting firm providing custom technology solutions to the financial services industry. Prior to that, from July 2000 to January 2005, Mr. Jaffe was the Executive Vice President and Chief Information Officer of MetLife Investors, Inc., where Mr. Jaffe’s responsibilities included e-commerce initiatives for the distribution of financial services products, process re-engineering for telemarketing and customer service functions, CRM application development and the data warehousing of all proprietary information. Mr. Jaffe was the Chief Information Officer at Equitable Distributors, Inc. from 1996 to July 2000 where he was responsible for developing an IT infrastructure and staff for a newly formed business unit of AXA/Equitable. Prior to joining Equitable Distributors, Inc. Mr. Jaffe was Product Manager and Director of Management Information Systems for PIMCO Advisors. Mr. Jaffe graduated from Dartmouth College with a degree in Psychology modified with Computer Science.

Patrick J. Miller is the President of KBS Capital Markets Group LLC. Mr. Miller is responsible for the development and management of various aspects of the business including marketing and new business development. Prior to joining KBS Capital Markets Group in October 2005, Mr. Miller was a Senior Vice President at Thomson NETg, a leading provider of continuing corporate education and training that serves over 5,000 customers and millions of users worldwide. Thomson NETg is part of The Thomson Corporation (TSX:TOC; NYSE:TOC), a global leader in providing integrated information solutions to higher education, corporate, government and professional customers. From December 2001until March 2004, Mr. Miller was President and Chief Executive Officer of FinancialCampus, an online education company providing training and development services to over 150 financial services organizations. FinancialCampus was acquired by Thomson NETg in March 2004. From February 2000 to August 2001, Mr. Miller served as Chief Executive Officer of Equitable Distributors, Inc., the wholesale distribution subsidiary of AXA Financial, where he had overall management responsibility for the distribution of a broad range of investment products and services. Prior to that, Mr. Miller worked at Fidelity Investments where he developed a proprietary annuity business for distribution throughout the broker/dealer community. Mr. Miller graduated from the University of California at Los Angeles with a degree in Psychology.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Peter M. Bren and Charles J. Schreiber, Jr. We expect that the conflicts committee will condition the acquisition of any property or other investment on the committee’s prior approval.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and its affiliates will manage our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors. Selling commissions may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No dealer manager fee is payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)
Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)	6.0% of gross offering proceeds (3.0% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. KBS Capital Markets Group, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$150,000/$142,800,000

Dealer Manager Fee – KBS Capital Markets Group	3.5% of gross offering proceeds; no dealer manager fee is payable on shares sold under our dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$87,500/$70,000,000

Reimbursement of Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)	To date, KBS Capital Advisors has paid organization and offering expenses on our behalf. We will reimburse KBS Capital Advisors for these costs and future organization and offering costs it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $22,400,000 or 0.81% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.	$137,500/$22,400,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)	0.75% of the cost of investments acquired by us, including acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments.	$15,819/$13,321,340

Asset Management Fee – KBS Capital Advisors (5)	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at the present time.

Other Operating Expenses – KBS Capital Advisors (5)	We will reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs; however, we will not reimburse for personnel costs in connection with services for which KBS Capital Advisors receives acquisition fees or real estate commissions.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Stock-based Compensation Awards – Independent Directors and Affiliates of KBS Capital Advisors (6)	We may issue stock-based awards to our independent directors and to affiliates of our advisor. The total number of shares of common stock reserved for issuance under our Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time but may not exceed 10,000,000 shares.	Our board has not yet determined to grant any stock-based awards. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $25,000. We will also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman will be paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends.

Liquidation/Listing Stage

Real Estate Commissions - KBS Capital Advisors or its affiliates (7)	For substantial assistance in connection with the sale of properties or other investments, we will pay KBS Capital Advisors or its affiliates 1% of the contract sales price of each property or other investment sold; provided, however, in no event may the real estate commissions paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Cash Flows – KBS Capital Advisors (8)	After investors in our offerings have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. This fee is payable only if we are not listed on an exchange or the Nasdaq National Market.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)

Subordinated Incentive Listing Fee – KBS Capital Advisors (8)(9)	Upon listing of our common stock on a national securities exchange or the Nasdaq National Market, a fee equal to 15.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. See “Plan of Distribution.”

(3)	After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us or KBS Capital Advisors, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4)	For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt (which we expect to represent 50% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

In addition to the acquisition fee, we will reimburse KBS Capital Advisors for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not we ultimately acquire the property. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees payable to our advisor above 0.75% of the cost of the investments. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(5)

KBS Capital Advisors must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Stock-based awards treated as an expense under GAAP will count against the limit on “total operating expenses” described in note 5 above. Although stock-based awards are likely to only be granted during our operational stage, their value may be linked to the success of our liquidation/listing stage. The limits on incentive fees set forth in our charter, which are described below at “Conflicts of Interest—Certain Conflict Resolution Measures,” do not limit the award of stock-based compensation to an affiliate of our advisor.

(7)	Although we are most likely to pay real estate commissions to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

(8)	To the extent this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee may be limited by the restriction on “total operating expenses” described in note 5 above. Furthermore, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return.

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee may be limited by the restriction on “total operating expenses” described in note 5 above.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
KBS Capital Advisors LLC	20,000	100.0%
Peter M. Bren, President	20,000	100.0
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000	100.0
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000	100.0
Keith D. Hall, Executive Vice President	20,000	100.0
Stacie K. Yamane, Chief Financial Officer and Controller	—	—
Hank Adler, Director	—	—
Barbara R. Cambon, Director	—	—
Stuart A. Gabriel, Ph.D., Director	—	—

All directors and executive officers as a group	20,000	100.0%

(1)	The address of each beneficial owner listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

(2)	As of the date of this prospectus, KBS Capital Advisors owns all of our issued and outstanding stock. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS Real Estate Programs

General

Upon the commencement of this offering, all of our executive officers and some of our directors will also be executive officers and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS investment advisers that are the sponsors of other real estate programs, including programs that have investment objectives that are similar to ours. Through affiliates of our advisor, some of our executive officers and directors also serve as investment advisers to institutional investors in real estate and real estate-related assets. These executive officers and directors will have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these executive officers and directors and other affiliates of our advisor may organize other real estate programs, serve as the investment adviser to other investors and acquire for their own account real estate investments that may be suitable for us.

As described in the “Prior Performance Summary,” investment advisers affiliated with Peter M. Bren and Charles J. Schreiber, Jr. have sponsored nine privately offered real estate programs with investment objectives that are similar to ours. Six of these programs are still operating. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a KBS entity serves as an investment adviser.

Allocation of Investment Opportunities

We rely on KBS Capital Advisors and its executive officers and real estate professionals, including Peter M. Bren and Chares J. Schreiber, Jr., to identify suitable investments. Messrs. Bren and Schreiber and other employees of KBS Capital Advisors are also key employees of KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and the investment advisers to institutional investors in real estate and real estate-related assets. As such, the other KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the institutional investors for whom KBS affiliates are serving as investment advisers, rely on many of the same real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate professionals could direct attractive investment opportunities to other entities or investors. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates or employees that KBS Capital Advisors has not specifically recommended to us. See “Certain Conflict Resolution Measures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other KBS-sponsored programs for the acquisition, development or improvement of properties. KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors to the other KBS-sponsored programs and affiliated entities, have the same executive officers and key employees and these persons, including Messrs. Bren and Schreiber, will face conflicts of interest in determining which KBS program or other KBS-advised entity should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the KBS-affiliated co-venturer and in managing the joint venture. Any joint ventures agreement or transaction between us and a KBS-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The KBS-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisor of other KBS programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and its affiliates will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, KBS Capital Advisors and its affiliates cannot fully avoid these conflicts because it may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and its affiliates and employees for the day-to-day operation of our business. Peter M. Bren and Charles J. Schreiber, Jr., two of our executive officers, are also executive officers of KBS Capital Advisors, our advisor, and KBS Realty Advisors and its affiliates, the advisors of the other KBS programs and the investment advisers to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they have engaged in and they will continue to engage in other business activities, Messrs. Bren and Schreiber will face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS programs and activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share the same key employees. However, Messrs. Bren and Schreiber believe that KBS Capital Advisors and KBS Realty Advisors and its affiliates have sufficient personnel to fully discharge their responsibilities to the KBS programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition and asset-management fees;

•	property sales, which entitle KBS Capital Advisors to real estate commissions and possible success-based sale fees;

•

property acquisitions from other KBS-sponsored programs, which might entitle affiliates of KBS Capital Advisors to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle KBS Capital Advisors to acquisition fees and asset-management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle KBS Capital Advisors to a success-based listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a success-based fee.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers and some of our directors are also executive officers, managers and holders of a direct or indirect controlling interest in:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored entities (see the “Prior Performance Summary” section of this prospectus).

Through KBS-affiliated entities, these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these institutional investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange or the Nasdaq National Market; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Although our charter limits this commission to 3% of the property sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for payment of such a success-based liquidation fee than that required by our charter. Under the advisory agreement, an incentive fee may be paid only if the stockholders first enjoy an 8% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 0.75% of the purchase price. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which KBS Capital Advisors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and KBS Capital Advisors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. KBS Capital Advisors must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to KBS Capital Advisors, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to KBS Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to KBS Capital Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, KBS Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the institutional investors for whom KBS Realty Advisors and its affiliates serve as investment advisers. Our advisor, KBS Capital Advisors, and KBS Realty Advisors and its affiliates share the same executive officers and key employees. When these KBS real estate professionals direct an investment opportunity to any KBS-sponsored program or one of the institutional investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our advisory agreement with KBS Capital Advisors requires that this determination be made in a manner that is fair without favoring any other KBS-sponsored program or investor. The factors that the KBS real estate professionals will consider when determining the KBS-sponsored program or investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the acquisition both on diversification of each program’s or investor’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program or investor relating to leverage of properties;

•	the anticipated cash flow of the property to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any investment, in the opinion of the KBS real estate professionals, to be more appropriate for another KBS program or investor, they may offer the investment to another KBS program or investor.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS programs and investors for whom KBS Realty Advisors or one of its affiliates serves as an investment adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS programs and investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs and investors. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates that KBS Capital Advisors has not specially recommended to us.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. Our primary investment objectives are:

•	to provide you with attractive and stable cash dividends and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing property sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by November 2012, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering principally for, the acquisition of a diverse portfolio of commercial properties located in large metropolitan areas in the United States. As explained below, we intend to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors.

The primary property types in which we intend to invest are as follows (in no order of priority):

•

office properties — including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation;

•

retail properties — including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants; and

•	industrial properties — including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire, although we also intend to invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in large metropolitan areas located in the United States. We will focus on markets where KBS affiliates have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Our initial target markets are:

Western Region	Central Region	Eastern Region
Denver Los Angeles/ Orange County Phoenix Riverside/ San Bernardino Sacramento San Diego San Francisco Bay Area Seattle	Austin Chicago Dallas Houston Minneapolis	Atlanta Boston Greater New York Area Greater Philadelphia Area Northern New Jersey Northern Virginia Washington, D.C.

Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across these regions and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our investments will typically range in size from $10 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $10 million if the acquired property will complement our existing portfolio. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $200 million in any single property.

We also plan to diversify our portfolio by expected investment risk. We expect to allocate approximately 70% of our portfolio to core investments, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. We will seek to invest approximately 30% of our assets in enhanced-return properties, which are higher-yield and higher-risk investments that our advisor will actively manage and seek to reposition. Examples of enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers and built-to-suit properties. Once stabilized, we will either hold enhanced-return properties as core investments or sell them. Whether a core or enhanced-return property, each of our potential investments will be subject to our advisor’s stringent underwriting standards (discussed below under “—Investment Decisions”) and the approval of our independent directors.

Though these are the diversification guidelines within which we will work, we believe that we are most likely to meet our investment objectives through the careful selection and underwriting of individual assets. When making an acquisition, we will emphasize the performance and risk characteristics of that individual investment and how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and the returns and risks of available investment alternatives. In other words, we will not forgo a good investment opportunity because it does not precisely meet one of our diversification guidelines, but we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

We generally intend to hold both our core and enhanced-return properties for five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, economic and market conditions may influence us to hold our investments for different periods of time.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, to the extent that our advisor determines that it is advantageous for us to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of mortgage payments on mortgage loans, though we do not expect that we would make more than 25% of our investments in mortgage loans. To the extent permissible under the REIT rules, we may invest in real estate common and preferred equities, mortgage-backed securities and other forms of mortgage debt and certain illiquid securities, including mezzanine loans and bridge loans. We may also acquire properties that are under development or construction, mixed-use properties, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Unless our charter is amended, we will not:

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	acquire publicly traded equity interests in another issuer, unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

We do not expect to invest in properties located outside of the United States or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the mortgage loans described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate and real estate-related assets.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our conflicts committee. Our conflicts committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

KBS Capital Advisors’ senior executives, Messrs. Bren and Schreiber, each average over 30 years of real estate experience. Messrs. Bren and Schreiber will work together with their team of real estate professionals in the identification, acquisition and management of our investments. The senior real estate professionals employed by KBS Capital Advisors average over 20 years of direct real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors will utilize a market focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy and actively managing the asset managers in that region. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

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National Market Research - The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

•

Underwriting Discipline - KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other KBS professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•

Risk Management - Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by property type and geographic location is critical to controlling risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ senior management continuously reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

•

Asset Management - Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Conditions to Closing Our Acquisitions

Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions will also be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to KBS Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Investing in and Originating Mortgage Loans and Other Real Estate-Related Investments

While we expect to invest primarily in real properties, we may also invest in mortgage loans and other real estate-related investments. We may invest in first and second mortgages, convertible mortgages, wraparound mortgage loans, construction mortgage loans on real property and mortgage loans on leasehold interests. We may originate, service or warehouse mortgages, though we have no present intent to do so. To the extent permitted under the REIT rules, we may also invest in: (i) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (ii) debt securities such as mortgage-backed securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iii) certain types of illiquid securities not actively traded on the open market that may help us reach our diversification and other investment objectives. These illiquid securities may include, but are not limited to, mezzanine loans and bridge loans. The mezzanine loans in which we may invest may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.

Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. We may also invest in convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party.

In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, and we may purchase existing loans originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, manager, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term.

Though we do not have any policies limiting the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second and wraparound mortgage loans, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on these loans.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

We expect to invest principally in a diverse portfolio of commercial properties; however, to the extent that our advisor determines that it is advantageous for us to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. If we do invest in mortgage loans, we do not expect that we would make more than 25% of our investments in mortgage loans. Our charter does not limit the amount of gross offering proceeds that we may apply to mortgage loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of mortgage or in any single mortgage; or

•	the types of properties subject to mortgages in which we may invest.

When determining whether to make investments in mortgage loans and real estate-related securities, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real property and real estate-related investments; the diversification benefits of the mortgage loans or securities relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Development and Construction of Properties

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire properties that are under development or construction or invest in undeveloped land. We will also acquire enhanced-return properties. Enhanced-return properties include properties that need to be repositioned, which may entail minor or even major construction activity. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, our builder’s ability to build in conformity with plans and specifications, availability and costs of materials and labor, our inability to obtain tenants, weather conditions and government regulation. In connection with our investment in development and construction properties or in undeveloped land, we may or may not obtain rent-up clauses, cash-flow guarantees or surety bonds from the property seller.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases

We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter with respect to the properties we acquire may vary substantially from those described. To the extent material to a decision to purchase shares in this offering, we will describe the terms of leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements or participations for the purpose of obtaining interests in real properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties or other KBS-sponsored programs; however, we may only enter into joint ventures with other KBS programs if our conflicts committee approves the transaction as being fair and reasonable to us. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a material joint venture with another KBS program for the acquisition of a specific property, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/ or forced redemption rights in connection with transfers.

Borrowing Policies

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase and publicly and privately-placed debt instruments or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties or assets, to pay for capital improvements, repairs or tenant build-outs, to refinance existing indebtedness, to pay dividends or to provide working capital. The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available.

We intend to focus our investment activities on obtaining a diverse portfolio of investment properties. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We expect that once we have fully invested the proceeds of this offering, our debt financing will be approximately 50% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. There is no limitation on the amount we may borrow for the purchase of any single property. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. See “Plan of Operation—Liquidity and Capital Resources.”

We expect our liability for the repayment of indebtedness to be limited to the value of the property or properties securing the liability and the rents or profits derived therefrom; however, lenders may have recourse to assets not securing the repayment of the indebtedness. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted.

When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold our properties and other investments for an extended period, typically five to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our assets. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and property positioning have maximized the asset’s value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by November 2012, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 75% of the aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us, unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire publicly traded equity interests in another issuer, unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. In order to be excluded from regulation under the Investment Company Act, we must engage primarily in the business of buying mortgages and other liens on or interests in real estate within one year of our formation. Our advisor, KBS Capital Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, KBS Capital Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2006. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We may also invest in entities that make similar investments as well as mortgage loans, mezzanine debt, mortgage-backed securities and other structured finance investments. As of the date of this prospectus, we have not commenced operations nor have we identified any properties in which there is a reasonable probability that we will invest.

KBS Capital Advisors is our advisor. As our advisor, KBS Capital Advisors will manage our day-to-day operations and our portfolio of real estate assets. KBS Capital Advisors will make recommendations on all investments to our board of directors. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed investments. KBS Capital Advisors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2006, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Competition

We believe that the current market for properties that meet our investment objectives is highly competitive. The relatively low interest rates available in today’s markets have given potential buyers increased access to financing. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. We may at times compete with other KBS-sponsored programs and KBS-advised investors for investment opportunities. When the KBS real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our charter disclaims any interest in an investment opportunity known to KBS Capital Advisors or its affiliates that KBS Capital Advisors has not recommended to us.

The current leasing market is also highly competitive. The high acquisition prices of properties coupled with the competitive leasing market means that buyers are generally paying more for a lower stream of rental revenue than they have in the past. To draw attractive tenants to our properties, we may have to offer inducements, such as free rent and tenant improvements.

We and other KBS-sponsored programs and KBS-advised investors will rely on many of the same real estate professionals to supervise the leasing of properties. If the KBS team of real estate professionals direct creditworthy prospective tenants to a property of another KBS-sponsored program or KBS-advised investor when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. However, in our experience, KBS-sponsored programs and KBS-advised investors have benefited in markets in which KBS-sponsored programs and KBS-advised investors owned multiple properties because KBS has developed strength in these markets resulting in more lead sources for tenants.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase properties and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of $200,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 50% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, though we may exceed this limit under certain circumstances. During the early stages of this offering, we expect that the conflicts committee will approve debt in excess of this limit.

To avoid a delay between the sale of shares and the purchase of properties, we have begun discussions to obtain up to $190 million in secured debt from national lenders. We would use these funds to purchase a portfolio of properties and other real estate-related investments at a cost of up to $200 million (including acquisition costs and expenses and the acquisition fee paid to our advisor). To the extent that initial sales in this offering are insufficient to fund the difference between the cost of the portfolio and the amount of debt secured from third-party lenders, we would likely secure a loan from affiliates of our advisor to fund the difference. We will supplement this prospectus to disclose the terms of any financing arrangement we enter for the purchase of an initial portfolio of investments. We, however, can give you no assurance that we will be able to obtain such borrowings.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The term of the current advisory agreement ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and our conflicts committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to pay dividends on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on June 13, 2005 and, as of the date of this prospectus, we have not commenced operations. We intend to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. We may also make investments in other real estate-related assets. We will not commence any significant operations until we have raised the minimum offering amount of $2,500,000 from persons who are not affiliated with us or our advisor. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company, KBS REIT Holdings and the Operating Partnership. The balance sheets of KBS REIT Holdings and the Operating Partnership are prepared using accounting policies consistent with the Company. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards Board Statement (“SFAS”) No. 141 “Business Combinations,” we will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases.

We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Investment in Real Estate Assets

We will have to make subjective assessments as to the useful lives of our depreciable assets. These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. Costs related to the acquisition, development, construction and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25 - 40 years
Building improvements	10 - 25 years
Land improvements	20 - 25 years
Tenant Improvements	Lease term

Valuation of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment suggest that the carrying value of a real estate asset may not be recoverable, we will assess the recoverability of the asset by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset. Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66 “Accounting for Sales of Real Estate.” The specific timing of a sale will be measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, we will defer gain recognition and account for the continued operations of the property by applying the finance, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Distribution Policy

We intend to make distributions each taxable year equal to at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). We expect to authorize, declare and pay dividends on a monthly basis.

Dividends to be distributed to stockholders will be determined by our board of directors and will be dependent upon a number of factors relating to us, including funds available for the payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2006, and we expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

PRIOR PERFORMANCE SUMMARY

During the 10-year period ending December 31, 2004, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. Since the formation of the first investment adviser affiliated with Messrs.

Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored nine private real estate funds. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

The information presented in this section represents the historical experience of the real estate funds sponsored by KBS investment advisers as of December 31, 2004. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment adviser if the investor had the power to reject the real estate acquisitions proposed by the KBS investment adviser. Such entities are not considered “funds” or “programs” as those terms are used in this prospectus.

Of the nine real estate funds that KBS investment advisers have sponsored, six of those were multi-investor, commingled funds and three were single-client, separate accounts. All of the prior funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. One of the multi-investor, commingled funds formed, managed and liquidated a private REIT that owned 10 retail properties.

Thirty-eight institutional investors have invested approximately $1.8 billion of equity in the nine real estate funds sponsored by KBS investment advisers. These institutional investors include public and corporate pension funds, endowments and foundations. Please see Table II under “Prior Performance Tables” in this prospectus for more information regarding the experience of our sponsors in raising funds from investors.

On behalf of these 38 institutional investors, KBS investment advisers have invested approximately $2.8 billion (including equity, debt and reinvestment of income and sales proceeds) in 266 real estate investments. No debt financing was used in acquiring the properties of six of the nine funds.

Each of these funds have or had (three of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, the KBS investment adviser has focused on acquiring a diverse portfolio of real estate investments. The KBS investment adviser typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for the funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties.

Substantially all of the assets acquired by the funds have involved commercial properties. In the aggregate, the capital invested by the funds in the various asset types is as follows: 65% office, 16% commercial mortgage-backed securities, 9% mortgage loans, 5% industrial, 4% retail and 1% in land, mezzanine debt and residential properties. The prior KBS funds have purchased, originated and serviced approximately $255 million (face value amount at purchase or origination) in 21 mortgage loans, excluding an interest in a CMBS portfolio in which a fund held a 25.78% interest. The prior funds purchased the bulk of these loans (approximately $179 million representing 14 of the loans) through the acquisition of loan portfolios purchased at a discount. A KBS affiliate then serviced the loans and, in many cases, foreclosed on the loans and managed the underlying assets. The balance of the loans were largely participating loans related to the development of properties (in most cases single-family residential properties). Accordingly, KBS affiliates have substantial experience investing in both commercial properties and other types of real estate-related investments.

KBS Investment Advisers - Capital Invested by

Property Type

The KBS investment advisers for the prior funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by invested capital. KBS investment advisers have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the funds were within the United States. Capital invested in the various geographic regions is as follows: 37% East, 26% South, 24% West, and 13% Midwest.

KBS Investment Advisers - Capital Invested by Region

In seeking to diversify the portfolios of the funds by investment risk, KBS investment advisers have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the funds had prior owners and operators.

KBS investment advisers have invested over $2.8 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients. As of December 31, 2004, KBS investment advisers had sold 200 properties on behalf of these nine funds, which is 75% of all properties they had acquired, and continued to manage 66 income-generating properties. The KBS investment advisers will manage these assets to significantly increase their operating cash flows. KBS investment advisers anticipate that they will sell these assets when they believe market conditions and property positioning have maximized their value.

Though the prior funds were not subject to the up-front commissions, fees and expenses associated with this offering, the other funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the other funds paid (i) asset management fees, (ii) acquisition fees and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

Please see Tables II and III under “Prior Performance Tables” in this prospectus for more information regarding the fees paid to KBS affiliates by these prior funds and the operating results of these prior funds. Only two of the funds represented in Table II, which we refer to as Commingled Account 12/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2004. Two of the seven funds, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining five funds represented in Table II, which we refer to as Commingled Account 5/95, Commingled Account 12/95,

Commingled Account 12/96, Separate Account 10/97 and Separate Account 12/98, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Only two of these five funds, Commingled Account 12/95 and Commingled Account 5/95, are currently in their liquidation stage. Although Commingled Account 5/95 is in its liquidation stage and had not paid incentive fees as of December 31, 2004, as of the date of this prospectus Commingled Account 5/95 had achieved the stipulated return for the investors and paid incentive fees.

Adverse changes in general economic conditions have occasionally affected the performance of the prior funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisers believed was attractive, discounted portfolio pricing, five of the prior funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were tech companies. While the funds did not have a significant number of tech companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates in the buildings owned by these funds decreased on newly leased space and renewals in buildings. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisers to get the properties to the planned stabilized occupancy level for disposition. All of the funds discussed in this paragraph are still in their operating stage. These adverse market conditions reduced the distributions made by these funds and may cause the total returns to investors to be lower than they otherwise would.

Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored by KBS investment advisers, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these funds.

To execute their business strategy, Messrs. Bren and Schreiber have organized their team of real estate professionals by markets. Regional Presidents, Acquisition/Disposition Officers and Asset Managers have specific market responsibility. The map below details those professionals, their regional responsibility and their target markets. The attached map also shows the regional offices KBS Realty Advisors has recently opened in San Francisco, Chicago and Washington, D.C.

This regional market focus provides the real estate professionals at KBS Realty Advisors with the ability to gather better local market knowledge and establish relationships with local owners, developers, brokers and lenders. These relationships provide KBS Realty Advisors with access to a unique deal flow.

KBS Realty Advisors

# KBS' acquisition activity is focused on select major markets within the United States

WESTERN REGION
Regional President
Bill Milligan
Director of Acquisitions/Dispositions
Steve Jarecki
Peter Mette
Asset Managers
David Kray
Mark Brecheen
Current Value
$142.4 Million
Total Area
2.0 Million SF
CENTRAL REGION
Regional President
Ken McKay
Director of Acquisitions/Dispositions
Bill Rogalla
Asset Managers
Mark Brecheen
Walter Foster
Rodney Richerson
Current Value
$399.9 Million
Total Area
4.9 Million SF
EASTERN REGION
Regional President
Chuck Lindwall
Director of Acquisitions/Dispositions
Shannon Hill
Peter Doherty
Asset Managers
Peter Potrykus
Charlie Valentino
Current Value
$502.3 Million
Total Area
3.0 Million SF
Seattle
Sacramento
San Francisco Bay Area
Los Angeles
Orange County
San Diego
Phoenix
Denver
Minneapolis
Chicago
Dallas/Ft. Worth
Austin
Houston
Atlanta
Boston
New York Area
New Jersey Area
Washington D.C./Baltimore
KBS Office Locations
Target Markets

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2006, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant. The summary is not intended as a detailed description of the federal income tax consequences applicable to any particular stockholder in view of such stockholder’s particular circumstances, nor is it intended as a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

DLA Piper Rudnick Gray Cary US LLP, acting as our tax counsel in connection with this offering, has reviewed this summary and opined that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of DLA Piper Rudnick Gray Cary US LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or on any court.

We urge you to consult with your own tax advisor regarding the tax consequences to you of ownership of our common stock and our election to be taxed as a REIT. Specifically, you should consult with your own tax advisor regarding the federal, state, local, non-U.S. and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Federal Income Taxation of the Company

General

We plan to make an election to be taxed as a REIT under the Code effective for the taxable year ending December 31, 2006. We believe that beginning with that taxable year we will be organized and operating in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

Opinion of Counsel

In connection with this offering, DLA Piper Rudnick Gray Cary US LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2006 and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2006. In providing its opinion, DLA Piper Rudnick Gray Cary US LLP has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. DLA Piper Rudnick Gray Cary US LLP has not independently verified these facts. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. DLA Piper Rudnick Gray Cary US LLP will not review our continuing compliance with those tests. The statements made in the opinion of DLA Piper Rudnick Gray Cary US LLP are based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS.

REIT Taxation

Our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements during the taxable year that will end December 31, 2006 or in any future year.

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, we will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Sixth, if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

Seventh, if we fail to distribute each year at least the sum of:

(1)	85% of our REIT ordinary income for such year;

(2)	95% of our REIT capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

Eighth, if we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”). As we will hold only cash or cash items prior to electing REIT status, these rules should have no impact on us in respect of assets held prior to our REIT election.

Ninth, subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, the nature of assets and amount of distributions.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	has transferable shares or transferable certificates of beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal, state and local income tax (where applicable), as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 20% of the REIT’s total asset value. We currently do not have any taxable REIT subsidiaries. Should we form a taxable REIT subsidiary in the future we can give you no assurance that our taxable REIT subsidiary will not be limited in its ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100% tax on services performed by our taxable REIT subsidiary for our tenants, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiary.

In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our Operating Partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, the Operating Partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of the Operating Partnership for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as certain mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” The IRS has not issued any rulings or regulations under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a tenant will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate tenant, (ii) the total value of shares of all classes of stock of a corporate tenant or (iii) the interests in total assets or net profits in any tenant which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related-party tenants.

The Operating Partnership may provide certain services with respect to our properties. We believe that these services will only be of the type that are usually or customarily rendered in connection with the rental of space for occupancy and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “—Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for the “straight debt exception” discussed below, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight debt exception starts with the definition of straight debt in Section 1361 of the Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities.

With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will seek to structure our acquisition to ensure that our pro rata share of the value of the securities, including debt, of any such issuer will not exceed 5% of the total value of our assets and so that we will comply with the 10% voting securities limitation and the 10% value limitation. We, however, cannot provide any assurance that the IRS will agree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(1)	the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property

(2)	minus the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second, we must distribute during each calendar year at least the sum of:

(1)	85% of our ordinary income for that year;

(2)	95% of our capital gain net income for that year; and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, the Operating Partnership’s partnership agreement will authorize us, as the sole general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated C corporation earnings and profits and remain qualified as a REIT. As noted above, we will not elect to be a REIT for our 2005 taxable year, but we expect to generate no C corporation earnings and profits during 2005. Moreover, even if we did have such C corporation earnings and profits, such amounts would be distributed in 2006 and would not affect our REIT compliance.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify

If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”) through 2008. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below), will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. We were not a REIT for our 2005 taxable year, and we made no distributions to our stockholders during our 2005 taxable year.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. However, there are exceptions: individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries) or (iii) income from sales of appreciated property subject to the Built-in Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income (“UBTI”), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of our common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified plans waivers from our ownership limitations.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property

Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend, (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

We generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends), and 30% (as reduced or eliminated by tax treaties or otherwise) of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is “domestically controlled” under these rules if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident-alien individual’s gains from the sale of our common stock will be taxable if the nonresident-alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident-alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident-alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a current rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally information reporting will apply to payments of distributions on our common stock and backup withholding at a current rate of 28% may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Tax Aspects of the Operating Partnership

General

We expect that substantially all of our investments will be held through our Operating Partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. We will include in our income our proportionate share of the Operating Partnership’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of the assets held by the Operating Partnership in the REIT asset tests.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in the Operating Partnership generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contribute to the Operating Partnership;

(2)	will be increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership; and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that the Operating Partnership’s distributions, or any decrease in our share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in the Operating Partnership has been held for longer than one year, subject to reduced tax rates described above (See “ — Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of the gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “ — Requirements for Qualification — Income Tests.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute “publicly-offered securities” and, accordingly, we believe our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If we do not qualify as a “real estate operating company” because our ownership of interests in our Operating Partnership is not deemed to be an investment in real estate, then our investment in our Operating Partnership, an entity we manage and that will invest directly in real estate, should constitute a venture capital investment. However, because of the uncertainty of the application of standards set forth in the Plan Assets Regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq National Market, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until three years after we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

When determining the net asset value of our shares after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq National Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director.

Our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of the current advisory agreement with KBS Capital Advisors ends after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors will annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal at least 90 days but not more than 120 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2006, the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering but also to potential purchasers of your shares. These suitability and minimum purchase amount requirements are applicable until our shares of common stock are listed on a national securities exchange or the Nasdaq National Market, and these requirements may make it more difficult for you to sell your shares.

Dividends

We expect to authorize, declare and pay dividends on a monthly basis as soon as we have sufficient cash flow from our operations. In order that investors may generally begin earning dividends immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a dividend.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Our board of directors will declare dividends at its discretion. Generally, our policy will be to pay dividends from cash flow from operations and not to pay dividends from offering proceeds; however, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay dividends from any source, including borrowings, offering proceeds or the proceeds from the issuance of securities. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period. Instead, in an attempt to make dividends relatively uniform, we may declare dividends in anticipation of cash flow that we expect to receive during a later period and we may pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look first to borrowings to fund our distributions.

We may distribute our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating those securities.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least monthly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Dividend Reinvestment Plan

We have adopted an amended and restated dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our amended and restated dividend reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange or the Nasdaq National Market, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of dividends under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Three years after the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions

If we pay a selling commission in connection with the sale of shares to you in our primary offering, we will pay a 3% selling commission on any dividends that you reinvest under our dividend reinvestment plan (which commission may be higher than the selling commission charged in connection with recent dividend reinvestment plan offerings by other unlisted, publicly offered REITs). Otherwise, we will not pay selling commissions on shares sold under our dividend reinvestment plan. We will not pay any dealer manager fees in connection with shares sold under this plan. Whether we pay a selling commission will not affect the purchase price you pay under the dividend reinvestment plan, but it will affect the net proceeds to us from the sale. The total return for our investors would likely be higher if we paid no selling commissions. We will not receive a fee for selling shares under the dividend reinvestment plan. Sales under our dividend reinvestment plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the dividend reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a dividend of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders and Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your dividends would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Proposed Share Redemption Program

Our board of directors has approved (but delayed the adoption of) a share redemption program that may enable you to sell your shares to us in limited circumstances. However, we will not adopt the program during this primary offering or any subsequent primary offering unless the SEC grants us exemptive relief from the rules restricting issuer purchases during distributions, which relief we may never obtain. Moreover, our board of directors could choose not to adopt the proposed share redemption program or to amend its provisions without stockholder approval. Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Initially, we will redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us, unless the shares are being redeemed in connection with the death of a stockholder. Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

Our share redemption program would limit the number of shares we could redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. In addition, during any calendar year, we would redeem no more than 5%

of the weighted average number of shares outstanding during the prior calendar year. We would also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We intend to engage a third party to administer the share redemption program and will notify you of the administrator’s name and contact information. As proposed, we would redeem shares on the last business day of each month. The program administrator would have to receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum amount, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice is received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon the death of a stockholder differently from other redemptions:

•	there would be no one-year holding requirement;

•	until three years after the completion of our offering stage, the redemption price would be the amount paid to acquire the shares from us; and

•	three years after the completion of our offering stage, the redemption price would be the net asset value of the shares, as estimated by our advisor or another firm chosen for that purpose.

We will notify you upon adoption of the share redemption program. After adoption of the share redemption program, our board of directors could amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments in the annual or quarterly reports mentioned above or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our proposed share redemption program would only provide stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Registrar and Transfer Agent

We will engage a third party to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Limited Partnership, which we refer to as the Operating Partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS REIT Holdings; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

As it will upon commencement of this offering, under an amended and restated partnership agreement, we expect that the Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to properties we may own outside of the Operating Partnership. We would pay the expenses relating to such properties directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 280,000,000 shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to

200,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. After the completion of our offering stage, shares issued pursuant to our dividend reinvestment plan will be priced at the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until January 13, 2009. Under rules recently promulgated by the SEC, in some circumstances we could continue our primary offering until as late as July 12, 2009. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of dividends. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, KBS Capital Markets Group, is a recently formed company with no prior operating history. KBS Capital Markets Group registered as a broker-dealer with the Securities and Exchange Commission in October 2004, and this offering will be the first offering conducted by our dealer manager. The principal business of KBS Capital Markets Group will be to sell the shares registered in this offering. KBS Capital Markets Group is indirectly owned and controlled by four of our executive officers, Peter M. Bren, Charles J. Schreiber, Jr., Peter McMillan III and Keith D. Hall. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group will receive selling commissions of 6.0% of the gross offering proceeds for shares sold in our primary offering and 3.0% of the gross offering proceeds for shares sold pursuant to our dividend reinvestment plan. The dealer manager will receive 3.5% of the gross offering proceeds as compensation for acting as the dealer manager; however, we will not pay any dealer manager fee for shares sold under our dividend reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

We expect the dealer manager to authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (whether or not such adviser is affiliated with a participating broker-dealer); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive the same net proceeds for sales of shares through these channels. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

All sales of shares under our dividend reinvestment plan will be at the same price, which initially will be $9.50 per share, regardless of the distribution channel through which we sell the shares. However, we will only pay selling commissions on shares sold through the dividend reinvestment plan if the shares are sold through distribution channels that would be eligible for selling commissions in our primary offering.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. This fee would be paid by the dealer manager out of its dealer manager fee. In addition, subject to the limits described below, the dealer manager may reimburse broker-dealers for their bona fide due diligence expenses.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by the NASD assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

Selling commissions (maximum)	$142,800,000
Dealer manager fee (maximum)	70,000,000
Expense reimbursements for retail conferences(1) (2)	4,210,000	(3)
Expense reimbursement for issuer educational conferences(2) (4)	1,450,000	(3)
Legal fees allocable to the dealer manager(2)	150,000	(3)
Reimbursement of due diligence expenses(2) (5)	250,000	(3)
Promotional items(2)	100,000	(3)

Total	$218,960,000

(1)

These fees consist of reimbursements for travel, meals, lodging and attendance fees incurred by employees of KBS Capital Markets Group and its affiliates to attend educational seminars sponsored by participating broker-dealers.

(2)

Subject to the cap on organization and offering expenses described below, we will reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments will serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(3)	Amounts shown are estimates.

(4)

These fees consist of expense reimbursements for actual costs incurred in connection with attending educational conferences hosted by us. The expenses consist of the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and others receiving transaction-based compensation associated with KBS Capital Markets Group or another of our affiliates.

(5)	We will reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

Under the rules of the NASD, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed in the aggregate 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, KBS Capital Advisors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 8.52% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase more than 50,000 shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay to the participating broker-

dealer will be reduced. The following table shows the discounted price per share and the reduced selling commissions payable for volume sales of our shares.

Shares Purchased in the Transaction			Commission Rate (Based on a $10.00 Price Per Share)	Price Per Share to Investor
1	to	50,000	6.0%	$10.00
50,001	to	100,000	5.0%	$9.90
100,001	to	250,000	3.0%	$9.70
250,001	to	500,000	2.0%	$9.60
500,001		and up	1.0%	$9.50

We will apply the reduced selling price per share and selling commissions to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a price per share of $10.00. Thus, for example, a purchase of 125,000 shares would result in a purchase price of $1,237,500 as shown below:

•	50,000 shares at $10.00 per share (total: $500,000) and a 6.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 5.0% commission; and

•	25,000 shares at $9.70 per share (total: $242,500) and a 3.0% commission.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on the number of shares purchased. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Deferred Commission Option

Determination of the Number of Shares to be Issued and the Amount of the Deferred Selling Commissions

You may agree with your participating broker-dealer, or the dealer manager if you purchase shares directly from the dealer manager, to have selling commissions due with respect to the purchase of your shares paid over a period of up to five years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by your election of the deferred commission option. If you elect the deferred commission option:

•	you will be required to pay a total of $9.50 per share rather than $10.00 per share;

•	we will pay $0.10 per share in selling commissions upon accepting your subscription; and

•

for each of up to the next five years following the subscription, on a date or dates to be determined from time to time by the dealer manager (initially contemplated to be monthly when we expect to pay distributions), we will deduct $0.10 per share on an annual basis from cash distributions otherwise payable to you to pay deferred commission obligations.

As in any volume discount situation, selling commissions are reduced on any shares issued for a volume discount. Therefore, if you elected the deferred commission option, we will make adjusted deductions for your deferred commission obligations from cash distributions payable on the shares issued for a volume discount.

Taxes

If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to you with respect to your shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

Subscription Agreement

If you wish to elect the deferred commission option, you must make the election on your Subscription Agreement. In addition, your participating broker-dealer must also complete and sign the Subscription Agreement to acknowledge its agreement to the deferred commission option.

Authorization to Withhold Cash Distributions

If you elect the deferred commission option, you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission arrangement; provided, however, that in no event may we withhold in excess of $0.50 per share in the aggregate (lower when volume discounts are applicable) under the deferred commission arrangement.

Acceleration of Deferred Commission Obligation

If our shares become listed for trading on a national securities exchange or on the Nasdaq National Market, or such listing is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or the Nasdaq National Market. However, in no event may we withhold in excess of $0.50 per share in the aggregate during the five-year period following the subscription. The maximum amount that we may withhold will be lower when volume discounts are applicable. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the participating broker-dealers and the dealer manager will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

In addition, if you elect the deferred commission option and subsequently decide to participate in the share redemption program (which our board of directors has approved but delayed the adoption of) or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

•

in the case of an election to sell your shares under the proposed share redemption program, you will be required to pay us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share redemption program; or

•	if you request that we transfer your shares for any other reason, you will not be entitled to effect any such transfer until you first either:

•	pay to us the unpaid portion of the remaining deferred commission obligation; or

•

provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified five-year deferred commission period.

Legend

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form until such time, if ever, as we list our shares on a national securities exchange or the Nasdaq National Market. However, if we do issue certificates representing our shares before we list our shares on an exchange or the Nasdaq National Market, then any shares subject to the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option, including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

Marketing Contribution and Due Diligence Expenses Allowance

The dealer manager fee of 3.5% of gross offering proceeds and our reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers in an aggregate amount of up to 0.5% of our gross offering proceeds will be payable by us based on an assumed price of $10 per share regardless of your election of the deferred commission option. We will pay those amounts from the proceeds we receive at the time of your initial investment.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,500,000 by January 13, 2007 from persons who are not affiliated with us or our advisor. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, First Republic Trust Company, in trust for subscribers’ benefit, pending release to us. If we do not raise at least $2,500,000 by January 13, 2007, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account. Different escrow procedures apply to Pennsylvania investors. Because of the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,500,000 minimum offering for all other jurisdictions. See “— Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “First Republic Trust Company, as agent for KBS Real Estate Investment Trust, Inc.” Once we have raised $2,500,000, you should make your check payable to “KBS Real Estate Investment Trust, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement of $5,000 may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, dividends earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Until our shares of common stock are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $133,333,333, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.5 million minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $66.7 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to January 13, 2008. In the event we do not raise gross offering proceeds of $66.7 million by January 13, 2008, we will promptly return all funds held in escrow for the benefit of

Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the escrow agent, First Republic Trust Company, in trust for Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us or our advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached this $66.7 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $66.7 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $66.7 million, Pennsylvania investors should make their checks payable to “First Republic Trust Company, as agent for KBS Real Estate Investment Trust, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “KBS Real Estate Investment Trust, Inc.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of KBS programs managed by affiliates of our advisor, property brochures and articles and publications concerning real estate. Some or all of our supplemental sales materials may not be available in certain jurisdictions.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper Rudnick Gray Cary US LLP, Raleigh, North Carolina. DLA Piper Rudnick Gray Cary US LLP has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of KBS Real Estate Investment Trust, Inc. at September 30, 2005, appearing in this prospectus and registration statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheet of KBS Real Estate Investment Trust, Inc. (the “Company”) as of September 30, 2005. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of KBS Real Estate Investment Trust, Inc. at September 30, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

October 14, 2005

F-2

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEET

September 30, 2005

Assets
Cash	$200,000

Total assets	$200,000

Liabilities and stockholder’s equity
Liabilities
Total liabilities	$—
Commitments and contingencies
Stockholder’s equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800

Total stockholder’s equity	200,000

Total liabilities and stockholder’s equity	$200,000

See accompanying notes to consolidated balance sheet.

F-3

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

September 30, 2005

1.	ORGANIZATION

KBS Realty Corporation was formed on June 13, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). On June 15, 2005, KBS Realty Corporation and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger (the “Articles of Merger”) with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into KBS Realty Corporation with KBS Realty Corporation surviving the merger, and KBS Realty Corporation’s name was changed to KBS Real Estate Investment Trust, Inc. (the “Company”).

Prior to the merger, KBS Capital Advisors LLC (the “Advisor”) owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, the Advisor’s 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. As of September 30, 2005, the 20,000 shares of common stock owned by the Advisor were the only issued and outstanding shares of the Company.

As a result of the merger, the Company succeeded, without other transfer, to all of the rights and assets of KBS REIT. The Company also became subject to all of the debts and liabilities of KBS REIT in the same manner as if the Company itself had incurred those debts and liabilities. As of June 15, 2005, the effective date of the merger, the Company directly owned all of the interests in KBS REIT Holdings LLC, a Delaware limited liability company (“KBS REIT Holdings”). Also as of June 15, 2005, the Company became the sole general partner of and directly owned a 0.1% general partnership interest in KBS Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). The Company, through KBS REIT Holdings, also became the sole limited partner of the Operating Partnership, owning a 99.9% limited partnership interest in the Operating Partnership. As of September 30, 2005, the Operating Partnership had no operations and no assets other than the partners’ initial capital contributions of $196,997. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company expects to invest in a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company may also make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance investments. Subject to certain restrictions and limitations, the business of the Company will be managed by the Advisor pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.

In its initial public offering, the Company’s board of directors intends to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares are being offered pursuant to the Company’s dividend reinvestment plan. The Company intends to retain KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. The Dealer Manager will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above.

F-4

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

1.	ORGANIZATION (CONTINUED)

As of September 30, 2005, neither the Company nor the Operating Partnership has purchased or contracted to purchase any properties. Also as of September 30, 2005, the Advisor has not identified any properties in which there is a reasonable probability that the Company or the Operating Partnership will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company, KBS REIT Holdings and the Operating Partnership. The balance sheets of KBS REIT Holdings and the Operating Partnership are prepared using accounting policies consistent with those of the Company. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. The Operating Partnership’s account balance exceeds federally insurable limits. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of September 30, 2005.

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards Board Statement (“SFAS”) No. 141 “Business Combinations,” the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

F-5

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Real Estate Purchase Price Allocation (Continued)

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

Investment in Real Estate Assets

Costs related to the acquisition, development, construction and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Buildings	25 - 40 years
Building improvements	10 - 25 years
Land improvements	20 - 25 years
Tenant Improvements	Lease term

F-6

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Valuation of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment suggest that the carrying value of a real estate asset may not be recoverable, the Company will assess the recoverability of the asset by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and it will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company will recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66 “Accounting for Sales of Real Estate.” The specific timing of a sale will be measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the finance, installment or cost recovery methods, as appropriate, until the sales criteria are met.

Allowance for Rents and Other Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status in developing these estimates.

Stock-Based Compensation

The Company intends to adopt an Employee and Independent Director Incentive Stock Plan. The Company will account for such stock plan in accordance with SFAS No. 123R Share-Based Payment, which requires the fair value of the stock option to be recognized as compensation expense over the vesting period.

F-7

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Distribution Policy

The Company intends to elect to be taxed as a REIT and to operate as a REIT beginning with its taxable year ending December 31, 2006. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company expects to authorize, declare and pay dividends on a monthly basis.

Dividends to be distributed to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Organization, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Advisor or the Dealer Manager on behalf of the Company. These organization and offering costs include all expenses (other than selling commissions and the dealer manager fee) to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of the Company’s affiliates to attend retail seminars conducted by broker-dealers. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor or the Dealer Manager, as applicable, for organization and offering costs associated with the Offering, provided that the Advisor would be obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs exceed 15% of gross offering proceeds. In the event the Minimum Number of Shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor or the Dealer Manager for any organization and offering costs. As of September 30, 2005, the Advisor has incurred on behalf of the Company organization and offering costs of approximately $1,633,680. These costs are not recorded in the financial statements of the Company as of September 30, 2005 because such costs are not a liability of the Company until the Advisory Agreement is executed and the Minimum Number of Shares of the Company’s common stock is issued, and such costs will only become a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be deferred and charged to stockholder’s equity as such amounts are reimbursed to the Advisor or the Dealer Manager from the gross proceeds of the Offering.

F-8

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such beginning with its taxable year ending December 31, 2006. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3.	STOCKHOLDER’S EQUITY

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, each as defined by the Company’s Articles of Incorporation.

The shares of common stock have a par value of $.01 per share and entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of September 30, 2005, the Company has authorized 1,000,000,000 shares of common stock and issued 20,000 shares of common stock.

The Company is authorized to issue one or more classes or series of preferred stock. Prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. As of September 30, 2005, the Company has authorized 10,000,000 shares of preferred stock and none have been issued.

F-9

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

3.	STOCKHOLDER’S EQUITY (CONTINUED)

Employee and Independent Director Incentive Stock Plan

The Company intends to adopt an Employee and Independent Director Incentive Stock Plan to provide for the grant of awards to its employees (in the event it ever has employees), employees of the Advisor, employees of entities that provide services to the Company, the Company’s independent directors, managers or directors of the Advisor or of entities that provide services to the Company, certain of the Company’s consultants and certain consultants to the Advisor or to entities that provide services to the Company. Such awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, phantom stock awards, dividend equivalent rights and other stock-based awards. The total number of shares of common stock expected to be reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of the Company’s outstanding shares at any time but not to exceed 10,000,000 shares.

Dividend Reinvestment Plan

The Company has adopted a dividend reinvestment plan (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the dividends declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash dividends. The initial purchase price per share under the DRP will be $9.50. Three years after the completion of the offering stage, shares issued pursuant to the plan will be priced at the net asset value per share of the Company’s common stock, as estimated by the Advisor or a firm chosen for that purpose. The offering stage will be considered complete when the Company is no longer publicly offering equity securities and has not done so for one year. The Company intends to pay 3% selling commissions in connection with sales of shares under the DRP to the extent it paid selling commissions on the shares to which the dividends relate. Otherwise, the Company does not plan to pay selling commissions on the shares sold under the DRP. The Company does not intend to pay any dealer manager fees in connection with shares sold under the DRP. The board of directors of the Company may amend or terminate the DRP for any reason, provided that any amendment that adversely affects the rights or obligations of a participant shall only take effect upon 10 days’ written notice to participants.

Proposed Share Redemption Program

As the Company’s stock is currently not listed on a national exchange, there is no market for the Company’s stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder.

Prior to the commencement of its initial public offering, the Company expects its board of directors to approve (but delay the adoption of) a share redemption program that would enable its stockholders to sell their shares to the Company in limited circumstances. However, the Company will not adopt the program during the primary offering or any subsequent primary offering, unless the SEC grants the Company exemptive relief from restrictions on issuer repurchases during a distribution.

There would be numerous restrictions on a stockholder’s ability to sell its shares to the Company under the program. Stockholders would have to hold their shares for one year before selling their shares. In

F-10

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

3.	STOCKHOLDER’S EQUITY (CONTINUED)

Proposed Share Redemption Program (Continued)

addition, the Company would limit the number of shares redeemed pursuant to the proposed share redemption program as follows: (1) during any calendar year, the Company would not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and (2) funding for the redemption of shares would come exclusively from the net proceeds the Company received from the sale of shares under the dividend reinvestment plan during the prior calendar year. Further, the Company would have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent the Company from accommodating all requests made in any year. Initially, the Company would redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from the Company. Three years after the completion of the Company’s offering stage, the redemption price per share would be equal to the net asset value per share of common stock, as estimated by the Advisor or another firm chosen for that purpose. The Company will consider its offering stage complete when it is no longer publicly offering equity securities and has not done so for one year. The proposed share redemption program would have different rules if shares were being redeemed in connection with the death of a stockholder. Even if adopted, the Company’s board of directors could amend or terminate the proposed share redemption program with 30 days’ advance notice.

4.	RELATED-PARTY TRANSACTIONS

The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements will entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Form of Compensation	Amount
Selling Commission

The Company will pay the Dealer Manager up to 6% of the gross offering proceeds (3% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. The Dealer Manager will reallow 100% of commissions earned to participating broker-dealers.

Assuming all shares are sold at the highest possible selling commissions (with no discounts to any categories of purchasers) and a $9.50 price for each share sold through the dividend reinvestment plan, estimated selling commissions are approximately $150,000 if the Company sells the minimum of 250,000 shares and approximately $142,800,000 if the Company sells the maximum of 280,000,000 shares.

F-11

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

4.	RELATED-PARTY TRANSACTIONS (CONTINUED)

Dealer Management Fee

The Company will pay the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee.

The estimated dealer management fee is approximately $87,500 if the Company sells the minimum of 250,000 shares and approximately $70,000,000 if the Company sells the maximum of 280,000,000 shares.

Reimbursement of Organization and Offering Expenses	The Company will reimburse the Advisor for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $137,500 if the Company sells the minimum of 250,000 shares and approximately $22,400,000 if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee	The Company will pay the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments.

Asset Management Fee*	The Company will pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments.

Reimbursement of Operating Expenses*	The Company will reimburse the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. However, the Company will not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees.

F-12

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

4.	RELATED-PARTY TRANSACTIONS (CONTINUED)

Stock-based Compensation Awards*	The Company may issue stock-based awards to affiliates of the Advisor.

Disposition Fee	For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of the properties or other investments sold. However, in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the properties or other investments sold.

Subordinated Participation in Net Cash Flows*	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise.

Subordinated Incentive Listing Fee	Upon listing the Company’s common stock on a national securities exchange or the Nasdaq National Market, the Advisor or its affiliates will receive 15% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*

The Advisor must reimburse the Company the amount by which the Company’s aggregate annual total operating expenses exceed the greater of 2% of its average invested assets or 25% of its net income, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that the Company does not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other

F-13

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

September 30, 2005

4.	RELATED-PARTY TRANSACTIONS (CONTINUED)

than net sales proceeds, that fee may be limited by the restriction on “total operating expenses.” In addition, stock-based awards treated as an expense under GAAP will count toward the restriction on “total operating expenses.”

The Advisory Agreement will have a one-year term. The Company may terminate the Advisory Agreement on 60 days’ written notice.

Conflicts of Interest

All of the Company’s executive officers and some of its directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager and other KBS-affiliated entities. Through KBS-affiliated entities, these persons also serve as investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are 1) the determination of whether an investment opportunity should be recommended to the Company or another KBS-sponsored program or KBS-advised investor; 2) the allocation of the time of key executive officers, directors, and other real estate professionals among the Company, other KBS-sponsored programs and KBS-advised investors, and the activities in which they are involved; 3) the fees received by the Advisor and its affiliates in connection with transactions involving the purchase, management and sale of properties regardless of the quality of the property acquired or the service provided the Company; and 4) the fees received by the Advisor, the Dealer Manager, and its affiliates in connection with the Company’s public offering of equity securities.

5.	ECONOMIC DEPENDENCY

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

F-14

PRIOR PERFORMANCE TABLES

During the 10-year period ending December 31, 2004, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. Since the formation of the first investment adviser affiliated with Messrs. Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored nine private real estate funds. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

The tables presented in this section provide summary information related to the historical experience of the real estate funds sponsored by KBS investment advisers. Of the nine real estate funds that KBS investment advisers have sponsored, six of those were multi-investor, commingled funds and three were single-client, separate accounts. All of the prior funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. One of the multi-investor, commingled funds formed, managed and liquidated a private REIT that owned 10 retail properties.

Each of these funds have or had (three of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, the KBS investment adviser has focused upon acquiring a diverse portfolio of real estate investments. The KBS investment adviser typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for the funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties.

By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in the prospectus under “Prior Performance Summary.” The following tables are included in this section:

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sales or Disposals of Properties.

F-15

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates during the three years ended December 31, 2004 in connection with 1) each program sponsored by a KBS investment adviser that had offerings close during this period and 2) all other programs that have made payments to KBS affiliates during this period. All of the programs represented in the table below have or had investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties. All figures are as of December 31, 2004.

	Commingled Account 5/95 (1)	Commingled Account 12/95 (2)	Commingled Account 12/96 (3)	Commingled Account 6/98 (4)	Commingled Account 6/99 (5)	Separate Account 10/97 (6)	Separate Account 12/98 (7)
Date offering commenced	(1)	(2)	(3)	(4)	(5)	(6)	(7)
Dollar amount raised	$273,100,000	$212,500,000	$266,125,050	$216,650,000	$187,000,000	$153,016,700	$210,967,612
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—
Acquisition fees:
- real estate commisssions	—	—	—	—	—	—	—
- advisory fees (8)	—	—	—	—	—	—	$33,000
- other (identify and quantify)	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsors	$3,431,000	$653,678	$40,413,000	$49,537,000	$61,670,000	$24,535,000	$71,848,000
Amount paid to sponsor from operations:
Property management fees (9)	$808,000	$25,000	$5,583,000	—	—	—	—
Partnership and asset management fees	$490,000	$92,096	$2,143,000	$3,414,000	$7,132,000	$1,973,000	$6,226,000
Reimbursements	—	—	—	—	—	—	—
Leasing commissions (9)	$355,000	—	$1,223,000	—	—	—	—
Construction management fees (9)	—	—	$169,000	—	—	—	—
Loan servicing fees	$61,000	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsors
- cash	$55,717,000	$21,366,686	$71,480,000	$91,397,000	$69,072,000	$34,626,000	$176,951,000
- notes	—	—	—	—	—	—	—
Amounts paid to sponsor from property sales and refinancing:
-Real estate commissions (9)	$55,000	$302,500	$385,000	—	—	—	—
-Disposition fees	—	—	—	$196,000	$181,000	—	—
- Incentive fees (10)	—	$6,425,500	—	—	$310,000	—	—
- Other (identify and quantify)	—	—	—	—	—	—	—

(1)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Commingled Account 5/95 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in May 1995.

F-16

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(2)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Commingled Account 12/95 was a multi-investor commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber was the general partner. This program made its first investment in December 1995 and its assets have been liquidated other than de minimis amounts held in reserve.

(3)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Commingled Account 12/96 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1996.

(4)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Commingled Account 6/98 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 1998.

(5)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Commingled Account 6/99 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. The account made its first investment in June 1999.

(6)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Separate Account 10/97 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 1997.

(7)

This program made payments to KBS affiliates during the three years ended December 31, 2004; however, it did not close any offerings during this period. Separate Account 12/98 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1998.

(8)	Advisory fees are acquisition fees that are calculated as a percentage of equity invested and are paid to the sponsor.

(9)	Fees paid to parties affiliated with the general partner of the program.

(10)

Only two of the funds represented in this table, Commingled Account 12/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2004. Two of the seven funds, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining five funds represented in this table (Commingled Account 5/95, Commingled Account 12/95, Commingled Account 12/96, Separate Account 10/97 and Separate Account 12/98) are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Only two of these five funds, Commingled Account 12/95 and Commingled Account 5/95, are currently in their liquidation stage. Although Commingled Account 5/95 is in its liquidation stage and had not paid incentive fees as of December 31, 2004, as of the date of this prospectus Commingled Account 5/95 had achieved the stipulated return for the investors and paid incentive fees.

F-17

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of programs sponsored by KBS investment advisers that have had offerings close since December 31, 1999. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs has investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties. All figures are as of December 31 of the year indicated, except as otherwise noted.

	Separate Account 12/98
	2000	2001	2002	2003	2004
Gross revenues	$66,724,000	$72,226,000	$36,163,000	$19,449,000	$13,974,000
Profit (loss) on sale of properties	14,088,000	1,032,000	11,831,000	(7,996,000)	(5,834,000)
Less: Operating expenses(1)	(15,245,000)	(18,307,000)	(14,669,000)	(15,986,000)	(25,187,000)
Interest expense	(10,802,000)	(8,470,000)	(3,761,000)	(1,432,000)	(1,170,000)
Depreciation(2)	—	—	—	—	—
Unrealized gain (loss) (2)	8,506,000	(21,952,000)	(21,103,000)	4,128,000	16,146,000

Net income (loss) - GAAP basis(2)	$63,271,000	$24,529,000	$8,461,000	$(1,837,000)	$(2,071,000)

Taxable income:
From operations	$54,963,000	$48,623,000	$32,619,000	$12,769,000	$9,851,000
From gain (loss) on sale	$5,005,000	$79,000	$16,574,000	$(2,941,000)	—
Cash generated (deficiency) from operations(3)	$21,782,000	$21,738,000	$33,585,000	$16,704,000	$15,333,000
Cash generated (deficiency) from sales	17,405,000	6,750,000	33,895,000	19,435,000	16,282,000
Cash generated from refinancing	16,022,000	—	—	—	32,229,000

Total cash generated from operations, sales and refinancing	$55,209,000	$28,488,000	$67,480,000	$36,139,000	$63,844,000
Less: Cash distributions to investors
- From operating cash flow	(18,077,000)	(27,660,000)	(34,632,000)	(5,518,000)	(200,000)
- From sales and refinancing	(17,088,000)	(6,506,000)	(32,638,000)	(23,408,000)	(59,375,000)

F-18

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 12/98
	2000	2001	2002	2003	2004
Cash generated (deficiency) after cash distributions	$20,044,000	$(5,678,000)	$210,000	$7,213,000	$4,269,000
Less: Special items (not including sales and refinancing) (4)	(14,118,000)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items (5)	$5,926,000	$(5,678,000)	$210,000	$7,213,000	$4,269,000

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$264	$264	$179	$81	$84
-from recapture	—	—	—	—	—
Capital gain (loss)	$30	—	$91	$(19)	—
Cash distributions to investors
Source (on GAAP basis)
-from investment income	$(149)	$(153)	$(252)	$(35)	$(2)
-from return of capital	(63)	(32)	(117)	(149)	(506)

Total distribution on GAAP basis	$(212)	$(185)	$(369)	$(184)	$(508)

Source (on cash basis)
-from sales	$(103)	$(35)	$(179)	$(149)	$(231)
-from refinancing	—	—	—	—	(275)
-from operations	(109)	(150)	(190)	(35)	(2)

Total distributions on cash basis	$(212)	$(185)	$(369)	$(184)	$(508)

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004 (6)					26%

(1)	Operating expenses include all general and administrative expenses.

F-19

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(2)

The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3)

For Separate Account 12/98, “cash generated from operations” includes distributions from two unconsolidated subsidiaries, which we refer to as Madison and Manager. Madison invests in commercial mortgage backed securities and makes distributions of principal and interest to its investors. Separate Account 12/98 owns a 25.78% interest in Madison and parties unaffiliated with Separate Account 12/98 own the remaining interest. Madison made the following distributions to Separate Account 12/98 net of financing requirements at the Separate Account 12/98 level: $15,052,000 in year 2000; $13,470,000 in year 2001; $26,473,000 in year 2002; $10,128,000 in year 2003; and $11,660,000 in year 2004. Manager is the asset manager for Madison and receives an asset management fee for this service. Separate Account 12/98 owns a 50% interest in Manager and a party unaffiliated with Separate Account 12/98 owns the remaining interest. Manager made the following distributions to Separate Account 12/98 during the periods indicated: $2,075,000 in 2000, $2,285,000 in 2001, $2,033,000 in 2002, $1,208,000 in 2003 and $895,000 in 2004.

(4)	For Separate Account 12/98 in the year 2000, $14,118,000 of cash generated from refinancing was used to fund properties under development.

(5)	Cash deficiencies after cash distributions and special items in 2001 were funded by cash generated from operations and sales in the year 2000.

(6)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

F-20

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Commingled Account 6/99
	2000	2001	2002	2003	2004
Gross revenues	$45,417,000	$50,179,000	$49,096,000	$48,448,000	$41,800,000
Profit (loss) on sale of properties	1,500,000	—	998,000	(22,000)	2,464,000
Less: Operating expenses(1)	(23,724,000)	(24,885,000)	(25,291,000)	(25,452,000)	(22,106,000)
Interest expense	(8,872,000)	(6,871,000)	(4,418,000)	(3,679,000)	(4,509,000)
Depreciation (2)	—	—	—	—	—
Unrealized gain (loss) (2)	3,211,000	(9,611,000)	(20,226,000)	(1,562,000)	(1,507,000)

Net income (loss) - GAAP basis (2)	$17,532,000	$8,812,000	$159,000	$17,733,000	$16,142,000

Taxable income:
From operations	$8,577,000	$12,244,000	$12,280,000	$11,087,000	$6,513,000
From gain (loss) on sale	—	—	$1,776,000	$(22,000)	$6,429,000
Cash generated (deficiency) from operations	$16,277,000	$17,748,000	$20,443,000	$18,794,000	$15,301,000
Cash generated (deficiency) from sales	5,939,000	—	7,507,000	—	22,643,000
Cash generated from refinancing	—	—	—	—	19,352,000

Total cash generated from operations, sales and refinancing	$22,216,000	$17,748,000	$27,950,000	$18,794,000	$57,296,000
Less: Cash distributions to investors
- From operating cash flow	(16,673,000)	(18,765,000)	(7,674,000)	(10,999,000)	(5,061,000)
- From sales and refinancing	(5,813,000)	—	(6,826,000)	—	(42,124,000)

Cash generated (deficiency) after cash distributions	$(270,000)	$(1,017,000)	$13,450,000	$7,795,000	$10,111,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items (3)	$(270,000)	$(1,017,000)	$13,450,000	$7,795,000	$10,111,000

F-21

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Commingled Account 6/99
	2000		2001	2002	2003	2004
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$54		$70	$67	$63	$40
- from recapture	—		—	—	—	—
Capital gain (loss)	—		—	$10	—	$40
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$(114)		$(107)	$(48)	$(62)	$(52)
- from return of capital	(28	)(4)	—	(31)	—	(240)

Total distribution on GAAP basis	$(142)		$(107)	$(79)	$(62)	$(292)

Source (on cash basis)
- from sales	$(37)		—	$(37)	—	$(139)
- from refinancing	—		—	—	—	(122)
- from operations	(105)		(107)	(42)	(62)	(31)

Total distributions on cash basis	$(142)		$(107)	$(79)	$(62)	$(292)

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2004(5)						83%

(1)	Operating expenses include all general and administrative expenses.

(2)

The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.

F-22

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3)

Cash deficiencies after cash distributions and special items in 2000 and 2001 were funded by cash generated from operations during the period June 1999 to December 1999. During the period June 15, 1999 to December 31, 1999, cash generated from operations was approximately $8.7 million compared to distributions to investors of approximately $2.7 million.

(4)

For the year 2000, the return of capital of “$28 per $1000 invested” was a result of year 2000 cash flow, as evidenced by “cash generated from sales” of $5,939,000 compared to “cash distributions to investors from sales” of $5,813,000.

(5)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

F-23

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of programs sponsored by KBS investment advisers that during the five years ended December 31, 2004 have completed their operations and sold all of their properties. Each of the programs represented in the table below had investment objectives that were similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties.

	Commingled Account 12/95(1)
Dollar amount raised	$212,500,000	(1)
Number of properties purchased/developed	62
Date of closing of offering		(1)
Date of first sale of property	8/97
Date of final sale of property	6/02
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$277
- from recapture	—
Capital gain	$340
Deferred gain:
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$613
- from return of capital	$1,000

Total distribution on GAAP basis	$1,613

Source (on cash basis)
- from sales	$1,459
- from refinancing	—
- from operations	$154

(1)

This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $212,500,000 in nine capital raises between December 1995 and October 1997.

F-24

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by KBS investment advisers during the three years ended December 31, 2004. The Table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like the prior funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Separate Account 12/98
American Place	3/99	12/03	$26,473,374	—	—	—	$26,473,374	—	$34,766,176	$34,766,176	$15,127,345
Landerhaven	1/99	1/03	$22,302,616	—	—	—	$22,302,616	—	$22,005,986	$22,005,986	$(9,784)
80 Tech	2/99	6/02	$13,596,827	—	—	—	$13,596,827	—	$17,424,771	$17,424,771	$5,299,712
90 Tech	2/99	5/02	$30,604,656	—	—	—	$30,604,656	—	$14,911,308	$14,911,308	$2,703,557
Broadway	11/99	3/02	$51,100,287	—	—	—	$51,100,287	$23,000,000	$28,134,421	$51,134,421	$12,401,731
Commingled Account 5/95
Plaza I -III	7/95	3/03, 7/03 & 3/04	$55,662,506	—	—	—	$55,662,506	—	$46,454,243	$46,454,243	$20,625,408
Commingled Account 12/95
Blackhawk	12/95	6/02	$21,366,686	—	—	—	$21,366,686	—	$30,649,033	$30,649,033	$9,228,230
Commingled Account 12/96
Red Oak	7/97	1/02	$2,926,615	—	—	—	$2,926,615	—	$4,283,708	$4,283,708	$720,594
Longmont	5/97	7/03 & 11/03	$3,359,170	—	—	—	$3,359,170	—	$3,359,170	$3,359,170	—
Boulder County	5/97	10/04	$36,380,130	—	—	—	$36,380,130	—	$38,380,896	$38,380,896	$6,447,448
Commingled Account 6/98
SW Freeway	7/98	8/02	$2,344,580	—	—	—	$2,344,580	—	$4,937,374	$4,937,374	$675,264
7th Gate	7/98	2/04	$3,621,079	—	—	—	$3,621,079	—	$3,701,633	$3,701,633	$1,801,962
Meridian	7/98	4/04	$2,839,460	—	—	—	$2,839,460	—	$4,443,215	$4,443,215	$1,015,640
N 7th Street	7/98	7/04	$3,297,931	—	—	—	$3,297,931	—	$4,887,422	$4,887,422	$1,737,940
Aztec	7/98	9/04	$3,390,786	—	—	—	$3,390,786	—	$5,591,578	$5,591,578	$2,110,433
South Tucson	7/98	10/04	$8,728,083	—	—	—	$8,728,083	—	$8,986,280	$8,986,280	$1,340,648
N Central	7/98	12/04	$30,133,059	—	—	—	$30,133,059	—	$22,788,259	$22,788,259	$7,156,389

F-25

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Commingled Account 6/99
Fox Valley	6/99	12/02	$11,272,021	—	—	—	$11,272,021	—	$10,296,495	$10,296,495	$2,611,880
Galleria	10/99	2/04	$11,039,602	—	—	—	$11,039,602	—	$11,126,308	$11,126,308	$5,120,256
Weslayan	10/99	8/04	$6,674,417	—	—	—	$6,674,417	—	$6,691,337	$6,691,337	$3,121,069
Atrium	12/99	11/04	$10,647,637	—	—	—	$10,647,637	—	$10,706,206	$10,706,206	$5,042,081
Nagog	9/99	11/04	$9,889,060	—	—	—	$9,889,060	—	$7,262,719	$7,262,719	$4,356,982
Separate Account 10/97
Arapahoe	1/98	8/03	$7,432,751	—	—	—	$7,432,751	—	$10,622,358	$10,622,358	$2,426,230

(1)	See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).

(2)

Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3)	Does not include any program administration costs not related to the operation of the property.

F-26

TABLE V

SALES OR DISPOSALS OF PROPERTIES — ALLOCATION OF TAXABLE GAIN

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by programs sponsored by KBS investment advisers during the three years ended December 31, 2004.

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Separate Account 12/98
American Place	$(4,531,787)	$(4,531,787)	—
Landerhaven	$1,535,164	$1,535,164	—
80 Tech	$(2,227,612)	$(2,227,612)	—
90 Tech	$15,943,841	$12,152,718	$3,791,123
Broadway	$2,371,560	$2,371,560	—
Commingled Account 5/95
Plaza I –III	$4,995,873	$4,995,873	—
Commingled Account 12/95
Blackhawk	$(7,617,947)	$(7,617,947)	—
Commingled Account 12/96
Red Oak	$(836,222)	$—	$(836,222)
Longmont	$1,501,426	$1,501,426	—
Boulder County	$2,794,480	$2,794,480	—
Commingled Account 6/98
SW Freeway	$(2,166,560)	—	$(2,166,560)
7th Gate	$355,385	$355,385	—
Meridian	$(1,087,935)	$(1,087,935)	—
N 7th Street	$(1,049,954)	$(1,049,954)	—
Aztec	$(1,498,832)	$(1,498,832)	—
South Tucson	$1,012,991	$1,012,991	—
N Central	$10,753,764	$10,753,764	—
Commingled Account 6/99
Fox Valley	$1,754,862	$1,754,862	—
Galleria	$1,101,117	$1,101,117	—
Weslayan	$749,959	$749,959	—
Atrium	$1,259,525	$1,259,525	—
Nagog Retail	$3,318,032	$3,318,032	—
Separate Account 10/97
Arapahoe	$(1,871,718)	—	$(1,871,718)

F-27

APPENDIX A

KBS Real Estate Investment Trust, Inc. Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $5,000 is required. Until we have raised the minimum offering amount, you should make your check payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust, Inc.” Once we have raised $2,500,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “KBS Real Estate Investment Trust, Inc.,” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

All additional investments must be for at least $100. The “Additional Investment” box must be checked in order for your subscription to be combined with another subscription for purposes of a volume discount. If you wish your subscription to be combined with another person who together with you constitutes a “single purchaser” as described in the Prospectus under “Plan of Distribution,” you must attach a statement to this Subscription Agreement setting forth the basis for the discount and the orders to be combined.

Deferred Commission Option: Check this box if you have agreed with your Financial Advisor to elect the Deferred Commission Option described in the Prospectus under “Plan of Description—Deferred Commission Option.” If you check this box and your Financial Advisor completes and signs the corresponding provision in Section 9 of the Subscription Agreement, commissions will be deferred and later paid from the distributions otherwise payable to you as set forth in the Prospectus.

2.	INVESTOR INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

3.	INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which Shares are to be registered. Include the trust name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

4.	QUALIFIED PLANS ONLY – TRUSTEE (CUSTODIAN) INFORMATION

Complete this section if the registered owner of the investment will be a Qualified Plan or Trust.

5.	INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscribing investor.

6.	DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed subscription agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 2. IRA accounts may not direct distributions without the Custodian’s approval.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section to complete the subscription. All fields are mandatory.

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

Please Note: The Broker-Dealer or Registered Investment Adviser must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Adviser confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of Shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares, the restrictions on transfer of the Shares and the risk that the investor could lose his or her entire investment in the Shares;

•	has delivered to the investor a current Prospectus and all Supplements, if any, required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and

•

has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the current Prospectus and related Supplements, if any, and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Adviser represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the Shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 2; and (2) agree to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

Deferred Commission Option: The Financial Advisor should select this option and sign in the space provided if he or she has agreed with the subscriber to elect the Deferred Commission Option described in the Prospectus under “Plan of Distribution — Deferred Commission Option.”

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

KBS Capital Markets Group LLC

2401 Kerner Blvd., San Rafael, California 94901

(866) 584-1381

SAMPLE

KBS Real Estate Investment Trust, Inc. Subscription Agreement

1.	INVESTMENT

Amount of Subscription: $	,	,	.	☐ Initial Investment - OR -
☐ Additional Investment in this offering

State of Sale:	Existing account number __________
☐ Shares are being purchased net of commissions

☐ Deferred Commission Option

2.	INVESTOR INFORMATION

Investor 1 Name

(Last/ First/ Middle)
Investor 2 Name

(Last/ First/ Middle)
Address Line 1

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box.
Address Line 2

City	State	Zip Code

Phone (daytime)	-	-	Phone (evening)	-	-

Email Address

☐ US Citizen    ☐ US Citizen residing outside the US

☐ Foreign Citizen, country

☐ Check here if you are subject to backup withholding        Date of Birth (MM/DD/YYYY):      /      /

3.	INVESTMENT TITLE

Please print names in which shares of Common Stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and taxpayer ID numbers. If same as above, write same.

Title Line 1

Title Line 2

Social Security Number or

Tax Identification Number	-	-	Secondary Tax Identification Number	-	-

4.	QUALIFIED PLANS ONLY – TRUSTEE (CUSTODIAN) INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.	-	-

Trustee Tax Identification Number	-	-

Investor’s Account Number with Trustee

5.	INVESTMENT TYPE (CHECK ONE)

☐ Individual	☐ Married Person, Separate Property	☐ IRA
☐ Joint Tenants *	☐ Custodian for: ☐ UGMA ☐ UTMA	☐ SEP IRA
☐ Community Property*	State of UGMA or UTMA: ☐☐	☐ ROTH IRA
☐ Tenants-In-Common*	☐ TOD (attach appropriate form)	☐ Keogh (H.R. 10)
☐ Pension Plan	☐ Profit Sharing Plan * Both parties must sign

SAMPLE

❑	Corporation or Partnership (Please attach agreement/corporate resolution)
	❑	Non-Profit Organization (Please attach agreement/corporate resolution)

❑	Trust:	❑	Taxable	❑	Tax-Exempt
(Please attach pages of trust which list name of trust, trustees, signatures and date)

❑	Charitable Remainder Trust
(Please attach pages of trust which list name of trust, trustees, signatures and date)

❑ Other (Specify):

6.	DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option		% of
and the sum of the allocations must equal 100%.		distribution
❑	I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.	_________
❑	Send distributions via check to investor’s home address (not available for qualified plans)	_________
❑	Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval)	_________

Name

Address

City	State	Zip Code

Account No.

❑ Direct Deposit (Attach Voided Check) I authorize KBS Real Estate Investment Trust, Inc. or its agent (collectively, KBS) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.	% of
distribution
_________

Financial Institution Name	☐ Checking	❑ Savings

ABA/Routing Number	_____________________

Signature of Account Owner

Account Number

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Advisor No.

Representative Name

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	-	-	Fax No.	-	-

Rep’s Email Address

❑ REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of Common Stock must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

8.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his or her correct Taxpayer Identification number (or he or she is waiting for a number to be issued to him or her ) and (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 2. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Real Estate Investment Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

SAMPLE

		OWNER	JOINT OWNER
(a)

(i)     I have received the final Prospectus of KBS Real Estate Investment Trust, Inc.:

(ii)    Check one of the following (not required for Minnesota residents):

☐        I received the prospectus at least five business days before signing this subscription agreement.

OR

☐        I received the prospectus on                                                              .

Date

		Initials	Initials

(b)	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $150,000 or (ii) a minimum net worth (as previously described) of at least $45,000 and a minimum annual gross income of at least $45,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional Shares unless I meet the applicable suitability requirements set forth in the then current Prospectus at the time of purchase.	Initials	Initials

(c)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	Initials	Initials

(d)	I am purchasing the Shares for my own account.	Initials	Initials

(e)	I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the Shares.	Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/ Custodian	Date

8.	FINANCIAL REPRESENTATIVE SIGNATURES

The Broker’s Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares of Common Stock in the state designated as the investor’s legal residence. The Financial Advisor agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for KBS Real Estate Investment Trust, Inc.

Signature of Financial Representative	Date	Branch Manager Signature (If required by Broker/Dealer)	Date

SAMPLE

☐	DEFERRED COMMISSION OPTION. Please check this box and sign below if you have agreed with the subscriber to elect the Deferred Commission Option as described in the Prospectus.

Signature of Financial Representative	Date

***** FOR OFFICE USE ONLY *****

Check # ____________________________	Complied by: ______________________	W/S ___________________________
Batch # _____________________________	Input By: _________________________	Region ________________________
Subscription #________________________	Proofed By: _______________________	Territory _______________________

APPENDIX B

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay selling commissions on shares of Common Stock purchased in the DRP if the Company paid selling commissions on the underlying shares to which the Distributions relate.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. Three years after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the net asset value per share of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or redemption of interests in KBS Limited Partnership, the Company’s operating

B-1

partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon ten days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Until April 27, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 24 to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST, INC.

Maximum Offering of

280,000,000 Shares

of Common Stock

Minimum Offering of

250,000 Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

January 13, 2006

2/06	1004-A

KBS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 28 DATED JULY 3, 2007

TO THE PROSPECTUS DATED JANUARY 13, 2006

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust, Inc. dated January 13, 2006. This supplement no. 28 supersedes and replaces all prior supplements to the prospectus. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust, Inc. and, as required by context, KBS Limited Partnership, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	changes to the suitability standards applicable to investors in Arkansas, Kansas, North Carolina, and Ohio;

•	a change to make the minimum investment requirement in the offering $4,000 and information about the transferability of our shares;

•	information about our estimated use of proceeds;

•	a change to our investment objectives and additional information with respect to the types of real estate-related investments in which we expect to invest;

•	updated risks related to an investment in us;

•	a change to our investment policies with respect to conflicts committee approval of our acquisitions and dispositions of real estate investments;

•	information regarding our real estate acquisitions since inception;

•	information regarding our real estate-related investments since inception;

•	information regarding our indebtedness;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006;

•	information with respect to certain relationships and related transactions with an affiliate of our sponsor;

•	updated information regarding the prior performance of KBS-sponsored programs;

•	information with respect to the market for and distributions on our common stock and related stockholder matters;

•	information with respect to our equity compensation plan;

•	the adoption of our share redemption program and subsequent amendment to our share redemption program;

•	changes to our charter designed to improve your ability to influence the composition of the board of directors;

•	a clarification requested by the Pennsylvania Securities Commission regarding stockholder action;

•	information regarding uncertificated shares;

•	in response to restrictions imposed by the Ohio Division of Securities on selling commissions related to sales under our dividend reinvestment plan in Ohio, a restriction on the amount of selling commissions that we will pay with respect to such sales under certain circumstances;

•	changes to the plan of distribution;

•	information regarding investing through an IRA;

•	the use of supplemental sales material;

•	our involvement in a May 2007 article published by a real estate newsweekly;

•	clarifications and corrections to certain statements included in the May 2007 article;

•	our unaudited consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2007; and

•	our audited consolidated financial statements and the notes thereto as of and for the year ended as of December 31, 2006 and as of 2005.

1

Status of the Offering

We commenced this offering of 280,000,000 shares of common stock on January 27, 2006. As of June 28, 2007, we had accepted aggregate gross offering proceeds of approximately $478.2 million.

Special Suitability Standards

Arkansas, Kansas, North Carolina, and Ohio have established special suitability standards for investors in our offering that are more stringent than the general suitability standards described in the prospectus. Investors in these states must meet the special suitability standards set forth below to purchase our shares:

Arkansas – Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000; and investors must have a net worth of at least 10 times their investment in us.

Kansas – As of January 4, 2007, we will not sell shares to investors in Kansas unless investors have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000. Furthermore, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Carolina – Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Ohio – Investors must have either (1) a net worth of at least $250,000, or (2) gross annual income of at least $70,000 and a net worth of at least $70,000; and investors must have a net worth of at least 10 times their investment in us and our affiliates.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

Minimum Investment Requirement and Transferability of Shares

We have amended the minimum investment requirement such that subscribers must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Until our shares of common stock are listed on a national securities exchange, unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.

2

Estimated Use of Proceeds

The following table sets forth information about how we intend to use the proceeds raised in our primary offering assuming that we sell the minimum of 250,000 shares, a mid-point range of 100,000,000 shares and the maximum of 200,000,000 shares of common stock. This table contains the same information as that in the prospectus dated January 13, 2006, except that this table omits proceeds from sales under our dividend reinvestment plan. Many of the amounts set forth below represent management’s best estimate because they cannot be precisely calculated at this time. This table assumes that we will sell all shares at the highest possible selling commissions (with no discounts to any categories of purchasers).

	Minimum Offering ($10.00/share)		Mid-range Offering ($10.00/share)		Maximum Offering ($10.00/share)
	250,000 shares		100,000,000 shares		200,000,000 shares
	$	%	$	%	$	%
Gross Offering Proceeds	2,500,000	100.00	1,000,000,000	100.00	2,000,000,000	100.00
Selling Commissions	150,000	6.00	60,000,000	6.00	120,000,000	6.00
Dealer Manager Fee	87,500	3.50	35,000,000	3.50	70,000,000	3.50
Other Organization and Offering Expenses (1)	137,500	5.50	17,250,000	1.73	20,500,000	1.03
Acquisition Fees (2)	15,819	0.63	6,608,561	0.66	13,321,340	0.66
Initial Working Capital Reserve (3)	—	—	—	—	—	—

Amount Available for Investment (4)	2,109,181	84.37	881,141,439	88.11	1,776,178,660	88.81

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us, and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution” in the prospectus.

(2)

This table excludes debt proceeds. To the extent we fund property acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.

(3)

Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(4)

Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

Investment Objectives

We intend to acquire and manage a diverse portfolio of real estate assets. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We still intend to allocate approximately 70% of our portfolio to core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover, and we now expect the remaining approximately 30% of our assets to include enhanced-return properties (as originally planned) and other real estate-related investments. Though our target portfolio would consist of 30% real estate-related investments and enhanced-return properties, we will not forgo a good investment opportunity because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of enhanced-return properties and real estate-related investments.

3

Real estate-related investments and enhanced-return properties are higher-yield and higher-risk investments that our advisor will actively manage. The real estate-related investments in which we may invest include: (i) mortgage loans; (ii) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (iii) debt securities such as mortgage-backed securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iv) certain types of illiquid securities not actively traded on the open market, such as mezzanine loans and bridge loans. While we may invest in any of these real estate-related investments, we expect that the substantial majority of these investments will consist of mezzanine loans, commercial mortgage-backed securities and B-Notes as well as collateralized debt obligations. The enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties.

Mezzanine Loans

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. Such loans may also take the form of subordinated loans secured by second mortgages on real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 to $50 million, have terms from 2 to 10 years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter terms. We expect to hold these investments to maturity. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Commercial Mortgage-Backed Securities

Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location;

•	construction quality of the property; and

•	the creditworthiness of the borrowers.

4

The securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade CMBS classes.

B-Notes

We may invest in B-Notes generated from structured transactions that may or may not have been rated by a recognized rating agency. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described above though may be junior to another junior participation in the first mortgage loan.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. We may acquire B-Notes in negotiated transactions with the originators on large single and portfolio private debt placements, as well as in the secondary market. Our management believes that B-Notes are one of the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Collateralized Debt Obligations

To the extent permitted by the REIT rules, we may also invest in collateralized debt obligations, or CDOs. Collateralized debt obligations are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans and REIT debt. Like typical securitization structures, in a collateralized debt obligation the assets are pledged to a trustee for the benefit of the holders of the bonds. The bonds may be rated by one or more rating agencies.

5

Risks Factors

In addition to the risks described in the prospectus under “Risk Factors,” you should carefully consider the following risks before purchasing our common stock.

Risks Related to Real Estate-Related Investments

The B-Notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We intend to acquire subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of our loans may be subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

6

Risks Related to an Investment in Us

The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of the advisor’s deferred asset management fee.

Our advisor has advanced $1.6 million to us for cash distributions and expenses in excess of revenues through May 2007, all of which is outstanding. No amounts were advanced for distributions declared for the months of April and May 2007. Our advisor also deferred its asset management fee without interest from July 2006 through May 2007. As of May 31, 2007, asset management fees earned by our advisor and accrued by us, the payment of which the advisor deferred, are expected to total approximately $1.5 million. We are obligated to reimburse our advisor on demand for the $1.6 million advance if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders. The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of the advisor’s accrued but unpaid asset management fee. Repayment of the advance and payment of the accrued but unpaid asset management fee would affect investor returns as less cash flow would be available for distribution due to the payment of these amounts to the advisor.

If our involvement in a May 2007 article published by Real Estate Finance & Investment was held to be in violation of the Securities Act of 1933, we could be subject to potential liability. Investors in this offering should rely only on the statements made in the prospectus as supplemented to date in determining whether to purchase our shares.

On May 21, 2007, Real Estate Finance & Investment newsweekly published an interview between Institutional Investor, Inc. reporter William Sprouse and Peter M. Bren, our president. If our involvement with the article were held by a court to be in violation of Section 5 of the Securities Act of 1933, we could be required to repurchase the shares sold to those purchasing shares from us who received the newsweekly article before receiving a written prospectus for a period of one year following the date of any violation determined by the court to have occurred. The repurchase price would be the original purchase price, plus statutory interest from the date of purchase.

We intend to contest vigorously any claim that a Section 5 violation occurred; nevertheless, we cannot assure you that a court would agree with us. Because we do not know the amount of shares purchased from us, if any, from those who received the newsweekly before receiving a prospectus, we cannot know the amount of our potential liability should a court hold that a Section 5 violation occurred. Therefore, we cannot assure you that the ultimate outcome with respect to any such Section 5 claim would not materially adversely affect our operating results, financial position or liquidity.

Investment Policies — Conflicts Committee Approval of Acquisitions and Dispositions

Our board of directors has adopted a policy that requires our conflicts committee to approve by a majority vote all of our acquisitions and dispositions of real estate investments. Our board of directors may revise this policy without the approval of our stockholders. The conflicts committee has approved an Investment Grade Securities Purchase Program pursuant to which the conflicts committee granted authority to the investment committee of our advisor to approve acquisitions of investment grade commercial mortgage-backed securities, collateralized debt obligations and credit default swaps up to an aggregate amount of $50 million.

7

Real Estate Portfolio

Included below is a description of all of our real estate acquisitions since inception.

Acquisition of the Sabal Pavilion Building

On July 7, 2006, we purchased, through an indirect wholly-owned subsidiary, a four-story office building containing 120,500 rentable square feet (the “Sabal Pavilion Building”) from NCFLA II Owner LLC, which is not affiliated with us or our advisor. The Sabal Pavilion Building is located on an approximate 11.9-acre parcel of land at 3620 Queen Palm Drive in Tampa, Florida. The purchase price of the Sabal Pavilion Building was approximately $24.3 million, plus closing costs. We funded the acquisition of the Sabal Pavilion Building with the proceeds from the loans described below.

In connection with the acquisition of the Sabal Pavilion Building, we obtained a $14.7 million fixed rate mortgage loan from a financial institution. The loan matures on August 1, 2036 and bears interest at a rate of 6.38% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. Under the promissory note, if Ford Motor Credit Company were to default on its lease prior to March of 2008, we would be required either to execute a guarantee to repay the outstanding amount of the loan or to deliver to the lender a cash deposit in an amount equal to $1.5 million plus an amount equal to the principal amount of the loan that would have been repaid as of such date had the loan been a fully-amortizing loan with a 30-year amortization period. This loan is secured by the Sabal Pavilion Building.

Also in connection with the acquisition of the Sabal Pavilion Building, we obtained a $4.9 million mezzanine loan from a financial institution secured by a 100% equity interest in our indirect wholly-owned subsidiary that holds title to the property. On October 5, 2006, we paid off the principal amount outstanding under this loan.

Our Operating Partnership also borrowed approximately $5.6 million from KBS Holdings LLC in connection with the acquisition of the Sabal Pavilion Building. KBS Holdings is a limited liability company that is wholly owned by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall. On October 27, 2006, we paid off the principal amount outstanding under the loan.

The Sabal Pavilion Building, which was completed in 1998, is 100% leased to Ford Motor Credit Company. Ford Motor Credit Company, a subsidiary of Ford Motor Company, is one of the world’s largest auto financing companies. It provides wholesale financing, mortgages and capital loans for dealers, as well as individual and fleet financing. Ford Motor Credit Company has nearly 13,000 employees in 36 countries, providing financial services to more than 11 million individual and corporate customers.

At June 2007, the current aggregate annual base rent payable under the Ford Motor Credit Company lease, which expires in March of 2010, was approximately $2.5 million. The average effective annual rental rate per square foot for each of the last five years for the Sabal Pavilion Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$19.15
2003	$17.79
2004	$19.76
2005	$20.15
2006	$20.48

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year. Ford Motor Credit Company has the right, at its option, to extend the initial lease term of its lease for two additional five-year periods.

8

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Sabal Pavilion Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$3,245	Non-depreciable	N/A	N/A
Building	21,499	39 years	Straight-line	39 years

Total	$24,744

We do not intend to make significant renovations or improvements to the Sabal Pavilion Building. Our management believes that the Sabal Pavilion Building is adequately insured.

Acquisition of the Plaza in Clayton

On September 27, 2006, we purchased, through an indirect wholly-owned subsidiary, a 16-story office building containing 325,172 rentable square feet (the “Plaza in Clayton”) from THF Plaza Office, LLC, which is not affiliated with us or our advisor. The Plaza in Clayton is located on an approximate 2.31-acre parcel of land at 190 Carondelet Plaza in St. Louis, Missouri (which parcel includes a condominium tower that is not the subject of the purchase and sale agreement). The purchase price of the Plaza in Clayton was approximately $93.3 million plus closing costs. We funded the purchase of the Plaza in Clayton with proceeds from the two loans described below and with proceeds from this offering.

In connection with the acquisition, we obtained a $62.2 million fixed rate mortgage loan from a financial institution. The loan matures on October 6, 2016 and bears interest at a fixed rate of 5.899% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by Greenwich Capital Financial Products, Inc. This loan is secured by the Plaza in Clayton.

We also obtained a $22.3 million mezzanine loan from a financial institution secured by a 100% equity interest in our indirect wholly-owned subsidiary that holds title to the property. On January 22, 2007, we paid off the principal amount outstanding under the loan.

The Plaza in Clayton, which was completed in 2001, is 97% leased by the following tenants: the law firm of Husch & Eppenberger, LLC (approximately 46%), Ernst & Young (approximately 29%), Metropolitan Life Insurance Company (approximately 11%), Northern Trust (approximately 3%) and various other office and retail tenants (approximately 8%). Husch & Eppenberger, LLC is a full service law firm with more than 275 attorneys in eight offices throughout the Midwest and Mid-South. Ernst & Young is the U.S. arm of Ernst & Young International, one of the “Big Four” accounting firms. Ernst & Young International provides audit, tax and transaction services to public and private companies in a wide variety of industries. Metropolitan Life Insurance Company, through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers.

The average occupancy rate for the Plaza in Clayton for the last five years is as follows:

Year	Average Occupancy Rate
2002	94%
2003	96%
2004	96%
2005	98%
2006	97%

At June 2007, the current aggregate annual base rent for the tenants of the Plaza in Clayton is approximately $9.0 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Plaza in Clayton is approximately 4.6 years. The Husch & Eppenberger lease expires on March 31, 2012, and the average annual rental rate for the Husch & Eppenberger lease over the remaining lease term is $27.94 per square foot. Husch & Eppenberger has the right, at its option, to extend the initial term of its lease for two additional five-year periods. The Ernst & Young lease expires on December 31, 2011, and the average annual rental rate for the Ernst & Young lease over the remaining lease term is $30.60 per square foot. Ernst & Young has the right, at its option, to extend the initial term of its lease for two additional five-year periods. The Metropolitan Life Insurance Company lease expires on May 31, 2010, and the average annual rental rate for the Metropolitan Life Insurance Company lease over the remaining lease term is $30.00 per square foot. Metropolitan Life Insurance Company has the right, at its option, to extend the initial term of its lease by one additional five-year period.

9

The average effective annual rental rate per square foot for each of the last five years for the Plaza at Clayton was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$20.74
2003	$26.46
2004	$27.88
2005	$27.94
2006	$28.80

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the Plaza in Clayton for each of the next 10 years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	4	6,683	$155	2%
2008	3	6,884	$208	2%
2009	—	—	—	—
2010	1	34,434	$1,033	12%
2011	2	101,145	$2,895	32%
2012	2	156,105	$4,342	48%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	10,184	$337	4%

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Plaza at Clayton:

	Federal Tax Basis (in thousands)	Rate of Depreciation Non-depreciable	Method of Depreciation	Depreciable Life
Land	$2,793	Non-depreciable	N/A	N/A
Building	91,458	39 years	Straight-line	39 years

Total	$94,251

We do not intend to make significant renovations or improvements to the Plaza in Clayton Building. Our management believes that the Plaza in Clayton Building is adequately insured.

Acquisition of the Southpark Commerce Center II Buildings

On November 21, 2006, we purchased, through an indirect wholly owned subsidiary, four light industrial/flex buildings containing 372,125 rentable square feet (the “Southpark Commerce Center II Buildings”) from Transwestern SF Partners I, L.P., which is not affiliated with us or our advisor. The Southpark Commerce Center II Buildings are located on an approximate 26-acre parcel of land at 4509 Freidrich Lane in Austin, Texas. The purchase price of the Southpark Commerce Center II Buildings was $28.4 million plus closing costs. The acquisition was funded with proceeds from the two loans described below and proceeds from this offering.

10

In connection with the acquisition, we obtained an $18.0 million fixed rate mortgage loan from a financial institution. The loan matures on December 6, 2016 and bears interest at a fixed rate of 5.6725% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the later to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by the lender. This loan is secured by the Southpark Commerce Center II Buildings.

Also in connection with the acquisition, we obtained a $5.2 million mezzanine loan from a financial institution secured by a 100% equity interest in our indirect wholly owned subsidiary that holds title to the property. On February 6, 2007, we paid off the principal amount outstanding under the loan.

The Southpark Commerce Center II Buildings were built in 2000 and are currently 98% leased by seven tenants, including the following: Travis Association for the Blind (approximately 27%), Legerity, Inc. (approximately 19%), Wayport, Inc. (approximately 19%) and Esoterix, Inc. (approximately 11%). Travis Association for the Blind is a service oriented non-profit organization that receives stores and ships clothing items for use by the armed forces. Wayport, Inc. serves the hospitality industry as a broadband provider and delivers high-speed Wi-Fi wireless and wired internet access to travelers in airports, hotels and McDonald’s nationwide. Legerity, Inc. is a leading provider of analog/mixed signal integrated circuits for wireless voice and data networks. Esoterix, Inc. is a wholly owned subsidiary of Laboratory Corporation of America Holdings and is one of the top providers of clinical laboratory services in the world. Esoterix, Inc.’s client base includes hospitals, physicians, pharmaceutical and biotechnology companies, research laboratories and managed care operations.

The average occupancy rate for the Southpark Commerce Center II Buildings for the last five years was as follows:

Year	Average Occupancy Rate
2002	81%
2003	81%
2004	88%
2005	91%
2006	82%

At June 2007, the current aggregate annual base rent for the tenants of the Southpark Commerce Center II Buildings is approximately $1.9 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Southpark Commerce Center II Buildings was approximately 2.7 years. The Travis Association for the Blind lease expires on August 31, 2011, and the average annual rental rate for the Travis Association for the Blind lease over the remaining lease term is $5.51 per square foot. Travis Association for the Blind has the right, at its option, to terminate its lease if its contract with the US Department of Defense is (i) cancelled or (ii) amended to require the Travis Association for the Blind to reduce or expand by 25% or more and we cannot accommodate this requirement. If Travis Association for the Blind were to terminate its lease, six months notice is required with the payment of three months gross rent plus unamortized commissions. The Wayport, Inc. lease expires on March 31, 2010, and the average annual rental rate for the Wayport, Inc. lease over the remaining lease term is $6.64 per square foot. Wayport, Inc. has the right, at its option, to extend the initial term of its lease for one additional five-year period provided that the tenant leases at least all of the original premises. The Legerity, Inc. lease expires on May 31, 2008, and the average annual rental rate for the Legerity, Inc. lease over the remaining lease term is $8.26 per square foot. The Esoterix, Inc. lease expires on December 31, 2008, and the average annual rental rate for the Esoterix, Inc. lease over the remaining lease term is $6.23 per square foot. Esoterix, Inc. has the right, at its option, to extend the initial term of its lease for two additional one-year periods.

The average effective annual rental rate per square foot for each of the last five years for the Southpark Commerce Center II Buildings was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$10.64
2003	$8.98
2004	$6.03
2005	$5.92
2006	$6.00

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The table below sets forth the lease expirations of the Southpark Commerce Center II Buildings for the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases. All leases expire by 2011.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	2	113,298	$634	34%
2009	2	53,323	$326	17%
2010	1	70,700	$399	21%
2011	2	126,373	$530	28%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Southpark Commerce Center II Buildings:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$3,100	Non-depreciable	N/A	N/A
Building	25,662	39 years	Straight-line	39 years

Total	$28,762

We do not intend to make significant renovations or improvements to the Southpark Commerce Center II Buildings. Our management believes that the Southpark Commerce Center II Buildings are adequately insured.

Acquisition of the 825 University Avenue Building

On December 5, 2006, we purchased, through an indirect wholly owned subsidiary, a two-story corporate research building containing 166,574 rentable square feet (the “825 University Avenue Building”) from CFRI/Doherty University Avenue, LLC, which is not affiliated with us or our advisor. The 825 University Avenue Building is located on an approximate 19-acre parcel of land at 825 University Avenue in Norwood, Massachusetts. The purchase price of the 825 University Avenue Building was $28.8 million plus closing costs. The acquisition was funded with proceeds from the two loans described below and proceeds from this offering.

In connection with the acquisition, we obtained a $19.0 million fixed rate mortgage loan from a financial institution. The loan matures on December 6, 2013 and bears interest at a fixed rate of 5.591% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the later to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by the lender. This loan is secured by the 825 University Avenue Building.

Also in connection with the acquisition, we obtained a $5.6 million mezzanine loan from a financial institution secured by a 100% equity interest in our indirect wholly owned subsidiary that holds title to the property. On February 6, 2007, we paid off the principal amount outstanding under the loan.

The 825 University Avenue Building was fully renovated between 2004 and 2006 and is currently 100% leased by the following tenants: Instron Corporation (approximately 66%) and LTX Corporation (approximately 34%). Instron Corporation, a division of Illinois Tool Works, is a premier maker of instruments, systems and software used to test the mechanical properties and performance of ceramics, composites, metals, plastics, rubber and textiles. LTX Corporation has been designing, developing and marketing advanced test solutions for the semiconductor industry for 30 years.

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The average occupancy rate for the 825 University Avenue Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	*
2003	*
2004	*
2005	66%
2006	83%

*	The 825 University Building was vacant when it was acquired in 2002 by an unaffiliated buyer who converted the building from a single-tenant building to a multi-tenant building between 2004 and 2006.

At June 2007, the current aggregate annual base rent for the tenants of the 825 University Avenue Building is approximately $2.1 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the 825 University Avenue Building was approximately 8.3 years. The Instron Corporation lease expires in March 2015, and the average annual rental rate for the Instron Corporation lease over the remaining lease term is $12.87 per square foot. Instron Corporation has the right, at its option, to extend the initial term of its lease for two additional five-year periods. The LTX Corporation lease expires in June 2016, and the average annual rental rate for the LTX Corporation lease over the remaining lease term is $15.46 per square foot. LTX Corporation has the right, at its option, to extend the initial term of its lease for two additional five-year periods.

The average effective annual rental rate per square foot for each of the last five years for the 825 University Avenue Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	*
2003	*
2004	*
2005	$12.07
2006	$12.48

*	The 825 University Building was vacant when it was acquired in 2002 by an unaffiliated buyer who converted the building from a single-tenant building to a multi-tenant building between 2004 and 2006.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the 825 University Avenue Building for each of the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	1	110,194	$1,331	63%
2016	1	56,380	$795	37%

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

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The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the 825 University Avenue Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$4,165	Non-depreciable	N/A	N/A
Building	25,015	39 years	Straight-line	39 years

Total	$29,180

We do not intend to make significant renovations or improvements to the 825 University Avenue Building. Our management believes that the 825 University Avenue Building is adequately insured.

Acquisition of the Midland Industrial Buildings

On December 22, 2006, we purchased, through an indirect wholly owned subsidiary, three bulk distribution buildings containing 785,790 rentable square feet (the “Midland Industrial Buildings”) from DP Partners, which is not affiliated with us or our advisor. The Midland Industrial Buildings are located on three parcels of land at 90 King Mill Road (approximately 15 acres), 197 King Mill Road (approximately 16 acres) and 220 Midland Court (approximately 7 acres) in McDonough, Georgia. The purchase price of the Midland Industrial Buildings was $37.1 million plus closing costs. The acquisition was funded with proceeds from the two loans described below and proceeds from this offering.

In connection with the acquisition, we obtained a $24.1 million fixed rate mortgage loan from a financial institution. The loan matures on January 6, 2011 and bears interest at a fixed rate of 5.755% per annum for the first two years and 5.855% thereafter. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the later to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by the lender. This loan is secured by the Midland Industrial Buildings.

Also in connection with the acquisition of the Midland Industrial Buildings, we obtained an $8.7 million mezzanine loan from a financial institution secured by a 100% equity interest in our wholly owned subsidiary that holds title to the property. On March 30, 2007, we paid off the principal amount outstanding under the loan.

The Midland Industrial Buildings were completed in 2000 and are currently 100% leased to Ozburn-Hessey Logistics, LLC (“Ozburn-Hessey”) under three separate lease agreements. Ozburn-Hessey is the largest privately held third party logistics provider in the United States. It supplies its clients with complete supply chain solutions nationwide, including custom brokerage and freight forwarding, real estate, small parcel transportation, and transportation management, value-added services and warehousing.

The average occupancy rate for the Midland Industrial Buildings for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%
2003	100%
2004	100%
2005	100%
2006	100%

At June 2007, the current aggregate annual base rent payable under the Ozburn-Hessey leases is approximately $2.7 million. As of June 2007, the current weighted-average remaining lease term for the Ozburn-Hessey leases was approximately 7 years. The Ozburn-Hessey lease at 90 King Mill Road expires in May 2013, and the average annual rental rate for the lease over the remaining lease term is $3.04 per square foot. The Ozburn-Hessey lease at 197 King Mill Road expires in August 2015, and the average annual rental rate for the lease over the remaining lease term is $2.88 per square foot. The Ozburn-Hessey lease at 220 Midland Court expires in March 2014, and the average annual rental rate for the lease over the remaining lease term is $3.66 per square foot.

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The average effective annual rental rate per square foot for each of the last five years for the Midland Industrial Buildings was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$3.10
2003	$3.10
2004	$3.10
2005	$3.10
2006	$3.10

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the Midland Industrial Buildings for each of the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	320,160	$1,057	40%
2014	1	150,875	$607	23%
2015	1	314,755	$1,001	37%
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Midland Industrial Buildings:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$5,040	Non-depreciable	N/A	N/A
Building	32,488	39 years	Straight-line	39 years

Total	$37,528

We do not intend to make significant renovations or improvements to the Midland Industrial Buildings. Our management believes that the Midland Industrial Buildings are adequately insured.

Acquisition of the 625 Second Street Building

On January 31, 2007, we purchased, through an indirect wholly owned subsidiary, a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from Rosenberg SOMA Investments III, LLC, which is not affiliated with us or our advisor. The 625 Second Street Building is located on an approximate 0.8-acre parcel of land at 625 Second Street in San Francisco, California. The purchase price of the 625 Second Street Building was $51.0 million plus closing costs. The acquisition was funded with proceeds from the loan described below and proceeds from this offering.

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In connection with the acquisition, we obtained a $33.7 million fixed rate mortgage loan from a financial institution. The loan matures on February 1, 2014 and bears interest at a fixed rate of 5.85% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after January 31, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by the 625 Second Street Building.

The 625 Second Street Building was completed in 1906 and fully renovated in 1999. The 625 Second Street Building is 100% leased by LookSmart, Ltd. LookSmart is an online media and technology company that focuses on internet search and provides related content, advertising and technology solutions for consumers, advertisers and publishers.

The average occupancy rate for the 625 Second Street Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%
2003	100%
2004	100%
2005	100%
2006	100%

At June 2007, the current remaining lease term for LookSmart was approximately 2.5 years. The LookSmart lease expires in November 2009, and the average annual rental rate for the lease over the remaining lease term is approximately $35.10 per square foot (average monthly rental rate of approximately $2.93 per square foot). LookSmart has the right, at its option, to extend its lease for two additional five-year periods. The gross annual rent for the LookSmart lease is $4.7 million. Gross annual rent is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The average effective annual rental rate per square foot for each of the last five years for the 625 Second Street Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$30.86
2003	$32.27
2004	$32.86
2005	$34.27
2006	$34.77

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the 625 Second Street Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$8,400	Non-depreciable	N/A	N/A
Building	43,123	39 years	Straight-line	39 years

Total	$51,523

We do not intend to make significant renovations or improvements to the 625 Second Street Building. Our management believes that the 625 Second Street Building is adequately insured.

Acquisition of the Crescent Green Buildings

On January 31, 2007, we purchased, through an indirect wholly owned subsidiary, three office buildings comprising 248,832 rentable square feet (the “Crescent Green Buildings”) from Crescent 1100, LLC, Crescent 1200, LLC and Crescent 1300, LLC, which are not affiliated with us or our advisor. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green and 1300 Crescent Green in Cary, North Carolina. The purchase price of the Crescent Green Buildings was $48.1 million plus closing costs. The acquisition was funded with proceeds from the two loans described below and proceeds from this offering.

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In connection with the acquisition, we obtained a $32.4 million fixed rate mortgage loan from a financial institution. The loan matures on February 1, 2012 and bears interest at a fixed rate of 5.18% per annum for the first two years and 5.68% thereafter. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after January 31, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by the Crescent Green Buildings.

Also in connection with the acquisition of the Crescent Green Buildings, we obtained an $8.4 million mezzanine loan from a financial institution secured by a 100% equity interest in our indirect wholly owned subsidiary that holds title to the property. On March 31, 2007, we paid off the principal and interest outstanding under the mezzanine loan.

The Crescent Green Buildings were completed in 1996, 1997 and 1998. The Crescent Green Buildings are currently 99% leased by fifteen tenants, including Affiliated Computer Services (approximately 63%). Affiliated Computer Services is a premier provider of diversified business process outsourcing and information technology outsourcing solutions to commercial and government clients worldwide. Affiliated Computer Services also provides a variety of systems integration and technology outsourcing services, including data center operations, network management, and technical support and training services.

The average occupancy rate for the Crescent Green Buildings for the last five years was as follows:

Year	Average Occupancy Rate
2002	71%
2003	78%
2004	84%
2005	88%
2006	90%

At June 2007, the current aggregate annual base rent for the tenants of the Crescent Green Buildings is approximately $4.1 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Crescent Green Buildings was approximately 4.8 years. The Affiliated Computer Services leases expire in June 2013, and the average annual rental rate for the Affiliated Computer Services leases over the remaining lease term is $16.21 per square foot (average monthly rental rate of $1.35 per square foot). Beginning in June 2011, Affiliated Computer Services has the right, at its option, to terminate its lease in the 1200 Crescent Green Building (76,316 square feet) with 12 months notice.

The average effective annual rental rate per square foot for each of the last five years for the Crescent Green Buildings was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$18.93
2003	$17.25
2004	$17.28
2005	$17.25
2006	$17.87

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The table below sets forth the lease expirations of the Crescent Green Buildings for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	1	1,574	$31	1%
2008	4	42,233	$799	20%
2009	2	4,267	$77	2%
2010	3	16,382	$313	8%
2011	4	10,496	$190	4%
2012	1	3,224	$63	1%
2013	2	154,519	$2,318	57%
2014	1	13,721	$273	7%
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Crescent Green Buildings:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$6,200	Non-depreciable	N/A	N/A
Building	42,469	39 years	Straight-line	39 years

Total	$48,669

We do not intend to make significant renovations or improvements to the Crescent Green Buildings. Our management believes that the Crescent Green Buildings are adequately insured.

Acquisition of the Sabal VI Building

On March 5, 2007, we purchased, through an indirect wholly owned subsidiary, a two-story office building containing 96,346 rentable square feet (the “Sabal VI Building”) from NCFLA II OWNER LLC and NCFLA SABAL LLC, which are not affiliated with us or our advisor. The Sabal VI Building is located on an approximate 10-acre parcel of land at 3611 Queen Palm Drive in Tampa, Florida. The purchase price of the Sabal VI Building was $16.5 million plus closing costs. The acquisition was funded with proceeds from the loan described below and proceeds from this offering.

In connection with the acquisition, we obtained an $11.0 million fixed rate mortgage loan from a financial institution. The loan matures on October 1, 2011 and bears interest at a fixed rate of 5.14% per annum for the first two years and 5.84% thereafter. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after March 5, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by the Sabal VI Building.

The Sabal VI Building was completed in 1988 and is 100% leased. The Sabal VI Building is currently leased by the following tenants: CCN Managed Care, Inc. (61%), PharMerica (20%), and Ford Motor Credit Company (19%). CCN Managed Care is a wholly owned subsidiary of First Health Group Corp., one of the nation’s largest PPO networks. PharMerica is a wholly owned subsidiary of AmerisourceBergen Corporation, the nation’s leading drug distributor and global supplier of pharmaceuticals, medical-surgical supplies, specialty healthcare products, information management solutions and consulting services. Ford Motor Credit Company, a wholly owned subsidiary of Ford Motor Company, is one of the world’s largest auto financing companies. It provides wholesale financing, mortgages and capital loans for dealers, as well as individual and fleet financing.

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The average occupancy rate for the Sabal VI Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%
2003	91%
2004	20%
2005	20%
2006	61%

At June 2007, the current aggregate annual base rent for the tenants of the Sabal VI Building is approximately $1.4 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Sabal VI Building was approximately 6.6 years. The CCN Managed Care lease expires in March 2016 and the average annual rental rate for the CCN Managed Care lease over the remaining lease term is $13.21 per square foot. CCN Managed Care has the right to terminate its lease effective April 30, 2013 upon payment of a termination penalty of $1.0 million. CCN Managed Care also has the right, at its option, to extend its lease for two additional five-year periods. The PharMerica lease expires in September 2008 and the average annual rental rate for the PharMerica lease over the remaining lease term is $16.14 per square foot. PharMerica has the right, at its option, to extend its lease for two additional five-year periods. Ford Motor Credit Company executed its lease on January 11, 2007 and commenced paying monthly rent effective May 2007, upon taking occupancy of the space. The Ford Motor Credit Company lease expires in April 2012 and the average annual rental rate for the Ford Motor Credit Company lease is $21.26 per square foot. Ford Motor Credit Company has the right, at its option, to extend its lease for one additional five-year period.

The average effective annual rental rate per square foot for each of the last five years for the Sabal VI Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$11.75
2003	$12.27
2004	$15.14
2005	$15.59
2006	$14.31

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the Sabal VI Building for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	1	19,045	$312	22%
2009	—	—	—	—
2010	—	—	—	—
2011	—	—	—	—
2012	1	18,855	$377	27%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	1	58,446	$715	51%

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

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The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Sabal VI Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$2,605	Non-depreciable	N/A	N/A
Building	14,134	39 years	Straight-line	39 years

Total	$16,739

We do not intend to make significant renovations or improvements to the Sabal VI Building. Our management believes that the Sabal VI Building is adequately insured.

Acquisition of The Offices at Kensington

On March 29, 2007, we purchased, through an indirect wholly owned subsidiary, two four-story office buildings containing 170,436 rentable square feet (“The Offices at Kensington”) from CLPF-Kensington, L.P., which is not affiliated with us or our advisor. The Offices at Kensington are located on an approximate 9-acre parcel of land at 1600 and 1650 Highway 6 South in Sugar Land, Texas. The purchase price of The Offices at Kensington was $28.0 million plus closing costs. The acquisition was funded with proceeds from the loan described below and proceeds from this offering.

In connection with the acquisition, we obtained an $18.5 million fixed rate mortgage loan from a financial institution. The loan matures on April 1, 2014 and bears interest at a fixed rate of 5.52% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to defease the entire loan (but not prepay) upon the earlier to occur of: (a) three years after March 29, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by The Offices at Kensington.

The Offices at Kensington were completed in 1998 and are 91% leased by thirty-five tenants at June 2007, including Noble Drilling Services, Inc. (12.6%). Noble Drilling Services is one of the largest offshore drilling contractors in the world.

The average occupancy rate for The Offices at Kensington for the last five years was as follows:

Year	Average Occupancy Rate
2002	95%
2003	97%
2004	87%
2005	83%
2006	77%

At June 2007, the current aggregate annual base rent for the tenants of The Offices at Kensington is approximately $3.1 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of The Offices at Kensington is approximately 2.4 years. The Noble Drilling Services lease expires in July 2011, and the average annual rental rate for the Noble Drilling Services lease over the remaining lease term is $21.08 per square foot. Noble Drilling Services has the right, at its option, to terminate its lease effective November 30, 2009 with nine months notice and upon payment of a termination fee. Noble Drilling Services also has the right, at its option, to extend the lease for one additional five-year period.

The average effective annual rental rate per square foot for each of the last five years for The Offices at Kensington was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$19.95
2003	$19.98
2004	$20.59
2005	$20.05
2006	$20.54

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The table below sets forth the lease expirations of The Offices at Kensington for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	4	14,029	$300	10%
2008	10	34,495	$779	25%
2009	11	34,764	$778	25%
2010	8	32,683	$692	23%
2011	3	22,883	$458	15%
2012	1	15,559	$60	2%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to The Offices at Kensington:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$1,566	Non-depreciable	N/A	N/A
Building	26,578	39 years	Straight-line	39 years

Total	$28,144

We do not intend to make significant renovations or improvements to The Offices at Kensington. Our management believes that The Offices at Kensington are adequately insured.

Acquisition of the Royal Ridge Building

On June 21, 2007, we purchased, through an indirect wholly owned subsidiary, a six-story office building containing 160,539 rentable square feet (the “Royal Ridge Building”) from FSP Royal Ridge Corp., which is not affiliated with us or our advisor. The Royal Ridge Building is located on an approximate 13.2-acre parcel of land at 11680 Great Oaks Way in Alpharetta, Georgia. The purchase price of the Royal Ridge Building was $33.0 million plus closing costs. We funded the acquisition with proceeds from this offering, but we may later place mortgage debt on the property.

The Royal Ridge Building was completed in 2001 and at June 2007 is 96% leased by five tenants, including Virginia Surety Company, Inc. (51%) and Hagemeyer North America (38%). Both Virginia Surety Company, Inc. and Hagemeyer North America have subleases associated with their space. Virginia Surety Company, Inc. is the principal U.S. property and casualty insurance company of The Warranty Group, the largest single-source provider of extended service plan solutions. Virginia Surety Company, Inc. is owned by an affiliate of the Onex Corporation, one of Canada’s largest companies specializing in raising private equity. Hagemeyer North America distributes electrical materials, safety products and industrial products and services throughout North America. It is a wholly owned subsidiary of Hagemeyer N.V., headquartered in the Netherlands.

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The average occupancy rate for the Royal Ridge Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	23	%(1)
2003	99%
2004	100%
2005	90%
2006	94%

(1)

The Royal Ridge Building was completed in 2001 and was in the lease up phase during 2002. In July 2002, 38% of the building was leased to Hagemeyer North America. In December 2002, 51% of the building was leased to the Virginia Surety Company, Inc. This resulted in average occupancy in 2002 of 23%.

At June 2007, the current aggregate annual base rent for the tenants of the Royal Ridge Building is approximately $2.3 million. As of June 2007, the current weighted-average remaining lease term for the existing tenants of the Royal Ridge Building is approximately 5.3 years. The Virginia Surety Company, Inc. lease expires in November 2012, and the average annual rental rate for the Virginia Surety Company, Inc. lease over the remaining lease term is $16.51 per square foot. The Virginia Surety Company, Inc. has the right, at its option, to extend the lease for two additional three-year periods. The Hagemeyer North America lease expires in October 2012, and the average annual rental rate for the Hagemeyer North America lease over the remaining lease term is $14.91 per square foot. Hagemeyer North America has the right, at its option, to extend the lease for two additional five-year periods.

The average effective annual rental rate per square foot for each of the last five years for the Royal Ridge Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002 (1)	—
2003 (1)	$7.20
2004	$13.66
2005	$14.09
2006	$13.98

(1)	The Hagemeyer North America lease for 27,504 square feet commenced in July 2002 with a one-year free rent period.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the Royal Ridge Building for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	1	1,303	$21	1%
2008	—	—	—	—
2009	—	—	—	—
2010	1	7,605	$87	4%
2011	1	1,992	$26	1%
2012	2	143,224	$2,112	94%
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

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The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Royal Ridge Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$3,500	Non-depreciable	N/A	N/A
Building	29,883	39 years	Straight-line	39 years

Total	$33,383

We do not intend to make significant renovations or improvements to the Royal Ridge Building. Our management believes that the Royal Ridge Building is adequately insured.

Acquisition of the 9815 Goethe Road Building

On June 26, 2007, we purchased, through an indirect wholly owned subsidiary, a two-story office building containing approximately 80,000 usable square feet (the “9815 Goethe Road Building”) from Evergreen/Bradville II, which is not affiliated with us or our advisor. The 9815 Goethe Road Building is located on an approximate 5-acre parcel of land at 9815 Goethe Road in Sacramento, California. The purchase price of the 9815 Goethe Road Building was $15.8 million plus closing costs. The acquisition was funded with proceeds from this offering, but we may later put mortgage debt on the property.

The 9815 Goethe Road Building was built in 1992 and is 100% leased by the State of California’s Employment Development Department (“EDD”) under a long-term lease agreement.

The average occupancy rate for the 9815 Goethe Road Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%
2003	100%
2004	100%
2005	100%
2006	100%

At June 2007, the current aggregate annual base rent payable under the EDD lease, which expires in July 2014, is approximately $1.7 million. EDD has the right, at its option, to terminate its lease effective April 30, 2011 with 60-days notice.

The average effective annual rental rate per square foot for each of the last five years for 9815 Goethe Road Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$20.90
2003	$21.07
2004	$21.02
2005	$20.44
2006	$19.49

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the 9815 Goethe Road Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$2,043	Non-depreciable	N/A	N/A
Building	13,928	39 years	Straight-line	39 years

Total	$15,971

We do not intend to make significant renovations or improvements to the 9815 Goethe Road Building. Our management believes that the 9815 Goethe Road Building is adequately insured.

Acquisition of the Bridgeway Technology Center

On June 27, 2007, we purchased, through an indirect wholly owned subsidiary, two single-story office/research and development buildings containing 187,268 rentable square feet (the “Bridgeway Technology Center”) from SC Bridgeway, Inc., which is not affiliated with us or our advisor. The Bridgeway Technology Center is located on an approximate 13-acre parcel of land at 7007-7015 Gateway Boulevard and 7151 Gateway Boulevard in Newark, California. The purchase price of the Bridgeway Technology Center was approximately $49.9 million plus closing costs. We funded the acquisition with proceeds from this offering, but we may later place mortgage debt on the property.

The Bridgeway Technology Center was completed in 1996 and is 100% leased by two tenants, GE Homeland Protection, Inc. (70%) and Risk Management Solutions, Inc. (30%). GE Homeland Protection, Inc. is a business of GE Security, Inc. and a wholly owned indirect subsidiary of the General Electric Company. GE Security, Inc. is a leading supplier of security and life safety technologies, with operations in more than 35 countries. Risk Management Solutions, Inc. is headquartered at the Bridgeway Technology Center and is a leading provider of products and services for the quantification and management of catastrophe risks. Risk Management Solutions, Inc. is a subsidiary of Daily Mail and General Trust, one of the United Kingdom’s largest media holding companies.

The average occupancy rate for the Bridgeway Technology Center for the last five years was as follows:

Year	Average Occupancy Rate
2002	90%
2003	97%
2004	97%
2005	98%
2006	100%

At June 2007, the current aggregate annual base rent for the tenants of the Bridgeway Technology Center is approximately $4.0 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Bridgeway Technology Center is approximately 3.1 years. The GE Homeland Protection, Inc. lease expires in February 2010, and the average annual rental rate for the GE Homeland Protection lease over the remaining lease term is $13.06 per square foot. GE Homeland Protection, Inc. has the right, at its option, to terminate its lease effective August 2009 with six-months notice and upon payment of a termination fee. The Risk Management Solutions, Inc. lease expires in December 2010, and the average annual rental rate for the Risk Management Solutions, Inc. lease over the remaining lease term is $46.28 per square foot.

The average effective annual rental rate per square foot for each of the last five years for the Bridgeway Technology Center was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$18.14
2003	$18.06
2004	$19.45
2005	$20.10
2006	$21.69

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The table below sets forth the lease expirations of the Bridgeway Technology Center for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	2	187,268	$4,011	100%
2011	—	—	—	—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Bridgeway Technology Center:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$11,299	Non-depreciable	N/A	N/A
Building	39,090	39 years	Straight-line	39 years

Total	$50,389

We do not intend to make significant renovations or improvements to the Bridgeway Technology Center. Our management believes that the Bridgeway Technology Center is adequately insured.

Probable Acquisitions

Acquisition of the Opus National Industrial Portfolio

On June 1, 2007, our advisor entered into purchase and sale agreements with Opus Real Estate VI Limited Partnership, MBS Arlington Limited Partnership, and OIRE Michigan, L.L.C., respectively, to purchase a portfolio of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”). The portfolio consists of properties totaling approximately 2.3 million rentable square feet. On June 29, 2007, the advisor assigned these purchase and sale agreements to us for no consideration. Pursuant to the purchase and sale agreements, we would be obligated to purchase the portfolio only after satisfactory completion of agreed upon closing conditions. The sellers are not affiliated with us or our advisor.

The purchase price of the Opus National Industrial Portfolio is $126.0 million plus closing costs. We would fund the purchase of the Opus National Industrial Portfolio with proceeds from this offering, but we may later put mortgage debt on the properties.

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The following table sets forth certain information with respect to the properties.

Property	City/ State	Date Acquired	Number of Buildings	Year Built/ Renovated	Rentable Square Feet	Percent Leased	Annualized Base Rent (in Thousands)		Percent Annualized Rent	Annualized Rent Per Leased Square Foot	Primary Tenant
Cardinal Health	Champlin, MN	Jun-06	1	1995	221,750	100%	$809		10%	$3.65	Cardinal Health Inc.
Cedar Bluffs Business Center	Eagan, MN	Jun-06	1	2005	81,329	100%	474		6%	$5.83	Simpson Strong- Tie Co.
Crystal Park II-Buildings D & E	Round Rock, TX	Apr-05	2	2002	240,452	73%	1,286		15%	$4.32	Various
Corporate Express	Arlington, TX	Jan-06	1	1992	131,040	100%	524		6%	$4.00	Corporate Express
Park 75-Dell	West Chester, OH	Dec-04	1	2002	427,920	100%	1,202		14%	$2.81	Dell Products LP
Plainfield Business Center	Plainfield, IN	Jun-06	1	2006	321,627	100%	1,273		15%	$3.96	Brightpoint
Hartman Business Center One	Austell, GA	Dec-04	1	2003	353,983	100%	1,007		12%	$2.84	Metro Foods, Inc.
Rickenbacker IV-Medline	Groveport, OH	Nov-05	1	2005	377,283	100%	1,162		14%	$3.08	Medline Industries
Advo-Valassis Building	Van Buren, MI	Apr-98	1	1996	160,464	100%	722	(1)	8%	$4.50	Advo, Inc.

					2,315,848	97%	$8,459		100%

(1)	Advo received one year of free rent (January 1, 2007 through December 31, 2007) as part of its ten-year lease renewal. Annualized rent is for rent effective January 1, 2008 through December 31, 2011.

The average occupancy rate for the Opus National Industrial Portfolio for the last five years was as follows:

Year	Average Occupancy Rate (1)
2002	100%
2003	100%
2004	100%
2005	79	%(2)
2006	93	%(2)

(1)	Reflects average annual occupancy rate of properties owned during each year represented. See table above for acquisition date.
(2)

Reflects occupancy fluctuations based primarily on timing of lease up of a major tenant of Park 75 during 2005 and timing of the acquisition and lease up of Crystal Park II in 2005. In 2005, Dell Products, LLP leased 100% of Park 75, which comprised 27% of the portfolio at December 31, 2005. Crystal Park II was acquired in April of 2005 and its occupancy increased 38% during the year. The year 2006 reflects a full year of the lease up occurring during 2005 as well as 2006 acquisitions.

The current aggregate annual base rent for the tenants of the Opus National Industrial Portfolio is approximately $8.5 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Opus National Industrial Portfolio is approximately 5.9 years.

The average effective annual rental rate per square foot for each of the last five years for the Opus National Industrial Portfolio was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$4.99
2003	$5.20
2004	$5.20
2005	$3.12
2006	$3.30

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

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The table below sets forth the lease expirations of the Opus National Industrial Portfolio for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)		% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—		—
2008	1	24,244	$131		2%
2009	3	163,350	$1,063		12%
2010	3	405,084	$1,357		16%
2011	4	386,329	$1,645		19%
2012	2	196,299	$741		9%
2013	—	—	—		—
2014	2	288,724	$789		9%
2015	2	649,670	$2,012		24%
2016	1	160,464	$722	(1)	9%

(1)	Advo received one year of free rent (January 1, 2007 through December 31, 2007) as part of its ten-year lease renewal. Annualized rent is for rent effective January 1, 2008 through December 31, 2011.

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent, net of free rent, as of June 2007 multiplied by 12.

The following table shows how we will depreciate the value of the portfolio for tax purposes as well as certain tax information related to the Opus National Industrial Portfolio:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$22,314	Non-depreciable	N/A	N/A
Portfolio	105,257	39 years	Straight-line	39 years

Total	$127,571

We do not intend to make significant renovations or improvements to the Opus National Industrial Portfolio. There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may forfeit our earnest money deposit.

Real Estate-Related Investments

Investment in Tribeca Loans

As of June 28, 2007, we had invested an aggregate of $46.7 million in two mezzanine loans and $23.5 million in a participation interest in the senior mortgage loans related to the conversion of an eight-story loft building into a ten-story condominium building located at 415 Greenwich Street in New York, New York (the “Tribeca Building”).

As of July 2, 2007, over 60% of the condominium units in the Tribeca Building were under contract based on both the total number of units available for sale and the square feet represented by those units, subject to the construction being completed by the developer. As the property has no operations and is under construction, no meaningful financial statements are available for the underlying property.

The Mezzanine Loans

On July 18, 2006, we purchased, through an indirect wholly owned subsidiary, a $15.9 million junior mezzanine real estate loan (the “First Tribeca Mezzanine Loan”) from an unaffiliated seller. The purchase price of the First Tribeca Mezzanine Loan was approximately $12.9 million plus closing costs, which was the amount funded to the borrower under the loan as of the date of acquisition. After the closing, we remained obligated to fund an additional $3.0 million under the loan for future costs related to the conversion of the Tribeca Building. As of June 28, 2007, we had funded approximately $2.6 million of these costs and the total balance outstanding under the First Tribeca Mezzanine Loan was approximately $15.5 million.

We funded the investment in the First Tribeca Mezzanine Loan with proceeds from two loans and this offering. One loan was in the form of a $7.1 million advance under a repurchase agreement with a financial institution, which was repaid on December 27, 2006. The second loan was a $2.9 million advance to our Operating Partnership from KBS Holdings, a limited liability company that is wholly owned by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are our sponsors and each of whom is one of our officers and/or directors. On October 27, 2006, we paid off the principal amount outstanding under this advance.

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The First Tribeca Mezzanine Loan bears interest at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25%. At March 31, 2007, the one-month LIBOR rate was 5.3195%. In connection with the acquisition of the Second Tribeca Mezzanine Loan (defined below), the initial maturity date of the First Tribeca Mezzanine Loan was changed from March 1, 2008 to May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the First Tribeca Mezzanine Loan is required to make monthly interest-only payments to us, with the outstanding principal balance being due at maturity. Prior to satisfaction of the loan, the borrower must pay us an amount that brings the annualized internal rate of return on the First Tribeca Mezzanine Loan to 25%. The First Tribeca Mezzanine Loan is expected to be used to fund costs related to the conversion of the Tribeca Building.

On May 3, 2007, through an indirect wholly owned subsidiary, we closed on a second junior mezzanine loan investment in the approximate amount of $31.2 million (“Second Tribeca Mezzanine Loan”) related to the conversion of the Tribeca Building. The investment was funded with proceeds from this offering. The Second Tribeca Mezzanine Loan is in substantially the form of an increase of the First Tribeca Mezzanine Loan.

The Second Tribeca Mezzanine Loan bears interest at a fixed rate of 25% per annum. The Second Tribeca Mezzanine Loan has an initial maturity date of May 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the Second Tribeca Mezzanine Loan is required to make monthly interest-only payments to us, with the outstanding principal balance being due at maturity. The Second Tribeca Mezzanine Loan is being used to fund approximately $7.4 million of hard costs and the balance is being used to cover interest reserves and other soft costs related to the conversion of the Tribeca Building.

The First and Second Tribeca Mezzanine Loans are subordinate to senior mortgage loans totaling approximately $103.2 million and a $25.0 million senior mezzanine loan, of which approximately $118.9 million of the senior notes were outstanding as of June 28, 2007. As described below, on June 28, 2007, we purchased a participation interest in the senior mortgage loans.

The First and Second Tribeca Mezzanine Loans are secured by, among other things, a first lien priority pledge of the borrower’s member interest (the “Member Interest”) in 415 Greenwich Senior Mezzanine Owner LLC (the “Owner Member”). The Owner Member is the sole member in 415 Greenwich Fee Owner LLC (the “Fee Owner”), which is the owner of the Tribeca Building. With respect to certain “bad boy” acts, amounts outstanding under the First and Second Tribeca Mezzanine Loans are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Pursuant to an intercreditor agreement, our right to payment under the First and Second Tribeca Mezzanine Loans is subordinate to the right to payment of the lenders under a $103.2 million mortgage loan made to the Fee Owner and a $25.0 million senior mezzanine loan made to the Owner Member. The intercreditor agreement provides that in the event of a default under the First and Second Tribeca Mezzanine Loans, we would be entitled to foreclose on the Member Interest and thereby take control and ownership of the Owner Member and the Fee Owner.

Unlike foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, our indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the Member Interest in this transaction would allow us to take indirect control of the Tribeca Building, subject to the senior debt related to the property.

The Senior Mortgage Participation

On June 28, 2007, we purchased, through an indirect wholly owned subsidiary, a 25% interest (the “Senior Mortgage Participation”) in the senior mortgage loans secured by the Tribeca Building from an unaffiliated seller. The purchase price of the Senior Mortgage Participation was approximately $23.5 million plus closing costs. After the closing, we remain obligated to fund an additional $2.3 million under the Senior Mortgage Participation for costs related to the conversion of the Tribeca Building. We purchased the Senior Mortgage Participation with proceeds from this offering.

The Senior Mortgage Participation is a 25% interest in three senior mortgage loans as well as an “interest-only” participation in the same mortgage loans. The three mortgage loans consist of (i) a senior mortgage loan in the principal amount of $62.5 million, (ii) a building mortgage loan in the principal amount of up to $37.9 million and (iii) a project mortgage loan in the principal amount of $2.8 million. As of June 28, 2007, all amounts under the three mortgage loans had been advanced, except that only $28.8 million of the $37.9 million building mortgage loan had been advanced. Under the Senior Mortgage Participation, we are obligated to fund 25% of the $9.1 million that remains unfunded under the building mortgage loan as of June 28, 2007. The borrower under each of the three mortgage loans is the Fee Owner (defined above). Neither we nor our advisor are affiliated with Fee Owner.

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The $94.1 million currently outstanding under senior mortgage loans bears interest at a variable rate of 30-day LIBOR plus 2.70%, including the interest rate on the “interest-only” participation in the mortgage loans. The future funding obligation under the building mortgage loan will bear interest at 30-day LIBOR plus 3.00%. The initial maturity date of the senior mortgage loans is May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the senior mortgage loans is required to make monthly interest-only payments to us, with the outstanding principal balance being due at maturity.

The remaining 75% interest in the three senior mortgage loans is held by AIG Annuity Insurance Company and the remaining 75% interest in the “interest-only” participation in these three mortgage loans is held by AIG Mortgage Capital LLC. Our right to repayment under the Senior Mortgage Participation is parri passu with that of the other noteholders.

In the event that (i) payment of principal or interest on the mortgage loans becomes 90 days or more delinquent, (ii) the mortgage loan has been accelerated, (iii) the principal balance on the mortgage loan is not paid at maturity, (iv) the borrower under the mortgage loans files for bankruptcy, (v) the holders of the participations in the three senior loans are unable to provide unanimous consent on certain major decisions or (vi) the borrower fails to satisfy certain other conditions of the mortgage documents and all of the holders of the loans do not grant approval, the holder of the 75% participation in the senior mortgage loans has the right to purchase our Senior Mortgage Participation. In the event that the holder of the 75% participation in the senior mortgage loans does not purchase our interest, we have the right to purchase the 75% participation in the senior mortgage loans.

The holder of the 75% participation in the senior mortgage loans has exclusive authority with respect to the administration of the mortgage loans and the exercise of rights and remedies with respect to the mortgage loan, except that unanimous consent of the holders, is required with respect to (i) any material modification or waiver of a monetary term of the mortgage loans, (ii) an extension of the maturity date, (iii) a reduction in the interest rate or monthly debt service payment, (iv) a sale of the secured property (other than the sale of condominiums) for an amount less than necessary to ensure repayment plus certain costs incurred by the holders of the mortgage notes, and (v) other limited matters set forth in the participation agreement. With respect to certain “bad boy” acts, amounts outstanding under the mortgage loans are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Investment in the Sandmar Mezzanine Loan

On January 9, 2007, we purchased, through an indirect wholly owned subsidiary, an $8.0 million mezzanine loan (the “Sandmar Mezzanine Loan”). We purchased this loan from AIG Mortgage Capital, LLC, which is not affiliated with us or our advisor. The purchase price of the Sandmar Mezzanine Loan was approximately $8.0 million plus closing costs. We funded the acquisition with proceeds from this offering.

There are six borrowers under the Sandmar Mezzanine Loan: Westmarket Associates 2006 MB LLC, Little River Associates 2006 MB LLC, Clinton Associates 2006 MB LLC, Newmarket Associates 2006 MB LLC, Apopka Associates 2006 MB LLC and Westgate Associates 2006 MB LLC. Neither we nor our advisor are affiliated with any of the borrowers. The Sandmar Mezzanine Loan will bear interest at a fixed rate of 12% and will have an initial maturity date of January 1, 2017. Prior to the maturity date, the borrowers under the Sandmar Mezzanine Loan are required to make monthly interest-only payments to us, with the outstanding principal balance being due on the maturity date.

The borrowers are using the Sandmar Mezzanine Loan to partially fund the acquisition of six grocery-store anchored, small neighborhood and single tenant retail centers, which together comprise 818,888 square feet (the “Sandmar Portfolio”), and are using approximately $2.8 million for future capital expenditures and leasing costs. The properties are located in three states, North Carolina (three properties), Florida (two properties), and Tennessee (one property), and have an average occupancy of 91% as of the date of acquisition. Each borrower indirectly owns one of the six properties through a wholly owned subsidiary that holds title to the property.

There is $49.6 million of senior financing on the Sandmar Portfolio. The senior financing is secured by a mortgage on each of the six properties. Each mortgage is cross defaulted and cross collateralized with the other mortgages so that a default under one mortgage or the senior loan documents shall constitute a default under all of the mortgages.

The Sandmar Mezzanine Loan is secured by, among other things, a pledge by each borrower of its interests in the respective wholly owned subsidiary that each holds title to one of the six properties in the Sandmar Portfolio. The pledge agreements entered by the six borrowers provide that in the event of default under the Sandmar Mezzanine Loan, we may exercise our rights and remedies against each of the mezzanine borrowers. With respect to certain “bad boy” acts, amounts outstanding under the Sandmar Mezzanine Loan are guaranteed by two individuals who have indirect interests in the Sandmar Portfolio.

29

Pursuant to an intercreditor agreement, our right to payment under the Sandmar Mezzanine Loan is subordinate to the right to payment of the lender under the mortgage loan made to the limited liability companies that directly hold title to the properties. The intercreditor agreement provides that in the event of a default under the Sandmar Mezzanine Loan, we would be entitled to foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the properties subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement.

Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a membership interest entitles the foreclosing party (in this case, our indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the membership interests in this transaction would allow us to take indirect control of the Sandmar Portfolio, subject to the senior debt related to the properties.

Investment in the Park Central Mezzanine Loan

On March 23, 2007, we purchased, through an indirect wholly owned subsidiary, an interest in a mezzanine loan (the “Park Central Mezzanine Loan”) in the amount of $15.0 million from Column Financial, Inc., which is not affiliated with us or our advisor. The purchase price of our interest in the Park Central Mezzanine Loan was approximately $15.0 million plus closing costs. We funded the acquisition with proceeds from this offering.

The Park Central Mezzanine Loan is a $58.0 million mezzanine loan owned by four noteholders, each with a pari passu interest. The noteholders are: CPIM Structured Credit Fund 1500 L.P., $10.0 million (17.2%); CPIM Structured Credit Fund 1000 L.P., $23.0 million (39.7%); CPIM Structured Credit Fund 20 L.P., $10.0 million (17.2%); and us, $15.0 million (25.9%). Neither we nor our advisor are affiliated with any of the other noteholders.

The borrower under the Park Central Mezzanine Loan is W2001 Park Central Hotel Senior Mezz, LLC (the “Borrower”). Neither we nor our advisor are affiliated with the Borrower. The Park Central Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus 448 basis points and has an initial maturity date of November 9, 2008 with three one-year extension options. Prior to the maturity date, the Borrower under the Park Central Mezzanine Loan is required to make monthly interest-only payments to the holders of the mezzanine loan, with the outstanding principal balance being due on the maturity date. The loan is prepayable in full (i) during the first twelve months of the term, upon payment of a spread maintenance fee plus a 1.0% prepayment premium; (ii) during the thirteenth month through the eighteenth month of the term, upon payment of a 1.0% prepayment premium; and (iii) without penalty after the eighteenth month of the term.

The Park Central Mezzanine Loan is being used to refinance existing debt on the Park Central Hotel. The Park Central Hotel is a 934 room, four-star, full-service hotel located in Midtown Manhattan in New York, New York.

There is $407.0 million of senior financing on the Park Central Hotel. The senior financing is secured by a mortgage on the Park Central Hotel. The senior loan has a maturity date of November 2008 with three one-year extensions.

The Park Central Mezzanine Loan is secured by, among other things, a pledge by the Borrower of its interests in the limited liability company that holds title to the Park Central Hotel. The pledge agreement entered into by the Borrower provides that in the event of default under the Park Central Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the Borrower. Under the Park Central Mezzanine Loan Noteholders’ Agreement certain major decisions of the mezzanine lender require the approval of all the holders of the Park Central Mezzanine Loan. If any holder of a minority interest in the Park Central Mezzanine Loan objects to the majority’s decision regarding a major decision, the holders of a majority of the interests may elect to either (i) sell all of their interest in the Park Central Mezzanine Loan to the objecting minority holder or (ii) purchase the objecting minority holder’s interest in the Park Central Mezzanine Loan. The price for the purchase or sale, as applicable, is to be based on the fair market value of the interests being sold. The objecting minority holder may then (i) accept the offer, (ii) make a counter proposal of the price based on an opinion of a qualified broker, or (iii) reject the offer, which would be a withdrawal of its objection to the major decision. If there is an acceptance of the offer or a counter proposal, the majority then has the right to (i) accept the offer at the agreed upon price, (ii) if the minority holder made a counteroffer, accept the offer but elect to have the final price be the average of the original price and the broker’s price, or (iii) withdraw their original offer. With respect to certain “bad boy” acts, amounts outstanding under the Park Central Mezzanine Loan are guaranteed by Whitehall Street Global Real Estate Limited Partnership 2001, an entity with an indirect interest in the Borrower, and Devon (DE) Capital LLC.

Pursuant to an intercreditor agreement, the right to repayment of the holders of the Park Central Mezzanine Loan is subordinate to the right to repayment of the senior lender under the mortgage loan. The intercreditor agreement provides that in the event of a default under the Park Central Mezzanine Loan, the holders of the Park Central Mezzanine Loan may foreclose on the Borrower’s 100% membership interest in the limited liability company that holds title to the property, subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement.

Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a membership interest entitles the foreclosing party (in this case, our indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the membership interest in this transaction would allow the holders of the Park Central Mezzanine Loan to take indirect control of the Park Central Hotel, subject to the senior debt related to the property.

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Probable Real Estate-Related Investments

Investment in the One Madison Park Mezzanine Loan

We expect to purchase a $21.0 million interest in a $42.0 million mezzanine real estate loan (the “One Madison Park Mezzanine Loan”) from an unaffiliated seller. The purchase price of our interest in the One Madison Park Mezzanine Loan is approximately $21.0 million plus closing costs. Upon acquisition, the One Madison Park Mezzanine Loan would be owned by two noteholders, including us, each with a pari passu interest.

The One Madison Park Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus the applicable spread which is (i) from the closing date through and including the initial maturity date, 611 basis points, and (ii) for the extension period, 661 basis points. It has an initial maturity date of January 9, 2009 with an option to extend the maturity date to July 9, 2009. At June 18, 2007, the one-month LIBOR rate was 5.32%. Prior to maturity, the borrowers under the One Madison Park Mezzanine Loan are required to make monthly interest-only payments to the holders of the mezzanine real estate loan, with the outstanding principal balance being due at maturity. The borrowers are expected to use the One Madison Park Mezzanine Loan as part of the initial project funding. The One Madison Park condominium project is a proposed development of a 50-story luxury residential mixed-use building containing a total of 95 residential apartments and a retail component located at grade level, which will contain a total of approximately 3,647 square feet. The project is located at 20-24 East 23rd Street and 23 East 22nd Street in Manhattan near Madison Square Park in New York, New York. The One Madison Park condominium project, when completed, will exhibit a glass curtain-wall façade with 360 degree views.

The One Madison Park Mezzanine Loan is secured by, among other things, a pledge by the borrowers of all such borrowers’ right, title and interests in the limited liability companies that hold title to the One Madison Park condominium project. The pledge agreement entered into by the borrowers provides that in the event of default under the One Madison Park Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the borrowers. With respect to certain “bad boy” acts, amounts outstanding under the One Madison Park Mezzanine Loan are guaranteed by Ira J. Shapiro and Marc Jacobs.

There is $125.4 million of senior financing on the One Madison Park condominium project. The senior financing, composed of an acquisition loan, building loan and project loan, is secured by a mortgage for each loan on the One Madison Park condominium project. The senior loans have a maturity date of January 9, 2009 with an option to extend the maturity date to July 9, 2009. Pursuant to an intercreditor agreement, our right to payment under the One Madison Park Mezzanine Loan is subordinate to the right to payment of the lender under the senior mortgage loans. The intercreditor agreement provides that in the event of a default under the One Madison Park Mezzanine Loan, the holders of the One Madison Park Mezzanine Loan may foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the property subject to the satisfaction of transfer provisions set forth in the intercreditor agreement.

Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, our indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the member interest in this transaction would allow us to take indirect control of the One Madison Park condominium project, subject to the senior debt related to the property.

Investment in Preferred Stock of Petra

We are currently negotiating a possible investment (the “Petra Investment”) in preferred stock issued by Petra Fund REIT Corp., a Maryland corporation that intends to elect to be taxed as a real estate investment trust (“Petra”). Petra is a subsidiary of Petra Offshore Fund L.P., a private real estate fund organized as a Cayman Islands Exempted Limited Partnership. Petra invests primarily in a diversified portfolio of high-yield and structured assets secured by commercial and residential real estate. Petra utilizes borrowings and hedging structures, including derivatives and borrowings under issuances of collateralized debt obligations. Such borrowings can potentially generate “excess inclusion income” which, when passed through to our tax-exempt shareholders can be taxed as unrelated business taxable income. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

We expect to invest $45 million in two series of preferred stock of Petra by mid-July 2007 and that such preferred stock will be entitled to receive cumulative monthly cash distributions at an annual rate of between 11 and 12%. Although such preferred stock will generally have no voting rights, we will have the right to elect one member of Petra’s Board of Directors at our option.

There can be no assurance that we will enter into a binding agreement with respect to the Petra Investment, or, if we enter into a binding agreement for the Petra Investment, that such agreement will close or that the terms will be as outlined above.

Indebtedness

As of June 29, 2007, our total long-term notes payable with a maturity of longer than one year was approximately $233.6 million. For more information regarding our indebtedness, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in this supplement.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements for the three months ended March 31, 2007 and the year ended December 31, 2006 and the notes thereto contained in this supplement. This discussion contains forward-looking statements that can be identified with the use of forward-looking terminology such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ from those described in forward-looking statements. For a discussion of the factors that could cause actual results to differ from those anticipated, see “Risk Factors” in the prospectus and “Risks Factors” in this supplement.

Overview

We are a Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that ended December 31, 2006. On June 23, 2005, we filed a registration statement on Form S-11 (File No. 333-126087) with the SEC to offer a minimum of 250,000 shares and a maximum of 280,000,000 shares of common stock for sale to the public. The SEC declared the registration statement effective on January 13, 2006, and we launched this offering on January 27, 2006. On July 5, 2006, we broke escrow in this offering and then commenced our real estate operations. As of June 28, 2007, we had sold approximately 48.0 million shares of common stock in this offering for gross offering proceeds of approximately $478.2 million. We are dependent upon the net proceeds from the offering to conduct our proposed operations. We intend to use the proceeds of this offering to acquire and manage a diverse portfolio of real estate properties and real estate-related investments. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership, of which we are the sole general partner. We have no paid employees. Our advisor, KBS Capital Advisors, conducts our operations and manages our portfolio of real estate investments.

As of June 29, 2007, we owned eight office buildings, one light industrial property, two corporate research building, one distribution facility, two mezzanine real estate loans, a partial ownership interest in a third mezzanine real estate loan, and a partial interest in a senior mortgage participation. We expect the properties in which we invest will be composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. In constructing our portfolio, we intend to target approximately 70% core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover, and approximately 30% real estate-related investments and enhanced-return properties. Though our target portfolio would consist of 30% real estate-related investments and enhanced-return properties, we will not forgo a good investment opportunity because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of enhanced-return properties and real estate-related investments.

Real estate-related investments and enhanced-return properties are higher-yield and higher-risk investments that our advisor will actively manage. The real estate-related investments in which we may invest include: (i) mortgage loans; (ii) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (iii) debt securities such as mortgage-backed securities, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iv) certain types of illiquid securities, such as mezzanine loans and bridge loans. While we may invest in any of these real estate-related investments, we expect that the substantial majority of these investments will consist of mezzanine loans, commercial mortgage-backed securities and B-Notes as well as collateralized debt obligations. The enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties.

Liquidity and Capital Resources

Since breaking escrow in this offering on July 5, 2006 and then commencing real estate operations with the acquisition of our first real estate investment on July 7, 2006, our principal demand for funds during the short and long-term is and will be for the acquisition of properties, loans and other real estate-related investments, the payment of operating expenses and distributions to stockholders.

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Cash Flows and Liabilities as of and for the Three Months Ended March 31, 2007

Net cash flows from financing activities for the three months ended March 31, 2007 were $162.9 million, consisting primarily of net offering proceeds of $111.4 million (after payment of selling commissions, dealer manager fees and other organization and offering expenses of $11.8 million) and aggregate borrowings related to the purchase of real estate and real estate-related investments of $104.1 million. We repaid $50.2 million of borrowings related to our acquisitions during the three months ended March 31, 2007, bringing our aggregate borrowings related to the purchase of real estate and real estate-related investments to $233.6 million as of March 31, 2007. With capital and borrowings from our financing activities, we invested approximately $169.1 million in real estate investments during the three months ended March 31, 2007, including acquisition fees and closing costs of $1.7 million. Primarily from the operation of our real estate investments and interest income from our investments in mezzanine real estate loans, net cash provided by operating activities was $5.2 million. We paid distributions to stockholders of $2.2 million for the three months ended March 31, 2007. At March 31, 2007, we had cash and cash equivalents of $47.8 million available for investment in properties and real estate-related investments and repayment of debt.

As of March 31, 2007, our liabilities totaled $249.8 million and consisted primarily of long-term notes payable with a maturity of longer than one year of $233.6 million. Long-term notes payable consisted of $233.6 million of fixed-rate, term mortgage loans with a weighted-average interest rate of 5.9014% at March 31, 2007. These financings are described below under “—Contractual Commitments and Contingencies – As of March 31, 2007.”

Cash Flows and Liabilities as of and for the Year Ended December 31, 2006

Net cash flows from financing activities for the year ended December 31, 2006 were $276.6 million consisting primarily of net offering proceeds of $97.7 million (after payment of selling commissions, dealer manager fees and other organization and offering expenses of $14.7 million) and $179.8 million of notes payable. Between July 7, 2006 (the date we commenced real estate operations) and December 31, 2006, we incurred aggregate borrowings related to the purchase of real estate and real estate-related investments of $200.7 million. As of December 31, 2006, we had repaid $20.9 million of these borrowings. With capital from our financing activities, we invested approximately $228.4 million in real estate investments, including acquisition fees and closing costs of $3.4 million. Primarily from the operation of our real estate investments and interest income from our investment in a mezzanine loan, net cash provided by operating activities was $0.3 million. We paid distributions to stockholders of $0.7 million for the year ended December 31, 2006. The excess cash generated from financing activities (net of cash used in investing activities and net cash provided by operating activities) of $48.6 million is expected to be used to reduce notes payable, pay liabilities or to make additional real estate investments.

As of December 31, 2006, our liabilities totaled $189.2 million and consisted primarily of long-term notes payable with a maturity of longer than one year of $169.0 million and short-term notes payable of $10.8 million. Long-term notes payable consisted of $138.0 million of fixed-rate, term mortgage loans with a weighted-average interest rate of 5.8532% and $31.0 million of variable-rate mezzanine loans with a weighted-average interest rate of 6.8279% at December 31, 2006. These financings are described below under “—Contractual Commitments and Contingencies – As of December 31, 2006.”

Short and Long Term Liquidity Requirements

We expect to continue to use debt to acquire properties and other real estate-related investments. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 50% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We did not exceed our charter limitation on borrowings during the first quarter of 2007. As of March 31, 2007, our borrowings were approximately 58% of the cost (before depreciation or other non-cash reserves) of all of our assets. Due to borrowings described below under “—Contractual Commitments and Contingencies,” we exceeded our charter limitation on borrowings during the third and fourth quarters of 2006. The conflicts committee approved each of these borrowings. In each case, the conflicts committee determined that the excess leverage was justified for the following reasons:

•	the borrowings enabled us to purchase the assets and earn rental and interest income more quickly;

•

the acquisitions are likely to increase the net offering proceeds from this offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital; and

•	our prospectus disclosed the likelihood that we would exceed our charter’s leverage guidelines during the early stages of this offering.

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We expect to continue to generate capital from this offering and to utilize indebtedness to assist in the funding for and timing of our acquisitions. We are dependent upon the net proceeds from this offering to conduct our operations. We will obtain the capital required to purchase properties and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager, our advisor and their affiliates for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ended December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to pay distributions on a monthly basis. We have not established a minimum distribution level.

Contractual Commitments and Contingencies

As of March 31, 2007

The following is a summary of our contractual obligations as of March 31, 2007 (in thousands):

Contractual Obligations	Total	Payments Due During the Years Ending December 31,
		Remainder of 2007	2008-2009	2010-2011	Thereafter
Outstanding debt obligations(1)	$233,644	$—	$54	$35,090	$198,500

(1)

Amounts include principal payments only. We incurred interest expense of $3.1 million (excluding loan fee amortization) during the three months ending March 31, 2007, and expect to incur interest in future periods on outstanding debt obligations based on the rates and terms disclosed below.

Our outstanding debt obligations as of March 31, 2007 were as follows (in thousands):

	Principal	Effective Interest Rate (1)	Fixed/ Variable Interest Rate	Maturity (2)	Percentage of Total Indebtedness
Sabal Pavilion Building - Mortgage Loan	$14,700	6.3800%	Fixed	August 1, 2036	6.29%
Plaza in Clayton - Mortgage Loan	62,200	5.8990%	Fixed	October 6, 2016	26.62%
Southpark Commerce Center II Buildings - Mortgage Loan	18,000	5.6725%	Fixed	December 6, 2016	7.71%
825 University Avenue Building - Mortgage Loan	19,000	5.5910%	Fixed	December 6, 2013	8.13%
Midland Industrial Buildings - Mortgage Loan	24,050	5.7550%	Fixed	January 6, 2011	10.29%
Crescent Green Building - Mortgage Loan	32,400	5.6800%	Fixed	February 1, 2012	13.87%
625 Second Street Building - Mortgage Loan	33,700	5.8500%	Fixed	February 1, 2014	14.42%
Sabal VI Building - Mortgage Loan	11,040	5.9250%	Fixed	October 1, 2011	4.73%
Sabal VI Building - Mezzanine Loan	54	6.8191%	Variable	April 30, 2008	0.02%
The Offices at Kensington - Mortgage Loan	18,500	5.5200%	Fixed	April 1, 2014	7.92%

	$233,644				100.00%

(1)	Represents average effective interest rate for the three months ended March 31, 2007.
(2)	Represents initial maturity date; subject to certain conditions, the maturity dates of some loans may be extended.

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In addition to the contractual obligations set forth above, at March 31, 2007, we have contingent liability with respect to advances to us from our advisor in the amount of $1.6 million for payment of distributions and to cover expenses, excluding depreciation and amortization, in excess of our revenues. We are only obligated to reimburse the advisor for these advances if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. We also have a liability with respect to the deferred payment of asset management fees earned by the advisor of approximately $0.9 million at March 31, 2007. Our advisor has agreed to defer, without interest, the payment of the asset management fees it has earned for the months of July 2006 through March 2007. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

As of December 31, 2006

The following is a summary of our contractual obligations as of December 31, 2006 (in thousands):

Contractual Obligations	Total	Payments Due During the Years Ending December 31,
		2007	2008-2009	2010-2011	Thereafter
Outstanding debt obligations(1)	$179,750	$10,800	$8,700	$24,050	$136,200
Purchase obligations(2)	$48,140	$48,140	—	—	—

(1)

Amounts include principal payments only. We incurred interest expense of $2.8 million during the year ending December 31, 2006 and expect to incur interest in future periods on outstanding debt obligations based on the rates and terms disclosed below.

(2)

On December 21, 2006, we entered into a purchase and sale agreement to acquire a 248,832 rentable square foot property in Cary, North Carolina for $48.1 million. We purchased that property on January 31, 2007.

Our outstanding debt obligations as of December 31, 2006 were as follows (in thousands):

Debt Obligation	Principal	Effective Interest Rate for Period	Fixed/ Variable Interest Rate	Maturity(1)	Percentage of Total Indebtedness
Sabal Pavilion Building – Mortgage Loan	$14,700	6.3800%	Fixed	August 1, 2036	8.18%
Plaza in Clayton – Mortgage Loan	$62,200	5.8990%	Fixed	October 6, 2016	34.60%
Plaza in Clayton – Mezzanine Loan(2)	$22,300	6.8310%	Variable	October 6, 2016	12.41%
Southpark Commerce Center II Buildings – Mortgage Loan	$18,000	5.6725%	Fixed	December 6, 2016	10.01%
Southpark Commerce Center II Buildings – Mezzanine Loan(3)	$5,200	6.8330%	Variable	December 6, 2007	2.89%
825 University Avenue Building – Mortgage Loan	$19,000	5.5910%	Fixed	December 6, 2013	10.57%
825 University Avenue Building – Mezzanine Loan(3)	$5,600	6.8280%	Variable	December 6, 2007	3.12%
Midland Industrial Buildings – Mortgage Loan	$24,050	5.7550%	Fixed	January 6, 2011	13.38%
Midland Industrial Buildings – Mezzanine Loan(4)	$8,700	6.8280%	Variable	January 8, 2008	4.84%

	$179,750				100.00%

(1)	Represents initial maturity date; subject to certain conditions, the maturity dates of some loans may be extended.

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(2)	On January 22, 2007, we paid off the principal and interest outstanding under the loan.
(3)	On February 6, 2007, we paid off the principal and interest outstanding on these loans.
(4)	On February 5, 2007, we made a $7.0 million principal paydown on the loan. On March 30, 2007, we paid off the principal and interest outstanding on the loan.

In addition to the contractual obligations set forth above, at December 31, 2006, we have contingent liability with respect to advances to us from our advisor in the amount of $0.9 million for payment of distributions and to cover expenses, excluding depreciation and amortization, in excess of our revenues. We also have contingent liability with respect to the deferral of asset management fees payable to our advisor in the amount of $0.4 million at December 31, 2006. The terms of our payment of these amounts are described above. In addition, we have a contingent liability to our advisor for $0.1 million of offering costs paid by our advisor but not yet reimbursed as of December 31, 2006.

Results of Operations

Although the SEC declared the registration statement for this offering effective and we launched this offering in January 2006, we did not break escrow or commence real estate operations until July 2006. Therefore, our results of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 are not indicative of those expected in future periods nor are they comparable to year ended December 31, 2006 or the three months ended March 31, 2007.

Results of Operations for the Three Months Ended March 31, 2007

During the three months ended March 31, 2007, we acquired four real estate properties, one mezzanine real estate loan and a participation in a second mezzanine real estate loan for an aggregate purchase price of approximately $166.6 million, plus closing costs. We funded the acquisition of these investments with a combination of debt and proceeds from this offering. We expect that rental income, tenant reimbursements, depreciation and amortization expense, operating expenses, interest income from real estate loans receivable, asset management fees and net income will each increase in future periods as a result of owning the assets acquired during the three months ended March 31, 2007, for an entire period and as a result of anticipated future acquisitions of real estate assets.

Rental income for the nine properties owned as of March 31, 2007 totaled $6.6 million and tenant reimbursements totaled $1.3 million for the three months ended March 31, 2007. Property operating costs were $1.3 million for the three months ended March 31, 2007. Depreciation and amortization expense for the three months ended March 31, 2007 was $3.9 million, and real estate and other property-related taxes were $1.2 million. We acquired two of our properties on January 31, 2007, one of our properties on March 5, 2007 and one property on March 29, 2007. As a result, our financial statements do not reflect a full three months of operations for these properties.

Interest income from real estate loans receivable for the three months ended March 31, 2007 was $0.7 million and consisted primarily of interest income from two mezzanine real estate loans and a participation in a third mezzanine loan. One of the mezzanine real estate loans and the participation in the third mezzanine loan were acquired on January 9, 2007 and March 23, 2007, respectively, and our operations do not reflect a full three months of interest from these investments.

Parking revenues and other operating income for the three months ended March 31, 2007 was $0.3 million and related primarily to $0.3 million of parking revenues from the Plaza in Clayton.

Asset management fees incurred and payable to our advisor with respect to real estate investments totaled $0.6 million for the three months ended March 31, 2007, the payment of which has been deferred by our advisor without interest. Although pursuant to the advisory agreement the advisor may demand payment of deferred asset management fees at any time, the advisor does not intend to request payment of deferred asset management fees until our cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor through the date of payment of the deferred asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

General and administrative expenses for the three months ended March 31, 2007 totaled $0.6 million. These general and administrative costs consisted primarily of legal, audit and other professional fees. We expect general and administrative costs to increase in the future based on a full year of real estate operations, as well as increased activity as we make real estate investments, but to decrease as a percentage of total revenue.

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Interest income and other revenues for the three months ended March 31, 2007 were $0.4 million and related primarily to $0.3 million of interest income earned on cash from offering proceeds being held throughout the quarter prior to their investment in real estate or real estate-related investments.

We financed the acquisition of our initial nine property investments in part with debt. See above “—Contractual Commitments and Contingencies – As of March 31, 2007.” During the three months ended March 31, 2007, we incurred interest expense of $3.5 million (including amortization of deferred financing costs) related to our use of this debt. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the amount of proceeds raised in this offering, the cost of borrowings and the opportunity to acquire real estate assets meeting our investment objectives.

For the three months ended March 31, 2007, we had a net loss of $1.6 million due primarily to depreciation, amortization and interest expense.

Our organization and offering costs (other than selling commissions and the dealer manager fee) may be paid by our advisor, the dealer manager and their affiliates on our behalf. These other organization and offering costs include all expenses to be paid by us in connection with this offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (iv) reimbursement to the advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials; (v) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (vi) reimbursement to the dealer manager for travel, meals, lodging, and attendance fees incurred by employees of the dealer manager to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the dealer manager agreement, we are obligated to reimburse the advisor, the dealer manager or their affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee, and other organization and offering costs incurred by us in this offering exceed 15% of our gross offering proceeds. Our advisor and its affiliates have incurred on our behalf organization and offering costs (excluding selling commissions and the dealer manager fee) of $4.0 million through March 31, 2007. Such costs are only a liability to us to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the offering. Through March 31, 2007, including shares sold through our dividend reinvestment plan, we had sold 23,667,200 shares for gross offering proceeds of $235.6 million and recorded organization and offering costs of $5.2 million and selling commissions and dealer manager fees of $21.3 million.

Results of Operations for the Year Ended December 31, 2006

As of December 31, 2006, we had acquired two office buildings, one light industrial property, one distribution facility, a corporate research building and a junior mezzanine loan for an aggregate purchase price of approximately $224.8 million, plus closing costs. We funded the acquisition of these investments with a combination of debt and proceeds from this offering. We expect that rental income, tenant reimbursements, depreciation expense, amortization expense, operating expenses, interest income from our investment in the mezzanine loan, asset management fees and net income will each increase in future periods as a result of owning the assets acquired during the third and fourth quarters of 2006 for an entire period and as a result of anticipated future acquisitions of real estate assets.

Rental income for the five properties totaled $4.3 million and tenant reimbursements totaled $0.5 million for the year ended December 31, 2006. Property operating costs were $1.1 million for the year ended December 31, 2006. Depreciation expense for the year ended December 31, 2006 was $2.5 million, and real estate and other property-related taxes were $0.8 million. We acquired two of our properties during the third quarter, on July 7, 2006 and September 27, 2006, and three of our properties during the fourth quarter, on November 21, 2006, December 5, 2006 and December 22, 2006. As a result, our financial statements do not reflect a full period of operations for these properties.

Interest income from real estate loan receivable for the year ended December 31, 2006 was $0.8 million and consisted primarily of interest income from the junior mezzanine loan we acquired on July 18, 2006.

Parking revenues and other operating income for the year ended December 31, 2006 was $0.3 million and related primarily to $0.3 million of parking revenues from the Plaza in Clayton. The Plaza in Clayton was acquired September 27, 2006. As a result, our financial statements do not reflect a full period of operations for this property.

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Asset management fees incurred and payable to our advisor with respect to real estate investments totaled $0.4 million for the year December 31, 2006 but have been deferred by our advisor without interest. Although pursuant to the advisory agreement, the advisor may demand payment of deferred asset management fees at any time, the advisor does not intend to request payment of deferred asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of the deferred asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

General and administrative expenses for the year ended December 31, 2006 totaled $1.2 million. These general and administrative costs consisted primarily of insurance premiums, independent director fees and professional fees. We expect general and administrative costs to increase in the future based on a full year of real estate operations, as well as increased activity as we make real estate investments, but to decrease as a percentage of total revenue.

Interest income and other revenues for the year ended December 31, 2006 were $0.3 million and related primarily to $0.3 million of interest income earned on cash from offering proceeds being held throughout the year prior to their investment in real estate or real estate-related investments.

We financed the acquisition of our initial six investments substantially with debt. See above “—Contractual Commitments and Contingencies – As of December 31, 2006.” During the year ended December 31, 2006, we incurred interest expense of $2.8 million related to our use of this debt. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the amount of proceeds raised in this offering, the cost of borrowings and the opportunity to acquire real estate assets meeting our investment objectives.

For the year ended December 31, 2006, we had a net loss of $2.6 million due primarily to general and administrative costs, depreciation and amortization, and interest expense.

As explained above, pursuant to the advisory agreement and the dealer manager agreement, we are obligated to reimburse the advisor, the dealer manager or their affiliates, as applicable, for organization and offering costs associated with this offering, provided that the advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs exceed 15% of our gross offering proceeds. Our advisor and its affiliates have incurred on our behalf organization and offering costs (excluding selling commissions and the dealer manager fee) of $3.7 million through December 31, 2006. Such costs are only a liability to us to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the offering. Through December 31, 2006, including shares sold through our dividend reinvestment plan, we had sold 11,289,222 shares for gross offering proceeds of $112.4 million and recorded organization and offering costs of $4.5 million and selling commissions and dealer manager fees of $10.2 million.

Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

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Funds from Operations for the Three Months Ended March 31, 2007

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the three months ended March 31, 2007 and 2006, respectively (in thousands except share amounts):

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Net loss	$(1,633)	$(104)
Add:
Depreciation of real estate assets	2,286	—
Amortization of lease-related costs	1,580	—

FFO	$2,233	$(104)

Weighted-average shares outstanding, basic and diluted	16,362,778	20,000

Funds from Operations for the Year Ended December 31, 2006

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the three months and the year ended December 31, 2006 (in thousands except share amounts):

	For the Three Months Ended December 31, 2006	For the Year Ended December 31, 2006
Net loss	$(1,579)	$(2,571)
Add:
Depreciation of real estate assets	1,249	1,441
Amortization of lease-related costs	894	1,097

FFO	$564	$(33)

Weighted-average shares outstanding, basic and diluted	6,220,631	1,876,583

Critical Accounting Policies

Below is a discussion of the accounting policies that management considers critical in that they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation

We have to make subjective assessments as to the useful lives of our depreciable assets. These assessments have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life

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Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, we record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a market period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which range from one month to ten years.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We also consider information obtained about each property as a result of our preacquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event do the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We did not record any impairment losses during the three months ended March 31, 2007 or for the year ended December 31, 2006. We had no real estate assets as of March 31, 2006 or as of December 31, 2005.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

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Real Estate Loans Receivable

The real estate loans receivable are recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income. We recorded no impairment losses during the three months ended March 31, 2007 or for the year ended December 31, 2006. We had no real estate loans receivable as of March 31, 2006 or as of December 31, 2005.

Revenue Recognition

We recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rent. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and analyze historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable is recognized based on the contractual terms of the debt instrument. Fees related to any buydown of interest rate are deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of the loan receivable are amortized over the term of the loan and accreted as an adjustment against interest income.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

We elected to treat KBS REIT Holdings, our wholly owned subsidiary, as a taxable REIT subsidiary on July 5, 2006. KBS REIT Holdings is the sole limited partner of the Operating Partnership and owns a 1% ownership interest in the Operating Partnership. On April 30, 2007, we revoked our election to treat KBS REIT Holdings as a taxable REIT subsidiary. As a result, KBS REIT Holdings will be taxed on income allocable to it from the Operating Partnership in respect of its limited partnership interest from the time of its election on July 5, 2006 through April 30, 2007. As of March 31, 2007, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

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Certain Relationships and Related Transactions

Loan from Affiliate

On July 6, 2006, our Operating Partnership entered into a promissory note with KBS Holdings LLC pursuant to which the Operating Partnership agreed to repay any advances under the note, up to an aggregate principal amount of $10.0 million, plus any interest on the unpaid principal advanced under the note, by July 6, 2008. KBS Holdings is a limited liability company that is wholly owned by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are our sponsors and each of whom is one of our officers and/or directors. Any unpaid principal under the promissory note bore simple interest from the date advanced at the rate of 6% per annum. The note permitted the Operating Partnership to prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. KBS Holdings could upon written demand require the Operating Partnership to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds were available from the proceeds of this offering. Pursuant to the promissory note, funds were deemed available from our offering if neither the Operating Partnership nor any of our subsidiaries had used or become contractually obligated to use such proceeds for another purpose, including the repayment of third-party debt related to the properties or other assets acquired by us or our subsidiaries. The promissory note was unsecured. On October 27, 2006, we paid off the principal and interest outstanding under the loan.

Renewal of and Amendments to Our Advisory Agreement

On November 8, 2006, we renewed our advisory agreement with KBS Capital Advisors. The renewed advisory agreement is effective through November 8, 2007; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. We amended the renewed advisory agreement on January 11, 2007, March 21, 2007 and May 9, 2007 with respect to an advance from our advisor. The terms of the renewed advisory agreement, as amended, are identical to those of the advisory agreement that was in effect through November 8, 2006, which is described in the prospectus, except as follows:

•

A change altering the timing and the source (but not the amount) of the payment of the subordinated performance fee due upon termination of the advisory agreement. Specifically, instead of being due immediately upon termination of the advisory agreement and being paid from operating cash flow, the change makes the fee payable in the form of a promissory note that becomes due only upon the sale of one or more of our real estate assets and the fee is payable solely from proceeds of the sale of an asset and future asset sales. For more information, see Note (8) under “Management Compensation” in the prospectus.

•

In order that our stockholders could begin earning cash distributions, our advisor agreed to advance funds to us equal to the amount by which the cumulative amount of distributions declared by our board of directors from January 1, 2006 through the period ending July 31, 2007 exceeds the amount of our funds from operations (as defined by NAREIT) from January 1, 2006 through July 31, 2007. We are only obligated to reimburse the advisor for these expenses if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. Through May 2007, our advisor had advanced $1.6 million to us for cash distributions and expenses in excess of revenues, all of which is outstanding.

Asset Management Fee

Also so that our stockholders could begin earning cash distributions, our advisor deferred its asset management fee without interest from July 2006 through May 2007. As of May 31, 2007, asset management fees earned by our advisor and accrued by us, the payment of which the advisor deferred, are expected to total approximately $1.5 million. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

For more information with respect to our relationship with our sponsors and their affiliates, see “Management,” “Management Compensation” and “Conflicts of Interest” in the prospectus.

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Prior Performance Summary

The information contained on pages 96-101 under the “Prior Performance Summary” section of the prospectus is revised by the deletion of that section in its entirety and the insertion of the following in lieu thereof:

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Since the formation of the first investment adviser affiliated with Messrs. Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored 13 private real estate funds that have raised approximately $2.0 billion of equity from 39 institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

The information presented below represents the historical experience of the real estate funds sponsored by KBS investment advisers as of the ten years ending December 31, 2006. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment adviser if the investor had the power to reject the real estate acquisitions proposed by the KBS investment adviser. Such entities are not considered “funds” or “programs” as those terms are used in this supplement and the prospectus.

During the 10-year period ending December 31, 2006, KBS investment advisers have managed thirteen real estate funds, six of those were multi-investor, commingled funds and seven were single-client, separate accounts. All of the prior funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. Five of the thirteen funds managed by KBS investment advisers during the 10-year period ending December 31, 2006 used private REITs to structure the ownership of some of their investments.

Twelve of the thirteen real estate funds managed by KBS investment advisers raised approximately $1.5 billion of equity capital from 34 institutional investors during the 10-year period ending December 31, 2006. In the case of four funds, commitments to invest capital were made during 1995 and 1996 and funds were raised from the investors in 1997 as investments were identified by the KBS investment advisers for the funds. The institutional investors investing in the prior funds include public and corporate pension funds, endowments and foundations. See Table I and Table II under “Prior Performance Tables” in this supplement for more information regarding the experience of our sponsors in raising funds from investors. During this ten-year period, one of the thirteen funds managed by KBS investment advisers did not raise any capital and two other funds did not buy any new assets but raised capital only for on-going capital expenditure requirements.

During the ten-year period ending December 31, 2006, KBS investment advisers acquired 134 real estate investments and invested over $2.4 billion in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the ten funds raising capital for investment during this period. No debt financing was used in acquiring the properties of three of these ten funds.

Each of the funds managed by KBS investment advisers during the 10-year period ending December 31, 2006 have or had (four of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, the KBS investment adviser has focused on acquiring a diverse portfolio of real estate investments. The KBS investment adviser typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for eleven of the thirteen funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the thirteen funds, the KBS investment adviser is focusing on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in real estate-related investments and enhanced-return properties.

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Substantially all of the assets acquired by the funds have involved commercial properties. During the 10-year period ending December 31, 2006, KBS investment advisers invested in the following asset types on behalf of the funds: 76% office, 18% commercial mortgage-backed securities, 4% industrial, 1% retail and 1% mortgage loans. On behalf of these KBS funds, KBS investment advisers have purchased or originated and then serviced approximately $9 million (face value amount at purchase or origination) in 2 mortgage loans, excluding an interest in a CMBS portfolio in which a fund held a 25.78% interest. Accordingly, KBS affiliates have substantial experience investing in both commercial properties and other types of real estate-related investments.

KBS Investment Advisers – Capital Invested by Property Type

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The KBS investment advisers for the prior funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by capital invested during the 10-year period ending December 31, 2006. KBS investment advisers have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the funds were within the United States. Capital invested in acquired properties during the 10-year period ending December 31, 2006 by geographic region is as follows: 37% South, 33% East, 20% West and 10% Midwest.

KBS Investment Advisers – Capital Invested by Region

In seeking to diversify the portfolios of the funds by investment risk, KBS investment advisers have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the funds had prior owners and operators.

For more detailed information regarding acquisitions by the funds in the three years ending December 31, 2006, see Table VI contained in Part II of the registration statement, which is not part of this supplement or the prospectus. We will provide a copy of Table VI to you upon written request and without charge.

During the 10-year period ending December 31, 2006, KBS investment advisers have invested over $2.4 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients through ten funds. Of the properties acquired during the 10-year period ending December 31, 2006, KBS investment advisers had sold 69 properties on behalf of these ten funds, which represents 51% of all properties these ten funds had acquired. During the 10-year period ending December 31, 2006, KBS investment advisers also sold another 4 properties on behalf of funds that had acquired the properties prior to January 1, 1997. KBS investment advisers continue to actively manage the unsold properties of these funds to significantly increase their operating cash flows. KBS investment advisers anticipate that they will sell these assets when they believe market conditions and property positioning have maximized their value.

Though the prior funds were not subject to the up-front commissions, fees and expenses associated with this offering, the other funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the other funds paid (i) asset management fees, (ii) acquisition fees and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

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Please see Tables II and III under “Prior Performance Tables” in this supplement for more information regarding the fees paid to KBS affiliates by these prior funds and the operating results of these prior funds. Only two of the funds represented in Table II, which we refer to as Commingled Account 5/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2006. Two of the ten funds in Table II, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining eight funds represented in Table II, which we refer to as Commingled Account 5/95, Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06 and Separate Account 10/06, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Only one of these eight funds, Commingled Account 5/95, is currently in its liquidation stage.

Adverse changes in general economic conditions have occasionally affected the performance of the prior funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisers believed was attractive, discounted portfolio pricing, five of the prior funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were tech companies. While the funds did not have a significant number of tech companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates in the buildings owned by these funds decreased on newly leased space and renewals in buildings. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisers to get the properties to the planned stabilized occupancy level for disposition. All of the funds discussed in this paragraph are still in their operating stage. These adverse market conditions reduced the distributions made by these funds and may cause the total returns to investors to be lower than they otherwise would.

Please see Tables III, IV and V under “Prior Performance Tables” in this supplement for more information regarding the operating results of the prior funds sponsored by KBS investment advisers, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these funds.

To execute their business strategy, Messrs. Bren and Schreiber have organized their team of real estate professionals by markets. Regional Presidents, Acquisition/Disposition Officers and Asset Managers have specific market responsibility. The map below details those professionals, their regional responsibility and their target markets.

This regional market focus provides the real estate professionals at KBS Realty Advisors with the ability to gather better local market knowledge and establish relationships with local owners, developers, brokers and lenders. These relationships provide KBS Realty Advisors with access to a unique deal flow.

Note with Respect to Prior Performance Information Included in the Prospectus

The information presented in the prospectus under the heading “Prior Performance Summary,” which is summarized in the introduction to the prior performance tables on page F-15 to the prospectus, represents the historical experience of real estate funds sponsored by Peter M. Bren and Charles J. Schreiber, Jr., two of our sponsors, over the 11-year period ending December 31, 2004, not the ten years ending December 31, 2004. The prior performance information included in this supplement for the ten years ending December 31, 2006 supersedes and replaces the prior performance information contained in the prospectus.

The taxable income information with respect to Separate Account 12/98 presented in Table III of the Prior Performance Tables, which appears on pages F-18 and F-19 of the prospectus, is incorrect. The correct information is as follows:

For 2000

•	under federal income tax results, ordinary income (loss) from operations was $333 per $1,000 invested.

For 2004

•	taxable income from operations was $6,634,000;

•	taxable income from gain (loss) on sale was ($26,040,000); and

•	under federal income tax results, ordinary income (loss) from operations was $57 per $1,000 invested and capital gain (loss) was ($223) per $1,000 invested.

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KBS investment advisers' management activity is focused on select major markets within the United States

KBS
Realty Advisors
WESTERN REGION
Regional President
Bill Milligan
Director of Acquisitions/Dispositions
Steve Jarecki
Peter Mette
Asset Managers
David Kray
Mark Brecheen
Current Value
$293.8 Million*
Total Area
1.9 Million SF*
CENTRAL REGION
Regional President
Ken McKay
Director of Acquisitions/Dispositions
Bill Rogalla
Asset Managers
Mark Brecheen
Walter Foster
Rodney Richerson
Current Value
$602.9 Million*
Total Area
5.9 Million SF*
EASTERN REGION
Regional President
Chuck Lindwall
Director of Acquisitions/Dispositions
Shannon Hill
Asset Managers
Robin Burke
Charlie Valentino
Current Value
$444.2 Million*
Total Area
2.8 Million SF*
Seattle
Sacramento
San Francisco Bay Area
Los Angeles
Orange County
San Diego
Phoenix
Denver
Minneapolis
Chicago
Dallas/Ft. Worth
Austin
Houston
Atlanta
Boston
New York Area
New Jersey Area
Washington D.C./Baltimore
KBS Office Locations
Target Markets

*Based on investments under management by KBS investment advisers as of December 31, 2006.

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Market for and Distributions on Our Common Stock and Related Stockholder Matters

Stockholder Information

As of June 28, 2007, we had approximately 48.0 million shares of common stock outstanding held by a total of approximately 11,700 stockholders. The number of stockholders is based on the records of Phoenix Transfer, Inc., who serves as our transfer agent.

Distribution Information

We intend to authorize, declare and pay distributions on a monthly basis. We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

During 2006, we declared distributions based on daily record dates for each day during the period commencing July 18, 2006 through December 31, 2006, aggregated by month as follows:

	July 18 thru July 31	August 1 thru August 31	September 1 thru September 30	October 1 thru October 31	November 1 thru November 30	December 1 thru December 31
Total Distributions Declared(1)	$18,959	$62,818	$106,884	$179,642	$336,404	$581,634
Total Per Share Distribution(1)	$0.02	$0.06	$0.06	$0.06	$0.06	$0.06
Annualized Rate Based on Purchase Price of $10.00 Per Share	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

(1)	100% of distributions declared during 2006 represented a return of capital for tax purposes.

During 2007, we have declared distributions based on daily record dates for each day during the period commencing January 1, 2007 through July 31, 2007. See “Declaration of Distributions and Advance from Advisor.” Distributions declared and already paid during 2007, aggregated by month, are as follows:

	January 1 thru January 31	February 1 thru February 28	March 1 thru March 31	April 1 thru April 30	May 1 thru May 31
Total Distributions Declared	$758,401	$854,026	$1,211,980	$1,563,451	$2,075,966
Total Per Share Distribution	$0.06	$0.05	$0.06	$0.06	$0.06
Annualized Rate Based on Purchase Price of $10.00 Per Share	7.0%	7.0%	7.0%	7.0%	7.0%

Generally, our policy is to pay distributions from cash flow from operations. In order that our stockholders could begin earning cash distributions, our advisor, KBS Capital Advisors, has agreed to advance funds to us equal to the amount by which the cumulative amount of distributions declared by our board of directors from January 1, 2006 through the period ending July 31, 2007 exceeds the amount of our funds from operations (as defined by NAREIT) from January 1, 2006 through July 31, 2007. We are only obligated to reimburse the advisor for these expenses if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. From July 18, 2006 through May 31, 2007, our advisor had advanced an aggregate of $1.6 million to us for cash distributions and expenses in excess of revenues, all of which is outstanding.

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In addition, our advisor has deferred its asset management fee, without interest, for the months of July 2006 through May 2007. As of May 31, 2007, asset management fees earned by our advisor and accrued by us, the payment of which the advisor deferred, total approximately $1.5 million. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. The advisor intends to continue to defer its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders. The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of accrued but unpaid asset management fees.

In connection with our application to register shares of common stock in this offering in the State of Ohio, we amended our distribution policy as follows:

•

Concurrently with the payment of any distribution, we will file a Form 8-K or other appropriate form or report with the SEC disclosing the source of the funds distributed. If the information is not available at the time of payment of the distribution, we will instead disclose the reasons why the information is not available and will provide the information to our stockholders within 45 days after the end of the quarter in which we paid the distribution.

•

We will maintain a cumulative record of the dollar amount by which the aggregate distributions to our stockholders from the October 11, 2006 record date for distributions (the “Effective Date”) and all subsequent record dates for distributions exceed our actual to-date funds from operations from the Effective Date. Such dollar amount, if greater than zero, is a “Fund-to-Date Deficit.” After the first anniversary of the Effective Date, if we have a Fund-to-Date Deficit for a continuous 365-day period, then thereafter until such time as the Fund-to-Date Deficit has been recovered, we must reduce the amount of distributions to our stockholders to a level that, based upon the conflicts committee’s good faith analysis of our projected operating cash flows, would eliminate the Fund-to-Date Deficit within 730 days from the date that the Fund-to-Date Deficit was initially incurred, except insofar as such a distribution is necessary to satisfy the requirement that we distribute at least the percentage of our REIT taxable income required for annual distribution by the Code or otherwise as necessary or advisable to assure that we maintain our qualification as a REIT for federal tax purposes. We do not have to reduce our then-current dividend yield more than once in any 365-day period in order to satisfy the foregoing undertaking. We define funds from operations in accordance with the current NAREIT definition.

Equity Compensation Plan

We have adopted an Employee and Independent Director Incentive Stock Plan to (i) furnish incentives to individuals chosen to receive share-based awards because we consider them capable of improving our operations and increasing our profits; (ii) encourage selected persons to accept or continue employment with our advisor; and (iii) increase the interest of our independent directors in our welfare through their participation in the growth in the value of our shares of common stock. The total number of shares of common stock we have reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. No awards have been granted under the plan as of June 29, 2007. We have no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan, and our board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan. Our Employee and Independent Director Incentive Stock Plan was approved prior to the commencement of this offering by our board of directors and initial stockholder, KBS Capital Advisors, our advisor. See “Management – Employee and Independent Director Incentive Stock Plan” in the prospectus for more information with respect to this plan.

Share Redemption Program

Our board of directors adopted our share redemption program on March 8, 2006 and subsequently amended the share redemption program so that the special terms available upon the death of a stockholder are also available upon a stockholder’s award of disability benefits from the Social Security Administration or, in limited circumstances, from the other governmental agencies described below. The amendment became effective on December 14, 2006. Set forth below is a full description of our amended share redemption program.

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Our share redemption program permits you to sell your shares back to us, subject to the significant conditions and limitations described below. Initially, we will redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from us, unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined below). Three years after the completion of our offering stage, the redemption price per share would be equal to the net asset value per share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

There are several limitations on our ability to redeem shares:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” we may not redeem shares until they have been outstanding for one year.

•

Our share redemption program limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We have engaged a third party to administer the share redemption program. We will redeem shares on the last business day of each month. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described in our current prospectus, as supplemented, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we would not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice is received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death or “qualifying disability” differently from other redemptions:

•	there would be no one-year holding requirement;

•	until three years after the completion of our offering stage, the redemption price would be the amount paid to acquire the shares from us; and

•	three years after the completion of our offering stage, the redemption price would be the net asset value of the shares, as estimated by our advisor or another firm chosen for that purpose.

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In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms, except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

Our board of directors could amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares must give written notice to us at KBS Real Estate Investment Trust, c/o Phoenix Transfer, Inc., 2401 Kerner Boulevard, San Rafael CA 94901.

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Amended and Restated Charter

We have amended certain provisions of our charter relating to the election of directors. Prior to this amendment and restatement of our charter, our charter provided that directors would be elected by a plurality of the votes cast at a stockholder meeting. Under a plurality voting standard, the director nominees with the most votes are elected to the board seats to be filled. In uncontested elections, the number of nominees equals the number of board seats to be filled; therefore, in uncontested elections, a nominee need only receive a single “for” vote to be elected. Under a plurality standard, abstentions and “withhold” votes would have no effect on the outcome of the election (although they would count toward the establishment of a quorum).

In order to enhance your ability to influence the composition of the board of directors, we amended our charter to require that each candidate nominated for election to the board of directors receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Clarification Requested by Pennsylvania Securities Commission Regarding Stockholder Action

The staff of the Pennsylvania Securities Commission has requested that we clarify that unless a different threshold is required by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast by the holders of our common stock is necessary to take stockholder action.

Information Regarding Uncertificated Shares

We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: KBS Real Estate Investment Trust, c/o Phoenix Transfer, Inc., 2401 Kerner Boulevard, San Rafael CA 94901.

Change to Selling Commissions Related to Dividend Reinvestment Plan Sales in Ohio

In response to restrictions imposed by the Ohio Division of Securities on selling commissions related to sales under our dividend reinvestment plan in Ohio, we have modified the amount of selling commissions that we will pay with respect to such sales under certain circumstances. In the event that we declare and pay a distribution to our stockholders, the aggregate amount of which exceeds our actual funds from operations for the corresponding period (calculated in accordance with the current National Association of Real Estate Investment Trust definition), and an Ohio stockholder elects to reinvest all or a portion of his share of such distribution pursuant to our dividend reinvestment plan, then we will pay a selling commission to the broker-dealer through whom such Ohio stockholder purchased the shares to which the distribution relates (or to such other broker-dealer subsequently elected by the Ohio stockholder) in an amount equal to 3% of the reinvested amount multiplied by our funds from operations for the corresponding period and divided by the aggregate amount of the distribution. In the event that the funds from operations for the corresponding period cannot be determined at the time of the reinvestment, we will defer the payment of the entire selling commission relating to such reinvestment until the funds from operations for the corresponding period have been determined, which in no event will be later than 45 days after the close of the fiscal quarter in which we pay the distribution. The amount of the selling commission paid on purchases through the dividend reinvestment plan will not affect the purchase price to investors under the plan, but it will affect the net proceeds to us from the sale.

Changes to Plan of Distribution

Reallowance of Dealer Manager Fee

For all sales, other than sales eligible for the volume discount provisions discussed below, we pay our dealer manager a fee equal to 3.5% of the gross proceeds from the sale. As described in the prospectus, currently our dealer manager may reallow to participating broker-dealers out of its dealer manager fee up to 1% of gross offering proceeds attributable to that participating broker-dealer as a marketing fee. However, our dealer manager has determined that it may increase the amount of the reallowance in special cases. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any distinctions among broker-dealers that the dealer manager might make with respect to the amount of the reallowance would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis.

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Volume Discounts

We have determined with our dealer manager to amend our volume discount program as set forth below. We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased	Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$ 0 to $ 999,999	6.0%	3.5%	$10.00
$ 1,000,000 to $ 1,999,999	5.0%	3.5%	$9.90
$ 2,000,000 to $ 2,999,999	4.0%	3.5%	$9.80
$ 3,000,000 to $ 3,999,999	3.0%	3.0%	$9.65
$ 4,000,000 to $ 4,999,999	2.0%	3.0%	$9.55
$ 5,000,000 and above	1.0%	2.5%	$9.40

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $100,000 and dealer manager fees of $87,500.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/ or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

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Commissions on Dividend Reinvestment Plan Shares

Our dealer manager will generally receive selling commissions of 3.0% of the gross offering proceeds for shares sold pursuant to our dividend reinvestment plan all of which our dealer manager will reallow to participating broker-dealers. However, participating broker-dealers may agree to waive selling commissions on dividend reinvestment plan shares in which case no selling commissions will be paid to any person in connection with sales of such shares. All sales of shares under our dividend reinvestment plan will be at the same price, which initially will be $9.50 per share, regardless of the distribution channel through which we sell the shares and regardless of whether a participating broker-dealer has agreed to waive selling commissions on dividend reinvestment plan shares. Further, we will only pay selling commissions on shares sold through the dividend reinvestment plan if the shares are sold through distribution channels that would be eligible for selling commissions in our primary offering. If no selling commissions are paid on sales of dividend reinvestment plan shares, the amount that would have been paid as a selling commission is retained and used by us.

Investments through IRA Accounts

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

Supplemental Sales Material

In addition to the prospectus, as supplemented, we are using supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of the prospectus, as supplemented. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus, as supplemented to date. The sales material currently used in permitted jurisdictions includes:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of KBS Real Estate Investment Trust and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of the prospectus, as supplemented. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, as supplemented, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which the prospectus is a part.

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Our Involvement in a May 2007 Article Published by a Real Estate Newsweekly

On May 21, 2007, Real Estate Finance & Investment newsweekly published an interview between Institutional Investor, Inc. reporter William Sprouse and Peter M. Bren, who is our president, the president of our advisor, KBS Capital Advisors LLC, and the chairman of the board and president of KBS Realty Advisors LLC. The interview was also made available to Real Estate Finance & Investment subscribers on the Institutional Investor, Inc. website, www.iirealestate.com, on May 21, 2007. To our knowledge, the article is not otherwise available. The article was not reviewed by us prior to its publication, nor were we aware of the publication of the article prior to May 25, 2007.

The Institutional Investor Inc. website, www.iirealestate.com, states that (i) the average readership of the newsweekly is 5,500, (ii) subscribers pay $2,195 annually to receive the newsletter and (iii) its readers include asset management firms, investment banks, hedge funds, pension funds, law firms and real estate development and management firms. Given the foregoing and the retail nature of this offering, i.e., it is directed largely to individual investors, we do not expect material investment proceeds from those who received the newsweekly. As described above under “Risk Factors,” investments from readers of the article could expose us to liability under securities laws. We would vigorously contest any claim that a violation of the Securities Act occurred. Management believes there is only a remote possibility that the ultimate outcome with respect to any such claim would materially adversely affect our operating results, financial position or liquidity. Although we believe the risk of material liability is remote, such assessment depends in part on the level of investments made by readers of the article, of which we cannot be certain.

Clarifications and Corrections of Statements Included in May 2007 Article Published by a Real Estate Newsweekly

The published interview presented information in isolation and did not contain the information that is material to investment in our shares, including the risks related to an investment in us. Some of the statements in the published interview are qualitative projections or forward-looking statements. Investors should rely only on the statements made in the prospectus as supplemented in determining whether to make an investment in us.

We believe that the following information is appropriate to clarify or correct information included in the article:

1.	The introduction to the article refers to us as a “private REIT.” Although our common stock is not traded on a national securities exchange, our common stock is publicly offered pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”), and we are a public company with reporting obligations under the Securities Exchange Act of 1934.

2.	We caution that undue emphasis should not be placed on the following forward-looking statement in the article: “KBS Realty Advisors… expects to have $2 billion of equity raised [for the REIT] by the end of the first quarter 2008.” Mr. Bren’s estimate materially exceeds our current internal estimates; however, the rate at which we will raise capital is difficult to predict. Our offering will terminate on January 13, 2008, unless extended under rules promulgated by the SEC. Also, KBS Capital Markets Group LLC is the dealer manager for the offering. KBS Realty Advisors LLC is neither our advisor nor our dealer manager. KBS Realty Advisors LLC is an investment adviser to other KBS-affiliated programs and investors.

3.	We caution that the statement in the article that “we’re doing something in the neighborhood of $120 million a month” is incorrect. We raised in excess of $100 million for the month of May 2007. Neither of these statements should be interpreted as a projection of expected future sales of our common stock.

4.	We caution that undue emphasis should not be placed on the following statements in the article: “We’re averaging on the mezzanine debt side right now 11-12% current cash yield. So that allows us to buy buildings at five [percent cap rates]. We’re able to because when you meld the two together we’re above the seven percent yield.” and “If something does go wrong with the borrower down the road, we just step in immediately and take over the project.” The yields related to the assets listed above are the yields to us on an individual asset basis and a portfolio basis, before taking our general and administrative expenses into account but after consideration of the fees we will pay our advisor and dealer manager. The yield received by us on our portfolio of assets is greater than the yield received by stockholders on their investment as a result of the fees we pay to our advisor and dealer manager in connection with the offering, the selection and acquisition of our assets, the management of our assets and other services provided to us. See also Item 5 below, with respect to the payment of distributions to date. As with any forward-looking information, these statements and any other forward-looking statements in the article are subject to risks and uncertainties that could cause the actual results to differ materially from those stated. Please read “Cautionary Note Regarding Forward-Looking Statements” and the risks of an investment in the offering included in the prospectus as supplemented.

55

5.	With respect to Mr. Bren’s reference to “our 7% dividend” in the article, we have declared distributions based on daily record dates for each day during the period commencing July 18, 2006 through July 31, 2007. The distributions are calculated based on stockholders of record each day during these periods at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. In order that our stockholders could begin earning cash dividends, our external advisor, KBS Capital Advisors, agreed to advance funds to us equal to the amount by which the cumulative amount of distributions declared by our board of directors from January 1, 2006 through the period ending July 31, 2007 exceeds the amount of our funds from operations (as defined by NAREIT) from January 1, 2006 through July 31, 2007. We are only obligated to reimburse KBS Capital Advisors for these expenses if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by KBS Capital Advisors. Through May 2007, KBS Capital Advisors had advanced $1.6 million to us for cash distributions and expenses in excess of revenues, all of which is outstanding.

In addition, KBS Capital Advisors has deferred payment of its asset management fee, without interest, for the months of July 2006 through May 2007. As of May 31, 2007, asset management fees deferred by KBS Capital Advisors totaled approximately $1.5 million. Although pursuant to the advisory agreement, KBS Capital Advisors may demand payment of deferred asset management fees at any time, KBS Capital Advisors does not intend to request payment of deferred asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from KBS Capital Advisors through the date of payment of the deferred asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, KBS Capital Advisors intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006, plus the amount of the advance from KBS Capital Advisors exceed the cumulative amount of distributions declared and currently payable to our stockholders.

6.	We caution that undue emphasis should not be placed on the following statements in the article: “The standards have tightened up considerably but we’re very, very excited about this because it’s going to take this froth off the market and allow us to acquire buildings at a more reasonable cap rate, or at least it’s going to stabilize it here. [The market has] taken that extremely high leverage buyer out of the market.” Although these statements reflect Mr. Bren’s current views of movements in cap rates, we do not know how cap rates may change in future periods and these are not statements made by or provided by us. As with any forward-looking information, these statements and any other forward-looking statements in the article are subject to risks and uncertainties that could cause the actual results to differ materially from those stated. Please read “Cautionary Note Regarding Forward-Looking Statements” and the risks of an investment in the offering included in the prospectus as supplemented.

7.	Investors should note that statements made by Mr. Bren with respect to the 245 Fifth Avenue Building in New York and the Movielab Building – 619 West 54th Street in New York relate to investments made by other KBS-affiliated programs or investors and not investments made by us.

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Experts

The (i) consolidated balance sheets of KBS Real Estate Investment Trust, Inc. as of December 31, 2006 and 2005, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006 and the accompanying financial statement schedule; (ii) the statement of Revenues Over Certain Operating Expenses of the Sabal Pavilion Building for the year ended December 31, 2005; (iii) the statement of Revenues Over Certain Operating Expenses of the Plaza at Clayton for the year ended December 31, 2005; (iv) the statement of Revenues Over Certain Operating Expenses of the Southpark Commerce Center II Buildings for the year ended December 31, 2005; (v) the statement of Revenues Over Certain Operating Expenses of the 825 University Avenue Building for the year ended December 31, 2005; (vi) the statement of Revenues Over Certain Operating Expenses of the Midland Industrial Portfolio for the year ended December 31, 2005; (vii) the statement of Revenues Over Certain Operating Expenses of the Crescent Green Buildings for the year ended December 31, 2005; (viii) the statement of Revenues Over Certain Operating Expenses of the 625 Second Street Building for the year ended December 31, 2006; (ix) the statement of Revenues Over Certain Operating Expenses of the Sabal VI Building for the year ended December 31, 2006; (x) the statement of Revenues Over Certain Operating Expenses of The Offices at Kensington for the year ended December 31, 2006; (xi) the statement of Revenues Over Certain Operating Expenses of the Royal Ridge Building for the year ended December 31, 2006; (xii) the statement of Revenues Over Certain Operating Expenses of the 9815 Goethe Road Building for the year ended December 31, 2006; (xiii) the statement of Revenues Over Certain Operating Expenses of the Bridgeway Technology Center for the year ended December 31, 2006; and (xiv) the statement of Revenues Over Certain Operating Expenses of the Opus National Industrial Portfolio for the year ended December 31, 2006, all appearing in this supplement and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

57

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements

March 31, 2007

Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006	F-5

Consolidated Statements of Operations for the Three Months Ended March 31, 2007 and March 31, 2006 (unaudited)	F-6

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2006 and Three Months Ended March 31, 2007 (unaudited)	F-7

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 and March 31, 2006 (unaudited)	F-8

Condensed Notes to Consolidated Financial Statements as of March 31, 2007 (unaudited)	F-9

December 31, 2006

Report of Independent Registered Public Accounting Firm	F-28

Consolidated Balance Sheets as of December 31, 2006 and 2005	F-29

Consolidated Statement of Operations for the Year Ended December 31, 2006	F-30

Consolidated Statement of Stockholders’ Equity for the Year Ended December 31, 2006	F-31

Consolidated Statement of Cash Flows for the Year Ended December 31, 2006	F-32

Notes to Consolidated Financial Statements	F-33

Schedule III – Real Estate Assets and Accumulated Depreciation and Amortization	F-52

Sabal Pavilion Building

Report of Independent Registered Public Accounting Firm	F-54

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-55

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-56

The Plaza in Clayton

Report of Independent Registered Public Accounting Firm	F-58

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-59

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-60

Southpark Commerce Center II Buildings

Report of Independent Registered Public Accounting Firm	F-62

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-63

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-64

825 University Avenue Building

Report of Independent Registered Public Accounting Firm	F-66

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-67

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-68

Midland Industrial Portfolio

Report of Independent Registered Public Accounting Firm	F-70

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-71

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-72

Crescent Green Buildings

Report of Independent Registered Public Accounting Firm	F-74

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-75

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005	F-76

625 Second Street Building

Report of Independent Registered Public Accounting Firm	F-78

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-79

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-80

Sabal VI Building

Report of Independent Registered Public Accounting Firm	F-82

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-83

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-84

The Offices at Kensington

Report of Independent Registered Public Accounting Firm	F-86

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-87

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006	F-88

Royal Ridge Building

Report of Independent Registered Public Accounting Firm	F-90

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-91

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-92

9815 Goethe Road Building

Report of Independent Registered Public Accounting Firm	F-94

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-95

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-96

Bridgeway Technology Center

Report of Independent Registered Public Accounting Firm	F-98

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-99

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-100

Opus National Industrial Portfolio

Report of Independent Registered Public Accounting Firm	F-102

Combined Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-103

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006	F-104

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-106

Unaudited Pro Forma Balance Sheet as of March 31, 2007	F-107

Unaudited Pro Forma Statement of Operations for the Three Months Ended March 31, 2007	F-109

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2006	F-111

Prior Performance Tables

Prior Performance Tables (unaudited)	F-114

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2007	December 31, 2006
Assets
Real estate:
Land	$37,119	$18,344
Buildings and improvements, less accumulated depreciation of $3,727 and $1,441 as of March 31, 2007 and December 31, 2006, respectively	294,347	178,136
Tenant origination and absorption costs, less accumulated amortization of $2,677 and $1,097 as of March 31, 2007 and December 31, 2006, respectively	25,639	17,648

Total real estate, net	357,105	214,128
Real estate loans receivable	37,742	13,798

Total real estate investments, net	394,847	227,926
Cash and cash equivalents	47,770	48,754
Rents and other receivables	1,527	752
Above-market leases, net of accumulated amortization of $242 and $66 as of March 31, 2007 and December 31, 2006, respectively	3,368	3,141
Deferred financing costs, prepaid and other assets	3,297	2,642

Total assets	$450,809	$283,215

Liabilities and stockholders’ equity
Notes payable	$233,644	$179,750
Accounts payable and accrued liabilities	4,213	1,839
Due to affiliates	3,041	1,404
Distributions payable	1,212	582
Below-market leases, net of accumulated amortization of $616 and $258 as of March 31, 2007 and December 31, 2006, respectively	6,749	4,994
Other liabilities	983	621

Total liabilities	249,842	189,190

Commitments and contingencies (Note 13)
Redeemable common stock	1,519	369
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 23,687,200 and 11,309,222 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	237	113
Additional paid-in capital	207,526	97,400
Cumulative distributions and net losses	(8,315)	(3,857)

Total stockholders’ equity	199,448	93,656

Total liabilities and stockholders’ equity	$450,809	$283,215

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Revenues:
Rental income	$6,635	$—
Tenant reimbursements	1,261	—
Interest income from real estate loans receivable	747	—
Parking revenues and other operating income	340	—

Total revenues	8,983	—

Operating expenses:
Operating, maintenance, and management	1,271	—
Real estate and other property-related taxes	1,202	—
Asset management fees to affiliate	572	—
General and administrative expenses	635	104
Depreciation and amortization	3,866	—

Total operating expenses	7,546	104

Operating income (loss)	1,437	(104)

Other income (expenses):
Interest expense	(3,453)	—
Interest income	383	—

Total other income (expenses), net	(3,070)	—

Net loss	$(1,633)	$(104)

Loss per common share, basic and diluted	$(0.10)	$(5.21)

Weighted-average number of common shares outstanding	16,362,778	20,000

Distributions declared per common share	$0.17	$—

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2006 and Three Months Ended March 31, 2007

(unaudited)

(in thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Cumulative Distributions and Net Losses	Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 2005	20,000	$1	$199	$—	$200
Issuance of common stock	11,289,222	112	112,318	—	112,430
Redeemable common stock	—	—	(369)	—	(369)
Distributions declared	—	—	—	(1,286)	(1,286)
Commissions and dealer-manager fees	—	—	(10,241)	—	(10,241)
Other offering costs	—	—	(4,507)	—	(4,507)
Net loss	—	—	—	(2,571)	(2,571)

Balance, December 31, 2006	11,309,222	113	97,400	(3,857)	93,656
Issuance of common stock	12,377,978	124	123,028	—	123,152
Redeemable common stock	—	—	(1,150)	—	(1,150)
Distributions declared	—	—	—	(2,825)	(2,825)
Commissions and dealer-manager fees	—	—	(11,099)	—	(11,099)
Other offering costs	—	—	(653)	—	(653)
Net loss	—	—	—	(1,633)	(1,633)

Balance, March 31, 2007	23,687,200	$237	$207,526	$(8,315)	$199,448

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Cash Flows from Operating Activities:
Net loss	$(1,633)	$(104)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred rent	(188)	—
Depreciation and amortization	3,866	—
Amortization of deferred financing costs	375	—
Amortization of above- and below-market leases, net	(182)	—
Changes in operating assets and liabilities:
Rents and other receivables	(587)	—
Deferred financing costs, prepaid and other assets	280	(181)
Accounts payable and accrued liabilities	2,374	76
Due to affiliate	572	208
Other liabilities	362	—

Net cash provided by (used in) operating activities	5,239	(1)

Cash Flows from Investing Activities:
Purchase of real estate loans receivable	(23,000)	—
Advances on real estate loans receivable	(944)	—
Purchases of real estate	(145,133)	—
Additions to real estate	(1)	—

Net cash used in investing activities	(169,078)	—

Cash Flows from Financing Activities:
Distributions paid	(2,195)	—
Proceeds from notes payable	104,094	—
Payments on notes payable	(50,200)	—
Advances from affiliates	1,065	—
Payments of deferred financing costs	(1,309)	—
Proceeds from issuance of common stock	123,152	—
Payments of commissions on stock sales and related dealer manager fees	(11,099)	—
Payments of other offering costs	(653)	—

Net cash provided by financing activities	162,855	—

Net decrease in cash and cash equivalents	(984)	(1)
Cash and cash equivalents, beginning of period	48,754	200

Cash and cash equivalents, end of period	$47,770	$199

Supplemental Disclosure of Cash Flow Information
Interest paid	$2,828	$—

Supplemental Disclosure of Non-Cash Transactions
Distributions payable	$1,212	$—

Above-market leases from purchases of real estate	$(403)	$—

Below-market leases from purchases of real estate	$2,113	$—

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2007

(unaudited)

1. ORGANIZATION

KBS Realty Corporation was formed on June 13, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that ended December 31, 2006. On June 15, 2005, KBS Realty Corporation and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger (the “Articles of Merger”) with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into KBS Realty Corporation with KBS Realty Corporation surviving the merger, and KBS Realty Corporation’s name was changed to KBS Real Estate Investment Trust, Inc. (the “Company”).

Prior to the merger, KBS Capital Advisors LLC (the “Advisor”) owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, the Advisor’s 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. As of March 31, 2007, the Advisor owned 20,000 shares of the Company’s common stock.

As a result of the merger, the Company succeeded, without other transfer, to all of the rights and assets of KBS REIT. The Company also became subject to all of the debts and liabilities of KBS REIT in the same manner as if the Company itself had incurred those debts and liabilities. As of June 15, 2005, the effective date of the merger, the Company directly owned all of the interests in KBS REIT Holdings LLC, a Delaware limited liability company (“KBS REIT Holdings”). Also as of June 15, 2005, the Company became the sole general partner of and directly owned a 0.1% partnership interest in KBS Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). KBS REIT Holdings owned the remaining 99.9% partnership interest in the Operating Partnership and was the sole limited partner of the Operating Partnership.

In connection with securing financing for a property acquisition, on June 29, 2006, KBS REIT Holdings transferred the majority of its partnership interests in the Operating Partnership to the Company. As a result of the transfer, KBS REIT Holdings retained a 1% partnership interest in the Operating Partnership and remained the sole limited partner of the Operating Partnership, and the Company, as sole general partner, became the direct owner of the remaining 99% partnership interest in the Operating Partnership. On July 5, 2006, the Company elected to treat KBS REIT Holdings as a taxable REIT subsidiary. On April 30, 2007, the Company revoked its election to treat KBS REIT Holdings as a taxable REIT subsidiary. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company invests in a diverse portfolio of real estate assets. The primary types of properties the Company invests in include office, industrial, and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company also invests in mezzanine loans and intends to make investments in mortgage loans and other real estate-related assets, including mortgage-backed securities and other structured finance investments. As of March 31, 2007, the Company, through wholly owned subsidiaries, owned six office buildings, one light industrial property, one corporate research building, one distribution facility, two mezzanine real estate loans, and a partial ownership interest in a third mezzanine real estate loan. See Note 3, “Real Estate,” and Note 5, “Real Estate Loans Receivable.”

Subject to certain restrictions and limitations, the business of the Company is managed by the Advisor pursuant to an Advisory Agreement with the Company (the “Advisory Agreement”) in effect through November 8, 2007. The Advisory Agreement may be renewed for an unlimited number of one-year periods upon the mutual consent of the Advisor and the Company. Either party may terminate the Advisory Agreement upon 60 days written notice.

On June 23, 2005, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares would be offered pursuant to the Company’s dividend reinvestment plan. The SEC declared the Company’s registration statement effective on January 13, 2006, and the Company launched the Offering on January 27, 2006, upon retaining KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. The Dealer Manager is responsible for marketing the Company’s shares in the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above. Through March 31, 2007, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 23,667,200 shares in the Offering for gross offering proceeds of $235.6 million.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, KBS REIT Holdings, the Operating Partnership and all of its wholly owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The consolidated financial statements are prepared in accordance with the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements have been condensed or omitted; although, management believes the disclosures are adequate to make the information presented not misleading. In the opinion of management, the consolidated financial statements for the unaudited interim periods presented include all adjustments (which are of a normal recurring nature) considered necessary to present a fair statement of the results for those periods. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 2006 included in this supplement.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties are capitalized. Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a market period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which range from one month to ten years.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company also considers information obtained about each property as a result of its preacquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality, and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases, which range from one month to ten years. The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event do the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. There were no impairment losses recorded by the Company during the three months ended March 31, 2007.

Real Estate Loans Receivable

The real estate loans receivable are recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. There were no impairment losses on real estate loans receivable recorded by the Company during the three months ended March 31, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. The Company’s account balance exceeds federally insurable limits as of March 31, 2007. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of March 31, 2007.

Rents and Other Receivables

The Company periodically evaluates the collectibility of amounts due from tenants and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company maintains an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of its tenants in developing these estimates.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing, which result in a closing of such financing. These costs are amortized over the terms of the respective agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions, which do not close, are expensed in the period in which it is determined that the financing will not close.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Redeemable Common Stock

The Company has adopted a share redemption program for stockholders who have held their shares for at least one year, subject to certain limitations. Under the share redemption program, the Company will initially redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from the Company, unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined under the program). Until three years after the completion of the Company’s offering stage, the redemption price would be the amount paid to acquire the shares from the Company for redemptions sought upon a stockholder’s death or “qualifying disability.” Three years after the completion of the Company’s offering stage, the redemption price per share for all stockholders would be equal to the net asset value per share of the common stock, as estimated by the Advisor or another firm chosen for that purpose. The Company will consider its offering stage complete when it is no longer publicly offering equity securities and has not done so for one year.

There are several limitations on the Company’s ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” the Company may not redeem shares until they have been outstanding for one year.

•

The share redemption program limits the number of shares the Company may redeem to those that the Company could purchase with the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year.

•	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As the use of the proceeds of the dividend reinvestment plan for redemptions is outside the Company’s control, they are considered to be temporary equity under Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stock.

The Company has adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”), which requires, among other things, that financial instruments that represent a mandatory obligation of the Company to repurchase shares be classified as liabilities and reported at settlement value. The Company’s redeemable common shares are contingently redeemable at the option of the holder. As such, SFAS 150 is not applicable until such shares are tendered for redemption by the holder, at which time the Company will reclassify such obligations from mezzanine equity to a liability based upon their respective settlement values. As of March 31, 2007, no shares had been tendered for redemption.

Organization, Offering, and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials; (v) the cost of educational conferences held by the Company (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (vi) reimbursement to the Dealer Manager for travel, meals, lodging and attendance fees incurred by employees of the Dealer Manager to attend retail seminars conducted by broker-dealers. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company is obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

As a result, these costs are only a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. The Company had no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs unless the Company sold the Minimum Number of Shares in the Offering. The Company broke escrow in the Offering on July 5, 2006. Through March 31, 2007, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 23,667,200 shares for gross offering proceeds of $235.6 million and recorded organization and offering costs of $5.2 million and selling commissions and dealer manager fees of $21.3 million. Organization costs are expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of the Offering.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company recognizes gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loan receivable is recognized based on the contractual terms of the debt instrument. Fees related to the buydown of the interest rate are deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income using the effective interest method. Closing costs related to the purchase of the loan receivable are amortized over the term of the loan and accreted as an adjustment against interest income using the effective interest method.

General and Administrative Expenses

General and administrative expenses, including asset management fees to affiliate of $0.6 million, totaled $1.2 million for the three months ended March 31, 2007 and, in addition to asset management fees, consisted primarily of legal, audit and other professional fees. To the extent included in the definition of total operating expenses (as set forth in Note 10), general and administrative expenses are an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor (as discussed in Note 10). Pursuant to the operating expense reimbursement obligation, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for the year, unless the conflicts committee of the Company’s board of directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company's conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation for the four fiscal quarters ending December 31, 2006. The Company’s total operating expenses were not in excess of the operating expense reimbursement obligation for the four fiscal quarters ending March 31, 2007. See Note 10, “Related Party Transactions—Fees to Affiliates.”

Independent Director Compensation

The Company pays each of its independent directors an annual retainer of $25,000 In addition, the independent directors are paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. For the three months ended March 31, 2007, the Company incurred and paid $50,250 of independent director fees, which are included in general and administrative expenses in the accompanying financial statements.

The Company accrued for these fees and recorded them as general and administrative expense in the accompanying financial statements of the Company. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 10.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ended December 31, 2006. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

The Company elected to treat KBS REIT Holdings as a taxable REIT subsidiary on July 5, 2006. KBS REIT Holdings is the sole limited partner of the Operating Partnership and owns a 1% ownership interest in the Operating Partnership. On April 30, 2007, the Company revoked its election to treat KBS REIT Holdings as a taxable REIT subsidiary. As a result, KBS REIT Holdings will be taxed on income allocable to it from the Operating Partnership in respect of its limited partnership interest from the time of its election on July 5, 2006 through April 30, 2007. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted rates expected to be in effect when the temporary differences reverse. As of March 31, 2007, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

Per Share Data

Loss per basic share of common stock is calculated by dividing net loss by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted loss per share of common stock equals basic loss per share of common stock as there were no potentially dilutive shares of common stock during the year ended December 31, 2006 and the three months ended March 31, 2007.

Distributions declared per common share assumes the share was issued and outstanding each day during the period from January 1, 2007 through March 31, 2007, and is based on a daily distribution for the period of $0.0019178 per share per day. Each day during the period from January 1, 2007 through March 31, 2007, was a record date for distributions.

Industry Segments

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way that public entities report information about operating segments in their financial statements. The Company acquires commercial properties and invests in real estate-related assets and, as a result, the Company operates in two business segments. For financial data by segment, see Note 12.

Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (the “FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The Company adopted FIN 48 on January 1, 2007. The Company’s policy is to classify interest related to the underpayment of income taxes as a component of interest expense and penalties related to the underpayment of income taxes as a component of general and administrative expenses. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements, nor has the Company or its subsidiaries been assessed interest or penalties by any major tax jurisdictions. The Company’s evaluation was performed for tax years ending December 31, 2006, the only tax year which remains subject to examination by major tax jurisdictions as of March 31, 2007.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value and establishes a framework for measuring fair value under generally accepted accounting principles. The key changes to current practice are (1) the definition of fair value, which focuses on an exit price rather than an entry price; (2) the methods used to measure fair value, such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions, and credit standing and (3) the expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt SFAS 157 in the first quarter of 2008. The Company is currently evaluating the impact that SFAS 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS 159 will have on its financial statements.

3. REAL ESTATE

The following table provides summary information regarding the properties the Company owned as of March 31, 2007 (in thousands):

Asset Name	City	State	Total Cost	Accumulated Depreciation and Amortization	Real Estate, Net	Related Debt
Sabal Pavilion Building	Tampa	FL	$25,735	$(1,086)	$24,649	$14,700
Plaza in Clayton	Saint Louis	MO	94,079	(2,701)	91,378	62,200
Southpark Commerce Center II Buildings	Austin	TX	30,002	(699)	29,303	18,000
825 University Avenue Building	Norwood	MA	31,246	(381)	30,865	19,000
Midland Industrial Buildings	McDonough	GA	35,616	(314)	35,302	24,050
Crescent Green Buildings	Cary	NC	48,716	(655)	48,061	32,400
625 Second Street Building	San Francisco	CA	51,840	(482)	51,358	33,700
Sabal VI Building	Tampa	FL	17,539	(38)	17,501	11,094
The Offices at Kensington	Sugar Land	TX	28,736	(48)	28,688	18,500

			$363,509	$(6,404)	$357,105	$233,644

Acquisitions for the Three Months Ended March 31, 2007

During the three months ended March 31, 2007, the Company acquired four office properties totaling 650,461 rentable square feet. The aggregate purchase price of these properties was $143.6 million plus closing costs. The acquisitions were funded using a combination of debt and proceeds from the Offering. Each property is briefly discussed below:

Crescent Green Buildings

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased three office buildings comprising 248,832 rentable square feet (the “Crescent Green Buildings”) from an unaffiliated seller. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green, and 1300 Crescent Green in Cary, North Carolina. The purchase price of the Crescent Green Buildings was $48.1 million plus closing costs.

625 Second Street Building

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from an unaffiliated seller. The 625 Second Street Building is located on an approximate 0.8-acre parcel of land at 625 Second Street in San Francisco, California. The purchase price of the 625 Second Street Building was $51.0 million plus closing costs.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Sabal VI Building

On March 5, 2007, the Company, through an indirect wholly owned subsidiary, acquired a two-story office building containing 96,346 rentable square feet (the “Sabal VI Building”) from an unaffiliated seller. The Sabal VI Building is located on an approximate 10-acre parcel of land in Tampa, Florida. The purchase price of the Sabal VI Building was $16.5 million plus closing costs.

The Offices at Kensington

On March 29, 2007, the Company, through an indirect wholly owned subsidiary, acquired two four-story office buildings containing 170,436 rentable square feet (“The Offices at Kensington”) from an unaffiliated seller. The Offices at Kensington are located on an approximate 9-acre parcel of land in Sugar Land, Texas. The purchase price of the Offices at Kensington was $28.0 million plus closing costs.

Operating Leases

Substantially all of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases have remaining terms of up to 10 years, provisions to extend the lease agreements, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The following table summarizes the leased percentage of the Company’s properties as of March 31, 2007:

Property Name	% Leased
Sabal Pavilion Building	100%
Plaza in Clayton	97%
Southpark Commerce Center II Buildings	98%
825 University Avenue Building	100%
Midland Industrial Buildings	100%
Crescent Green Buildings	100%
625 Second Street Building	100%
Sabal VI Building	100	% (1)
The Offices at Kensington	86%

(1)

Includes one tenant lease which represents approximately 20% of the property’s rentable square footage. Such tenant executed its lease on January 11, 2007. Per its lease, it is anticipated that such tenant will commence paying monthly rent upon taking occupancy of the space, which is expected to occur in May 2007.

As of March 31, 2007, the future minimum rental income from the Company’s properties under non-cancelable operating leases is as follows (in thousands):

April 1, 2007 through December 31, 2007	$30,867
2008	30,558
2009	28,612
2010	20,318
2011	18,276
Thereafter	26,715

$155,346

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Of the total rental income for the three months ended March 31, 2007, approximately:

•	Twenty-two percent was earned from two tenants in the professional services industry, whose leases expire in 2011 and 2012.

•	Fifteen percent was earned from one tenant in the information services industry, whose lease expires in 2009.

4.	TENANT ORIGINATION AND ABSORPTION COSTS, ABOVE-MARKET LEASE ASSETS, AND BELOW-MARKET LEASE LIABILITIES

As of March 31, 2007, the Company’s tenant origination and absorption costs, above-market lease assets, and below-market lease liabilities are as follows (in thousands):

	Tenant Origination and Absorption Costs	Above-Market Lease Assets	Below-Market Lease Liabilities
Cost	$28,316	$3,610	$7,365
Accumulated Amortization	(2,677)	(242)	(616)

Net Amount	$25,639	$3,368	$6,749

2007 Amortization	$1,580	$176	$358

The remaining unamortized balance for these intangible assets will be amortized as follows (in thousands):

April 1, 2007 - December 31, 2007	$5,329	$446	$1,307
2008	5,898	527	1,518
2009	5,004	506	1,250
2010	3,072	494	823
2011	2,578	479	628
Thereafter	3,758	916	1,223

	$25,639	$3,368	$6,749

Weighted-Average Amortization Period	5.06 years	6.72 years	5.41 years
5. REAL ESTATE LOANS RECEIVABLE

As of March 31, 2007, the Company, through wholly owned subsidiaries, had acquired two mezzanine real estate loans and a partial ownership interest in a third mezzanine real estate loan, which investments totaled $37.7 million.

During the three months ended March 31, 2007, the Company earned $0.7 million in interest income from its interests in mezzanine real estate loans of which $0.4 million was receivable at March 31, 2007. During the three months ended March 31, 2007, the Company also amortized as an increase to interest income, $12,978 of fees related to the buydown of the interest rate on the Tribeca Mezzanine Loan and amortized, as an offset against interest income, $34,009 of closing costs related to the purchase of these mezzanine real estate loans.

Tribeca Mezzanine Loan

On July 18, 2006, the Company, through an indirect wholly owned subsidiary, purchased a junior mezzanine real estate loan (the “First Tribeca Mezzanine Loan”) from an unaffiliated seller. The purchase price of the First Tribeca Mezzanine Loan was approximately $12.9 million plus closing costs, which was the amount funded to the borrower under the loan as of the date of acquisition. After the closing, the Company remained obligated to fund an additional $3.0 million under the loan for future costs related to the conversion of the Tribeca Building. As of March 31, 2007, the Company had funded $1.8 million of these costs and the total balance outstanding under the First Tribeca Mezzanine Loan was $14.7 million.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

The First Tribeca Mezzanine Loan bears interest at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25%. At March 31, 2007, the one-month LIBOR rate was 5.3195%. The First Tribeca Mezzanine Loan has an initial maturity date of March 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the First Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. Prior to satisfaction of the loan, the borrower must pay the Company an amount that brings the annualized internal rate of return on the First Tribeca Mezzanine Loan to 25%. The First Tribeca Mezzanine Loan is expected to be used to fund future costs related to the conversion of an eight-story loft building into a ten-story condominium building located in New York, New York (the “Tribeca Building”).

The First Tribeca Mezzanine Loan is secured by, among other things, a first lien priority pledge of the borrower’s member interest (the “Member Interest”) in 415 Greenwich Senior Mezzanine Owner LLC (the “Owner Member”). The Owner Member is the sole member in 415 Greenwich Fee Owner LLC (the “Fee Owner”), which is the owner of the Tribeca Building. With respect to certain “bad boy” acts, amounts outstanding under the First Tribeca Mezzanine Loan are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Pursuant to an intercreditor agreement, as of March 31, 2007, the First Tribeca Mezzanine Loan is subordinate to senior mortgage loans totaling approximately a $100.0 million and a $25.0 million senior mezzanine loan. As of March 31, 2007, approximately $106.9 million of the senior notes was outstanding. The intercreditor agreement provides that in the event of a default under the Tribeca Mezzanine Loan, the Company would be entitled to foreclose on the Member Interest and thereby take control and ownership of Owner Member and Fee Owner. Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, the Company’s indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the member interest in this transaction would allow the Company to take indirect control of the Tribeca Building, subject to the senior debt related to the property.

Sandmar Mezzanine Loan

On January 9, 2007, the Company, through an indirect wholly owned subsidiary, purchased a mezzanine real estate loan (the “Sandmar Mezzanine Loan”) from an unaffiliated seller. The purchase price of the Sandmar Mezzanine Loan was $8.0 million plus closing costs.

The Sandmar Mezzanine Loan bears interest at a fixed rate of 12% and has an initial maturity date of January 1, 2017. Prior to maturity, the borrowers under the Sandmar Mezzanine Loan are required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. The borrowers are expected to use the Sandmar Mezzanine Loan to partially fund the acquisition of six grocery store-anchored, small neighborhood and single tenant retail centers (the “Sandmar Portfolio”) and for future capital expenditures and leasing costs. The Sandmar Portfolio properties are located in three states, North Carolina (three properties), Florida (two properties), and Tennessee (one property), and had an average occupancy of 91% as of the date of acquisition.

The Sandmar Mezzanine Loan is secured by, among other things, a pledge by each borrower of its interests in the respective wholly owned subsidiary that each holds title to one of the six properties in the Sandmar Portfolio. The pledge agreements entered into by the six borrowers provide that in the event of default under the Sandmar Mezzanine Loan, the Company may exercise its rights and remedies against each of the mezzanine borrowers. With respect to certain “bad boy” acts, amounts outstanding under the Sandmar Mezzanine Loan would be guaranteed by two individuals who have indirect interests in the Sandmar Portfolio.

There was $49.6 million of senior financing on the Sandmar Portfolio as of January 9, 2007. The senior financing is secured by a mortgage on each of the six properties. Each mortgage is cross defaulted and cross collateralized with the other mortgages so that a default under one mortgage or the senior loan documents shall constitute a default under all of the mortgages. Pursuant to an intercreditor agreement, the Company’s right to payment under the Sandmar Mezzanine Loan is subordinate to the right to payment of the lender under the senior mortgage loan made to the limited liability companies that directly hold title to the properties. The intercreditor agreement provides that in the event of a default under the Sandmar Mezzanine Loan, the Company would be entitled to foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the properties subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement. Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, the Company’s indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the member interest in this transaction would allow the Company to take indirect control of the Sandmar Portfolio, subject to the senior debt related to the property.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Park Central Mezzanine Loan

On March 23, 2007, the Company, through an indirect wholly owned subsidiary, purchased a $15.0 million interest in a $58.0 million mezzanine real estate loan (the “Park Central Mezzanine Loan”) from an unaffiliated seller. The purchase price of the Company’s interest in the Park Central Mezzanine Loan was $15.0 million plus closing costs. The Park Central Mezzanine Loan is owned by four noteholders, including the Company, each with a pari passu interest.

The Park Central Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus 448 basis points and has an initial maturity date of November 9, 2008 with three one-year extension options. At March 31, 2007, the one-month LIBOR rate was 5.3195%. Prior to maturity, the borrower under the Park Central Mezzanine Loan is required to make monthly interest-only payments to the holders of the mezzanine real estate loan, with the outstanding principal balance being due at maturity. The borrower is expected to use the Park Central Mezzanine Loan to refinance existing debt on the Park Central Hotel, a 934 room, four-star, full-service hotel located in Midtown Manhattan in New York, New York.

The Park Central Mezzanine Loan is secured by, among other things, a pledge by the borrower of its interests in the limited liability company that holds title to the Park Central Hotel. The pledge agreement entered into by the borrower provides that in the event of default under the Park Central Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the borrower. With respect to certain “bad boy” acts, amounts outstanding under the Park Central Mezzanine Loan are guaranteed by Whitehall Street Global Real Estate Limited Partnership 2001, an entity with an indirect interest in the borrower, and Devon (DE) Capital LLC.

There is $407.0 million of senior financing on the Park Central Hotel. The senior financing is secured by a mortgage on the Park Central Hotel. The senior loan has a maturity date of November 2008 with three one-year extensions. Pursuant to an intercreditor agreement, the Company’s right to payment under the Park Central Mezzanine Loan is subordinate to the right to payment of the lender under the senior mortgage loan. The intercreditor agreement provides that in the event of a default under the Park Central Mezzanine Loan, the holders of the Park Central Mezzanine Loan may foreclose on the borrower’s membership interest in the limited liability company that holds title to the property subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement. Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, the Company’s indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the member interest in this transaction would allow the Company to take indirect control of the Park Central Hotel, subject to the senior debt related to the property.

The following is a schedule of maturities for all real estate loans receivable for the years ending December 31, (in thousands):

2007	$—
2008	29,742
2009	—
2010	—
2011	—
Thereafter	8,000

$37,742

6. RENTS AND OTHER RECEIVABLES

Rents and other receivables consist of the following (in thousands):

	March 31, 2007	December 31, 2006
Tenant receivables, net of allowance for doubtful accounts of $14 as of March 31, 2007 and December 31, 2006	$705	$326
Interest receivable on real estate loans receivable	377	159
Interest receivable on cash and cash equivalents	156	166
Deferred rent	289	101

	$1,527	$752

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

7. DEFERRED FINANCING COSTS, PREPAID, AND OTHER ASSETS

Deferred financing costs, prepaid, and other assets consist of the following (in thousands):

	March 31, 2007	December 31, 2006
Deferred financing costs, net of accumulated amortization of $553 and $178 as of March 31, 2007 and December 31, 2006, respectively	$1,873	$939
Escrow deposits	—	1,162
Prepaid insurance	694	26
Other prepaid expenses	185	94
Closing costs on loans receivable, net of accumulated amortization of $105 and $71 for March 31, 2007 and December 31, 2006, respectively	358	181
Other assets	187	240

	$3,297	$2,642

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following (in thousands):

	March 31, 2007	December 31, 2006
Accounts payable and other accrued liabilities	$2,297	$1,178
Real estate taxes payable	1,005	—
Accrued interest expense	911	661

	$4,213	$1,839

9. NOTES PAYABLE

Notes payable, all of which are interest-only loans, consist of the following as of March 31, 2007 (in thousands):

	March 31, 2007	Effective Interest Rate(1)	Fixed/Variable Interest Rate	Maturity (2)
Sabal Pavilion Building - Mortgage Loan	$14,700	6.3800%	Fixed	August 1, 2036
Plaza in Clayton - Mortgage Loan	62,200	5.8990%	Fixed	October 6, 2016
Southpark Commerce Center II Buildings - Mortgage Loan	18,000	5.6725%	Fixed	December 6, 2016
825 University Avenue Building - Mortgage Loan	19,000	5.5910%	Fixed	December 6, 2013
Midland Industrial Buildings - Mortgage Loan	24,050	5.7550%	Fixed	January 6, 2011
Crescent Green Building - Mortgage Loan	32,400	5.6800%	Fixed	February 1, 2012
625 Second Street Building - Mortgage Loan	33,700	5.8500%	Fixed	February 1, 2014
Sabal VI Building - Mortgage Loan	11,040	5.9250%	Fixed	October 1, 2011
Sabal VI Building - Mezzanine Loan	54	6.8191%	Variable	April 30, 2008
The Offices at Kensington - Mortgage Loan	18,500	5.5200%	Fixed	April 1, 2014

	$233,644

(1)	Represents the average effective interest rate for the three months ended March 31, 2007.
(2)	Represents initial maturity date; subject to certain conditions, the maturity dates of some loans may be extended.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

In addition, during the three months ended March 31, 2007, the Company repaid the following loans (in thousands):

Debt Obligation	Outstanding Balance at Payoff	Effective Interest Rate (1)	Fixed / Variable Interest Rate	Date Originated	Date Principal Repaid
Plaza in Clayton- Mezzanine Loan	$22,300	6.8201%	Variable	September 27, 2006	January 22, 2007
Southpark Commerce Center II- Mezzanine Loan	5,200	6.8203%	Variable	November 21, 2006	February 6, 2007
825 University Avenue Building- Mezzanine Loan	5,600	6.8203%	Variable	December 5, 2006	February 6, 2007
Midland Industrial Buildings- Mezzanine Loan	8,700	6.8203%	Variable	December 22, 2006	March 30, 2007
Crescent Green Building- Mezzanine Loan	8,400	6.8204%	Variable	January 31, 2007	March 31, 2007

	$50,200

(1)	Represents the average effective interest rate for the period the loan was outstanding during the three months ended March 31, 2007.

During the three months ended March 31, 2007, the Company incurred $3.1 million of interest expense, of which $0.9 million was payable at March 31, 2007. The Company also incurred $0.4 million of amortization of deferred financing costs, which is included in interest expense for the three months ended March 31, 2007.

The following is a schedule of maturities for all notes payable for the years ending December 31, (in thousands):

2007	$—
2008	54
2009	—
2010	—
2011	35,090
Thereafter	198,500

$233,644

10. RELATED PARTY TRANSACTIONS

Fees to Affiliates

Upon the launch of the Offering, the Company executed a Dealer Manager Agreement with the Dealer Manager on January 27, 2006 and entered into an Advisory Agreement with the Advisor that is in effect through November 8, 2007. These agreements entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor, the Dealer Manager, and their affiliates on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Pursuant to the terms of the agreements described above, the Company has incurred the following related-party costs for the three months ended March 31, 2007 (in thousands):

Selling commissions (1)	$6,829
Dealer-manager fees (1)	4,270
Reimbursements of organization and offering costs (1) (2)	215
Acquisition fees (3)	1,253
Asset-management fees	572
Reimbursement of operating expenses	—

$13,139

(1)	Commissions, dealer-manager fees and reimbursements of organization and offering costs are charged against stockholders’ equity in the accompanying consolidated financial statements.
(2)

Reimbursements of organization and offering costs represent the portion of the Company’s organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company and subsequently reimbursed by the Company. The Company has recorded organization and offering costs related to the Offering of $5.2 million from commencement of the Offering through March 31, 2007, including organization and offering costs incurred directly by the Company and those costs incurred by the Advisor and its affiliates on behalf of the Company, which were subsequently reimbursed by the Company.

(3)

Acquisition fees related to purchases of real estate and real estate-related investments during the three months ended March 31, 2007. The acquisition fees for the real estate loans receivable are capitalized as other assets in the accompanying consolidated financial statements and amortized over the life of the loans.

The Company had granted no stock-based compensation awards and it had not incurred any disposition fees, subordinated participation in net cash flows, or subordinated incentive listing fees during the three months ended March 31, 2007.

Form of Compensation	Amount
Selling Commission

The Company pays the Dealer Manager up to 6% of the gross offering proceeds (3% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallows 100% of commissions earned to participating broker-dealers.

Assuming all shares are sold at the highest possible selling commissions (with no discounts to any categories of purchasers) and a $9.50 price for each share sold through the dividend reinvestment plan, estimated selling commissions are approximately $142.8 million if the Company sells the maximum of 280,000,000 shares.

Dealer Manager Fee

The Company pays the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee, provided that the Dealer Manager may increase the amount of the reallowance in special cases.

The estimated dealer manager fee is approximately $70.0 million if the Company sells the maximum of 280,000,000 shares.

Reimbursement of Organization and Offering Expenses

The Company reimburses the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $22.4 million if the Company sells the maximum of 280,000,000 shares.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Form of Compensation	Amount
Acquisition Fee	The Company pays the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments.

Asset Management Fee*

The Company pays the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments.

Although the asset management fees earned by the Advisor through March 31, 2007 have been accrued for and expensed in the appropriate period in the Company’s financial statements, the Advisor has deferred, without interest, payment of the asset management fees it has earned from July 2006 through March 2007. Per the terms of the advisory agreement, the Advisor may choose to pay the accrued but unpaid asset management fees in such future period as the Advisor may determine.

Reimbursement of Operating Expenses*	The Company reimburses the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. However, the Company does not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees.

Disposition Fee	For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of the properties or other investments sold. However, in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the properties or other investments sold.

Stock-based Compensation Awards*	The Company may issue stock-based awards to affiliates of the Advisor. At March 31, 2007, no awards had been granted under the plan. The Company has no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan, and the Company’s board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan.

Subordinated Participation in Net Cash Flows*	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise.

Subordinated Incentive Listing Fee	Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*	The Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for such year, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. The Company’s conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation for the four fiscal quarters ending December 31, 2006. The Company’s total operating expenses were not in excess of the operating expense reimbursement obligation for the four fiscal quarters ending March 31, 2007.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that the Company does not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee may be limited by the restriction on “total operating expenses.” In addition, stock-based awards treated as an expense under GAAP will count toward the restriction on “total operating expenses.”

Due to Affiliates

In order that the Company’s investors could begin earning cash distributions, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending May 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by the National Association of Real Estate Investment Trusts) from January 1, 2006 through May 31, 2007. The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. At March 31, 2007, the Advisor had advanced $1.6 million to the Company, all of which is outstanding, for the payment of distributions and to cover its expenses, excluding depreciation and amortization, in excess of its revenues, which is included in due to affiliates on the accompanying balance sheet at March 31, 2007.

The remaining $1.4 million in due to affiliates at March 31, 2007 relates to $0.9 million of accrued but unpaid asset management fees and $0.5 million of sales commissions and dealer manager fees due to affiliates of the Company. Although the $0.9 million of asset management fees earned by the Advisor for the months of July 2006 through March 2007 have been accrued for and expensed in the appropriate periods in the Company’s financial statements, the Advisor has deferred, without interest, payment of these asset management fees. Per the terms of the advisory agreement, the Advisor may choose to pay the accrued but unpaid asset management fees in such future period as the Advisor may determine.

11. PRO FORMA FINANCIAL INFORMATION

The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the three months ended March 31, 2007 and 2006, as if all the Company’s acquisitions that were completed during the year ending December 31, 2006 and the three months ended March 31, 2007, were completed as of January 1, 2006. As of March 31, 2007, we owned six office buildings, one light industrial property, one corporate research building, one distribution facility, two mezzanine real estate loans, and a partial ownership interest in a third mezzanine real estate loan. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred as of January 1, 2006, nor do they purport to predict the results of operations for future periods (in thousands except share numbers).

	For the Three Months Ended March 31,
	2007	2006
Revenues	$11,307	$9,937

Depreciation and amortization	$(4,166)	$(3,902)

Net loss	$(916)	$(991)

Loss per common share, basic and diluted	$(0.05)	$(0.05)

Weighted-average number of common shares outstanding	18,532,018	18,532,018

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

12. SEGMENT INFORMATION

The Company presently operates in two business segments in the real estate markets: real property investments and investments in real estate-related assets. At March 31, 2007, the Company indirectly wholly owned all of its investments in real property, which consisted of six office buildings, one light industrial property, one distribution facility and one corporate research building. At March 31, 2007, the Company also indirectly wholly owned two mezzanine real estate loans and a partial ownership interest in a third mezzanine real estate loan. The Company does not allocate corporate-level accounts to its operating segments. Corporate-level accounts include corporate general and administrative expenses, non-operating interest income and other corporate level expenses.

For the three months ended March 31, 2007, financial information related to the Company's reportable segments was as follows (in thousands):

	Real Property Investments Segment	Real Estate- Related Assets Segment	Corporate- Level Accounts		Consolidated
Total revenues	$8,236	$747	$—		$8,983

Net income (loss)	$(1,524)	$749	$(858)		$(1,633)

Total assets	$369,664	$39,191	$41,954	(1)	$450,809

Total liabilities	$244,688	$50	$5,104		$249,842

(1)	Total assets in corporate-level accounts consist primarily of cash from offering proceeds being held at March 31, 2007 for future real estate investments totaling approximately $42 million.

13. COMMITMENTS AND CONTINGENCIES

Distributions Declared

On March 21, 2007, the Company’s board of directors declared a daily distribution for the period from April 1, 2007 through April 30, 2007, which distribution the Company expects to pay in May 2007, and a daily distribution for the period from May 1, 2007 through May 31, 2007, which distribution the Company expects to pay in June 2007. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.

The distributions will be calculated based on stockholders of record each day during the period at a rate of $0.0019178 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. The Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending May 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by NAREIT) from January 1, 2006 through May 31, 2007, see Note 10 “Related Party Transactions – Due to Affiliates.”

Economic Dependency

The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase, and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

Concentration of Credit Risk

The real estate loans receivable acquired by the Company are in the form of mezzanine loans that are secured by a pledge of the ownership interests of an entity that indirectly owns real property. This type of investment involves a higher degree of risk relative to a long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Company may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the loan.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on the Company’s financial condition and results of operations as of March 31, 2007.

Legal Matters

From time to time, the Company is party to legal proceedings that arise in the ordinary course of its business. The Company is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on its results of operations or financial condition.

14. SUBSEQUENT EVENTS

Status of the Offering

As of May 11, 2007, the Company had accepted aggregate gross offering proceeds of approximately $332.1 million in its Offering.

Distributions Paid

Subsequent to March 31, 2007, the Company paid distributions of approximately $1.2 million, which related to distributions payable at March 31, 2007.

Distributions Declared

On May 9, 2007, the Company’s board of directors a declared a daily distribution for the period from June 1, 2007 through June 30, 2007, which distribution the Company expects to pay in July 2007 and a daily distribution for the period from July 1, 2007 through July 31, 2007, which distribution the Company expects to pay in August 2007. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.

The distributions will be calculated based on stockholders of record each day during the period at a rate of $0.0019178 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. On May 9, 2007, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending July 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by NAREIT) from January 1, 2006 through July 31, 2007, see Note 10 “Related Party Transactions – Due to Affiliates.”

Investment in Tribeca Mezzanine Loan

On May 3, 2007, the Company, through an indirect wholly owned subsidiary, closed on a second junior mezzanine loan investment in the approximate amount of $31.2 million (“Second Tribeca Mezzanine Loan”) related to the conversion of the Tribeca Building. The investment was funded with proceeds from the Offering. The Second Tribeca Mezzanine Loan is in substantially the form of an increase of the First Tribeca Mezzanine Loan described below. As discussed in Note 5, the Company purchased the First Tribeca Mezzanine Loan on July 18, 2006. In connection with the Company’s investment in the Second Tribeca Mezzanine Loan, the maturity date of the First Tribeca Mezzanine Loan was changed to May 1, 2008 with a one-year extension option subject to certain conditions.

The Second Tribeca Mezzanine Loan bears interest at a fixed rate of 25% per annum. The Second Tribeca Mezzanine Loan has an initial maturity date of May 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the Second Tribeca Mezzanine Loan is required to make monthly interest-only payments to us, with the outstanding principal balance being due at maturity. The Second Tribeca Mezzanine Loan is being used to fund approximately $7.4 million of hard costs and the balance is being used to cover interest reserves and other soft costs related to the conversion of the Tribeca Building.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

March 31, 2007

(unaudited)

The First and Second Tribeca Mezzanine Loans are secured by, among other things, a first lien priority pledge of the borrower’s member interest (the “Member Interest”) in 415 Greenwich Senior Mezzanine Owner LLC (the “Owner Member”). Owner Member is the sole member in 415 Greenwich Fee Owner LLC, which is the owner of the Tribeca Building. With respect to certain “bad boy” acts, amounts outstanding under the Tribeca Mezzanine Loan are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Pursuant to an intercreditor agreement, as of May 3, 2007, the First and Second Tribeca Mezzanine Loans are subordinate to senior mortgage loans totaling approximately $103.2 million and a $25.0 million senior mezzanine loan. As of May 3, 2007, approximately $111.5 million of the senior notes was outstanding. The intercreditor agreement provides that in the event of a default under the First and Second Tribeca Mezzanine Loans, the Company would be entitled to foreclose on the Member Interest and thereby take control and ownership of the Owner Member and the Fee Owner. Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, the Company’s indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the Member Interest in this transaction would allow the Company to take indirect control of the Tribeca Building, subject to the senior debt related to the property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheets of KBS Real Estate Investment Trust, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006. Our audit also included the accompanying financial statement schedule. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KBS Real Estate Investment Trust, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Irvine, California

March 27, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2006 and 2005

	2006	2005
Assets
Real estate:
Land	$18,343,671	$—
Buildings and improvements, less accumulated depreciation of $1,441,126 as of December 31, 2006	178,136,313	—
Tenant origination and absorption costs, less accumulated amortization of $1,096,554 as of December 31, 2006	17,648,510	—

Total real estate, net	214,128,494	—
Real estate loan receivable	13,797,714	—

Total real estate investments, net	227,926,208	—
Cash and cash equivalents	48,754,043	200,000
Rents and other receivables	751,583	—
Above-market leases, net of accumulated amortization of $66,100 as of December 31, 2006	3,140,699	—
Deferred financing costs, prepaid and other assets	2,642,531	—

Total assets	$283,215,064	$200,000

Liabilities and stockholders’ equity
Notes payable	$179,750,000	$—
Accounts payable and accrued liabilities	2,420,363	—
Due to affiliates	1,403,876	—
Below-market leases, net of accumulated amortization of $258,438 as of December 31, 2006	4,994,418	—
Other liabilities	621,380	—

Total liabilities	189,190,037	—

Commitments and contingencies (Note 14)

Redeemable common stock	368,795	—
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 11,309,222 and 20,000 shares issued and outstanding as of December 31, 2006 and 2005, respectively	113,092	200
Additional paid-in capital	97,400,396	199,800
Cumulative distributions and net loss	(3,857,256)	—

Total stockholders’ equity	93,656,232	200,000

Total liabilities and stockholders’ equity	$283,215,064	$200,000

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Revenues:
Rental income	$4,336,551
Tenant reimbursements	524,363
Interest income from real estate loan receivable	776,553
Parking revenues and other operating income	280,289

Total revenues	5,917,756

Operating expenses:
Operating, maintenance, and management	1,080,411
Real estate and other property-related taxes	786,490
Asset management fees to affiliate	369,328
General and administrative expenses	1,218,611
Depreciation and amortization	2,537,680

Total operating expenses	5,992,520

Operating loss	(74,764)

Other income (expenses):
Interest expense	(2,826,065)
Interest income and other revenues	329,914

Total other income (expenses), net	(2,496,151)

Net loss	$(2,570,915)

Loss per common share, basic and diluted	$(1.37)

Weighted-average number of common shares outstanding	1,876,583

Distributions declared per common share	$0.32

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2006

	Common Stock		Additional Paid-in Capital	Cumulative Distributions and Net Losses	Total
	Shares	Amount
Balance, December 31, 2005	20,000	$200	$199,800	$—	$200,000
Issuance of common stock	11,289,222	112,892	112,317,548	—	112,430,440
Redeemable common stock	—	—	(368,795)	—	(368,795)
Distributions declared	—	—	—	(1,286,341)	(1,286,341)
Commissions and dealer-manager fees	—	—	(10,241,203)	—	(10,241,203)
Other offering costs	—	—	(4,506,954)	—	(4,506,954)
Net loss	—	—	—	(2,570,915)	(2,570,915)

Balance, December 31, 2006	11,309,222	$113,092	$97,400,396	$(3,857,256)	$93,656,232

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

Cash Flows from Operating Activities:
Net loss	$(2,570,915)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred rent	(101,276)
Depreciation and amortization	2,537,680
Amortization of deferred financing costs	178,435
Amortization of above- and below-market leases, net	(192,338)
Changes in operating assets and liabilities:
Rents and other receivables	(650,306)
Deferred financing costs, prepaid and other assets	(1,703,415)
Accounts payable and accrued liabilities	1,838,729
Due to affiliate	367,529
Other liabilities	621,380

Net cash provided by operating activities	325,503

Cash Flows from Investing Activities:
Purchase of real estate loan receivable	(12,949,510)
Advances on real estate loan receivable	(848,204)
Purchases of real estate	(214,470,956)
Additions to real estate	(149,161)

Net cash used in investing activities	(228,417,831)

Cash Flows from Financing Activities:
Distributions paid	(704,707)
Proceeds from notes payable	184,648,000
Payments on notes payable	(4,898,000)
Proceeds from repurchase agreement	7,588,743
Payments on repurchase agreement	(7,588,743)
Proceeds from note payable to affiliate	8,447,137
Payments on note payable to affiliate	(8,447,137)
Advances from affiliates	1,036,347
Payments of deferred financing costs	(1,117,552)
Proceeds from issuance of common stock	112,430,440
Payments of commissions on stock sales and related dealer manager fees	(10,241,203)
Payments of other offering costs	(4,506,954)

Net cash provided by financing activities	276,646,371

Net increase in cash and cash equivalents	48,554,043
Cash and cash equivalents, beginning of period	200,000

Cash and cash equivalents, end of period	$48,754,043

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,987,059

Supplemental Disclosure of Non-Cash Transactions
Distributions declared and unpaid	$581,634

Above-market leases from purchases of real estate	$(3,206,799)

Below-market leases from purchases of real estate	$5,252,856

See accompanying notes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

1. ORGANIZATION

KBS Realty Corporation was formed on June 13, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that ended December 31, 2006. On June 15, 2005, KBS Realty Corporation and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger (the “Articles of Merger”) with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into KBS Realty Corporation with KBS Realty Corporation surviving the merger, and KBS Realty Corporation’s name was changed to KBS Real Estate Investment Trust, Inc. (the “Company”).

Prior to the merger, KBS Capital Advisors LLC (the “Advisor”) owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, the Advisor’s 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. As of December 31, 2006, the Advisor owned 20,000 shares of the Company’s common stock.

As a result of the merger, the Company succeeded, without other transfer, to all of the rights and assets of KBS REIT. The Company also became subject to all of the debts and liabilities of KBS REIT in the same manner as if the Company itself had incurred those debts and liabilities. As of June 15, 2005, the effective date of the merger, the Company directly owned all of the interests in KBS REIT Holdings LLC, a Delaware limited liability company (“KBS REIT Holdings”). Also as of June 15, 2005, the Company became the sole general partner of and directly owned a 0.1% partnership interest in KBS Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). KBS REIT Holdings owned the remaining 99.9% partnership interest in the Operating Partnership and was the sole limited partner of the Operating Partnership.

In connection with securing financing for a property acquisition, on June 29, 2006, KBS REIT Holdings transferred the majority of its partnership interests in the Operating Partnership to the Company. As a result of the transfer, KBS REIT Holdings retained a 1% partnership interest in the Operating Partnership and remained the sole limited partner of the Operating Partnership, and the Company, as sole general partner, became the direct owner of the remaining 99% partnership interest in the Operating Partnership. On July 5, 2006, the Company elected to treat KBS REIT Holdings as a taxable REIT subsidiary. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company expects to invest in a diverse portfolio of real estate assets. The primary type of properties the Company may invest in include office, industrial and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance investments. As of December 31, 2006, the Company, through wholly owned subsidiaries, owned two office buildings, one light industrial property, one corporate research building, one distribution facility and one junior mezzanine loan. See Note 3, “Real Estate,” and Note 5, “Real Estate Loan Receivable.”

Subject to certain restrictions and limitations, the business of the Company is managed by the Advisor pursuant to an Advisory Agreement with the Company (the “Advisory Agreement”) in effect through November 8, 2007. The Advisory Agreement may be renewed for an unlimited number of one-year periods upon the mutual consent of the Advisor and the Company. Either party may terminate the Advisory Agreement upon 60 days’ written notice.

On June 23, 2005, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares would be offered pursuant to the Company’s dividend reinvestment plan. The SEC declared the Company’s registration statement effective on January 13, 2006 and the Company launched the Offering on January 27, 2006, upon retaining KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. The Dealer Manager is responsible for marketing the Company’s shares in the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above. Through December 31, 2006, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 11,289,222 shares for gross offering proceeds of $112,430,440.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, KBS REIT Holdings and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of KBS REIT Holdings and the Operating Partnership are prepared using accounting policies consistent with those of the Company. The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction and improvement of properties are capitalized. Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenants improvements	Shorter of lease term or expected useful life

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 Business Combinations, the Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a market period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which range from one month to ten years.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company also considers information obtained about each property as a result of its preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases, which range from one month to ten years. The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event do the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. There were no impairment losses recorded by the Company during the year ended December 31, 2006.

Real Estate Loan Receivable

The real estate loan receivable is recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. There were no impairment losses recorded by the Company during the year ended December 31, 2006.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximate fair value. The Company’s account balance exceeds federally insurable limits. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of December 31, 2006.

Rents and Other Receivables

The Company periodically evaluates the collectibility of amounts due from tenants, when deemed necessary, and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company maintains an allowance for deferred rent receivable that arises from the straight-lining of rents when deemed necessary. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of its tenants in developing these estimates.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions, which do not close, are expensed in the period in which it is determined that the financing will not close.

Fair Value of Financial Instruments

Disclosure about the fair value of financial instruments is based on pertinent information available to management as of December 31, 2006. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

As of December 31, 2006, the carrying amounts of the Company’s cash and cash equivalents, rent and other receivables, accounts payable and accrued liabilities approximate fair value due to their short-term maturities. The carrying amounts of the Company’s fixed and variable-rate notes payable approximate fair value since interest rates on these instruments are equivalent to the rates currently offered to the Company.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

For the real estate loan receivable, the Company estimates fair value by using a discounted cash flow analysis based on borrowing rates for similar types of borrowing arrangements. The following table sets forth the carrying value and the fair value of the real estate loan receivable as of December 31, 2006:

	Carrying Value	Fair Value
Tribeca Mezzanine Loan	$13,797,714	$14,170,000

Redeemable Common Stock

The Company has adopted a share redemption program for stockholders who have held their shares for at least one year, subject to certain limitations. Under the share redemption program, the Company will initially redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from the Company, unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined under the program). Until three years after the completion of the Company’s offering stage, the redemption price would be the amount paid to acquire the shares from the Company for redemptions sought upon a stockholder’s death or “qualifying disability.” Three years after the completion of the Company’s offering stage, the redemption price per share for all stockholders would be equal to the net asset value per share of the common stock, as estimated by the Advisor or another firm chosen for that purpose. The Company will consider its offering stage complete when it is no longer publicly offering equity securities and has not done so for one year.

There are several limitations on the Company’s ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” the Company may not redeem shares until they have been outstanding for one year.

•

The share redemption program limits the number of shares the Company may redeem to those that the Company could purchase with the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year.

•	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As the use of the proceeds of the dividend reinvestment plan for redemptions is outside the Company’s control, they are considered to be temporary equity under Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stock.

The Company has adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”), which requires, among other things, that financial instruments that represent a mandatory obligation of the Company to repurchase shares be classified as liabilities and reported at settlement value. The Company’s redeemable common shares are contingently redeemable at the option of the holder. As such, SFAS 150 is not applicable until such shares are tendered for redemption by the holder, at which time the Company will reclassify such obligations from mezzanine equity to a liability based upon their respective settlement values. As of December 31, 2006, no shares had been tendered for redemption.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Organization, Offering and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company are initially paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials; (v) the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of broker-dealers); and (vi) reimbursement to the Dealer Manager for travel, meals, lodging and attendance fees incurred by employees of the Dealer Manager to attend retail seminars conducted by broker-dealers. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company is obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and offering costs associated with the Offering, provided that the Advisor is obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs exceed 15% of gross offering proceeds. These costs are only a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. The Company had no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs unless the Company sold the Minimum Number of Shares in the Offering. The Company broke escrow in the Offering on July 5, 2006. Through December 31, 2006, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 11,289,222 shares for gross offering proceeds of $112,430,440 and recorded organization and offering costs of $4,506,954 and selling commissions and dealer manager fees of $10,241,203. Organization costs are expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of the Offering.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company recognizes gains on sales of real estate pursuant to the provisions of SFAS No. 66 Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loan receivable is recognized based on the contractual terms of the debt instrument. Fees related to the buydown of the interest rate are deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income using the effective interest method. Closing costs related to the purchase of the loan receivable are amortized over the term of the loan and accreted as an adjustment against interest income using the effective interest method.

General and Administrative Expenses

General and administrative expenses, including asset management fees to affiliate of $369,328, totaled $1,587,939 for the year ended December 31, 2006 and consisted primarily of insurance premiums, independent director fees and professional fees. To the extent included in the definition of total operating expenses (as set forth in Note 10), general and administrative expenses are an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 10. Pursuant to the operating expense reimbursement obligation, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for the year, unless the conflicts committee of the Company’s board of directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company’s conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation in the third and fourth quarters of 2006. See Note 10, “Related Party Transactions—Fees to Affiliates.”

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Independent Director Compensation

The Company pays each of its independent directors an annual retainer of $25,000. In addition, the independent directors are paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. For the year ended December 31, 2006, the Company incurred $287,856 of independent director fees, of which $61,250 was payable at December 31, 2006. The Company accrued for these fees and recorded them as general and administrative expense in the accompanying financial statements of the Company. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 10. Pursuant to the operating expense reimbursement obligation, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses (as defined in Note 10) that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for the year, unless the conflicts committee of the Company’s board of directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company’s conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation in the third and fourth quarters of 2006. See Note 10, “Related Party Transactions—Fees to Affiliates.”

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ended December 31, 2006. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT. The Company did not elect REIT status for its 2005 taxable year.

The Company has elected to treat KBS REIT Holdings as a taxable REIT subsidiary, and KBS REIT Holdings will be subject to federal income tax at regular corporate income tax rates. KBS REIT Holdings is the sole limited partner of the Operating Partnership and owns a 1% ownership interest in the Operating Partnership. As a result, KBS REIT Holdings will be taxed on income allocable to it from the Operating Partnership in respect of its limited partnership interest. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted rates expected to be in effect when the temporary differences reverse. As the Operating Partnership had a net taxable loss for the year ended December 31, 2006, KBS REIT Holdings had no tax liability as of December 31, 2006.

Per Share Data

Loss per basic share of common stock is calculated by dividing net loss by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted loss per share of common stock equals basic loss per share of common stock as there were no potentially dilutive shares of common stock for the year ended December 31, 2006.

Distributions declared per common share assumes the share was issued and outstanding each day during the period from July 18, 2006 through December 31, 2006 and is based on a daily distribution for the period of $0.0019178 per share per day. Each day during the period from July 18, 2006 through December 31, 2006 was a record date for distributions; 100% of the distributions declared during 2006 represented a return of capital for tax purposes.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Employee and Independent Director Incentive Stock Plan

The Company has adopted an Employee and Independent Director Incentive Stock Plan to provide for the grant of awards to its employees (in the event it ever has employees), employees of the Advisor, employees of entities that provide services to the Company, the Company’s independent directors, managers or directors of the Advisor or of entities that provide services to the Company, certain of the Company’s consultants and certain consultants to the Advisor or to entities that provide services to the Company. Such awards may consist of nonqualified stock options, incentive stock options, restricted and unrestricted shares of stock, stock appreciation rights, phantom stock awards, dividend equivalent rights and other stock-based awards. The total number of shares of common stock reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of the Company’s outstanding shares at any time but not to exceed 10,000,000 shares. SFAS No. 123 (Revised 2004), Share-Based Payment applies to all transactions involving the issuance of equity securities, including among others, common stock and stock options, in exchange for goods and services. At December 31, 2006, no awards had been granted under the plan. The Company has no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan, and the Company’s board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan.

Industry Segments

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way that public entities report information about operating segments in their annual financial statements. The Company acquires commercial properties and invests in real estate-related assets, and, as a result, the Company operates in two business segments. For financial data by segment, see Note 12.

Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (the “FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation, among other things, creates a two step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The Company does not believe the adoption of FIN 48 will have a material impact on the Company’s results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value and establishes a framework for measuring fair value under generally accepted accounting principles. The key changes to current practice are (1) the definition of fair value, which focuses on an exit price rather than an entry price; (2) the methods used to measure fair value, such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions and credit standing and (3) the expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt SFAS 157 in the first quarter of 2008. The Company is currently evaluating the impact that SFAS 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS 159 will have on its financial statements.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

3. REAL ESTATE

As of December 31, 2006, the Company, through its wholly owned subsidiaries, had acquired five properties, all of which were acquired during the year ended December 31, 2006, as follows:

Asset Name	City	State	Total Cost	Accumulated Depreciation and Amortization	Real Estate, net	Related Debt
Sabal Pavilion Building	Tampa	FL	$25,724,969	$(702,359)	$25,022,610	$14,700,000
Plaza in Clayton	St. Louis	MO	94,070,347	(1,502,484)	92,567,863	84,500,000
Southpark Commerce Center II Buildings	Austin	TX	30,003,845	(233,501)	29,770,344	23,200,000
825 University Avenue Building	Norwood	MA	31,249,386	(54,432)	31,194,954	24,600,000
Midland Industrial Buildings	McDonough	GA	35,617,627	(44,904)	35,572,723	32,750,000

			$216,666,174	$(2,537,680)	$214,128,494	$179,750,000

Sabal Pavilion Building

On July 7, 2006, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 120,500 rentable square feet (the “Sabal Pavilion Building”) from an unaffiliated seller. The Sabal Pavilion Building is located on an 11.9-acre parcel of land at 3620 Queen Palm Drive in Tampa, Florida. The purchase price of the Sabal Pavilion Building was $24,250,000 plus closing costs.

Plaza in Clayton

On September 27, 2006, the Company, through an indirect wholly owned subsidiary, purchased a 16-story office building containing 325,172 rentable square feet (the “Plaza in Clayton”) from an unaffiliated seller. The Plaza in Clayton is located on a 2.31-acre parcel of land at 190 Carondelet Plaza in St. Louis, Missouri (which parcel includes a condominium tower that is not the subject of the purchase and sale agreement). The purchase price of the Plaza in Clayton was $93,281,000 plus closing costs.

Southpark Commerce Center II Buildings

On November 21, 2006, the Company, through an indirect wholly owned subsidiary, purchased four light industrial/flex buildings containing 372,125 rentable square feet (the “Southpark Commerce Center II Buildings”) from an unaffiliated seller. The Southpark Commerce Center II Buildings are located on a 26-acre parcel of land at 4509 Freidrich Lane in Austin, Texas. The purchase price of the Southpark Commerce Center II Buildings was $28,400,000 plus closing costs.

825 University Avenue Building

On December 5, 2006, the Company, through an indirect wholly owned subsidiary, purchased a two-story corporate research building containing 166,574 rentable square feet (the “825 University Avenue Building”) from an unaffiliated seller. The 825 University Avenue Building is located on a 19-acre parcel of land at 825 University Avenue Building in Norwood, Massachusetts. The purchase price of the 825 University Avenue Building was $28,800,000 plus closing costs.

Midland Industrial Buildings

On December 22, 2006, the Company, through an indirect wholly owned subsidiary, purchased three bulk distribution buildings containing 785,790 rentable square feet (the “Midland Industrial Buildings”) from an unaffiliated seller. The Midland Industrial Buildings are located on three parcels of land at 90 King Mill Road (approximately 15 acres), 197 King Mill Road (approximately 16 acres) and 220 Midland Court (approximately 7 acres) in McDonough, Georgia. The purchase price of the Midland Industrial Buildings was $37,100,000 plus closing costs.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Operating Leases

Substantially all of the Company's real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases have remaining terms of up to 10 years, provisions to extend the lease agreement, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The following table summarizes the leased percentage of the Company’s investment in real estate assets as of December 31, 2006:

Asset Name	% Leased
Sabal Pavilion Building	100%
Plaza in Clayton	97%
Southpark Commerce Center II Buildings	98%
825 University Avenue Building	100%
Midland Industrial Buildings	100%

The future minimum rental income from the Company's investment in real estate assets under non-cancelable operating leases for the years ending December 31 are as follows:

2007	$18,173,249
2008	18,042,481
2009	17,660,173
2010	14,734,239
2011	13,400,090
Thereafter	18,396,424

Total	$100,406,656

Of the total rental income for the year ended December 31, 2006, approximately:

1.	Twenty-three percent was earned from two tenants in the legal services industry, whose leases expire in 2008 and 2012.

2.	Fifteen percent was earned from one tenant in the professional services industry, whose lease expires in 2011.

3.	Fourteen percent was earned from one tenant in the automotive industry, whose lease expires in 2010.

4.	Fourteen percent was earned from one tenant in the logistics industry, whose leases expire in 2013, 2014 and 2015.

4.	TENANT ORIGINATION AND ABSORPTION COSTS, ABOVE-MARKET LEASE ASSETS, AND BELOW-MARKET LEASE LIABILITIES

As of December 31, 2006, the Company's tenant origination and absorption costs, above-market lease assets, and below-market lease liabilities are as follows:

	Tenant Origination and Absorption Costs	Above-Market Lease Assets	Below-Market Lease Liability
For the year ending December 31:
Cost	$18,745,064	$3,206,799	$5,252,856
Accumulated Amortization	(1,096,554)	(66,100)	(258,438)

Net Amount	$17,648,510	$3,140,699	$4,994,418

2006 Amortization	$1,096,554	$66,100	$258,438

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

The remaining unamortized balance for these intangible assets and liabilities will be amortized as follows:

	Tenant Origination and Absorption Costs	Above-Market Lease Assets	Below-Market Lease Liability
For the year ending December 31:
2007	4,004,624	549,505	1,178,249
2008	3,529,476	455,113	1,036,101
2009	3,157,445	447,225	867,010
2010	2,293,498	435,676	564,353
2011	1,924,561	421,331	435,017
Thereafter	2,738,906	831,849	913,688

	$17,648,510	$3,140,699	$4,994,418

Weighted-Average Amortization Period	5.73 years	7.07 years	5.79 years

5. REAL ESTATE LOAN RECEIVABLE

Tribeca Mezzanine Loan

On July 18, 2006, the Company purchased a junior mezzanine loan (the “Tribeca Mezzanine Loan”) from an unaffiliated seller. The purchase price of the Tribeca Mezzanine Loan was $12,949,510 plus closing costs, which was the amount funded to the borrower under the loan as of the date of acquisition.

The Tribeca Mezzanine Loan bears interest at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25%. At December 31, 2006, the one-month LIBOR rate was 5.3279%. The Tribeca Mezzanine Loan has an initial maturity date of March 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. Prior to satisfaction of the loan, the borrower must pay the Company an amount that brings the annualized internal rate of return on the Tribeca Mezzanine Loan to 25%. The Tribeca Mezzanine Loan is expected to be used to fund future costs related to the conversion of an eight-story loft building into a 10-story condominium building located in New York, New York (the “Tribeca Building”). The Tribeca Mezzanine Loan is subordinate to a $100,000,000 mortgage loan on the conversion building and a $25,000,000 first mezzanine loan; of which approximately $101,000,000 of the senior notes was outstanding as of December 31, 2006. After the closing, the Company remained obligated to fund an additional $2,946,490 under the loan for future costs related to the conversion of the Tribeca Building. As of December 31, 2006, the Company had funded $848,204 of these costs and the total balance outstanding under the Tribeca Mezzanine Loan was $13,797,714.

During the year ended December 31, 2006, the Company earned $823,204 in interest income from the Tribeca Mezzanine Loan of which $158,453 was receivable at December 31, 2006. The Company also amortized, as an offset against interest income, $46,651 of closing costs related to the purchase of the Tribeca Mezzanine Loan.

6. RENTS AND OTHER RECEIVABLES

As of December 31, 2006, rents and other receivables were as follows:

Tenant receivables, net of allowance for doubtful accounts of $13,908	$325,509
Interest receivable on real estate loan receivable	158,453
Interest receivable on cash and cash equivalents	166,345
Deferred rent	101,276

Total	$751,583

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

7. PREPAID AND OTHER ASSETS

As of December 31, 2006, prepaid and other assets were as follows:

Escrow deposits	$1,162,000
Deferred financing costs, net of accumulated amortization of $178,435	939,116
Prepaid expenses	120,219
Other assets	421,196

Total	$2,642,531

8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 31, 2006, accounts payable and accrued liabilities were as follows:

Accounts payable and other accrued liabilities	$1,178,158
Accrued interest expense	660,571
Distributions payable	581,634

Total	$2,420,363

9. NOTES PAYABLE

Notes payable, all of which are interest-only loans, consist of the following as of December 31, 2006:

	December 31, 2006	Effective Interest Rate for Period	Fixed/ Variable Interest Rate	Maturity
Sabal Pavilion Building – Mortgage Loan	$14,700,000	6.3800%	Fixed	August 1, 2036
Plaza in Clayton – Mortgage Loan	62,200,000	5.8990%	Fixed	October 6, 2016
Plaza in Clayton – Mezzanine Loan(1)	22,300,000	6.8310%	Variable	October 6, 2016
Southpark Commerce Center II Buildings – Mortgage Loan	18,000,000	5.6725%	Fixed	December 6, 2016
Southpark Commerce Center II Buildings – Mezzanine Loan(2)	5,200,000	6.8330%	Variable	December 6, 2007
825 University Avenue Building – Mortgage Loan	19,000,000	5.5910%	Fixed	December 6, 2013
825 University Avenue Building – Mezzanine Loan(2)	5,600,000	6.8280%	Variable	December 6, 2007
Midland Industrial Buildings – Mortgage Loan	24,050,000	5.7550%	Fixed	January 6, 2011
Midland Industrial Buildings – Mezzanine Loan(3)	8,700,000	6.8280%	Variable	January 6, 2008

	$179,750,000

(1)	On January 22, 2007, the Company paid off the principal and interest outstanding under the note.
(2)	On February 6, 2007, the Company paid off the principal and interest outstanding under these notes.
(3)	On February 5, 2007, the Company made a $7,000,000 principal paydown on the note.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

In addition, during the year ended December 31, 2006 the Company incurred and repaid the following notes payable:

Debt Obligation	Outstanding Balance at Payoff	Effective Interest Rate for Period Outstanding	Fixed / Variable Interest Rate	Date Originated	Date Principal Repaid
Sabal Pavilion Building – Mezzanine Loan	$4,898,000	7.5980%	Variable	July 7, 2006	October 5, 2006
Tribeca Mezzanine Debt – Repurchase Agreement	7,588,743	7.3364%	Variable	July 18, 2006	December 27, 2006
Note payable to affiliate	8,447,137	6.0000%	Fixed	July 6, 2006	October 27, 2006

	$20,933,880

During the year ended December 31, 2006, the Company incurred $2,826,065 of interest expense of which $660,571 was payable at December 31, 2006. The Company also incurred $178,435 of amortization of deferred financing costs, which is included in interest expense for the year ended December 31, 2006.

The following is a schedule of maturities for all notes payable for the years ending December 31:

2007	$10,800,000
2008	8,700,000
2009	—
2010	—
2011	24,050,000
Thereafter	136,200,000

$179,750,000

10. RELATED PARTY TRANSACTIONS

Fees to Affiliates

The Company entered into an Advisory Agreement with the Advisor that is in effect through November 8, 2007. On January 27, 2006, upon the launch of the Offering, the Company executed a Dealer Manager Agreement with the Dealer Manager. These agreements entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor, the Dealer Manager and their affiliates on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Pursuant to the terms of the agreements described above, the Company has incurred the following related-party costs for the year ended December 31, 2006:

Year Ended December 31, 2006
Selling commissions (1)	$6,319,045
Dealer-manager fees (1)	3,922,158
Reimbursements of organization and offering costs (1) (2)	3,773,212
Acquisition fees (3)	1,695,967
Asset-management fees	369,328
Reimbursement of operating expenses	211,688

$16,291,398

(1)	Commissions, dealer-manager fees and reimbursements of organization and offering costs are charged against stockholders’ equity in the accompanying consolidated financial statements.
(2)

Reimbursements of organization and offering costs represent the portion of the Company’s organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company and subsequently reimbursed by the Company. The Company has recorded organization and offering costs of $4,506,954 through December 31, 2006, including organization and offering costs incurred directly by the Company and those costs incurred by the Advisor and its affiliates and subsequently reimbursed by the Company.

(3)

Acquisition fees for the Sabal Pavilion Building, the Plaza in Clayton, the Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Buildings purchases are capitalized as part of building costs in the accompanying consolidated financial statements. The acquisition fee for the Tribeca Mezzanine Loan is capitalized as other assets in the accompanying consolidated financial statements and amortized over the life of the loan.

The Company had granted no stock-based compensation awards and it had not incurred any disposition fees, subordinated participation in net cash flows, or subordinated incentive listing fees during the year ended December 31, 2006.

Form of Compensation	Amount
Selling Commission

The Company pays the Dealer Manager up to 6% of the gross offering proceeds (3% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallows 100% of commissions earned to participating broker-dealers.

Assuming all shares are sold at the highest possible selling commissions (with no discounts to any categories of purchasers) and a $9.50 price for each share sold through the dividend reinvestment plan, estimated selling commissions are approximately $142,800,000 if the Company sells the maximum of 280,000,000 shares.

Dealer Manager Fee

The Company pays the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee, provided that the Dealer Manager may increase the amount of the reallowance in special cases.

The estimated dealer manager fee is approximately $70,000,000 if the Company sells the maximum of 280,000,000 shares.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Form of Compensation	Amount
Reimbursement of Organization and Offering Expenses

The Company reimburses the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $22,400,000 if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee	The Company pays the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments.

Asset Management Fee*	The Company pays the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments. The Advisor deferred its asset management fee, without interest, from July 2006 through March 2007, but may choose to take the deferred asset management fee in such future period as the Advisor may determine.

Reimbursement of Operating Expenses*	The Company reimburses the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. However, the Company does not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees.

Stock-based Compensation Awards*	The Company may issue stock-based awards, other than stock grants, to affiliates of the Advisor, as the Company’s board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan.

Disposition Fee	For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of the properties or other investments sold. However, in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the properties or other investments sold.

Subordinated Participation in Net Cash Flows*	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Form of Compensation	Amount
Subordinated Incentive Listing Fee	Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*	The Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for such year, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. The Company broke escrow in its Offering and commenced real estate operations in July 2006. At this early stage, the Company’s general and administrative expenses are relatively high compared with its funds from operations and its net assets. The Company’s conflicts committee determined that the relationship of the Company’s general and administrative expenses to its funds from operations and its net assets was justified for the year ended December 31, 2006 given the costs of operating a public company and the early stage of the Company’s operations.

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that the Company does not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee may be limited by the restriction on “total operating expenses.” In addition, stock-based awards treated as an expense under GAAP will count toward the restriction on “total operating expenses.”

Due to Affiliates

Advances from Advisor

In order that the Company’s investors could begin earning cash distributions, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending May 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by the National Association of Real Estate Investment Trusts) from January 1, 2006 through May 31, 2007. The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. At December 31, 2006, the Advisor had advanced $900,000 to the Company, all of which is outstanding, for the payment of distributions and to cover its expenses, excluding depreciation and amortization, in excess of its revenues, which is included in due to affiliates on the accompanying balance sheet at December 31, 2006.

Subsequent to December 31, 2006, the Advisor advanced an additional $700,000 to partially fund the outstanding accounts payable and accrued liabilities of the Company as of December 31, 2006 and to prepay insurance premiums related to the year ended December 31, 2007.

Other

In addition, the remaining $503,876 in due to affiliates relates to $369,328 of deferred asset management fees and $136,347 of offering costs paid by an affiliate on behalf of the Company, offset by a $1,799 refund of sales commission by an affiliate.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

Note Payable to Affiliate

KBS Holdings LLC, an affiliate of the Advisor, advanced $8,447,137 to the Company during the year ending December 31, 2006 to partially fund the acquisitions of the Sabal Pavilion Building and the Tribeca Mezzanine Loan. As of December 31, 2006, the Company had repaid all amounts under the note in full.

11. PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the years ended December 31, 2006 and 2005 as if all the Company’s acquisitions that were completed during the year ending December 31, 2006 were completed as of January 1, 2005. This unaudited pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred as of January 1, 2005, nor do they purport to predict the results of operations for future periods.

	December 31,
	2006	2005
Revenues	$24,349,377	$22,963,510

Depreciation and amortization	$(9,558,541)	$(10,337,739)

Net loss	$(4,039,445)	$(6,102,102)

Loss per common share, basic and diluted	$(0.71)	$(1.08)

Weighted-average number of common shares outstanding	5,675,482	5,675,482

12. SEGMENT INFORMATION

The Company presently operates in two business segments in the real estate markets: real property investments and investments in real estate-related assets. At December 31, 2006, the Company indirectly wholly owned all of its investments in real property, which consisted of two office buildings, one light industrial property, one distribution facility and a corporate research building. At December 31, 2006, the Company also indirectly wholly owned a junior mezzanine real estate loan. The loan is being used to fund costs related to the conversion of an eight-story loft building into a 10-story condominium. The Company does not allocate corporate-level accounts to its operating segments. Corporate-level accounts include corporate general and administrative expenses, non-operating interest income and interest expense.

For the year ended December 31, 2006, financial information related to the Company’s reportable segments was as follows:

	Real Property Investments Segment	Real Estate- Related Assets Segment	Corporate-Level Accounts		Consolidated
Total revenues	$5,141,203	$776,553	—		$5,917,756

Net income/(loss)	$(1,575,440)	$400,317	$(1,395,792)		$(2,570,915)

Total assets	$220,106,866	$14,330,123	$48,778,075	(1)	$283,215,064

(1)	Total assets in corporate-level accounts consist primarily of cash from offering proceeds being held at December 31, 2006 for future real estate investments totaling approximately $47 million.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

13. QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2006.

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$—	$—	$1,225,293	$4,692,463
Net loss	$(104,168)	$(359,647)	$(528,517)	$(1,578,583)
Loss per common share, basic and diluted (1)	$(5.21)	$(3.60)	$(0.46)	$(0.25)
Distributions declared per common share (2)	$—	$—	$0.14	$0.18

(1)

The total of the four quarterly amounts for the year ended December 31, 2006 does not equal the total for the year then ended. This difference results from the increase in the weighted-average number of shares outstanding over the year.

(2)

Distributions declared per common share assumes the share was issued and outstanding each day during the period from July 18, 2006 through September 30, 2006 with respect to the third quarter of 2006 and each day during the period from October 1, 2006 through December 31, 2006 with respect to the fourth quarter of 2006. Each day during the period from July 18, 2006 through December 31, 2006 was a record date for distributions.

14. COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The real estate loan receivable acquired by the Company, the Tribeca Mezzanine Loan, is in the form of a subordinated mezzanine loan secured by a pledge of the ownership interests of an entity that indirectly owns the real property. This type of investment involves a higher degree of risk relative to a long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Company may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the loan.

Advances under the Tribeca Mezzanine Loan are used to fund costs associated with the conversion of an eight-story loft building into a 10-story condominium building in New York, New York, which condominium units will be sold upon completion of the conversion. Proceeds from the sale of condominium units will be used to repay all borrowings related to the conversion project. The Tribeca Mezzanine Loan is subordinate to a $100,000,000 mortgage loan on the conversion building and a $25,000,000 first mezzanine loan; of which approximately $101,000,000 of the senior notes was outstanding as of December 31, 2006. The inability of the borrower under the Tribeca Mezzanine Loan to complete the conversion of the building and/or sell the condominium units could have a material adverse effect on the Company’s ability to realize the repayment of the loan and the accrued interest.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on the Company’s financial condition and results of operations as of December 31, 2006.

Legal Matters

From time to time, the Company is party to legal proceedings that arise in the ordinary course of its business. The Company is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on its results of operations or financial condition.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

15. SUBSEQUENT EVENTS

Status of the Offering

As of March 23, 2007, the Company had accepted aggregate gross offering proceeds of approximately $215.5 million in its Offering.

Distributions Declared

On November 8, 2006, the Company’s board of directors declared a daily distribution for the period from January 1, 2007 through January 31, 2007, which distribution was paid in February 2007. On January 11, 2007, the Company’s board of directors declared a daily distribution for the period from February 1, 2007 through February 28, 2007, which distribution was paid in March 2007, and a daily distribution for the period from March 1, 2007 through March 31, 2007, which distribution the Company expects to pay in April 2007. On March 21, 2007, the Company’s board of directors a declared a daily distribution for the period from April 1, 2007 through April 30, 2007, which distribution the Company expects to pay in May 2007 and a daily distribution for the period from May 1, 2007 through May 31, 2007, which distribution the Company expects to pay in June 2007. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.

The distributions will be calculated based on stockholders of record each day during the period at a rate of $0.0019178 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. The Advisor has agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending May 31, 2007 exceeds the amount of the Company’s Funds From Operations (as defined by NAREIT) from January 1, 2006 through May 31, 2007, see Note 10 “Related Party Transactions – Due to Affiliates – Advances from Advisor.”

Subsequent to December 31, 2006, the Company paid distributions of $2,194,061 of which $581,634 related to distributions payable at December 31, 2006.

2007 Acquisitions

Sandmar Mezzanine Loan

On January 9, 2007, the Company, through an indirect wholly owned subsidiary, purchased an $8,000,000 mezzanine loan (the “Sandmar Mezzanine Loan”) from an unaffiliated seller. The purchase price of the Sandmar Mezzanine Loan was $8,000,000 plus closing costs. The acquisition was funded with proceeds from the Offering.

There are six borrowers under the Sandmar Mezzanine Loan. Neither the Company nor the Advisor are affiliated with any of the borrowers. The Sandmar Mezzanine Loan bears interest at a fixed rate of 12% and has an initial maturity date of January 1, 2017. The borrowers are expected to use approximately $5,200,000 of the Sandmar Mezzanine Loan to partially fund the acquisition of six grocery store-anchored, small neighborhood and single tenant retail centers, which together comprise 818,888 square feet (the “Sandmar Portfolio”), and are expected to use approximately $2,800,000 for future capital expenditures and leasing costs. The properties are located in three states, North Carolina (three properties), Florida (two properties), and Tennessee (one property).

On January 9, 2007, there was $49,600,000 of senior financing outstanding on the Sandmar Portfolio. The senior financing is secured by a mortgage on each of the six properties. The Sandmar Mezzanine Loan is secured by, among other things, a pledge by each borrower of its interests in the respective wholly owned subsidiary that each holds title to one of the six properties in the Sandmar Portfolio. The pledge agreements entered into by the six borrowers provide that in the event of default under the Sandmar Mezzanine Loan, the Company may exercise its rights and remedies against each of the mezzanine borrowers.

Pursuant to an intercreditor agreement, the Company’s right to payment under the Sandmar Mezzanine Loan is subordinate to the right to payment of the lender under the senior mortgage loan made to the limited liability companies that directly hold title to the properties. The intercreditor agreement provides that in the event of a default under the Sandmar Mezzanine Loan, the Company would be entitled to foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the properties subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement.

Crescent Green Buildings

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased three office buildings comprising 248,832 rentable square feet (the “Crescent Green Buildings”) from an unaffiliated seller. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green and 1300 Crescent Green in Cary, North Carolina. The purchase price of the Crescent Green Buildings was $48,140,000 plus closing costs.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2006

The Company funded the acquisition with a $32,400,000 fixed rate mortgage loan from a financial institution and proceeds from the Offering. The loan matures on February 1, 2012 and bears interest at a fixed rate of 5.18% per annum for the first two years and 5.68% thereafter. The loan is secured by the Crescent Green Buildings. The Company also funded the acquisition of the Crescent Green Buildings with an $8,400,000 mezzanine loan from a financial institution secured by a 100% equity interest in the wholly owned subsidiary that holds title to the property.

This loan matures on January 31, 2008 and bears interest at a variable rate. The interest rate for the first full eight months is 30-day LIBOR plus 150 basis points and 30-day LIBOR plus 250 basis points thereafter.

625 Second Street Building

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from an unaffiliated seller. The 625 Second Street Building is located on an approximate 0.8-acre parcel of land at 625 Second Street in San Francisco, California. The purchase price of the 625 Second Street Building was $51,000,000 plus closing costs.

The Company funded the acquisition with a $33,700,000 fixed rate mortgage loan from a financial institution and proceeds from the Offering. The loan matures on February 1, 2014 and bears interest at a fixed rate of 5.85% per annum. The loan is secured by the 625 Second Street Building.

Sabal VI Building

On March 5, 2007, the Company, through an indirect wholly owned subsidiary, acquired a two-story office building containing 96,346 rentable square feet (the “Sabal VI Building”) from an unaffiliated seller. The Sabal VI Building is located on an approximate 10-acre parcel of land in Tampa, Florida. The purchase price of the Sabal VI Building was $16,500,000 plus closing costs.

The Company funded the acquisition with an $11,040,000 fixed rate mortgage loan from a financial institution and proceeds from the Offering. The mortgage loan matures on October 1, 2011 and bears interest at a fixed rate of 5.14% per annum through April 2009 and 5.84% thereafter. The loan is secured by the Sabal VI Building.

Park Central Mezzanine Loan

On March 23, 2007, the Company purchased, through an indirect wholly owned subsidiary, a $15,000,000 interest in a $58,000,000 mezzanine loan (the “Park Central Mezzanine Loan”). The purchase price of the Company’s interest in the Park Central Mezzanine Loan was approximately $15,000,000 plus closing costs. The acquisition was funded with proceeds from its Offering. The Park Central Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus 448 basis points and has an initial maturity date of November 9, 2008 with three one-year extension options. The borrower is expected to use the Park Central Mezzanine Loan to refinance existing debt on the Park Central Hotel. The Park Central Hotel is a 934 room, four-star, full-service hotel located in Midtown Manhattan in New York, New York.

There is $407,000,000 of senior financing on the Park Central Hotel. The senior financing is secured by a mortgage on the Park Central Hotel. The Park Central Mezzanine Loan is secured by, among other things, a pledge by the borrower of its interests in the limited liability company that holds title to the Park Central Hotel. The pledge agreement entered into by the borrower provides that in the event of default under the Park Central Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the borrower.

KBS REAL ESTATE INVESTMENT TRUST, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION

December 31, 2006

Description	Location	Owner- ship Percentage	Encumbrances	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition	Gross Amount at which Carried at Close of Period			Accumulated Depreciation and Amortization	Original Date of Construction	Date Acquired
				Land	Buildings and Improvements	Total		Land	Buildings and Improvements	Total
Sabal Pavilion Building	Tampa, FL	100%	$14,700,000	$3,245,319	$22,445,863	$25,691,182	$33,787	$3,245,319	$22,479,650	$25,724,969	$702,359	1998	7/7/2006
The Plaza in Clayton	St. Louis, MO	100%	84,500,000	2,793,353	91,161,620	93,954,973	115,374	2,793,353	91,276,994	94,070,347	1,502,484	2001	9/27/2006
Southpark Commerce Center II Buildings	Austin, TX	100%	23,200,000	3,099,999	26,903,846	30,003,845	—	3,099,999	26,903,846	30,003,845	233,501	2000	11/21/2006
825 University Avenue Building	Norwood, MA	100%	24,600,000	4,165,000	27,084,386	31,249,386	—	4,165,000	27,084,386	31,249,386	54,432	2004-2006	12/5/2006
Midland Industrial Buildings	McDonough, GA	100%	32,750,000	5,040,000	30,577,627	35,617,627	—	5,040,000	30,577,627	35,617,627	44,904	2000	12/22/2006

			$179,750,000	$18,343,671	$198,173,342	$216,517,013	$149,161	$18,343,671	$198,322,503	$216,666,174	$2,537,680

The Company’s real estate assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, buildings are depreciated over 25-40 years, building improvements are depreciated over 10-25 years, land improvements are depreciated over 20-25 years, and tenant improvements are amortized over the shorter of the lease term or expected useful life.

KBS REAL ESTATE INVESTMENT TRUST, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION (CONTINUED)

December 31, 2006

	Real Estate Properties	Accumulated Depreciation and Amortization
Balance at December 31, 2005	$—	$—
Acquisitions	216,517,013	2,536,990
Improvements and construction	149,161	690
Sales	—	—

Balance at December 31, 2006	$216,666,174	$2,537,680

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Sabal Pavilion for the year ended December 31, 2005. This statement is the responsibility of Sabal Pavilion’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Sabal Pavilion’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Sabal Pavilion’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Sabal Pavilion’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of Sabal Pavilion for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

May 1, 2006

SABAL PAVILION BUILDING

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Six Months Ended June 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$1,266,535	$2,385,024
Tenant reimbursements	160,053	297,549
Other revenues	150	270

Total revenues	1,426,738	2,682,843

Expenses:
Repairs and maintenance	79,407	167,779
Real estate taxes	119,658	231,516
Utilities	138,710	267,265
Janitorial	75,203	149,013
Other operating expenses	115,616	173,110

Total expenses	528,594	988,683

Revenues over certain operating expenses	$898,144	$1,694,160

See accompanying notes.

SABAL PAVILION BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On July 7, 2006, KBS Real Estate Investment Trust, Inc. (“KBS REIT”), through an indirectly wholly owned subsidiary, acquired the Sabal Pavilion (the “Sabal Pavilion Building”), a four-story building containing 120,500 square feet located in Tampa, Florida, from NCFLA II Owner LLC (“NCFLA”). Total consideration for the acquisition was approximately $24,250,000, plus closing costs. KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance investments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Sabal Pavilion Building is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses we expect to incur in the future operations of the Sabal Pavilion Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Sabal Pavilion Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Sabal Pavilion Building was acquired from an unaffiliated party and (ii) based on due diligence of the Sabal Pavilion Building by KBS REIT, management is not aware of any material factors relating to the Sabal Pavilion Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

KBS REIT will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and it will include amounts expected to be received in later years in deferred rents. The adjustment to deferred rents decreased revenue by approximately $43,052 for the year ended December 31, 2005 and increased revenue by approximately $37,435 for the six months ended June 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

The Sabal Pavilion Building is 100% occupied by Ford Motor Credit Company (“Ford Motor Credit”) under a long-term lease agreement (the “Ford Motor Credit Lease”). Under the terms of the Ford Motor Credit Lease, Ford Motor Credit is required to reimburse all operating expenses in excess of a base year amount.

5. FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2006	$2,467
2007	2,513
2008	2,556
2009	2,607
2010	655
Thereafter	—

$10,798

SABAL PAVILION BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

Ford Motor Credit contributed 100% of the rental income for the year ended December 31, 2005. It will also contribute 100% of the future minimum rental income until March 31, 2010, the lease expiration date. Ford Motor Credit has the right, at its option, to extend the initial term of its lease for two additional five-year periods commencing on April 1, 2010. The first extended term, if exercised, will expire on March 31, 2015. The second extended term, if exercised, will expire on March 31, 2020.

6. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Plaza in Clayton for the year ended December 31, 2005. This statement is the responsibility of the Plaza in Clayton's management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Plaza in Clayton’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plaza in Clayton’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Plaza in Clayton’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Plaza in Clayton for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 29, 2006

THE PLAZA IN CLAYTON

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Six Months Ended June 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$4,445,821	$8,891,643
Parking income	511,360	1,010,269
Tenant reimbursements	269,673	550,260
Other revenues	72,331	133,667

Total revenues	5,299,185	10,585,839

Expenses:
Repairs and maintenance	247,195	476,408
Real estate taxes	785,891	1,533,445
Utilities	273,678	542,722
Janitorial	197,409	364,221
Other operating expenses	484,714	930,631

Total expenses	1,988,887	3,847,427

Revenues over certain operating expenses	$3,310,298	$6,738,412

See accompanying notes.

THE PLAZA IN CLAYTON

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On September 27, 2006, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired the Plaza in Clayton (the “Plaza in Clayton Building”), a 16-story office building containing approximately 325,172 rentable square feet. The Plaza in Clayton is located on an approximate 2.31-acre parcel of land in St. Louis, Missouri (which includes a condominium tower that is not the subject of the purchase and sale agreement). Total consideration for the acquisition was approximately $93,281,000 plus closing costs. KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance investments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Plaza in Clayton Building is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses we expect to incur in the future operations of the Plaza in Clayton Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Plaza in Clayton Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Plaza in Clayton Building was acquired from an unaffiliated party and (ii) based on due diligence of the Plaza in Clayton Building by KBS REIT, management is not aware of any material factors relating to the Plaza in Clayton Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

KBS REIT will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and it will include amounts expected to be received in later years in deferred rents. The adjustment to deferred rents decreased revenue by approximately $11,700 for the year ended December 31, 2005 and decreased revenue by approximately $66,682 for the six months ended June 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of June 30, 2006, the Plaza in Clayton Building is 97% leased by the following tenants: the law firm of Husch & Eppenberger, LLC (approximately 46%), Ernst & Young (approximately 29%), Metropolitan Life Insurance Company (approximately 11%), Northern Trust (approximately 3%) and various other office and retail tenants (approximately 8%).

5. FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental payments due under lease commitments for the years ended December 31 are as follows (in thousands):

2006	$9,068
2007	8,830
2008	8,635
2009	8,637
2010	8,134
Thereafter	—

$43,304

THE PLAZA IN CLAYTON

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

6. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Southpark Commerce Center II Buildings for the year ended December 31, 2005. This statement is the responsibility of Southpark Commerce Center II Buildings’ management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Southpark Commerce Center II Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Southpark Commerce Center II Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Southpark Commerce Center II Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of Southpark Commerce Center II Building for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

December 12, 2006

SOUTHPARK COMMERCE CENTER II BUILDINGS

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$1,894,658	$2,493,989
Tenant reimbursements	587,392	707,268
Other revenues	124,677	166,236

Total revenues	2,606,727	3,367,493

Expenses:
Real estate taxes	377,561	444,801
Repairs and maintenance	137,333	154,715
Property management fees	61,715	84,797
Utilities	43,704	45,466
Other operating expenses	31,749	49,827

Total expenses	652,062	779,606

Revenues over certain operating expenses	$1,954,665	$2,587,887

See accompanying notes.

SOUTHPARK COMMERCE CENTER II BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On November 21, 2006, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, four light industrial/flex buildings containing 372,125 rentable square feet (the “Southpark Commerce Center II Buildings”) from Transwestern SF Partners I, L.P, an unaffiliated entity. The Southpark Commerce Center II Buildings are located on an approximate 26-acre parcel of land in Austin, Texas. Total consideration for the acquisition was $28,400,000 plus closing costs. KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Southpark Commerce Center II Buildings are not legal entities and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Southpark Commerce Center II Buildings have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Southpark Commerce Center II Buildings.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Southpark Commerce Center II Buildings were acquired from an unaffiliated party and (ii) based on due diligence of the Southpark Commerce Center II Buildings by KBS REIT, management is not aware of any material factors relating to the Southpark Commerce Center II Buildings that would cause this financial information not to be necessarily indicative of future operating results.

The statement of revenues over certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by approximately $618,979 for the year ended December 31, 2005 and increased revenue by approximately $489,270 for the nine months ended September 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of November 30, 2006, the Southpark Commerce Center II Buildings were 98% leased by seven tenants, including Travis Association for the Blind (approximately 27%), Legerity, Inc. (approximately 19%), Wayport, Inc. (approximately 19%), and Esoterix, Inc. (approximately 11%). The aggregate annual base rent for the tenants of the Southpark Commerce Center II Buildings was approximately $1.9 million at November 30, 2006, and the weighted-average remaining lease term for the tenants of the Southpark Commerce Center II Buildings was approximately 3 years.

SOUTHPARK COMMERCE CENTER II BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts for the years ending December 31 are as follows (in thousands):

2006	$1,884
2007	2,068
2008	1,928
2009	1,369
2010	861
Thereafter	—

$8,110

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 825 University Avenue Building for the year ended December 31, 2005. This statement is the responsibility of the 825 University Avenue Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the 825 University Avenue Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 825 University Avenue Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 825 University Avenue Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the 825 University Avenue Building for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

December 15, 2006

825 UNIVERSITY AVENUE BUILDING

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$1,267,077	$1,051,085
Tenant reimbursements	344,447	332,983
Other revenues	—	1,264

Total revenues	1,611,524	1,385,332
Expenses:
Utilities	281,200	229,177
Real estate taxes	144,439	167,005
Repairs and maintenance	112,710	87,323
Property management fees	61,274	29,571
Other operating expenses	27,539	33,909

Total expenses	627,162	546,985

Revenues over certain operating expenses	$984,362	$838,347

See accompanying notes.

825 UNIVERSITY AVENUE BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On December 5, 2006, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, a one and two story office building containing 166,574 rentable square feet (the “825 University Avenue Building”) from CFRI/Doherty University Avenue, LLC, an unaffiliated entity. The 825 University Avenue Building is located on an approximate 19-acre parcel of land in Norwood, Massachusetts. Total consideration for the acquisition was $28,800,000 plus closing costs. KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The 825 University Avenue Building is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the 825 University Avenue Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the 825 University Avenue Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the 825 University Avenue Building was acquired from an unaffiliated party and (ii) based on due diligence of the 825 University Avenue Building by KBS REIT, management is not aware of any material factors relating to the 825 University Avenue Building that would cause this financial information not to be necessarily indicative of future operating results.

The statement of revenues over certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by approximately $53,554 for the year ended December 31, 2005 and increased revenue by approximately $70,807 for the nine months ended September 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of November 30, 2006, the 825 University Avenue Building was 100% leased under long-term lease agreements by the following two tenants: Instron Corporation (approximately 66%) and LTX Corporation (approximately 34%). The aggregate annual base rent for tenants of the 825 University Avenue Building was approximately $1.7 million at November 30, 2006. Under the terms of the Instron Corporation lease, Instron Corporation is required to reimburse its pro-rata share of all operating expenses. Under the terms of the LTX Corporation lease, LTX Corporation is required to reimburse its pro-rata share of all operating expenses.

825 UNIVERSITY AVENUE BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2006	$1,728
2007	2,125
2008	2,171
2009	2,217
2010	2,248
Thereafter	—

$10,489

Instron Corporation contributed 100% of the rental income for the year ending December 31, 2005. Instron Corporation and LTX Corporation are expected to contribute approximately 66% and 34% of the future minimum rental income, respectively, for the five years ending December 31, 2010.

The Instron Corporation lease will expire on March 31, 2015. The LTX Corporation lease will expire on June 30, 2016.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Midland Industrial Portfolio for the year ended December 31, 2005. This statement is the responsibility of the Midland Industrial Portfolio’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Midland Industrial Portfolio’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Midland Industrial Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Midland Industrial Portfolio’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Midland Industrial Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

December 22, 2006

MIDLAND INDSUTRIAL PORTFOLIO

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$1,818,562	$2,424,749
Tenant reimbursements	262,489	334,686

Total revenues	2,081,051	2,759,435

Expenses:
Real estate taxes	262,489	334,686
Property management fees	27,424	13,041
Other operating expenses	9,453	11,166

Total expenses	299,366	358,893

Revenues over certain operating expenses	$1,781,685	$2,400,542

See accompanying notes.

MIDLAND INDSUTRIAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On December 22, 2006, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired three bulk distribution buildings totaling 785,790 rentable square feet (the “Midland Industrial Portfolio”), from DP Partners, an unaffiliated entity. The Midland Industrial Portfolio is located on three parcels of land at 90 King Mill Road (approximately 15 acres), 197 King Mill Road (approximately 16 acres) and 220 Midland Court (approximately 7 acres) in McDonough, Georgia. Total consideration for the acquisition was $37,100,000 plus closing costs. KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Midland Industrial Portfolio is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Midland Industrial Portfolio have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Midland Industrial Portfolio.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Midland Industrial Portfolio was acquired from an unaffiliated party and (ii) based on due diligence of the Midland Industrial Portfolio by KBS REIT, management is not aware of any material factors relating to the Midland Industrial Portfolio that would cause this financial information not to be necessarily indicative of future operating results.

The statement of revenues over certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents decreased revenue by approximately $8,359 for the year ended December 31, 2005 and decreased revenue by approximately $6,269 for the nine months ended September 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of November 30, 2006, the Midland Industrial Portfolio was 100% leased to Ozburn-Hessey Logistics pursuant to three separate lease agreements. The aggregate annual base rent for the tenant of the Midland Industrial Portfolio was approximately $2.4 million at November 30, 2006, and the weighted-average remaining lease term for the tenant of the Midland Industrial Portfolio was approximately 8 years.

MIDLAND INDUSTRIAL PORTFOLIO

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts for the years ending December 31 are as follows (in thousands):

2006	$2,433
2007	2,433
2008	2,433
2009	2,433
2010	2,433
Thereafter	—

$12,165

6. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005 through June 7, 2006, the tenant of the Midland Industrial Portfolio held an ownership interest in the property. During this period, property management fees were reduced to 0.5% of total revenues. After the tenant sold its ownership interest in the Midland Industrial Portfolio, property management fees were increased to 3.25% of total revenues.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Crescent Green Buildings for the year ended December 31, 2005. This statement is the responsibility of the Crescent Green Buildings’ management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Crescent Green Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Crescent Green Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Crescent Green Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Crescent Green Buildings for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

December 22, 2006

CRESCENT GREEN BUILDINGS

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Base rent	$2,790,297	$3,758,457
Parking income	117,000	156,000
Tenant reimbursements	461,956	367,566
Other revenues	19,611	11,818

Total revenues	3,388,864	4,293,841

Expenses:
Utilities	364,395	421,125
Janitorial	233,633	281,252
Real estate taxes	213,375	276,288
Repairs and maintenance	198,406	255,371
Property management fees	125,997	155,968
Other operating expenses	118,176	130,749

Total expenses	1,253,982	1,520,753

Revenues over certain operating expenses	$2,134,882	$2,773,088

See accompanying notes.

CRESCENT GREEN BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY

On January 31, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”), acquired through an indirect wholly owned subsidiary, three office buildings containing 248,832 rentable square feet (the “Crescent Green Buildings”) from Crescent 1100 LLC, Crescent 1200, LLC and Crescent 1300, LLC all unaffiliated entities. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green and 1300 Crescent Green in Cary, North Carolina. Total consideration for acquisition was $48,140,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets composed of primarily office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Crescent Green Buildings are not legal entities and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Crescent Green Buildings have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Crescent Green Buildings.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Crescent Green Buildings were acquired from unaffiliated parties and (ii) based on due diligence of the Crescent Green Buildings by KBS REIT, management is not aware of any material factors relating to the Crescent Green Buildings that would cause this financial information not to be necessarily indicative of future operating results.

The statement of revenues over certain operating expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents decreased revenue by approximately $121,181 for the year ended December 31, 2005 and decreased revenue by approximately $16,431 for the nine months ended September 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of November 30, 2006, the Crescent Green Buildings were 99% leased by the following tenants: Affiliated Computer Services, Inc. (approximately 62%), Access Point, Inc. (approximately 8%), Ellis and Winters, LLP (approximately 7%), INDA, Association of the Nonwoven Fabrics Industry (approximately 5%), and various other office tenants (approximately 17%). The aggregate annual base rent for the tenants of the Crescent Green Buildings was approximately $3.8 million at November 30, 2006, and the weighted-average remaining lease term for the current tenants of the Crescent Green Buildings was approximately 5 years.

CRESCENT GREEN BUILDINGS

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Nine Months Ended September 30, 2006 (unaudited)

and the Year Ended December 31, 2005 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts for the years ending December 31 are as follows (in thousands):

2006	$3,760
2007	4,060
2008	3,487
2009	3,386
2010	3,257
Thereafter	—

$17,950

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 625 Second Street Building for the year ended December 31, 2006. This statement is the responsibility of the 625 Second Street Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the 625 Second Street Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 625 Second Street Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 625 Second Street Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the 625 Second Street Building for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

March 26, 2007

625 SECOND STREET BUILDING

STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006

Revenues:
Base rent	$4,453,759
Tenant reimbursements	198,256
Parking income	304,689

Total revenues	4,956,704

Expenses:
Real estate taxes	319,574
Insurance	156,070
Property management fees	155,764
Parking	74,924
General and administrative	54,153
Security	49,997
Repairs and maintenance	36,385

Total expenses	846,867

Revenues over certain operating expenses	$4,109,837

See accompanying notes.

625 SECOND STREET BUILDING

NOTES TO STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2005

1. DESCRIPTION OF REAL ESTATE PROPERTY

On January 31, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from Rosenberg Soma Investments III, LLC, an unaffiliated entity. The 625 Second Street Building is located on an approximate 1-acre parcel of land in San Francisco, California. Total consideration for the acquisition was $51,000,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The 625 Second Street Building is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the 625 Second Street Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the 625 Second Street Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the 625 Second Street Building was acquired from an unaffiliated party and (ii) based on due diligence of the 625 Second Street Building by KBS REIT, management is not aware of any material factors relating to the 625 Second Street Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents decreased revenue by approximately $234,346 for the year ended December 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, the 625 Second Street Building was 100% leased to LookSmart, Ltd., an online media and technology company that focuses on internet search and provides related content, advertising and technology solutions for consumers, advertisers and publishers. The aggregate annual base rent for the 625 Second Street Building was approximately $4.7 million at December 31, 2006. Under the terms of the lease, LookSmart, Ltd. is required to directly pay utility and janitorial costs and to reimburse its pro-rata share of all other operating expenses.

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$4,756
2008	4,823
2009	4,478
2010	—
2011	—
Thereafter	—

$14,057

625 SECOND STREET BUILDING

NOTES TO STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

6. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, the 625 Second Street Building was managed by an affiliate of the seller. Property management fees for the year were $155,764.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Sabal VI Building for the year ended December 31, 2006. This statement is the responsibility of the Sabal VI Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Sabal VI Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Sabal VI Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Sabal VI Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Sabal VI Building for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

March 26, 2007

SABAL VI BUILDING

STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

Revenues:
Base rent	$873,266
Tenant reimbursements	240,285
Parking income	941

Total revenues	1,114,492

Expenses:
Real estate taxes	190,881
Repairs and maintenance	135,518
Utilities	71,732
General and administrative	70,823
Property insurance	65,746
Janitorial	47,312

Total expenses	582,012

Revenues over certain operating expenses	$532,480

See accompanying notes.

SABAL VI BUILDING

NOTES TO STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

1. DESCRIPTION OF REAL ESTATE PROPERTY

On March 5, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, a two-story building containing 96,346 square feet located in Tampa, Florida (the “Sabal VI Building”) from NCFLA II Owner LLC (“NCFLA), an unaffiliated entity. Total consideration for the acquisition was $16,500,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Sabal VI Building is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Sabal VI Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Sabal VI Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Sabal VI Building was acquired from an unaffiliated party and (ii) based on due diligence of the Sabal VI Building by KBS REIT, management is not aware of any material factors relating to the Sabal VI Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased base rent revenue by approximately $41,504 for the year ended December 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, the Sabal VI Building was 81% leased. The Sabal VI Building is currently leased by CCN Managed Care, Inc. (61%) and PharMerica (20%). On January 11, 2007, Ford Motor Credit Company executed its lease and per its lease, it is anticipated that Ford Motor Credit Company will commence paying monthly rent effective May 1, 2007 upon taking occupancy of the space. The aggregate annual base rent for the Sabal VI Building is approximately $1.3 million assuming Ford Motor Credit Company takes occupancy, as expected, at its anticipated lease commencement date of May 1, 2007. As of March 2007, the weighted average remaining lease term for the current tenants of the Sabal VI Building is approximately 6.9 years.

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$1,027
2008	951
2009	741
2010	755
2011	770
Thereafter	3,436

$7,680

SABAL VI BUILDING

STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

6. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, the Sabal VI Building was managed by an affiliate of the seller. Property management fees, included in the general and administrative expense, were $70,795 for the year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of The Offices at Kensington for the year ended December 31, 2006. This statement is the responsibility of The Offices at Kensington’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of The Offices at Kensington’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Offices at Kensington’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of The Offices at Kensington’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of The Offices at Kensington for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

March 29, 2007

THE OFFICES AT KENSINGTON

STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006

Revenues:
Rental income	$2,651,661
Tenant reimbursements	140,658
Parking revenues and other income	91,667

Total revenues	2,883,986

Expenses:
Real estate and other property-related taxes	500,029
Utilities	301,304
General and administrative	184,316
Repairs and maintenance	180,295
Other operating, maintenance, and management	170,083
Cleaning	135,565

Total expenses	1,471,592

Revenues over certain operating expenses	$1,412,394

See accompanying notes.

THE OFFICES AT KENSINGTON

NOTES TO STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

1. DESCRIPTION OF REAL PROPERTY

On March 29, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, two four-story office buildings containing a total of 170,436 rentable square feet (“The Offices at Kensington”) from CLPF-Kensington, L.P., an unaffiliated entity. The Offices at Kensington are located on an approximate 10-acre parcel in Sugar Land, Texas. Total consideration for the acquisition was $28,000,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Offices at Kensington is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of The Offices at Kensington have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of The Offices at Kensington.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) The Offices at Kensington were acquired from an unaffiliated party and (ii) based on due diligence of The Offices at Kensington by KBS REIT, management is not aware of any material factors relating to The Offices at Kensington that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents decreased revenue by approximately $39,038 for the year ended December 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, The Offices at Kensington were 83.49% leased to 33 tenants under leases that expire at various dates through 2012.

5. FUTURE MINIMUM RENTAL RECEIPTS

Future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$2,752
2008	2,498
2009	1,594
2010	950
2011	451
Thereafter	26

$8,271

THE OFFICES AT KENSINGTON

NOTES TO STATEMENT OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2006 (continued)

6. RELATED PARTY TRANSACTIONS

During January and February 2006, The Offices at Kensington were managed by an affiliate of the seller. Property management fees to affiliate, included in other operating, maintenance and management fees, were $21,696 for the year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Royal Ridge Building for the year ended December 31, 2006. This statement is the responsibility of the Royal Ridge Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Royal Ridge Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Royal Ridge Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Royal Ridge Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Royal Ridge Building for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

June 22, 2007

ROYAL RIDGE BUILDING

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$584,933	$2,313,424
Tenant reimbursements	287,659	1,239,244
Parking revenues and other income	21,866	80,646

Total revenues	894,458	3,633,314

Expenses:
General and administrative expenses	97,393	348,372
Real estate and other property-related taxes	77,694	299,053
Utilities	63,766	248,302
Repairs and maintenance	25,922	207,869
Cleaning	40,607	166,615
Property management fees	27,532	104,877

Total expenses	332,914	1,375,088

Revenues over certain operating expenses	$561,544	$2,258,226

See accompanying notes.

ROYAL RIDGE BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

1. DESCRIPTION OF REAL PROPERTY

On June 21, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, a six-story office building containing a total of 160,539 rentable square feet (the “Royal Ridge Building”) from FSP Royal Ridge Corp., an unaffiliated entity. The Royal Ridge Building is located on a 13.2-acre parcel in Alpharetta (Fulton County), Georgia. Total consideration for the acquisition was $33.0 million plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Royal Ridge Building is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Royal Ridge Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Royal Ridge Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Royal Ridge Building was acquired from an unaffiliated party and (ii) based on due diligence of the Royal Ridge Building by KBS REIT, management is not aware of any material factors relating to the Royal Ridge Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by approximately $186,569 for the year ended December 31, 2006 and increased revenue by approximately $28,846 for the three months ended March 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, the Royal Ridge Building was 96% leased by five tenants, including Virginia Surety Company, Inc. (51% of rentable square feet of the building) and Hagemeyer North America (38% of rentable square feet of the building). Both Virginia Surety Company, Inc. and Hagemeyer North America have subleases associated with their space. The Virginia Surety Company, Inc. lease expires in November 2012 and as of December 31, 2006 the current aggregate annual rental rate for the Virginia Surety Company, Inc. lease was $1.3 million. The Hagemeyer North America lease expires in October 2012 and as of December 31, 2006 the current aggregate annual rental rate for the Hagemeyer North America lease was $0.8 million. As of December 31, 2006, the current aggregate annual base rent for the tenants is approximately $2.3 million and the current weighted-average remaining lease term for the existing tenants is approximately 5.7 years.

ROYAL RIDGE BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$2,245
2008	2,294
2009	2,353
2010	2,413
2011	2,351
2012	2,119

$13,775

6. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the three months ended March 31, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 9815 Goethe Road Building for the year ended December 31, 2006. This statement is the responsibility of the 9815 Goethe Road Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the 9815 Goethe Road Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 9815 Goethe Road Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 9815 Goethe Road Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the 9815 Goethe Road Building for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

June 15, 2007

9815 GOETHE ROAD BUILDING

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(Unaudited)
Revenues:
Base rent	$415,551	$1,558,868
Tenant reimbursements	21,600	77,102

Total revenues	437,151	1,635,970

Expenses:
Janitorial	36,818	139,840
Real estate taxes	32,978	132,103
Repairs and maintenance	26,567	117,814
General and administrative expenses	23,051	80,549
Transportation expense	21,600	77,102

Total expenses	141,014	547,408

Revenues over certain operating expenses	$296,137	$1,088,562

See accompanying notes.

9815 GOETHE ROAD BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

1. DESCRIPTION OF REAL ESTATE PROPERTY

On June 26, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, a two-story building containing 80,000 usable square feet located in Sacramento, California (the “9815 Goethe Road Building”) from Evergreen/Bradville II, an unaffiliated entity. Total consideration for the acquisition was $15,750,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The 9815 Goethe Road Building is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the 9815 Goethe Road Building have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the 9815 Goethe Road Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the 9815 Goethe Road Building was acquired from an unaffiliated party and (ii) based on due diligence of the 9815 Goethe Road Building by KBS REIT, management is not aware of any material factors relating to the 9815 Goethe Road Building that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. As the rental rate on the single tenant in the building is fixed throughout its lease term, there were no adjustments to deferred rent for the year ended December 31, 2006 and the three months ended March 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, the 9815 Goethe Road Building was 100% leased by the State of California’s Employment Development Department (“EDD”) under a long-term lease agreement (the “EDD Lease”) which expires July 2014. As of December 31, 2006, the aggregate annual base rent for the EDD was approximately $1.7 million and the remaining lease term for the tenant was approximately 6.7 years.

9815 GOETHE ROAD BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

As of December 31, 2006, future minimum rental receipts due under the EDD lease for the years ending December 31 are as follows (in thousands):

2007	$1,662
2008	1,662
2009	1,662
2010	1,662
2011	1,662
Thereafter	2,771

$11,081

6. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, a shuttle bus service managed by an affiliate of the seller was provided to and fully reimbursed by EDD. Transportation expense and related reimbursements totaled $77,102 for the year ended December 31, 2006.

7. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the three months ended March 31, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Bridgeway Technology Center for the year ended December 31, 2006. This statement is the responsibility of Bridgeway Technology Center’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Bridgeway Technology Center’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Bridgeway Technology Center’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Bridgeway Technology Center’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of Bridgeway Technology Center for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

June 22, 2007

BRIDGEWAY TECHNOLOGY CENTER

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$990,103	$3,960,410
Tenant reimbursements	202,719	852,589

Total revenues	1,192,822	4,812,999

Expenses:
Real estate and other property-related taxes	110,304	504,615
Insurance	30,913	140,715
Property management fees	28,341	114,353
Repairs and maintenance	21,484	66,080
General and administrative expenses	9,158	41,391

Total expenses	200,200	867,154

Revenues over certain operating expenses	$992,622	$3,945,845

See accompanying notes.

BRIDGEWAY TECHNOLOGY CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

1. DESCRIPTION OF REAL PROPERTY

On June 27, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, two single-story office/research and development buildings containing a total of 187,268 rentable square feet (“Bridgeway Technology Center”) from SC Bridgeway, Inc., an unaffiliated entity. Bridgeway Technology Center is located on an approximately 13-acre parcel in Newark, California. Total consideration for the acquisition was $49,890,000 plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

Bridgeway Technology Center is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of Bridgeway Technology Center have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Bridgeway Technology Center.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Bridgeway Technology Center were acquired from an unaffiliated party and (ii) based on due diligence of Bridgeway Technology Center by KBS REIT, management is not aware of any material factors relating to Bridgeway Technology Center that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by approximately $76,166 for the year ended December 31, 2006 and decreased revenue by approximately $12,581 for the three months ended March 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, the Bridgeway Technology Center was 100% leased to two tenants: GE Homeland Protection, Inc. (70% of the rentable square feet of building) and Risk Management Solutions, Inc. (30% of the rentable square feet of building). The GE Homeland Protection, Inc. lease expires on February 2010 and as of December 31, 2006, the current aggregate annual rental rate for the GE Homeland Protection, Inc. lease was $1.5 million. The Risk Management Solutions, Inc. lease expires on December 31, 2010 and as of December 31, 2006, the current aggregate annual rental rate for the Risk Management Solutions, Inc. lease was $2.5 million. The current aggregate annual base rent for the tenants is approximately $4.0 million. As of December 31, 2006, the current weighted-average remaining lease term for the existing tenants is approximately 3.5 years.

BRIDGEWAY TECHNOLOGY CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$3,427
2008	2,549
2009	2,650
2010	2,755
2011	—

$11,381

6. INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the three months ended March 31, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying combined statement of revenues over certain operating expenses of the Opus National Industrial Portfolio for the year ended December 31, 2006. This combined statement is the responsibility of the Opus National Industrial Portfolio’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Opus National Industrial Portfolio’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Opus National Industrial Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Opus National Industrial Portfolio’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses, as described in Note 2, of the Opus National Industrial Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

June 27, 2007

OPUS NATIONAL INDUSTRIAL PORTFOLIO

COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$2,074,300	$8,037,581
Tenant reimbursements	398,533	1,285,533
Parking revenues and other income	—	1,587

Total revenues	2,472,833	9,324,701

Expenses:
Real estate and other property-related taxes	249,778	873,207
Repairs and maintenance	91,379	279,872
Property management fees to affiliate	49,321	205,740
Utilities	30,586	107,650
General and administrative expenses	24,094	48,666

Total expenses	445,158	1,515,135

Revenues over certain operating expenses	$2,027,675	$7,809,566

See accompanying notes.

OPUS NATIONAL INDUSTRIAL PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006

1. DESCRIPTION OF REAL PROPERTY

On June 1, 2007, KBS Capital Advisors LLC entered into purchase and sale agreements with Opus Real Estate VI Limited Partnership, MBS Arlington Limited Partnership, and OIRE Michigan, L.L.C., unaffiliated entities under common management, to acquire ten industrial buildings under common management, which total 2.31 million rentable square feet and are located in Michigan, Georgia, Indiana, Texas, Minnesota and Ohio (the “Opus National Industrial Portfolio”), for a purchase price of $126,000,000 plus closing costs. KBS Capital Advisors LLC assigned this purchase and sale agreement to an indirect, wholly owned subsidiary of KBS Real Estate Investment Trust, Inc. (“KBS REIT”) on June 29, 2007. KBS REIT will be obliged to purchase the property only after satisfactory completion of agreed-upon closing conditions. There can be no assurance that KBS REIT will acquire the Opus National Industrial Portfolio.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2. BASIS OF PRESENTATION

The accompanying combined statement of revenues over certain operating expenses has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Opus National Industrial Portfolio is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the Opus National Industrial Portfolio have been excluded. Excluded items consist of interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the Opus National Industrial Portfolio.

An audited combined statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Opus National Industrial Portfolio was acquired from an unaffiliated party and (ii) based on due diligence of the Opus National Industrial Portfolio by KBS REIT, management is not aware of any material factors relating to the Opus National Industrial Portfolio that would cause this financial information not to be necessarily indicative of future operating results.

3. SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by approximately $922,564 for the year ended December 31, 2006 and increased revenue by approximately $196,987 for the three months ended March 31, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4. DESCRIPTION OF LEASING ARRANGEMENTS

As of December 31, 2006, the Opus National Industrial Portfolio was 98% leased under leases that expire at various dates through 2016. As of December 31, 2006, the current aggregate annual base rent for the tenants was approximately $8.2 million and the current weighted-average remaining lease term for the existing tenants is approximately 6.3 years.

OPUS NATIONAL INDUSTRIAL PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2007 (unaudited)

and the Year Ended December 31, 2006 (continued)

5. FUTURE MINIMUM RENTAL RECEIPTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 are as follows (in thousands):

2007	$8,136
2008	7,935
2009	7,855
2010	6,636
2011	5,001
Thereafter	11,835

$47,398

6. RELATED PARTY TRANSACTIONS

During 2006, the Opus National Industrial Portfolio was managed by an affiliate of the seller. Property management fees were included in the accompanying statement of revenues over certain operating expenses and totaled $205,740 for the year ended December 31, 2006.

7. INTERIM UNAUDITED FINANCIAL INFORMATION

The combined statement of revenues over certain operating expenses for the three months ended March 31, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

KBS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated balance sheet of KBS Real Estate Investment Trust, Inc. (“KBS REIT”) as of December 31, 2006 and March 31, 2007, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006 and the three months ended March 31, 2007, and the notes thereto included in this supplement to the prospectus. In addition, this pro forma information should be read in conjunction with the statements of revenues over certain operating expenses and notes thereto of the Sabal Pavilion Building, the Plaza in Clayton Building, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, the Midland Industrial Portfolio, the Crescent Green Buildings, the 625 Second Street Building, the Sabal VI Building, The Offices at Kensington, the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center, and the Opus National Industrial Portfolio, all included in this supplement.

The following unaudited pro forma balance sheet as of March 31, 2007 has been prepared to give effect to the acquisitions of the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center, the Second Tribeca Mezzanine Loan, and the Tribeca Senior Loan Participation, and the probable acquisitions of the Opus National Industrial Portfolio, One Madison Park Mezzanine Loan and the Preferred Stock in Petra, as if these assets were acquired on January 1, 2006. Other adjustments provided in the following unaudited pro forma balance sheet are comprised of certain pro forma financing-related activities, including additional borrowings due to acquisitions, which closed subsequent to March 31, 2007, and paydown of borrowings from additional offering proceeds which occurred subsequent to the pro forma balance sheet date.

The following unaudited pro forma statements of operations for year ended December 31, 2006 and the three months ended March 31, 2007, have been prepared to give effect to the acquisitions of the Sabal Pavilion Building, the First Tribeca Mezzanine Loan, the Plaza in Clayton Building, Southpark Commerce Center II Buildings, the 825 University Avenue Building, the Midland Industrial Portfolio, the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan, The Offices at Kensington, the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center, the Second Tribeca Mezzanine Loan, and the Tribeca Senior Loan Participation, and the probable acquisitions of the Opus National Industrial Portfolio, One Madison Park Mezzanine Loan and the Preferred Stock in Petra, as if these assets were acquired on January 1, 2006.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the Sabal Pavilion Building, the First Tribeca Mezzanine Loan, the Plaza in Clayton Building, Southpark Commerce Center II Buildings, the 825 University Avenue Building, the Midland Industrial Portfolio, the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan, The Offices at Kensington, the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center, the Second Tribeca Mezzanine Loan, and the Tribeca Senior Loan Participation, and the probable acquisitions of the Opus National Industrial Portfolio, One Madison Park Mezzanine Loan and the Preferred Stock in Petra been consummated as of January 1, 2006. In addition, the pro forma balance sheet includes pro forma allocations of the purchase prices of these assets based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA BALANCE SHEET

As of March 31, 2007

(in thousands, except share amounts)

		Pro Forma Adjustments
		Q2 2007 Acquisitions and Pending Acquisitions
	KBS Real Estate Investment Trust Historical (a)	Royal Ridge Building (b)		Bridgeway Technology Center (c)			9815 Goethe Road Building (d)			Opus National Industrial Portfolio (e)			Second Tribeca Mezzanine Loan (f)			Tribeca Senior Loan Participation (g)			One Madison Park Mezzanine Loan (h)			Preferred Stock in Petra (i)	Pro Forma Total March 31, 2007
Assets
Real estate:
Land	$37,119	$3,500	(j)	$11,299	(j	)	$2,043	(j	)	$22,314	(j	)	$—			$—			$—			$—	$76,275
Buildings and improvements, net	294,347	30,011	(j)	31,763	(j	)	13,632	(j	)	99,079	(j	)	—			—			—			—	468,832
Tenant origination and absorption costs, net	25,639	3,155	(j)	2,942	(j	)	1,548	(j	)	9,160	(j	)	—			—			—			—	42,444

Total real estate, net	357,105	36,666		46,004			17,223			130,553			—			—			—			—	587,551
Investment in preferred stock	—	—		—			—			—			—			—			—			45,000	45,000
Real estate loans receivable	37,742	—		—			—			—			31,224			23,535			21,000			—	113,501

Total real estate investments, net	394,847	36,666		46,004			17,223			130,553			31,224			23,535			21,000			45,000	746,052
Cash and cash equivalents	47,770	—		—			—			—			—			—			—			—	47,770
Rents and other receivables	1,527	—		—			—			—			—			—			—			—	1,527
Above-market leases, net	3,368	—		4,701	(j	)	—			384	(j	)	—			—			—			—	8,453
Deferred financing costs, prepaid and other assets	3,297	—		—			—			—			268	(k	)	232	(k	)	158	(k	)	—	3,955

Total assets	$450,809	$36,666		$50,705			$17,223			$130,937			$31,492			$23,767			$21,158			$45,000	$807,757

Liabilities and Stockholders’ Equity
Notes payable	$233,644	$—		$—			$—			$—			—			$—			$—			$—	$233,644
Accounts payable and accrued liabilities	4,213	—		—			—			—			—			—			—			—	4,213
Due to affiliates	3,041	—		—			—			—			—			—			—			—	3,041
Distributions payable	1,212	—		—			—			—			—			—			—			—	1,212
Below-market leases, net	6,749	3,283	(j)	317	(j	)	1,252	(j	)	3,367	(j	)	—			—			—			—	14,968
Other liabilities	983	—		—			—			—			—			—			—			—	983

Total liabilities	249,842	3,283		317			1,252			3,367			—			—			—			—	258,061
Commitments and contingencies
Redeemable stock	1,519	—		—			—			—			—			—			—			—	1,519
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized no, shares issued and outstanding	—	—		—			—			—			—			—			—			—	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 11,309,222 shares issued and outstanding	237	38		57			18			144			35			27			24			51	631
Additional paid-in capital	207,526	33,345		50,331			15,953			127,426			31,457			23,740			21,134			44,949	555,861
Cumulative distributions and net loss	(8,315)	—		—			—			—			—			—			—			—	(8,315)

Total stockholders’ equity	199,448	33,383		50,388			15,971			127,570			31,492			23,767			21,158			45,000	548,177

Total liabilities and stockholders’ equity	$450,809	$36,666		$50,705			$17,223			$130,937			31,492			$23,767			$21,158			$45,000	$807,757

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

As of March 31, 2007

(a)	Historical financial information derived from KBS REIT’s quarterly report on Form 10-Q as of March 31, 2007.

(b)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Royal Ridge Building. The purchase price of approximately $33.4 million (including closing costs) was funded with net proceeds from the issuance of approximately 3,761,852 shares of stock from KBS REIT’s public offering.

(c)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Bridgeway Technology Center. The purchase price of approximately $50.4 million (including closing costs) was funded with net proceeds from the issuance of approximately 5,678,246 shares of stock from KBS REIT’s public offering.

(d)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the 9815 Goethe Road Building. The purchase price of approximately $16.0 million (including closing costs) was funded with net proceeds from the issuance of approximately 1,799,712 shares of stock from KBS REIT’s public offering.

(e)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of the Opus National Industrial Portfolio. The estimated purchase price of $126.0 million, plus closing costs, is anticipated to be funded from proceeds from the issuance of approximately 14,375,855 shares of stock from KBS REIT’s public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at July 3, 2007.

(f)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Second Tribeca Mezzanine Loan. The purchase price of approximately $31.5 million (including closing costs) was funded with net proceeds from the issuance of approximately 3,548,809 shares of stock from KBS REIT’s public offering.

(g)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Tribeca Senior Loan Participation. The purchase price of approximately $23.8 million (including closing costs) was funded with net proceeds from the issuance of approximately 2,678,271 shares of stock from KBS REIT’s public offering.

(h)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the One Madison Park Mezzanine Loan. The purchase price of approximately $21.2 million (including closing costs) was funded with net proceeds from the issuance of approximately 2,384,213 shares of stock from KBS REIT’s public offering.

(i)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of Preferred Stock in Petra Fund REIT Corp. (“Petra”). The estimated purchase price of approximately $45.0 million, plus Closing Costs, is anticipated to be funded from proceeds from the issuance of approximately 5,070,995 shares of stock from KBS REIT’s public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at July 3, 2007.

(j)	KBS REIT intends to account for the acquisition in accordance with Statement of Financial Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles.” The purchase price allocation is preliminary and subject to change.

(k)	Represents total acquisition costs for the Second Tribeca Mezzanine Loan, the Tribeca Senior Loan Participation and One Madison Park Mezzanine Loan as well as estimated acquisition costs for the Preferred Stock in Petra.

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

(in thousands, except share amounts)

		Pro Forma Adjustments
								Q2 2007 Acquisitions and Pending Acquisitions
	KBS Real Estate Investment Trust Historical (a)	2006 Acquisitions (b)			Q1 2007 Acquisitions (c)			Royal Ridge Building			Bridgeway Technology Center			9815 Goethe Road Building			Opus National Industrial Portfolio			Second Tribeca Mezzanine Loan			Tribeca Senior Loan Participation			One Madison Park Mezzanine Loan			Preferred Stock in Petra			Pro Forma Total
Revenues:
Rental income	$6,635	$(143)	(d	)	$1,678	(d	)	$733	(d	)	$796	(d	)	$449	(d	)	$2,163	(d	)	$—			$—			$—			$—			$12,311
Tenant reimbursements	1,261	—			214	(e	)	288	(e	)	202	(e	)	22	(e	)	399	(e	)	—			—			—			—			2,386
Interest and dividend income from income from real estate investments	747	(49)			—			—			—			—			—			1,953	(f	)	471	(f	)	582	(f	)	1,238	(g	)	4,942
Parking revenues and other operating income	340	—			433	(h	)	22	(h	)	—			—			—			—			—			—			—			795

Total revenues	8,983	(192)			2,325			1,043			998			471			2,562			1,953			471			582			1,238			20,434
Expenses:
Operating, maintenance and management	1,271	—			427	(i	)	255	(i	)	90	(i	)	108	(i	)	195	(i	)	—			—			—			—			2,346
Real estate and other property-related taxes	1,202	—			211	(j	)	78	(j	)	110	(j	)	33	(j	)	250	(j	)	—			—			—			—			1,884
Asset management fees to affiliate	572	—			165	(k	)	63	(k	)	94	(k	)	30	(k	)	239	(k	)	59	(k	)	48	(k	)	39	(k	)	84	(k	)	1,393
General and administrative expenses	635	—			—			—			—			—			—			—			—			—			—			635
Depreciation and amortization	3,866	(293)	(l	)	300	(l	)	361	(l	)	405	(l	)	169	(l	)	1,056	(l	)	—			—			—			—			5,864

Total operating expenses	7,546	(293)			1,103			757			699			340			1,740			59			48			39			84			12,122
Operating income (loss)	1,437	101			1,222			286			299			131			822			1,894			423			543			1,154			8,312
Other income (expenses):
Interest expense	(3,453)	31			(505)			—			—			—			—			—			—			—			—			(3,927)
Interest income and other revenues	383	—			—			—			—			—			—			—			—			—			—			383

Total other income (expenses), net	(3,070)	31			(505)			—			—			—			—			—			—			—			—			(3,544)

Net income (loss)	$(1,633)	$132			$717			$286			$299			$131			$822			$1,894			$423			$543			$1,154			$4,768

Income (loss) per share, basic and diluted	$(0.10)																															$0.08

Weighted-average number of common shares, issued and outstanding	16,362,778																															58,345,988

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

(a)	Historical financial information derived from KBS REIT’s quarterly report on Form 10-Q as of March 31, 2007.

(b)	Represents pro forma adjustments to acquisitions for the year ended December 31, 2006. Detailed pro forma information for acquisitions during the year ended December 31, 2006 is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration statement filed with the SEC on April 11, 2007. Adjustments to the historical operations of KBS REIT for the year ended December 31, 2006 were to give effect to the acquisitions of the Sabal Pavilion Building, the Plaza in Clayton Building, the First Tribeca Mezzanine Loan, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, and the Midland Industrial Portfolio (properties acquired during 2006) as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for the Sabal Pavilion Building, the Plaza in Clayton Building and the First Tribeca Mezzanine Loan is contained in supplement no. 6 to the prospectus of KBS REIT, which is part of post-effective amendment no. 3 to KBS REIT’s registration statement filed with the SEC on October 6, 2006. Detailed pro forma information for the Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Portfolio is contained in supplement no. 13 to the prospectus of KBS REIT, dated January 4, 2007 and filed with the SEC on January 9, 2007.

(c)	Represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington acquired during the first quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration statement filed with the SEC on April 11, 2007.

(d)	Represents base rental income, amortization of above-market lease assets and below-market lease liabilities for the three months ended March 31, 2007. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2006. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007), based on historical operations of the previous owner.

(f)	Represents interest income from loan receivable, amortization of prepaid interest income over the term of the loan receivable, and an offset for the amortization over the term of the loan receivable of closing costs related to the acquisition of the loan receivable. Interest is earned on Second Tribeca Mezzanine Loan at a fixed rate of 25% per annum, on Tribeca Senior Loan Participation at a variable rate equal to 30-day LIBOR plus 270 basis points (average rate of 8.02% for the period) per annum, and on One Madison Park Mezzanine Loan at a variable rate equal to 30-day LIBOR plus 611 basis points (average rate of 11.43% for the period) per annum.

(g)	Represents dividends on $45.0 million investment in preferred stock in Petra at an expected annual rate of between 11 and 12%. Though the terms of the preferred stock are still being negotiated and there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at July 3, 2007.

(h)	Represents parking revenues and other operating income from tenants (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007), based on historical operations of the previous owner.

(i)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007), based on historical operations of the previous owner.

(j)	Represents real estate taxes incurred by respective properties (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007), based on historical operations of the previous owner.

(k)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007) that would be due to affiliates had the assets been acquired on January 1, 2006, calculated as 0.75% of the cost of investments acquired, including acquisition fee, acquisition expenses, and any debt attributable to such investments.

(l)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT for the three months ended March 31, 2007) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of purchase price allocated to tenant improvements is recognized using the straight-line method over the life of lease. Amortization expense on lease intangible costs is recognized using the straight-line method over life of lease.

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2006

		Pro Forma Adjustments
								Q2 2007 Acquisitions and Pending Acquisitions
	KBS Real Estate Investment Trust Historical (a)	2006 Acquisitions (b)			Q1 2007 Acquisitions (c)			Royal Ridge Building			Bridgeway Technology Center			9815 Goethe Road Building			Opus National Industrial Portfolio			Second Tribeca Mezzanine Loan			Tribeca Senior Loan Participation			One Madison Park Mezzanine Loan			Preferred Stock in Petra			Pro Forma Total
Revenues:
Rental income	$4,337	$14,262	(d	)	$12,915	(d	)	$2,905	(d	)	$3,187	(d	)	$1,794	(d	)	$8,434	(d	)	$—			$—			$—			$—			$47,834
Tenant reimbursements	524	2,415	(e	)	1,354	(e	)	1,239	(e	)	853	(e	)	77	(e	)	1,307	(e	)	—			—			—			—			7,769
Interest and dividend income from income from real estate investments	777	881	(f	)	2,327	(g	)	—			—			—			—			7,543	(g	)	1,611	(g	)	2,288	(g	)	4,950	(h	)	20,377
Parking revenues and other operating income	280	1,114	(i	)	556	(i	)	81	(i	)	—			—			2	(i	)	—			—			—			—			2,033

Total revenues	5,918	18,672			17,152			4,225			4,040			1,871			9,743			7,543			1,611			2,288			4,950			78,013
Expenses:
Operating, maintenance and management	1,080	3,270	(j	)	3,289	(j	)	1,076	(j	)	363	(j	)	415	(j	)	642	(j	)	—			—			—			—			10,135
Real estate and other property-related taxes	787	2,462	(k	)	1,298	(k	)	299	(k	)	505	(k	)	132	(k	)	873	(k	)	—			—			—			—			6,356
Asset management fees to affiliate	369	1,336	(l	)	1,262	(l	)	250	(l	)	378	(l	)	120	(l	)	957	(l	)	236	(l	)	194	(l	)	158	(l	)	338	(l	)	5,598
General and administrative expenses	1,219	—			—			—			—			—			—			—			—			—			—			1,219
Depreciation and amortization	2,538	6,981	(m	)	6,029	(m	)	1,444	(m	)	1,621	(m	)	674	(m	)	4,225	(m	)	—			—			—			—			23,512

Total operating expenses	5,993	14,049			11,878			3,069			2,867			1,341			6,697			236			194			158			338			46,820
Operating income (loss)	(75)	4,623			5,274			1,156			1,173			530			3,046			7,307			1,417			2,130			4,612			31,193
Other income (expenses):
Interest expense	(2,826)	(5,481)	(n	)	(5,618)	(o	)	—			—			—			—			—			—			—			—			(13,925)
Interest income and other revenues	330	—			—			—			—			—			—			—			—			—			—			330

Total other income (expenses), net	(2,496)	(5,481)			(5,618)			—			—			—			—			—			—			—			—			(13,595)

Net income (loss)	$(2,571)	$(858)			$(344)			$1,156			$1,173			$530			$3,046			$7,307			$1,417			$2,130			$4,612			$17,598

Income (loss) per share, basic and diluted	$(1.37)																															$0.30

Weighted-average number of common shares, issued and outstanding	1,876,583																															58,345,988

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2006

(a)	Historical financial information derived from KBS REIT’s Form 10-K for the year ended December 31, 2006.

(b)	Represents pro forma adjustments to acquisitions for the year ended December 31, 2006. Detailed pro forma information for acquisitions during the year ended December 31, 2006 is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration statement filed with the SEC on April 11, 2007. Adjustments to the historical operations of KBS REIT for the year ended December 31, 2006 were to give effect to the acquisitions of the Sabal Pavilion Building, the Plaza in Clayton Building, the First Tribeca Mezzanine Loan, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, and the Midland Industrial Portfolio (properties acquired during 2006) as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for the Sabal Pavilion Building, the Plaza in Clayton Building and the First Tribeca Mezzanine Loan is contained in supplement no. 6 to the prospectus of KBS REIT, which is part of post-effective amendment no. 3 to KBS REIT’s registration statement filed with the SEC on October 6, 2006. Detailed pro forma information for the Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Portfolio is contained in supplement no. 13 to the prospectus of KBS REIT, dated January 4, 2007 and filed with the SEC on January 9, 2007.

(c)	Represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington acquired, all during the first quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration statement filed with the SEC on April 11, 2007.

(d)	Represents base rental income, amortization of above-market lease assets and below-market lease liabilities for the year ended December 31, 2006. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2006. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(f)	Represents interest income from loan receivable for the First Tribeca Mezzanine Loan (not reflected in the 2006 historical statement of operations of KBS REIT) at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25% per annum. The average rate for the period was 13.23%. It also represents amortization of prepaid interest income over the term of the loan receivable, and an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(g)	Represents interest income from loan receivable, amortization of prepaid interest income over the term of loan receivable, and an offset for the amortization over the term of the loan receivable of closing costs related to the acquisition of the loan receivable. Interest earned on Sandmar Mezzanine Loan at a fixed rate of 12.00% per annum, on the Park Central Mezzanine Loan at a variable rate equal to 30-day LIBOR plus 448 basis points (average rate of 9.61% for the period) per annum, on Second Tribeca Mezzanine Loan at a fixed rate of 25% per annum, on Tribeca Senior Participation Loan at a variable rate equal to 30-day LIBOR plus 270 basis points (average rate of 7.83% for the period) per annum and on One Madison Park Mezzanine Loan at a variable rate equal to 30-day LIBOR plus 611 basis points (average rate of 11.24% for the period) per annum.

(h)	Represents dividends on $45.0 million investment in preferred stock in Petra at an expected annual rate of between 11 and 12%. Though the term of the preferred stock are still being negotiated and there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at July 3, 2007.

(i)	Represents parking revenues and other operating income from tenants (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(j)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(k)	Represents real estate taxes incurred by respective properties (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(l)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006) that would be due to affiliates had the assets been acquired on January 1, 2006, calculated as 0.75% of the cost of investments acquired, including acquisition fee, acquisition expenses, and any debt attributable to such investments.

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2006

(m)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of purchase price allocated to tenant improvements is recognized using the straight-line method over life of lease. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of lease.

(n)	Represents adjustments to interest expense, including amortization of loan fees related to short-term loans, assuming no mezzanine loans were secured in the purchase of properties in 2006 since the mezzanine loans have been repaid subsequent to acquisition using proceeds from the sale of stock from KBS REIT’s public offering.

(o)	Represents interest expense incurred on the following long-term loans secured to purchase respective acquisitions, including amortization of deferred financing costs:

Fixed rate loan secured by the Crescent Green Building, which bears interest at a rate of 5.18% per annum for the first two years and 5.68% thereafter.	$32,400,000
Fixed rate loan secured by the 625 Second Street Building, which bears interest at a rate of 5.85% per annum.	$33,700,000
Fixed rate loan secured by the Sabal VI Building, which bears interest at a rate of 5.14% per annum for the first two years and 5.84% thereafter.	$11,040,000
Fixed rate loan secured by The Offices at Kensington, which bears interest at a rate of 5.52% per annum.	$18,500,000

PRIOR PERFORMANCE TABLES

The information contained on pages F-15 – F-27 of the prospectus dated January 13, 2006 is replaced in its entirety by the deletion of those pages in their entirety and the insertion of the following in lieu thereof:

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have teamed to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Since the formation of the first investment adviser affiliated with Messrs. Bren and Schreiber in 1992, investment advisers affiliated with Messrs. Bren and Schreiber have sponsored thirteen private real estate funds that have raised approximately $2.0 billion of equity from 39 institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors LLC, a registered investment adviser with the Securities and Exchange Commission and a nationally recognized real estate investment adviser. We refer to the investment advisers affiliated with Messrs. Bren and Schreiber as KBS investment advisers.

The tables presented in this section provide summary information related to the historical experience of the real estate funds sponsored by KBS investment advisers. During the 10-year period ending December 31, 2006, KBS investment advisers have managed thirteen real estate funds, six of those were multi-investor, commingled funds and seven were single-client, separate accounts. All of these prior funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate assets of each of the funds. Five of the thirteen funds managed by KBS investment advisers during the 10-year period ending December 31, 2006 used private REITs to structure the ownership of some of their investments.

Each of these funds have or had (four of the funds have been fully liquidated) investment objectives that are similar to ours. For each of the funds, the KBS investment adviser has focused upon acquiring a diverse portfolio of real estate investments. The KBS investment adviser typically diversified the portfolios of the funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for eleven of the thirteen funds, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the thirteen funds, the KBS investment adviser is focusing on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and other real estate-related assets. Real estate-related assets include mortgage loans, mezzanine debt, mortgage-backed securities and other similar structured finance investments.

By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the funds discussed in this section were conducted through privately-held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this supplement no. 28 under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Operating Results of Prior Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sales or Disposals of Properties.

For information regarding the acquisitions of the funds sponsored by KBS investment advisers during the three years ending December 31, 2006, see Table VI contained in Part II of the registration statement, which is not a part of this supplement or the prospectus. We will provide a copy of Table VI to you upon written request and without charge.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table I provides a summary of the experience of KBS investment advisers in raising and investing funds for programs that have had offerings close during the three years ended December 31, 2006. Information is provided as to the manner in which the proceeds of the offerings have been applied. Each of the programs presented have investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser is focusing on the acquisition of core real estate assets, and in constructing the portfolios for Separate Account 5/06 and Separate Account 10/06, the KBS investment adviser is focusing on the acquisition of a mix of value-added, enhanced return and core real estate assets. We will seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and real estate-related assets. All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount offered” for each program.

	SEPARATE ACCOUNT 6/05	SEPARATE ACCOUNT 8/05	SEPARATE ACCOUNT 5/06	SEPARATE ACCOUNT 10/06
Dollar amount offered	$50,043,000	$49,180,000	$37,932,000	$26,114,000

Percentage amount raised	100.0%	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions	—	—	—	—
Organizational expenses	—	—	—	—
Reserves	—	—	—	—

Percentage available for investment	100.0%	100.0%	100.0%	100.0%

Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—	—
Purchase price (cash down payment)(5)	251.1%	245.9%	256.2%	255.4%
Acquisition fees(6)	1.9%	1.9%	2.6%	2.6%
Other capitalized costs(7)	1.2%	1.5%	2.4%	0.7%

Total acquisition costs (includes mortgage financing)(8)	254.2%	249.3%	261.2%	258.7%

Percent leveraged(9)	57.4%	65.7%	64.4%	64.3%

Date offering began	(1)	(2)	(3)	(4)
Length of offering (in months)	(1)	(2)	(3)	(4)
Months to invest 90% of amount available for investment	(1)	(2)	(3)	(4)

(1)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2006.

(2)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2006.

(3)	This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of four separate investments through December 2006.

(4)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of two separate investments through December 2006.

(5)

“Purchase price (cash down payment)” includes both debt- and equity-financed payments. See the “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(6)	Acquisition fees are calculated as a percentage of purchase price plus other capitalized costs and are paid to the KBS sponsor.
(7)	Other capitalized costs include legal fees, outside broker fees, environmental studies, title and other closing costs.
(8)	Total acquisition costs include the cash down payment, acquisition fees, other capitalized costs and mortgage financing.
(9)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table II summarizes the amount and type of compensation paid to KBS affiliates during the three years ended December 31, 2006 in connection with 1) each program sponsored by a KBS investment adviser that had offerings close during this period and 2) all other programs that have made payments to KBS affiliates during this period. All of the programs represented in the table below have or had investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets, except that for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser is focusing on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and real estate-related assets. All figures are as of December 31, 2006.

	Commingled Account 5/95 (1)	Commingled Account 12/96 (2)	Commingled Account 6/98 (3)	Commingled Account 6/99 (4)	Separate Account 10/97 (5)	Separate Account 12/98 (6)	Separate Account 6/05 (7)	Separate Account 8/05 (8)	Separate Account 5/06 (9)	Separate Account 10/06 (10)
Date offering commenced	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Dollar amount raised	$273,100,000	$266,125,050	$216,650,000	$187,000,000	$153,016,700	$210,967,612	$50,043,000	$49,180,000	$37,932,000	$26,114,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—	—	—	—
Acquisition fees:
-real estate commissions	—	—	—	—	—	—	—	—	—	—
-advisory fees (11)	—	—	—	—	—	—	$1,267,000	$1,217,000	$977,000	$327,000
-other (identify and quantify)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsors	$(899,000)	$33,466,000	$38,136,000	$38,929,000	$21,837,000	$27,456,000	$7,094,000	$6,030,000	$913,000	$1,769,000
Amount paid to sponsor from operations:
Property management fees (12)	$39,000	$4,840,000	—	—	—	—	—	—	—	—
Partnership and asset management fees	$138,000	$1,938,000	$2,775,000	$2,745,000	$1,869,000	$4,188,000	$1,394,000	$996,000	$58,000	—
Reimbursements	—	—	—	—	—	—	—	—	—	—
Leasing commissions (12)	—	$1,166,000	—	—	—	—	—	—	—	—
Construction management fees (12)	—	$41,000	—	—	—	—	—	—	—	—
Loan servicing fees	—	—	—	—	—	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsors
-cash	$34,851,000	$39,149,000	$130,758,000	$110,416,000	$11,286,000	$79,514,000	—	$37,029,000	—	—
-notes	—	—	—	—	—	—	—	—	—	—
Amounts paid to sponsor from property sales and refinancing:
-Real estate commissions (12)	—	$476,000	—	—	—	—	—	—	—	—
-Disposition fees	—	—	$378,000	$384,000	—	—	—	—	—	—
-Incentive fees (13)	$1,445,000	—	—	$268,000	—	—	—	—	—	—
-Other (identify and quantify)	—	—	—	—	—	—	—	—	—	—

TABLE II

COMPENSATION TO SPONSOR (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Commingled Account 5/95 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in May 1995.

(2)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Commingled Account 12/96 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1996.

(3)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Commingled Account 6/98 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in June 1998.

(4)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Commingled Account 6/99 represents a multi-investor commingled fund that makes investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. The account made its first investment in June 1999.

(5)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Separate Account 10/97 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in October 1997.

(6)

This program made payments to KBS affiliates during the three years ended December 31, 2006; however, it did not close any offerings during this period. Separate Account 12/98 represents a single-client account that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber acts as the general partner. This program made its first investment in December 1998.

(7)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2006. For more information about this program’s experience in raising capital, see Table I.

(8)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2006. For more information about this program’s experience in raising capital, see Table I.

(9)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of four separate investments through December 2006. For more information about this program’s experience in raising capital, see Table I.

(10)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of two separate investments through December 2006. For more information about this program’s experience in raising capital, see Table I.

(11)	Advisory fees are acquisition fees that are calculated as a percentage of purchase price plus other capitalized costs and are paid to the KBS sponsor.
(12)	Fees paid to parties affiliated with the general partner of the program.
(13)

Only two of the funds represented in this table, Commingled Account 5/95 and Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2006. Two of the ten funds, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets. The incentive fees for the remaining eight funds represented in this table (Commingled Account 5/95, Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06 and Separate Account 10/06) are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the funds. Only one of these eight funds, Commingled Account 5/95, is currently in its liquidation stage.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table summarizes the operating results of programs sponsored by KBS investment advisers that have had offerings close during the five years ended December 31, 2006. For these programs, this table shows: the income or loss of such programs (based upon U.S. generally accepted accounting principles (“GAAP”)); the cash they generated from operations, sales and refinancings; and information regarding cash distributions. Each of these programs has investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for two of these programs, Separate Account 5/06 and Separate Account 10/06, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. In constructing the portfolios for Separate Account 6/05 and Separate Account 8/05, the KBS investment adviser is focusing on the acquisition of core real estate assets. We will seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and real estate-related assets. All figures are as of December 31 of the year indicated, except as otherwise noted.

	Separate Account 5/06	Separate Account 10/06
	2006	2006
Gross revenues	$2,526,000	$354,000
Profit (loss) on sale of properties	—	—
Less: Operating expenses(1)	(1,503,000)	(428,000)
Interest expense	(878,000)	(122,000)
Depreciation(2)	—	—
Unrealized gain (loss) (2)	—	—

Net income (loss) - GAAP basis(2)	$145,000	$(196,000)

Taxable income:
From operations	$(76,000)	$183,000
From gain (loss) on sale	—	—
Cash generated (deficiency) from operations	855,000	1,769,000
Cash generated (deficiency) from sales	—	—
Cash generated from refinancing	—	—

Total cash generated from operations, sales and refinancing	855,000	1,769,000
Less: Cash distributions to investors
- From operating cash flow	(640,000)	(100,000)
- From sales and refinancing	—	—

Cash generated (deficiency) after cash distributions	215,000	1,669,000
Less: Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$215,000	$1,669,000

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$(3)	$12
-from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$24	$7
- from return of capital	—	—

Total distribution on GAAP basis	$24	$7

Source (on cash basis)
- from sales	$—	$—
- from refinancing	—	—
- from operations	24	7

Total distributions on cash basis	$24	$7

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2006(3)	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1)	Operating expenses include all general and administrative expenses.
(2)

The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.

•

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Separate Account 6/05		Separate Account 8/05
	2005	2006	2005	2006
Gross revenues	$4,045,000	$12,215,000	$1,110,000	$10,653,000
Profit (loss) on sale of properties	—	—	—	—
Less: Operating expenses(1)	(2,098,000)	(5,128,000)	(599,000)	(5,228,000)
Interest expense	(1,524,000)	(4,856,000)	(454,000)	(4,342,000)
Depreciation(2)	—	—	—	—
Unrealized gain (loss) (2)	—	$2,038,000	—	$6,381,000

Net income (loss) - GAAP basis(2)	$423,000	$4,269,000	$57,000	$7,464,000

Taxable income:
From operations	$482,000	$61,000	$23,000	$879,000
From gain (loss) on sale	—	—	—	—

Cash generated (deficiency) from operations	$2,337,000	$3,316,000	$1,601,000	$3,433,000
Cash generated (deficiency) from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	$2,337,000	$3,316,000	$1,601,000	$3,433,000
Less: Cash distributions to investors
- From operating cash flow	(1,505,000)	(3,560,000)	(470,000)	(3,190,000)
- From sales and refinancing	—	—	—	—

Cash generated (deficiency) after cash distributions	832,000	(244,000)	1,131,000	243,000
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$832,000	$(244,000)	$1,131,000	$243,000

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
-from operations	$12	$1	$1	$20
-from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$38	$71	$13	$71
- from return of capital	—	—	—	—

Total distribution on GAAP basis	$38	$71	$13	$71

Source (on cash basis)
- from sales	$—	$—	$—	$—
- from refinancing	—	—	—	—
- from operations	38	71	13	71

Total distributions on cash basis	$38	$71	$13	$71

Amounts (in percentage terms) remaining invested in program properties as of December 31, 2006(3)		100%		100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

(1)	Operating expenses include all general and administrative expenses.
(2)

The accompanying financial information has been prepared in conformity with accounting principles generally accepted in the United States for investment companies. Accordingly, the real estate investments are reflected at their estimated current values as determined by the general partner, using current appraisals or market information and the general partner’s good faith estimate of value. All other assets and liabilities are generally valued based on the actual costs or liabilities incurred, which management believes approximates current value.

The major differences between GAAP basis income for investment companies and taxable income are the following:

•	GAAP basis income for investment companies does not record depreciation expense while taxable income recognizes depreciation expense.

•

GAAP basis income for investment companies carries its assets at market value and records the changes in market value as unrealized gain or loss in the income statement. Taxable income records no such adjustment.

(3)	Calculated as original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table IV summarizes the results of programs sponsored by KBS investment advisers that have completed their operations and sold all of their properties during the five years ended December 31, 2006. Each of the programs represented in the table below had investment objectives that were similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like these funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and real estate-related assets.

	Commingled Account 12/95 (1)		Commingled Account 5/95 (2)
Dollar amount raised	$212,500,000	(1)	$273,100,000	(2)

Number of properties purchased/developed	62		32
Date of closing of offering	(1)		(2)
Date of first sale of property	8/97		11/95
Date of final sale of property	6/02		9/05
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss):
- from operations	$277		$295
- from recapture	—		—
Capital gain	$338		$230
Deferred gain:
Capital	—		—
Ordinary	—		—
Cash distributions to investors
Source (on GAAP basis)
- from investment income	$613		$517
- from return of capital	1,000		1,000

Total distribution on GAAP basis	$1,613		$1,517

Source (on cash basis)
- from sales	$1,459		$1,188
- from refinancing	—		—
- from operations	154		329

	$1,613		$1,517

(1)

This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $212,500,000 in nine capital raises between December 1995 and October 1997.

(2)

This program was a multi-investor, commingled fund that made investments through a limited partnership for which an affiliate of Messrs. Bren and Schreiber served as the general partner. The investors in this partnership contributed a total of $273,100,000 between April 1995 and May 1998.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table V presents summary information with respect to the results of sales or disposals of properties by programs sponsored by KBS investment advisers during the three years ended December 31, 2006. The table includes information about the sales proceeds received, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from the operation of the properties. Each of the programs represented in the table have or had investment objectives similar to those of KBS Real Estate Investment Trust. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, with a focus primarily on value-added and enhanced-return assets. Like these funds, we will also seek to diversify our assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. We expect to invest primarily in core investments but to make approximately 30% of our investments in enhanced-return properties and real estate-related assets.

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)		Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(2)	Total
Separate Account 12/98
5 Omni Way	7/00	8/05	$17,832,579	—	—	—		$17,832,579	$5,638,980	$10,283,573	$15,922,553	$848,953
4 & 6 Omni Way	7/00	12/06	$16,407,366	—	—	—		$16,407,366	$5,746,021	$14,614,236	$20,360,257	$(115,970)
Commingled Account 5/95
International Plaza I -III	7/95	3/04	$3,964,500	—	—	—		$3,964,500	—	$117,468	$117,468	$—
Plaza Lot 3 and Sunpark	7/95	1/05, 9/05	$29,254,441	—	—	—		$29,254,441	—	$15,367,059	$15,367,059	$18,935,257
Commingled Account 12/96
Boulder County	5/97	10/04	$36,380,130	—	—	—		$36,380,130	—	$38,380,896	$38,380,896	$6,447,448
Longmont Land Lots 6, 7, 8, 9, 11	5/97	1/05	$2,142,657	—	—	—		$2,142,657	—	$421,369	$421,369	$(891,335)
Commingled Account 6/98
7th Gate	7/98	2/04	$3,621,079	—	—	—		$3,621,079	—	$3,701,633	$3,701,633	$1,801,962
Meridian	7/98	4/04	$2,839,460	—	—	—		$2,839,460	—	$4,443,215	$4,443,215	$1,015,640
N 7th Street	7/98	7/04	$3,297,931	—	—	—		$3,297,931	—	$4,887,422	$4,887,422	$1,737,940
Aztec	7/98	9/04	$3,390,786	—	—	—		$3,390,786	—	$5,591,578	$5,591,578	$2,110,433
South Tucson	7/98	10/04	$8,728,083	—	—	—		$8,728,083	—	$8,986,280	$8,986,280	$1,340,648
N Central	7/98	12/04	$30,133,059	—	—	—		$30,133,059	—	$22,788,259	$22,788,259	$7,156,389
26th Place	7/98	2/05	$1,933,857	—	—	—		$1,933,857	—	$3,859,124	$3,859,124	$109,139
Tudor Plaza	7/98	2/05	$1,650,418	—	—	—		$1,650,418	—	$2,166,761	$2,166,761	$790,671
Metro Exec Park	7/98	4/05	$5,586,063	—	—	—		$5,586,063	—	$7,930,933	$7,930,933	$3,400,504
S Tucson	7/98	5/05	$160,701	—	—	—	$	l60,701	—	$299,224	$299,224	$1,080,658
Westmount	7/98	9/05	$7,109,456	—	—	—		$7,109,456	—	$5,892,426	$5,892,426	$2,153,581

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

	Date Acquired	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Property			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(1)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements Closing and Soft Costs(2)	Total
Briarwood One	6/98	7/06	$7,142,746	—	—	—	$7,142,746	—	$8,727,826	$8,727,826	$5,005,375
World Houston Plaza	9/98	12/06	$29,066,087	—	—	—	$29,066,087	—	$37,906,474	$37,906,474	$21,003,075
Camelwest Plaza (Partial Sale of Land)	7/98	12/06	$13,258	—	—	—	$13,258	—	$13,258	$13,258	—
2400 N. Central (Partial Sale of Lane)	7/98	12/06	$33,989	—	—	—	$33,989	—	$33,989	$33,989	—
Commingled Account 6/99
Galleria	10/99	2/04	$11,039,602	—	—	—	$11,039,602	—	$11,126,308	$11,126,308	$5,120,256
Weslayan	10/99	8/04	$6,674,417	—	—	—	$6,674,417	—	$6,691,337	$6,691,337	$3,121,069
Atrium	12/99	11/04	$10,647,637	—	—	—	$10,647,637	—	$10,706,206	$10,706,206	$5,042,081
Nagog Retail	9/99	11/04	$9,889,060	—	—	—	$9,889,060	—	$7,262,719	$7,262,719	$4,356,982
Reston	8/99	3/05	$11,279,937	—	—	—	$11,279,937	—	$10,967,837	$10,967,837	$4,679,722
Harrison Oaks	10/99	12/05	$6,569,320	—	—	—	$6,569,320	—	$7,254,705	$7,254,705	$2,690,574
2 Elizabeth	5/01	10/06	$11,732,202	—	—	—	$11,732,202	—	$11,986,569	$11,986,569	$6,954,639
Northridge Pavilion	12/99	11/06	$10,217,767	—	—	—	$10,217,767	—	$11,825,301	$11,825,301	$5,228,537
The Escalade	2/00	12/06	$18,426,440	—	—	—	$18,426,440	—	$15,787,480	$15,787,480	$7,728,302
Enterprise Center	10/99	12/06	$9,002,202	—	—	—	$9,002,202	—	$11,150,102	$11,150,102	$4,181,769

(1)	See also the table immediately below that sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss).
(2)

Acquisition costs include acquisition fees paid to sponsor. Soft costs include legal fees, environmental studies, title and closing costs related to the acquisition and closing of the asset. Amounts shown do not include pro rata share of program offering costs nor do they include any program administration costs not related to the operation of the property.

(3)	Does not include any program administration costs not related to the operation of the property.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

This table sets forth the allocation of taxable gain (loss) associated with individual property sales between capital gain (loss) and ordinary gain (loss) for properties sold by programs sponsored by KBS investment advisers during the three years ended December 31, 2006.

Property	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Separate Account 12/98
5 Omni Way	$3,251,004	$3,251,004	—
4 & 6 Omni Way	$(1,539,549)	$(1,539,549)	—

Commingled Account 5/95
International Plaza I –III	$4,995,873	$4,995,873	—
Lot 3 and Plaza Sunpark	$18,229,839	$18,229,839	—

Commingled Account 12/96
Boulder County	$2,794,480	$2,794,480	—
Longmont Land Lots 6, 7, 8, 9 and 11	$(1,683,407)	$(1,683,407)	—

Commingled Account 6/98
7th Gate	$355,385	$355,385	—
Meridian	$(1,087,935)	$(1,087,935)	—
N 7th Street	$(1,049,954)	$(1,049,954)	—
Aztec	$(1,498,832)	$(1,498,832)	—
South Tucson	$1,012,991	$1,012,991	—
N Central	$10,753,764	$10,753,764	—
26th Place	$(1,375,480)	$(1,375,480)	—
Tudor Plaza	$(225,060)	$(225,060)	—
Metro Exec Park	$(1,185,370)	$(1,185,370)	—
S Tucson	$(138,524)	$(138,524)	—
Westmount	$2,052,267	$2,052,267	—
Briarwood One	$(117,791)	$(117,791)	—
World Houston Plaza	$(882,008)	$(882,008)	—
Camelwest Plaza (Partial Sale of Land)	—	—	—
2400 N. Central (Partial Sale of Land)	—	—	—

Commingled Account 6/99
Galleria	$1,101,117	$1,101,117	—
Weslayan	$749,959	$749,959	—
Atrium	$1,259,525	$1,259,525	—
Nagog Retail	$3,318,032	$3,318,032	—
Reston	$1,565,666	$1,565,666	—
Harrison Oaks	$312,011	$312,011	—
2 Elizabeth	$1,148,892	$1,148,892	—
Northridge Pavilion	$423,652	$423,652	—
The Escalade	$5,410,889	$5,410,889	—
Enterprise Center	$(364,081)	$(364,081)	—

KBS REAL ESTATE INVESTMENT TRUST, INC.

SUPPLEMENT NO. 37 DATED OCTOBER 3, 2007

TO THE PROSPECTUS DATED JANUARY 13, 2006

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust, Inc. dated January 13, 2006, as supplemented by supplement no. 28 dated July 3, 2007. This supplement no. 37 supersedes and replaces supplement no. 29 dated August 1, 2007, supplement no. 30 dated August 3, 2007, supplement no. 31 dated August 15, 2007, supplement no. 32 dated August 16, 2007, supplement no. 33 dated September 5, 2007, supplement no. 34 dated September 13, 2007, supplement no. 35 dated September 28, 2007 and supplement no. 36 dated October 2, 2007. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust, Inc. and, as required by context, KBS Limited Partnership, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	a change to the suitability standards applicable to investors in Washington;

•	updated risks related to an investment in us;

•	information regarding our real estate acquisitions and related financings since July 3, 2007;

•	information regarding our real estate-related investments since July 3, 2007;

•	amendments to the advisory agreement;

•	information regarding our indebtedness;

•

Management’s Discussion and Analysis of Financial Condition and Results of Operations similar to that filed in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007, filed on August 14, 2007;

•	information with respect to the market for and distributions on our common stock and related stockholder matters;

•	an amendment to our share redemption program; and

•	our unaudited consolidated financial statements and the notes thereto as of and for the three and six months ended June 30, 2007.

Status of the Offering

We commenced this offering of 280,000,000 shares of common stock on January 27, 2006. As of October 1, 2007, we had accepted aggregate gross offering proceeds of approximately $669.4 million.

Revision to Suitability Standards in Washington

As of August 1, 2007, we will not sell shares to investors in Washington unless they meet the following special suitability standards:

Investors must have either (1) a net worth of at least $250,000, or (2) gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.

1

Risks Related to an Investment in Us

The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of the advisor's deferred asset management fee.

Our advisor has advanced $1.6 million to us for cash distributions and expenses in excess of revenues through September 2007, all of which is outstanding. No amounts were advanced for distributions declared for the months of April through September 2007. Our advisor has also deferred its asset management fee without interest from July 2006 through August 2007. As of August 31, 2007, asset management fees earned by our advisor and accrued by us, the payment of which the advisor deferred, totaled approximately $2.6 million. We are obligated to reimburse our advisor on demand for the $1.6 million advance if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders. The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of the advisor's accrued but unpaid asset management fee. Repayment of the advance and payment of the accrued but unpaid asset management fee would affect investor returns as less cash flow would be available for distribution due to the payment of these amounts to the advisor.

Real Estate Portfolio

Recent Acquisitions

Included below is a description of all of our acquisitions and the related financings since July 3, 2007. Refer to supplement no. 28 for all acquisitions and related financings prior to July 3, 2007.

Acquisition and Initial Financing of the Opus National Industrial Portfolio

On July 25, 2007, we purchased, through indirect wholly owned subsidiaries, a portfolio of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”) from Opus Real Estate VI Limited Partnership, MBS Arlington Limited Partnership, and OIRE Michigan, L.L.C., which are not affiliated with us or our advisor. The portfolio consists of properties totaling approximately 2.3 million rentable square feet described in the table below.

The purchase price of the Opus National Industrial Portfolio was approximately $124.5 million plus closing costs. We funded the purchase of the Opus National Industrial Portfolio with $76.4 million in proceeds from an unsecured bridge loan facility (described below) and with proceeds from this offering.

On July 24, 2007, our Operating Partnership entered into a $76.4 million unsecured, short-term bridge loan agreement (the “Bridge Loan”) with a financial institution. The entire $76.4 million borrowed under the Bridge Loan was used to finance a portion of the Opus National Industrial Portfolio. The Bridge Loan has a maturity date of October 24, 2007. Pursuant to the Bridge Loan agreement, our Operating Partnership borrowed $76.4 million at an interest rate of 125 basis points over 30-day LIBOR. Based on the purchase of 30-day LIBOR contracts, the interest rate was fixed at 6.57% for the first 30-day term, 6.76% for the second 30-day term, and 6.38% for the last 30-day term of the Bridge Loan. Our Operating Partnership may prepay the principal of the loan prior to the end of the 30-day period with a prepayment penalty equal to the present value (using a discount rate of LIBOR as of the prepayment date) of (i) the amount of interest that would have accrued for the remainder of the 30-day period at an interest rate equal to the fixed rate in effect, less (ii) the amount of interest that would have accrued for the remainder of the 30-day period at an interest rate equal to LIBOR as of the prepayment date. The Bridge Loan only requires interest-only payments during the term of the loan.

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The Bridge Loan is guaranteed by us. During the term of the guaranty, we have agreed to (a) cause ourselves and our subsidiaries to comply with certain financial covenants related to our net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments and (b) certain restrictions regarding our distributions, those of our Operating Partnership and the indebtedness of ourselves and our subsidiaries.

On September 21, 2007, we made a payment against the principal balance of the loan in the amount of approximately $24.3 million. The loan paydown was funded with proceeds obtained from the September 20, 2007 secured financing of three properties in the portfolio: the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One. For more information with respect to the secured financing of these properties, see “Other Financings of Real Properties.”

We expect to obtain a new secured, one-year bridge loan and to use the proceeds of such financing to pay off the existing Bridge Loan in full.

The following table sets forth certain information with respect to the properties.

Property	City/ State	Date Acquired	Number of Buildings	Year Built/ Renovated	Rentable Square Feet	Percent Leased	Primary Tenant
Cardinal Health	Champlin, MN	Jun-06	1	1995	221,750	100%	Cardinal Health Inc.
Cedar Bluffs Business Center	Eagan, MN	Jun-06	1	2005	81,329	100%	Simpson Strong-Tie Co.
Crystal Park II-Buildings D & E	Round Rock, TX	Apr-05	2	2002	240,452	73%	Various
Corporate Express	Arlington, TX	Jan-06	1	1992	131,040	100%	Corporate Express
Park 75-Dell	West Chester, OH	Dec-04	1	2002	427,920	100%	Dell Products LP
Plainfield Business Center	Plainfield, IN	Jun-06	1	2006	321,627	100%	Brightpoint
Hartman Business Center One	Austell, GA	Dec-04	1	2003	353,983	100%	Metro Foods, Inc.
Rickenbacker IV-Medline	Groveport, OH	Nov-05	1	2005	377,283	100%	Medline Industries
Advo-Valassis Building	Van Buren, MI	Apr-98	1	1996	160,464	100%	Advo, Inc.

					2,315,848	97%

We do not intend to make significant renovations or improvements to the Opus National Industrial Portfolio. Our management believes that the Opus National Industrial Portfolio is adequately insured. See supplement no. 28 for additional information about the Opus National Industrial Portfolio, including information with respect the average occupancy rate, the average annual rental rate, lease expirations and certain deprecation and tax information.

Acquisition and Related Financing of the National Industrial Portfolio

On August 8, 2007, we, through our indirect wholly owned subsidiary, joined New Leaf Industrial Partners Fund, L.P. (“New Leaf”) to make an approximately $106.9 million equity investment in New Leaf – KBS JV, LLC (the “JV”), the owner of a portfolio of 24 institutional-quality industrial properties and the holder of a master lease with a remaining term of 15.5 years with respect to another industrial property (the “National Industrial Portfolio”). These properties are located in seven states and contain approximately 11.4 million rentable square feet. The JV acquired the National Industrial Portfolio on August 8, 2007 from affiliates of Equity Industrial Partners Corp. (collectively, the “Sellers”). Neither New Leaf nor the Sellers are affiliated with us or our advisor. The purchase price of the National Industrial Portfolio was $515.9 million plus closing costs. In addition, as a condition to closing the acquisition, the JV was required to enter into a property management agreement with Equity Industrial Partners Corp. (“Equity Industrial”), as described further below.

The Operating Agreement

On August 8, 2007, we entered into an operating agreement with New Leaf for the JV (the “Operating Agreement”). The purpose of the JV, which is managed by New Leaf, is to invest in the National Industrial Portfolio. We made an initial capital contribution of approximately $85.5 million and hold an 80% membership interest in the JV. We funded our equity investment in the JV with proceeds from this offering. New Leaf made an initial capital contribution of approximately $21.4 million and owns a 20% membership interest in the JV. Pursuant to the Operating Agreement, we and New Leaf may be required to make additional capital contributions to the JV to fund operating reserves or expenses approved by the budget or business plan.

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Although New Leaf is the manager of the JV, its authority is limited. It may not cause the JV to undertake activities or incur expenses with respect to the National Industrial Portfolio properties not authorized by the Operating Agreement, the approved budget or the approved business plan, except for (i) certain limited emergency expenditures not to exceed $100,000 in any 12-month period unless necessary to prevent injury and (ii) subject to the restrictions of any of the JV’s loans, costs for any particular approved budget expense line item up to 10% higher than the budgeted amount, provided that the total of such costs does not exceed 5% of the approved budget for the budget period. More specifically, without our consent, New Leaf may not cause the JV to make certain major decisions (the “Major Decisions”), including but not limited to (i) entering into or amending any loans or financings or refinancing or encumbering any of the National Industrial Portfolio properties, (ii) selling, transferring or otherwise disposing of any of the National Industrial Portfolio properties, (iii) executing any contracts on behalf of the JV unless authorized by the approved budget and terminable without cause on 30 days notice or less, (iv) entering into or amending leases for space in any of the National Industrial Portfolio properties except pursuant to approved guidelines and an approved form, (v) undertaking any construction, environmental remediation or demolition on any of the National Industrial Portfolio properties except pursuant to an approved budget or lease, or (vi) taking any action which would reasonably be expected to have a substantial or material effect upon the JV, any of its subsidiaries or the National Industrial Portfolio properties.

The Operating Agreement provides that New Leaf will retain property managers and leasing agents for the National Industrial Portfolio properties. Such property managers and leasing agents will be approved by the JV members from time to time. The property management fees may not exceed 3% of the gross monthly rental collections, except as approved by members. The leasing commissions will be approved in the JV’s business plan.

New Leaf will perform certain asset management services for the JV itself. In return for providing such services, it will receive a fee equal to 0.25% of gross monthly rental collections generated from the National Industrial Portfolio properties until August 1, 2009, when the fee will increase to 1% of such collections. In addition, for each month from August 2007 through July 2009, New Leaf will also receive the lesser of (i) 0.75% of the gross monthly rental collections generated from the National Industrial Portfolio properties and (ii) the amount, if any, by which the JV’s distributable cash for the month exceeds the amount of distributable cash needed to enable us to receive a monthly yield on our capital contributions of 1/12 multiplied by 7.48%. New Leaf also received an acquisition fee of approximately $3.9 million, or 0.75% of the purchase price of the National Industrial Portfolio properties, concurrently with the acquisition of the portfolio by the JV; and upon the sale or disposition of any of the National Industrial Portfolio properties (exclusive of any sale or disposition arising from the buy/sell provisions discussed below), it will receive a disposition fee equal to 0.5% of the net sales price of such property, but only to the extent that we have earned a return of at least 10% compounded annually on such property.

So long as New Leaf is the manager of the JV, distributions will be made generally as follows: (i) first, to return to the members, pro rata, their capital contributions, (ii) second, to pay the members a return of 8%, compounded annually, (iii) third, 36% of the distributable cash to New Leaf and 64% of the distributable cash to us, until we have received a return of 10%, compounded annually, and (vi) thereafter, 44% of the distributable cash to New Leaf and 56% of the distributable cash to us. If New Leaf is no longer the manager in the JV, distributions will be made generally first to return to the members, pro rata, their capital contributions and second to the members pro rata in proportion to each member’s membership interest. At all times, the following special distributions may be given a higher priority: (i) special distributions to us necessary in connection with our status as real estate investment trust for federal income tax purposes and (ii) special distributions to a member that has made additional capital contributions on behalf of the other.

If the members are unable to agree on certain Major Decisions, either with respect to certain properties or the entire National Industrial Portfolio, either member may initiate buy/sell procedures for the relevant properties (if the impasse is with respect to certain properties) or for the other member’s interest (if the impasse is with respect to the entire portfolio). Under those procedures, a member could make an offer to purchase the relevant properties from the JV or the interests of the other member from the other member based on an offer price, and the other member would elect to either allow such sale or make such purchase itself based on that offer price. The buy/sell procedures may not be exercised if they trigger a default under any of the JV’s borrowings.

Neither we nor New Leaf may generally transfer our interests in the JV without the consent of each other, and any transfer is subject to a right of first offer to the other member. After August 2014, or if New Leaf resigns as manager of the JV, we may solicit offers from third parties to purchase all or part of the National Industrial Portfolio, subject to a right of first offer to New Leaf.

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The Property Management Agreement

As a condition to the closing of the acquisition of the National Industrial Portfolio, the JV entered into a property management agreement with Equity Industrial. This property management agreement provides that Equity Industrial will provide property management and leasing services for 16 of the portfolio properties, with 7,413,352 aggregate rentable square feet, for an initial term of 60 days and the remaining 9 of the portfolio properties, with 3,970,421 aggregate rentable square feet, for an initial term of one year. For all 25 properties the initial terms renew for additional 30-day periods unless terminated by either party with respect to some or all of the properties. The property management fee payable to Equity Industrial is different for each property, but no less than 1.5% and no more than 2.5% of gross monthly rental collections. Equity Industrial is also entitled to commissions for leasing vacant space at one-half of the market rates set forth in the property management agreement or, if another broker is entitled to a commission, at the market rate listed less the amount paid to such other broker.

Adjustment to Advisor’s Asset Management Fee

Our advisor agreed to adjust its asset management fee with respect to our investment in the JV. For the terms of the advisor’s asset management fee with respect to our investment in the JV, see “Amendments to the Advisory Agreement” in this supplement.

Financing of the National Industrial Portfolio

The purchase price of the National Industrial Portfolio was $515.9 million plus closing costs. In connection with the acquisition, the JV obtained $315.0 million of secured financing (the “Mortgage Loan”) from a financial institution and the JV obtained $116.0 million of mezzanine financing (the “Mezzanine Loan A”) from the same financial institution. In addition the JV obtained an additional $20.0 million of mezzanine financing (the “Mezzanine Loan B” and, together with the Mezzanine Loan A, the “Mezzanine Loans”) from the same financial institution in order to fund future capital expenditures and leasing costs. As of September 27, 2007, no funds had been drawn on the Mezzanine Loan B. The Mortgage Loan is secured by a first priority lien on the National Industrial Portfolio properties. The Mezzanine Loans are secured by a pledge of 100% of the ownership interests in wholly owned subsidiaries of the JV that directly or indirectly own the National Industrial Portfolio properties.

The Mortgage Loan bears interest at a floating rate equal to 115 basis points (the “Spread”) over 30-day LIBOR, adjusted on a monthly basis, and matures on August 9, 2009, subject to the JV’s right to extend the maturity date for up to three additional years in accordance with the terms, conditions and fees required under the Mortgage Loan documents. The Mezzanine Loans also bear interest at a floating rate equal to 115 basis points (the “Mezzanine Spread”) over 30-day LIBOR, adjusted on a monthly basis, and mature on August 9, 2009, subject to the JV’s right to extend the maturity date for up to three additional years in accordance with the terms, conditions and fees required under the Mezzanine Loan documents. In addition, the lender may increase the Spread or the Mezzanine Spread if it determines, in its sole discretion, that an increase is advisable to ensure the sale, transfer or assignment of the loans or interests in the loans, provided that the weighted average of the Spread (weighted by the principal amount being borrowed under the Mortgage Loan) and the Mezzanine Spread (weighted by the principal amount being borrowed under the Mezzanine Loan A and Mezzanine Loan B) may not exceed 125 basis points.

Interest on the Mortgage Loan and Mezzanine Loans is payable monthly, with the principal due at maturity. The JV may prepay the Mortgage Loan and the Mezzanine Loans together, pro rata, with (i) a prepayment premium equal to (a) if the prepayment occurs on or prior to August 15, 2008, 0.5% of the principal amount being prepaid, (b) if the prepayment occurs after August 15, 2008 and on or prior to February 15, 2009, 0.25% of the principal amount being prepaid and (c) if the prepayment occurs after February 15, 2009, 0% of the principal amount being prepaid and (ii) a spread premium equal to the present value of the interest that would have been payable if there were no prepayment, assuming an interest rate equal to the Spread or Mezzanine Spread, as applicable, discounted at 30-day LIBOR as of the date of the prepayment; provided, however, no prepayment premium or spread premium will be due in connection with prepayments of the first $63,000,000 of the Mortgage Loan or $27,200,000 of the Mezzanine Loans, regardless of when such prepayments are made.

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The Portfolio

The National Industrial Portfolio consists of properties totaling approximately 11.4 million rentable square feet described in the table below:

Property	City/ State	Date Acquired	Number of Buildings	Year Built/ Renovated	Rentable Square Feet	Percent Leased	Annualized Base Rent(2) (in Thousands)		Percent Annualized Rent	Annualized Rent Per Leased Square Foot	Primary Tenant
9410 Heinz Way	Commerce City, CO	Mar-05	1	2005	140,630	100%	$858		2.28%	$6.10	Home Depot
74 Griffin Street South	Bloomfield, CT	Feb-07	1	1986	449,000	100%	1,572		4.17%	$3.50	Home Depot
85 Moosup Pond Road	Plainfield, CT	May-04	1	1958	530,500	100%	2,037		5.41%	$3.84	Staples
555 Taylor Road	Enfield, CT	Dec-06	5	1975-1999	1,185,569	100%	6,332		16.80%	$5.34	Lego Systems
15 Independence Drive	Devens, MA	Nov-01	1	1999	370,545	100%	1,993		5.29%	$5.38	Kraft Foods
50 Independence Drive	Devens, MA	Jun-00	1	1997/2000	235,620	41%	384		1.02%	$3.97	Regency Warehouse
1040 Sheridan	Chicopee, MA	May-98	1	1979	74,500	100%	313		0.83%	$4.20	United Plastics Group
1045 Sheridan	Chicopee, MA	Dec-99	1	1979	62,000	100%	270		0.72%	$4.35	Friendly Ice Cream
151 Suffolk Lane	Gardner, MA	May-04	1	1999	68,000	100%	376		1.00%	$5.53	Woods Equipment
1111 Southampton Road	Westfield, MA	Jun-04	1	1969	652,000	100%	2,343		6.22%	$3.59	Home Depot
100 Adams Road	Clinton, MA	Mar-06	1	1999	344,000	59%	951		2.52%	$4.69	Staples
111 Adams Road	Clinton, MA	Feb-06	1	1975/2005	457,040	100%	1,600		4.25%	$3.50	Regency Warehouse
100 Simplex Drive	Westminster, MA	Sep-05	1	1970's	685,017	100%	1,000		2.65%	$1.46	Tyco
495-515 Woburn	Tewksbury, MA	Nov-00	2	1940/1960/2001	699,617	82%	3,845		10.20%	$6.70	Jabil Electronics
480 Sprague Street	Dedham, MA	Jul-06	1	1960's	233,000	100%	1,169		3.10%	$5.02	Dial Corp.
625 University Ave	Norwood, MA	Apr-00	1	1969/1989	459,455	100%	2,199	(1)	5.84%	$4.79	Reebok
57-59 Daniel Webster Highway	Merrimack, NH	Nov-06	2	1969/1975	578,290	62%	1,573		4.17%	$4.38	Viega NA, Inc.
133 Jackson Avenue	Jamestown, NY	Oct-05	1	1963	287,959	100%	792		2.10%	$2.75	Penn Traffic
1200 State Fair Boulevard	Geddes, NY	Oct-05	1	1954/1988	567,800	100%	1,278		3.39%	$2.25	Penn Traffic
3407 Walters Road	Van Buren, NY	Oct-05	1	1992-1993	273,225	100%	683		1.81%	$2.50	Penn Traffic
851 Beaver Drive	Du Bois, PA	Oct-05	1	1987/1991	202,800	100%	558		1.48%	$2.75	Penn Traffic
Shaffer Road and Route 255	Du Bois, PA	Oct-05	1	1961/1988	410,000	100%	820		2.18%	$2.00	Penn Traffic
9700 West Golf Bank Road	Houston, TX	Jun-06	1	not provided	245,319	100%	900		2.39%	$3.67	Tyco
1000 East I 20	Abilene, TX	Jun-06	1	not provided	728,110	57%	793		2.10%	$1.91	Coca Cola
2200 South Business 45	Corsicana, TX	Apr-05	1	1981	1,443,777	100%	3,046		8.08%	$2.11	Home Depot

					11,383,773	92%	$37,685		100.00%

(1)	The JV does not own 625 University Avenue. The JV holds a master lease with a remaining term of 15.5 years with respect to this property.
(2)	Annualized base rent is based on the minimum contractual base rent as of October 2007 multiplied by 12.

The average occupancy rate for the National Industrial Portfolio for the last five years was as follows:

Year	Average Occupancy Rate(1)
2002	53%
2003	60%
2004	66%
2005	69%
2006	76%(2)

(1)	Reflects average annual occupancy rate of properties owned during each year represented. See above for date property acquired into portfolio.
(2)

The current occupancy rate of approximately 92% reflects the full impact of properties acquired into the portfolio in 2006. The current occupancy also reflects an approximate 90% occupancy rate increase on the 555 Taylor Road Building and a 67% occupancy rate increase on the 9700 West Golf Bank Road Building.

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As of October 2007, the current weighted-average remaining lease term for the current tenants of the National Industrial Portfolio was approximately 5.7 years and aggregate annual base rent for the tenants of the National Industrial Portfolio was approximately $37.7 million.

The average effective annual rental rate per square foot for each of the last five years for the National Industrial Portfolio was:

Year	Average Effective Annual Rental Rate per Square Foot(1)
2002	$5.30
2003	$5.47
2004	$4.61
2005	$3.36
2006	$3.24

(1)	Reflects average annual rental rate of properties owned during each year represented. See above for date property acquired into portfolio.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the National Industrial Portfolio for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	5	1,113,540	$3,775	10%
2009	5	545,000	$2,607	7%
2010	6	2,752,429	$8,134	22%
2011	8	1,938,518	$7,462	20%
2012	5	926,194	$3,745	10%
2013	2	15,558	$257	1%
2014	1	3,688	$18	1%
2015	2	10,295	$40	1%
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the buildings for tax purposes as well as certain tax information related to the National Industrial Portfolio:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$98,959,849	Non-depreciable	N/A	N/A
Buildings	419,185,989	39 years	Straight-line	39 years

Total	$518,145,838

The JV does not intend to make significant renovations or improvements to the properties in the National Industrial Portfolio. Our management believes that the National Industrial Portfolio is adequately insured.

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Acquisition and Related Financing of Plano Corporate Center I & II

On August 28, 2007, we purchased, through an indirect wholly owned subsidiary, two three-story office buildings containing 308,038 rentable square feet ( “Plano Corporate Center I & II”) from PCCP Lincoln Plano Corporate Center, L.P. (the “Seller”), which is not affiliated with us or our advisor. Plano Corporate Center I & II is located on two parcels of land totaling approximately 20 acres at 2201 and 2301 West Plano Parkway in Plano, Texas.

The purchase price of Plano Corporate Center I & II was approximately $45.8 million plus closing costs. The acquisition was funded from the loan described below and with proceeds from this offering.

In connection with the acquisition of Plano Corporate Center I & II, we obtained a $30.6 million fixed rate mortgage loan from a financial institution. The loan matures on September 1, 2012 and bears interest at a fixed rate of 5.90% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to prepay the entire loan one year after September 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note. The loan is secured by Plano Corporate Center I & II.

Plano Corporate Center I & II was completed in 1999 (Plano Corporate Center I) and 2001 (Plano Corporate Center II) and is currently 86% leased by thirteen tenants at October 2007, including FedEx Kinko’s Office and Print Services (31%) and UnitedHealthcare Group (22%). FedEx Kinko’s is an operating company of the express delivery company FedEx Corporation and is a provider of document solutions and business services. UnitedHealthcare is a leading United States health insurer, offering a variety of health care plans and services to about 70 million customers in the United States.

The average occupancy rate for Plano Corporate Center I & II for the last five years was as follows:

Year	Average Occupancy Rate
2002	(1)
2003	(1)
2004	(1)
2005	(1)
2006	71%
(1)	The Seller acquired Plano Corporate Center I & II in 2006. Occupancy information for years 2002 through 2005 is not available.

The current aggregate annual base rent for the tenants of Plano Corporate Center I & II is approximately $4.5 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of Plano Corporate Center I & II is approximately 5.9 years. The FedEx Kinko’s lease expires in November 2015 and the average annual rental rate for the FedEx Kinko’s lease over the remaining lease term is approximately $18.31 per square foot. FedEx Kinko’s has the right, at its option, to terminate its lease effective January 1, 2014 with twelve months notice and upon payment of a termination fee. FedEx Kinko’s also has the right, at its option, to extend the lease for two additional five-year periods. The UnitedHealthcare lease expires in August 2014 and the average annual rental rate for the UnitedHealthcare lease over the remaining lease term is approximately $16.63 per square foot. UnitedHealthcare has the right, at its option, to extend the lease for two additional five-year periods.

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The average effective annual rental rate per square foot for each of the last five years for Plano Corporate Center I & II was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	(1)
2003	(1)
2004	(1)
2005	(1)
2006	$13.33

(1)	The Seller acquired Plano Corporate Center I & II in 2006. Rental rate information for years 2002 through 2005 is not available.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of Plano Corporate Center I & II for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	1	9,340	$196	4%
2008	1	5,201	$91	2%
2009	2	11,080	$194	4%
2010	3	34,351	$632	14%
2011	2	17,990	$315	7%
2012	2	13,313	$250	6%
2013	—	—	—	—
2014	2	78,038	$1,283	29%
2015	1	95,415	$1,543	34%
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the buildings for tax purposes as well as certain tax information related to Plano Corporate Center I & II:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$5,343,557	Non-depreciable	N/A	N/A
Buildings	40,852,915	39 years	Straight-line	39 years

Total	$46,196,472

We do not intend to make significant renovations or improvements to Plano Corporate Center I & II. Our management believes Plano Corporate Center I & II is adequately insured.

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Acquisition and Related Financing of the 2200 West Loop South Building

On September 5, 2007, we purchased, through an indirect wholly owned subsidiary, an 11-story office building containing 196,217 rentable square feet with a four-level parking structure (the “2200 West Loop South Building”) from 2200 West Loop South, L.P. (the “Seller”), which is not affiliated with us or our advisor. The 2200 West Loop South Building is located on an approximate 4.3-acre parcel of land at 2200 West Loop South in Houston, Texas.

The purchase price of the 2200 West Loop South Building was approximately $35.1 million plus closing costs. The acquisition was funded from the loan described below and with proceeds from this offering.

In connection with the acquisition of the 2200 West Loop South Building, we obtained a $17.4 million fixed rate mortgage loan from a financial institution. The loan matures on October 1, 2014 and bears interest at a fixed rate of 5.89% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to prepay the entire loan one year after October 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note. The loan is secured by the 2200 West Loop South Building.

The 2200 West Loop South Building was completed in 1974 and renovated in 2000. The 2200 West Loop South Building is approximately 99% leased by 12 tenants at October 2007, including Tenaris Global Services (U.S.A.) Corporation (35%) and Morgan Stanley DW Inc. (29%). Tenaris is the leading global manufacturer and supplier of tubular products and services used in the drilling, completion and production of oil and gas and a leading supplier of tubular products and services used in process and power plants and in specialized industrial and automotive applications. Morgan Stanley is a leading global financial services company, providing various products and services to clients and customers, including corporations, governments, financial institutions and individuals through its subsidiaries and affiliates.

The average occupancy rate for the 2200 West Loop South Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	(1)
2003	(1)
2004	(1)
2005	70%
2006	78%(2)

(1)	The Seller acquired the 2200 West Loop South Building in 2005. Occupancy information for years 2002 through 2004 is not available.
(2)	The current 99% occupancy rate of the 2200 West Loop South Building reflects the Tenaris 36,000 square foot expansion plus one additional 6,290 square foot lease.

The current aggregate annual base rent for the tenants of the 2200 West Loop South Building is approximately $3.9 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of the 2200 West Loop South Building is approximately 6.3 years. The Tenaris lease expires in November 2017 and the average annual rental rate for Tenaris lease over the remaining lease term is approximately $18.73 per square foot. Tenaris has the right, at its option, to extend the lease for two additional five-year periods. The Morgan Stanley lease expires in November 2010 and the average annual rental rate for the Morgan Stanley lease over the remaining lease term is approximately $23.05 per square foot. Morgan Stanley has the right, at its option, to extend the lease for two additional five-year periods.

10

The average effective annual rental rate per square foot for each of the last five years for the 2200 West Loop South Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	(1)
2003	(1)
2004	(1)
2005	$18.50
2006	$18.60

(1)	The Seller acquired the 2200 West Loop South Building in 2005. Rental rate information for years 2002 through 2004 is not available.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the 2200 West Loop South Building for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	2	9,527	$190	5%
2010	1	55,942	$1,290	33%
2011	1	12,403	$227	6%
2012	4	26,294	$520	13%
2013	1	7,131	$128	3%
2014	1	6,290	$126	3%
2015	—	—	—	—
2016	1	4,953	$84	2%

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the 2200 West Loop South Building:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$7,445,600	Non-depreciable	N/A	N/A
Building	28,070,714	39 years	Straight-line	39 years

Total	$35,516,314

We do not intend to make significant renovations or improvements to 2200 West Loop South Building. Our management believes that the 2200 West Loop South Building is adequately insured.

11

Probable Property Acquisitions

Acquisition of ADP Plaza

We have entered into an agreement to acquire two four-story office buildings containing 180,772 rentable square feet with a four-story parking garage containing 117,614 square feet ( “ADP Plaza”). On July 2, 2007, our advisor entered into a purchase and sale agreement with Antares-A, Inc. to acquire ADP Plaza. On August 7, 2007, our advisor assigned this purchase and sale agreement to us for no consideration. Pursuant to the purchase and sale agreement, we would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The seller is not affiliated with us or our advisor.

The purchase price of ADP Plaza is $33.1 million plus closing costs. We expect to fund the purchase of ADP Plaza with proceeds from the loan described under “Other Financings of Real Properties—Opus National Industrial Portfolio Financing” and with proceeds from this offering.

ADP Plaza is located on two parcels of land totaling approximately 2.2-acres at 2525 SW First Avenue and 2715 SW Third Avenue in Portland, Oregon. ADP Plaza was built in 1981 and is 91% leased by Automatic Data Processing (64%) and Oregon Health and Science University (27%). Automatic Data Processing provides computerized transaction processing, data communication and information services. It is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions. Oregon Health and Science University is a public academic health center in Oregon that combines Oregon state dentistry, medicine, and nursing programs into a single center.

The average occupancy rate for ADP Plaza for the last five years was as follows:

Year	Average Occupancy Rate(1)
2002	100%
2003	100%
2004	100%
2005	100%
2006	100%

(1)	The current 91% occupancy rate of ADP Plaza reflects the expiration of a 16,079 square foot lease in February 2007.

At October 2007, the current aggregate annual base rent for the tenants of ADP Plaza is approximately $3.2 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of ADP Plaza is approximately 2.6 years. The Oregon Health and Science University lease expires in March 2011, and the average annual rental rate for the Oregon Health and Science University lease over the remaining lease term is $24.80 per square foot. Oregon Health and Science University also has the right, at its option, to extend the lease for one additional five-year period. The Automatic Data Processing lease expires in December 2009 and the average annual rental rate for the Automatic Data Processing lease over the remaining lease term is approximately $20.67 per square foot. Automatic Data Processing has the right, at its option, to extend the lease for one additional five-year period.

The average effective annual rental rate per square foot for each of the last five years for ADP Plaza was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$18.22
2003	$18.70
2004	$18.86
2005	$19.30
2006	$19.68

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

12

The table below sets forth the lease expirations of ADP Plaza for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	—	—	—	—
2009	1	115,180	$2,073	65%
2010	—	—	—	—
2011	1	48,513	$1,126	35%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the buildings for tax purposes as well as certain tax information related to ADP Plaza:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$9,800,000	Non-depreciable	N/A	N/A
Buildings	23,881,733	39 years	Straight-line	39 years

Total	$33,681,733

There can be no assurance that we will complete the acquisition. In some circumstances, if we fail complete the acquisition, we may forfeit $350,000 of earnest money.

Patrick Henry Corporate Center

We have entered into an agreement to acquire a four-story office building containing 98,883 rentable square feet (“Patrick Henry Corporate Center”). On September 13, 2007, our advisor entered into a purchase and sale agreement with Patrick Henry Corporate Center, LLC (the “Seller”). On September 19, 2007, our advisor assigned this purchase and sale agreement to us for no consideration. Pursuant to the purchase and sale agreement, we would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The Seller is not affiliated with us or our advisor.

The purchase price of Patrick Henry Corporate Center is $18.6 million plus closing costs. We intend to fund the purchase of Patrick Henry Corporate Center with proceeds from a loan from an unaffiliated lender and with proceeds from this offering.

Patrick Henry Corporate Center is located on an approximate 5.1-acre parcel of land at 12350 Jefferson Avenue in Newport News, Virginia. Patrick Henry Corporate Center was developed in 1989 and is 100% leased by 11 tenants, including Northrop Grumman (47%) and Patten, Wornom, Hatten & Diamonstein (26%). Northrop Grumman, a global defense and technology company, provides its customers worldwide with innovative systems, products, and solutions in information and services, electronics, aerospace and shipbuilding. Patten, Wornom, Hatten & Diamonstein offers a wide range of legal expertise in providing legal services to individuals, businesses, financial institutions and government entities.

13

The average occupancy rate for Patrick Henry Corporate Center for the last five years was as follows:

Year	Average Occupancy Rate
2002	(1)
2003	(1)
2004	(1)
2005	(1)
2006	96%

(1)	The Seller acquired Patrick Henry Corporate Center in 2005. Occupancy information for years 2002 through 2005 is not available.

The current aggregate annual base rent for the tenants of Patrick Henry Corporate Center is approximately $2.0 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of Patrick Henry Corporate Center is approximately 2.7 years. Northrop Grumman currently leases two suites, one for 41,745 square feet which expires in December 2009, and another for 4,462 square feet which expires in January 2012. The average annual rental rates for the Northrop Grumman leases over the remaining lease terms is $21.03 and $20.09 per square foot, respectively. Northrop Grumman has the right, at its option, to extend their 4,462 square foot lease for one additional three-year period. The Patten, Wornom, Hatten & Diamonstein lease expires in February 2011, and the average annual rental rate for the Patten, Wornom, Hatten & Diamonstein lease over the remaining lease term is $17.28 per square foot. Patten, Wornom, Hatten & Diamonstein has the one-time right, at its option, to reduce their square footage by an amount between 2,500 and 5,000 square feet with four-months notice and upon payment of a space reduction fee. Patten, Wornom, Hatten & Diamonstein currently lease 25,606 square feet in Patrick Henry Corporate Center.

The average effective annual rental rate per square foot for each of the last five years for Patrick Henry Corporate Center was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	(1)
2003	(1)
2004	(1)
2005	(1)
2006	$18.85

(1)	The Seller acquired Patrick Henry Corporate Center in 2005. Rental rate information for years 2002 through 2005 is not available.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

14

The table below sets forth the lease expirations of Patrick Henry Corporate Center for each of the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	2	5,654	$121	6%
2009	3	53,634	$1,121	57%
2010	1	1,757	$37	2%
2011	2	27,493	$466	23%
2012	2	5,966	$117	6%
2013	1	—	$12	1%
2014	2	4,379	$99	5%
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is based on the minimum contractual base rent, as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to Patrick Henry Corporate Center:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$5,050,000	Non-depreciable	N/A	N/A
Building	13,731,875	39 years	Straight-line	39 years

Total	$18,781,875

There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may forfeit $500,000 of earnest money.

Woodfield Preserve Office Center

We have entered into an agreement to acquire two six-story office buildings containing 647,196 square feet, which includes 610,462 rentable square feet plus 36,734 square feet consisting of storage space, a fitness center, a lower level deli and other amenities (the “Woodfield Preserve Office Center”). On August 27, 2007, our advisor entered into a purchase and sale agreement with Woodfield Preserve Phase I LLC and Woodfield Preserve Phase II LLC (the “Sellers”) to acquire the Woodfield Preserve Office Center. On September 25, 2007, our advisor assigned this purchase and sale agreement to us for no consideration. Pursuant to the purchase and sale agreement, we would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The Sellers are not affiliated with us or our advisor.

The purchase price of Woodfield Preserve Office Center is approximately $135.8 million plus closing costs. We intend to fund the purchase of Woodfield Preserve Office Center with proceeds from a loan from an unaffiliated lender and with proceeds from this offering.

Woodfield Preserve Office Center is located on an approximate 24-acre parcel of land at 10 and 20 North Martingale Road in Schaumburg, Illinois. Woodfield Preserve Office Center was completed in 2001 and is approximately 96% leased by 26 tenants, including IBM (15%) and Chef Solutions (10%). IBM is one of the world’s top providers of computer hardware, software, semiconductors, infrastructure services, storage systems and peripherals, hosting services and consulting services in areas ranging from mainframe computers to nanotechnology. Chef Solutions is a leading provider of prepared foods and specialty bakery products and solutions to the retail and food service industry.

15

The average occupancy rate for Woodfield Preserve Office Center for the last five years was as follows:

Year	Average Occupancy Rate
2002	60%
2003	85%(1)
2004	88%
2005	88%
2006	95%

(1)

Occupancy increase in 2003 primarily reflects third and fourth quarter 2002 leasing activity. The leases with commencement dates during this period include Chef Solutions (61,977 square feet), RSM McGladrey (54,309 square feet), and Catalina Marketing (51,616 square feet).

The current aggregate annual base rent for the tenants of the Woodfield Preserve Office Center is approximately $10.8 million. As of October 2007, the current weighted-average remaining lease term for the tenants of the Woodfield Preserve Office Center is approximately 4.9 years. The IBM lease expires in July 2014, and the average annual rental rate for the IBM lease over the remaining lease term is $18.79 per square foot. IBM has the right, at its option, to extend the lease for two additional five-year periods. IBM also has the right, at its option, to reduce their square footage by no more than 25,000 rentable square feet effective July 31, 2011 with twelve months notice and payment of a space reduction fee. IBM currently leases 95,922 rentable square feet in Woodfield Preserve Office Center. The Chef Solutions lease expires in March 2013, and the average annual rental rate for the Chef Solutions lease over the remaining lease term is $20.97 per square foot. Chef Solutions has the right, at its option, to extend the lease for one additional five-or ten-year period.

The average effective annual rental rate per square foot for each of the last five years for Woodfield Preserve Office Center was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$16.71
2003	$13.86(1)
2004	$17.70
2005	$18.21
2006	$17.09

(1)	Rental rate decrease reflects rent concessions (free rent) related to the 2002 lease-up activity noted above.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

16

The table below sets forth the lease expirations of Woodfield Preserve Office Center for each of the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	1	41,079	$768	7%
2009	3	65,119	$1,240	11%
2010	5	52,409	$630	6%
2011	3	55,595	$1,124	10%
2012	5	51,858	$940	9%
2013	6	208,895	$3,847	36%
2014	3	119,551	$1,988	18%
2015	1	15,427	$201	2%
2016	1	3,531	$39	1%

Gross annual rent of expiring leases, for each of the years indicated, is based on the minimum contractual base rent as of October 2007 multiplied by 12.

The following table shows how we will depreciate the value of the buildings for tax purposes as well as certain tax information related to Woodfield Preserve Office Center:

	Federal Tax Basis (in thousands)	Rate of Depreciation	Method of Depreciation	Depreciable Life
Land	$7,000,528	Non-depreciable	N/A	N/A
Buildings	130,021,472	39 years	Straight-line	39 years

Total	$137,022,000

There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may forfeit the $1,000,000 of earnest money paid to date. Under certain conditions if we exercise our option to extend the closing date of the purchase beyond October 5, 2007, we will be required to deposit an additional $1,000,000 of earnest money.

Acquisition Pipeline

Freeport IV Building

We are currently negotiating the purchase of an industrial office/flex building containing 125,103 rentable square feet (the “Freeport IV Building”) with Texas Dugan Limited Partnership. As of the date of this supplement, we have not entered a binding agreement to acquire the Freeport IV Building and the acquisition is not probable. There can be no assurance that we will enter into an agreement to acquire the Freeport IV Building or if we enter a purchase agreement, that we will close on the acquisition. The seller is not affiliated with us or our advisor.

The purchase price of the Freeport IV Building is currently being negotiated. We intend to fund the purchase of the Freeport IV Building with proceeds from a loan from an unaffiliated lender and with proceeds from this offering.

The Freeport IV Building contains 125,103 rentable square feet and was built in 1998. The Freeport IV Building is located on 12.3 acres at 1111 Northpoint Drive in Copell, Texas. The Freeport IV Building is 100% leased by Citicorp Trust Bank, FSB. Citicorp Trust Bank, FSB is the real estate lending affiliate of CitiFinancial Credit Company and part of the Citigroup family of financial service companies.

17

The average occupancy rate for the Freeport IV Building for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%
2003	100%
2004	100%
2005	100%
2006	100%

The current aggregate annual base rent for the tenant of the Freeport IV Building is approximately $1.3 million. As of October 2007, the current weighted-average remaining lease term for the tenant of the Freeport IV Building is approximately 3.3 years. The Citicorp Trust Bank lease expires in December 2010, and the average annual rental rate for the Citicorp Trust Bank lease over the remaining lease term is $10.25 per square foot. Citicorp Trust Bank has the right, at its option, to extend the lease for two additional five-year periods.

The average effective annual rental rate per square foot for each of the last five years for the Freeport IV Building was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$10.03
2003	$10.04
2004	$10.33
2005	$10.81
2006	$10.25

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

Nashville Flex Portfolio

We are currently negotiating the purchase of a portfolio of six distribution and office/flex properties containing approximately 551,184 rentable square feet (the “Nashville Flex Portfolio”) with FirstCal Industrial 2 Acquisition, LLC (the “Seller”). As of the date of this supplement, we have not entered a binding agreement to acquire the portfolio and the acquisition is not probable. There can be no assurance that we will enter into an agreement to acquire the portfolio or if we enter a purchase agreement, that we will close on the acquisition. The Seller is not affiliated with us or our advisor.

The purchase price of the Nashville Flex Portfolio is still under negotiation. We would fund the purchase of the Nashville Flex Portfolio with proceeds from a loan from an unaffiliated lender and with proceeds from this offering.

The portfolio is comprised of properties totaling 551,184 rentable square feet. The following table, based on data received from the Seller, sets forth certain information with respect to the properties.

Property	City/State	Rentable Square Feet	Year Built	Primary Tenant	% Leased
Royal Parkway Center I	Nashville, TN	72,384	1990	Southwestern Telecom & GSA	100%
Royal Parkway Center II	Nashville, TN	75,000	1990	Mercantile Properties, Inc. (Dillards)	100%
Greenbriar	Nashville, TN	135,355	1986	Caterpillar	79%
Cumberland Business Center	Nashville, TN	166,137	1998	CVS/Caremark	97%
Riverview Business Center I	Nashville, TN	42,015	2000	Quest Diagnostics	100%
Riverview Business Center II	Nashville, TN	60,293	2001	Metropolitan Government of Nashville	94%

		551,184			93%

18

The average occupancy rate for the Nashville Flex Portfolio for the last five years was as follows:

Year	Average Occupancy Rate
2002	(1)
2003	(1)
2004	(1)
2005	75%
2006	91%

(1) The Seller acquired the Nashville Flex Portfolio in 2005. Occupancy information for years 2002 through 2004 is not available.

The current aggregate annual base rent for the tenants of the Nashville Flex Portfolio is approximately $4.5 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of the Nashville Flex Portfolio is approximately 3.5 years.

The average effective annual rental rate per square foot for each of the last five years for the Nashville Flex Portfolio was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	(1)
2003	(1)
2004	(1)
2005	$8.50
2006	$8.14

(1)	The Seller acquired the Nashville Flex Portfolio in 2005. Rental rate information for years 2002 through 2004 is not available.

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

The table below sets forth the lease expirations of the Nashville Flex Portfolio for each of the next ten years, including the number of leases which will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	2	10,217	$100	2%
2008	3	52,078	$628	14%
2009	6	81,171	$789	18%
2010	9	58,668	$677	15%
2011	3	64,853	$476	10%
2012	6	207,764	$1,419	32%
2013	2	39,976	$387	9%
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—

Gross annual rent of expiring leases, for each of the years indicated, is calculated based on the minimum contractual base rent as of October 2007 multiplied by 12.

19

South Towne Corporate Center I and II

We are currently negotiating the purchase of two six-story office buildings containing 269,233 rentable square feet (the “South Towne Corporate Center I & II”) with Workers Compensation Fund of Utah. As of the date of this supplement, we have not entered a binding agreement to acquire the buildings and the acquisition is not probable. There can be no assurance that we will enter into an agreement to acquire the buildings or if we enter a purchase agreement, that we will close on the acquisition. The seller is not affiliated with us or our advisor.

The purchase price of the South Towne Corporate Center I and II is $50.8 million. We intend to fund the purchase of the South Towne Corporate Center I and II with proceeds from a loan from an unaffiliated lender and with proceeds from this offering.

The South Towne Corporate Center I and II is located on an approximate 10.7-acre parcel of land at 150 West and 200 West Civic Center Drive in Sandy, Utah. The South Towne Corporate Center I was completed in 1999 and the South Towne Corporate Center II was completed in 2006. The South Towne Corporate Center I and II is 88% leased by 6 tenants, including Credit Suisse First Boston (54%) and E*Trade Financial Corporation (28%). Credit Suisse First Boston has subleases associated with its space. Credit Suisse First Boston is a leader across the spectrum of investment banking, capital markets and financial services, ranking in the top tier in virtually all major business segments. E*Trade is a New York based financial services company which offers online discount stock brokerage to self-directed investors as well as banking and lending products such as checking and savings accounts, money market accounts, certificates of deposit, credit cards, and mortgages.

The average occupancy rate for the South Towne Corporate Center I and II for the last five years was as follows:

Year	Average Occupancy Rate
2002	100%(1)
2003	100%(1)
2004	100%(1)
2005	100%(1)
2006	61%(2)

(1)	Represents occupancy rate for South Towne Corporate Center I.
(2)	Represents occupancy for South Towne Corporate Center I and II. South Towne Corporate Center II was completed and first occupied in May 2006.

The current aggregate annual base rent for the tenants of the South Towne Corporate Center I and II is approximately $4.7 million. As of October 2007, the current weighted-average remaining lease term for the tenants of the South Towne Corporate Center I and II is approximately 4 years. The Credit Suisse First Boston lease expires in November 2008, and the average annual rental rate for the Credit Suisse First Boston lease over the remaining lease term is $18.33 per square foot. Credit Suisse First Boston has the right, at its option, to extend the lease for two additional five-year periods. The E*Trade lease expires in October 2016, and the average annual rental rate for the E*Trade lease over the remaining lease term is $25.85 per square foot. E*Trade has the right, at its option, to extend the lease for two additional five-year periods.

The average effective annual rental rate per square foot for each of the last five years for the South Towne Corporate Center I and II was:

Year	Average Effective Annual Rental Rate per Square Foot
2002	$15.41
2003	$15.87
2004	$16.35
2005	$16.84
2006	$15.61

We calculate average effective annual rental rate per square foot as the annual base rent, net of free rent, for the year divided by the average leased square feet for the year.

20

The table below sets forth the lease expirations of the South Towne Corporate Center I and II for each of the next ten years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Gross Annual Rent of Expiring Leases (in thousands)	% of Gross Annual Rent Represented by Expiring Leases
2007	—	—	—	—
2008	1	144,927	$2,633	56%
2009	—	—	—	—
2010	1	1,674	$37	1%
2011	1	1,696	$38	1%
2012	1	3,511	$74	1%
2013	1	7,456	$168	4%
2014	—	—	—	—
2015	—	—	—	—
2016	1	76,545	$1,704	37%

Gross annual rent of expiring leases, for each of the years indicated, is based on the minimum contractual base rent as of October 2007 multiplied by 12.

Other Financings of Real Properties

Bridgeway Technology Center Financing

On July 20, 2007, we completed, through an indirect wholly owned subsidiary, the secured financing of two single-story office/research and development buildings containing 187,268 rentable square feet located in Newark, California (the “Bridgeway Technology Center”). We acquired the Bridgeway Technology Center on June 27, 2007. We obtained six-year financing in the amount of approximately $26.8 million at a fixed interest rate of 6.07% per annum from a financial institution. The loan matures on August 1, 2013. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to prepay the entire loan one year after August 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note. The loan is secured by the Bridgeway Technology Center.

Sabal VI Building Financing

On July 23, 2007, we completed, through an indirect wholly owned subsidiary, the funding of the mezzanine financing on a two-story office building containing 96,346 rentable square feet located in Tampa, Florida (the “Sabal VI Building”). We acquired the Sabal VI Building on March 5, 2007. We obtained a one-year mezzanine loan in the amount of approximately $3.0 million that matures on May 5, 2008. The loan bears interest at a variable rate. The interest rate for the first full eight months is 30-day LIBOR plus 150 basis points and 30-day LIBOR plus 250 basis points thereafter. Monthly installments related to the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayments.

Royal Ridge Building Financing

On August 10, 2007, we completed, through an indirect wholly owned subsidiary, the secured financing of a six-story office building containing 160,539 rentable square feet located in Alpharetta, Georgia (the “Royal Ridge Building”). We acquired the Royal Ridge Building on June 21, 2007. We obtained six-year financing in the amount of approximately $21.7 million at a fixed interest rate of 5.96% per annum from a financial institution. The loan matures on September 1, 2013. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to prepay the entire loan one year after September 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note. The loan is secured by the Royal Ridge Building.

21

Opus National Industrial Portfolio Financing

On September 20, 2007, we completed, through two wholly owned subsidiaries, the secured financing of three distribution and office/warehouse properties containing 706,773 rentable square feet located in Minnesota, Texas and Georgia (the “Cardinal Health Building,” the “Corporate Express Building” and the “Hartman Business Center One,” respectively). We acquired the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One on July 25, 2007 as part of our acquisition of the Opus National Industrial Portfolio.

We obtained six-year financing in the amount of approximately $20.9 million at a fixed interest rate of 5.56% per annum from a financial institution. The loan matures on October 1, 2013. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. We have the right to prepay the entire loan one year after October 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the amount of principal being prepaid. The loan is currently secured by the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One.

In connection with the secured financing, we entered into a collateral substitution agreement which provides that upon payment of a collateral substitution fee of $10,000, we may substitute replacement property of equal or greater value as security for the loan, including without limitation ADP Plaza. We entered into an agreement to acquire ADP Plaza on August 7, 2007. Pursuant to the purchase and sale agreement, we would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. There can be no assurance that we will complete the acquisition of ADP Plaza.

Real Estate-Related Investments

Loan Origination – 200 Professional Drive

On July 31, 2007, we originated, through an indirect wholly owned subsidiary, a senior, secured bridge loan of up to approximately $10.5 million on 200 Professional Drive, a 60,528 square foot office property in Gaithersburg, Maryland (the “200 Professional Drive Mortgage Loan”). As of September 30, 2007, $7.4 million of the loan had been funded. The remaining $3.1 million will be funded over the term of the loan. The proceeds of the loan will be used to repay current mortgages, provide for tenant improvements and leasing commissions and to provide funds for renovation. The 200 Professional Drive Mortgage Loan is for a term of 24 months with one 12-month extension option and bears interest at a variable annual rate of 300 basis points over 30-day LIBOR, adjusted on a monthly basis.

Loan Origination – Lawrence Village Plaza

On August 6, 2007, we originated, through an indirect wholly owned subsidiary, an approximately $8.3 million senior, secured bridge loan on Lawrence Village Plaza, a 294,675 square foot retail property in New Castle, Pennsylvania (the “Lawrence Village Plaza Mortgage Loan”). The proceeds of the loan will be used by the borrower for the acquisition of the property and funding for rehabilitation, tenant improvements, lease commissions and other closing costs. The Lawrence Village Plaza Loan is for a term of 36 months and bears interest at a variable annual rate of 250 basis points over 30-day LIBOR, adjusted on a monthly basis.

Loan Origination – 11 South LaSalle

On August 8, 2007, we originated, through an indirect wholly owned subsidiary, a senior mortgage loan of up to $43.3 million on 11 South LaSalle (the “11 South LaSalle Mortgage Loan”), a 35-story office building containing 329,271 square feet located in Chicago, Illinois (the “11 South LaSalle Building”). As of October 1, 2007, $21.9 million of the loan had been funded with $21.4 million remaining to be funded over the term of the loan. The proceeds of the loan are expected to be used by the borrower for repayment of existing debt, tenant improvements and commissions and the renovation and repositioning of the 11 South LaSalle Building. The 11 South LaSalle Building is located within the Central Loop area of the Chicago Central Business District.

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The 11 South LaSalle Mortgage Loan bears interest at a variable annual rate of 295 basis points over 30-day LIBOR, adjusted on a monthly basis, provided that the rate may never be less than 7.95%. The maturity date of the 11 South LaSalle Mortgage Loan is September 1, 2010, with one 12-month extension option upon satisfaction of certain conditions, including payment of a nonrefundable extension fee equal to 0.5% of the outstanding principal balance on the loan, satisfaction of the 80% maximum loan-to-value test at the time of extension and, if required, funding of an interest reserve account for the extension period. Payments on the loan prior to maturity are interest-only except as described below. The 11 South LaSalle Mortgage Loan may not be prepaid (in whole or in part) prior to the date of the first anniversary of the loan closing. After the date of the first anniversary of the loan closing and continuing until the date of the second anniversary of the loan closing, the 11 South LaSalle Mortgage Loan may be prepaid in whole (but not in part) upon payment of a spread maintenance premium equal to the product of (i) the total number of days between the payment date on which the prepayment occurs and the date that is the last day of the 24th month after the date of the promissory note divided by 360, (ii) 295 basis points and (iii) $43.3 million. After the second anniversary of the loan closing, prepayment of the 11 South LaSalle Mortgage Loan in whole or in part is permitted without the payment of the spread maintenance premium or other prepayment premium or fee. The 11 South LaSalle Mortgage Loan is secured by the 11 South LaSalle Building, and the Prime Group, Inc. has guaranteed the payment obligations under the loan.

Investment in the One Madison Park Mezzanine Loan

On September 24, 2007, we purchased, through an indirect wholly owned subsidiary, a $21.0 million interest in a $42.0 million mezzanine real estate loan (the “One Madison Park Mezzanine Loan”) from Column Financial, Inc., which are not affiliated with us or our advisor. The purchase price of our interest in the One Madison Park Mezzanine Loan was $21.0 million subject to closing adjustments. The One Madison Park Mezzanine Loan is now owned by two noteholders, including us, each with a pari passu interest.

The borrowers under the One Madison Park Mezzanine Loan are Slazer Enterprises Senior LLC, Madison Park Group Senior LLC, JMJS 23rd Street Realty Senior LLC and FKF Madison Group Senior LLC. Neither we nor our advisor is affiliated with the borrowers. The One Madison Park Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus the applicable spread which is (i) from the closing date through and including the initial maturity date, 611 basis points, and (ii) for the extension period, 661 basis points. The One Madison Park Mezzanine Loan has an initial maturity date of January 9, 2009 with an option to extend the maturity date to July 9, 2009. At September 24, 2007, the one-month LIBOR rate was 5.13%. Prior to maturity, the borrowers under the One Madison Park Mezzanine Loan are required to make monthly interest-only payments to the holders of the mezzanine real estate loan, with the outstanding principal balance being due at maturity. The borrowers are expected to use the One Madison Park Mezzanine Loan as part of the initial project funding. The One Madison Park condominium project is a proposed development of a 50-story luxury residential mixed-use building containing a total of 95 residential apartments and a retail component located at grade level, which will contain a total of 3,647 square feet. The project is located at 20-24 East 23rd Street and 23 East 22nd Street in Manhattan near Madison Square Park in New York, New York. The One Madison Park condominium project, when completed, will exhibit a glass curtain-wall façade with 360 degree views.

The One Madison Park Mezzanine Loan is secured by, among other things, a pledge by the borrowers of all such borrowers’ right, title and interests in the limited liability companies that hold title to the One Madison Park condominium project. The pledge agreement entered into by the borrowers provides that in the event of default under the One Madison Park Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the borrowers. With respect to certain “bad boy” acts, amounts outstanding under the One Madison Park Mezzanine Loan are guaranteed by Ira J. Shapiro and Marc Jacobs.

There is up to $125.4 million of senior financing related to the One Madison Park condominium project. As of September 24, 2007, approximately $15.7 million of the $125.4 million of the senior financing had been drawn. The senior financing, composed of an acquisition loan, building loan and project loan, is secured by a mortgage for each loan on the One Madison Park condominium project. The senior loans have a maturity date of January 9, 2009 with an option to extend the maturity date to July 9, 2009. Pursuant to an amended and restated intercreditor agreement, our right to payment under the One Madison Park Mezzanine Loan is subordinate to the right to payment of the lender under the senior mortgage loans. The amended and restated intercreditor agreement provides that in the event of a default under the One Madison Park Mezzanine Loan, the holders of the One Madison Park Mezzanine Loan may foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the property subject to the satisfaction of transfer provisions set forth in the amended and restated intercreditor agreement.

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Unlike a foreclosure under a deed of trust or mortgage, the foreclosure of a member interest entitles the foreclosing party (in this case, our indirect wholly owned subsidiary) to take title to an equity interest rather than actually taking title to the real property. Foreclosure on the member interest in this transaction would allow us to take indirect control of the One Madison Park condominium project, subject to the senior debt related to the property.

Probable Real Estate-Related Investments

Investment in Petra

We are currently negotiating a possible investment in senior subordinated debt (the “Petra Investment”) of Petra Fund REIT Corp., a Maryland corporation that intends to elect to be taxed as a real estate investment trust (“Petra”). Petra is a subsidiary of Petra Offshore Fund L.P., a private real estate fund organized as a Cayman Islands Exempted Limited Partnership. Petra invests primarily in a diversified portfolio of high-yield and structured assets secured by commercial and residential real estate. Petra utilizes borrowings and hedging structures, including derivatives and borrowings under issuances of collateralized debt obligations.

We expect our investment to be in the form of two $25 million loans to Petra (the “Tranche A Loan” and the “Tranche B Loan,” respectively) and we will have the option at our discretion to make an additional $25 million loan to Petra (the “Tranche C Loan”). The loans are expected to bear interest at a rate of 11.5% per annum. Monthly installments on the loans would be interest only with the principal amount being due at maturity, assuming no prior principal prepayment. The maturity dates of the loans will be 18 months from origination for the Tranche A Loan, 24 months from origination for the Tranche B Loan and 24 months from origination for the Tranche C Loan. It is expected that Petra will have the right to prepay any or all of the loans, in whole or in part, upon the payment of a yield maintenance premium.

There can be no assurance that we will enter into a binding agreement with respect to the Petra Investment, or, if we enter into a binding agreement for the Petra Investment, that such agreement will close or that the terms will be as outlined above.

Other Financing

Repurchase Agreement Financing

On July 24, 2007, we entered into a repurchase agreement with a financial institution. Under this agreement, we sold our marketable securities totaling approximately $17.7 million to the financial institution and obtained approximately $13.3 million of financing in return. We agreed to repurchase the marketable securities on January 23, 2008. The financial institution purchased the marketable securities, which were financed under the repurchase agreement at a percentage of their value on the date of origination of the repurchase agreement, which is the purchase rate. We will pay interest to the financial institution at one-month LIBOR plus 85 basis points. For financial reporting purposes, we characterize all of the borrowings under the repurchase agreement as balance sheet financing.

Amendments to Advisory Agreement

On July 17, 2007 and August 7, 2007, we entered into amendments to the Advisory Agreement dated as of November 8, 2006 (the “Advisory Agreement”) with our advisor. Pursuant to these amendments, our advisor agreed (i) to advance funds to us equal to the amount by which the cumulative amount of distributions declared by us from January 1, 2006 through the period ending October 31, 2007 exceeds the amount of our funds from operations and (ii) to an adjustment to our advisor's asset management fee with respect to a joint venture investment. The joint venture (the “JV”) investment is described under “Real Estate Portfolio—Recent Acquisitions—Acquisition and Related Financing of the National Industrial Portfolio.”
Advance Related to Distributions

In connection with our board of director’s declarations of distributions for each day in the period from August 1, 2007 through October 31, 2007, our advisor agreed to advance funds to us equal to the amount by which the cumulative amount of distributions declared by us from January 1, 2006 through the period ending October 31, 2007 exceeds the amount of our funds from operations (as defined by NAREIT) from January 1, 2006 through October 31, 2007. Our advisor agreed that we will only be obligated to reimburse our advisor for these expenses if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by our advisor. At September 30, 2007, our advisor had advanced an aggregate of $1.6 million to us, all of which is outstanding, for the payment of distributions and to cover our expenses, excluding depreciation and amortization, in excess of our revenues.

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Asset Management Fee Related to Joint Venture

Pursuant to the amended Advisory Agreement, the asset management fee that our advisor will receive with respect to the JV was adjusted. As amended, we will pay our advisor a monthly asset management fee related to the JV as follows:

Months of Ownership of Investment	Asset Management Fee
1-36	1/12 of 0.27% of Cost of JV Investment *
Month 37 +	To be negotiated upon renewal of advisory agreement

*	“Cost of JV Investment” shall equal the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the JV, inclusive of expenses related thereto, and the amount of any outstanding debt associated with such properties and the venture and (ii) the percentage that represents our economic interest in the JV.

In addition, if at any time during our ownership of an interest in the JV, our funds from operations for the period commencing January 1, 2006 through the date of any such calculation exceed an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital (as defined in the Advisory Agreement) for our stockholders for the period from July 18, 2006 through the date of such reimbursement (the “7% Return”), then as of the date of such calculation our advisor shall earn a fee (the “Performance Fee”) in an amount that would make our advisor's cumulative fees related to our investment in the JV (including the asset management fee set forth above and any Performance Fee amounts already paid) equal to 0.75% of the Cost of JV Investment on an annualized basis from the date of our investment in the JV through the date of calculation, provided that on any calculation date our advisor shall earn only the portion of this amount that is available from our positive funds from operations for the period commencing January 1, 2006 through the date of any such calculation less the 7% Return.

No Performance Fee will be earned unless and until the advance from our advisor in the Advisory Agreement (described above), as amended, has been repaid in full.

Indebtedness

As of October 1, 2007, our total long-term notes payable with a maturity of longer than one year was approximately $875.1 million. For more information regarding our indebtedness, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Three and Six Months Ended June 30, 2007 – Liquidity and Capital Resources” in this supplement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Three and Six Months Ended June 30, 2007

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and the notes thereto as of and for the three and six months ended June 30, 2007 contained in this supplement as well as our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as of and for the three months ended March 31, 2007 and as of and for the year ended December 31, 2006 included in supplement no. 28 dated July 3, 2007. This discussion contains forward-looking statements that can be identified with the use of forward-looking terminology such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ from those described in forward-looking statements. For a discussion of the factors that could cause actual results to differ from those anticipated, see “Risk Factors” in the prospectus, "Risk Factors" in supplement no. 28 dated July 3, 2007 and “Risks Related to an Investment in Us” in this supplement.

Overview

We are a Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that ended December 31, 2006. On June 23, 2005, we filed a registration statement on Form S-11 (File No. 333-126087) with the SEC to offer a minimum of 250,000 shares and a maximum of 280,000,000 shares of common stock for sale to the public. The SEC declared the registration statement effective on January 13, 2006, and we launched this offering on January 27, 2006. On July 5, 2006, we broke escrow in this offering and then commenced our real estate operations. As of October 1, 2007, we had sold approximately 67.3 million shares of common stock in this offering for gross offering proceeds of approximately $669.4 million. As of October 1, 2007, we had redeemed approximately 0.1 million of the shares sold in this offering pursuant to our share redemption program for approximately $0.9 million. We are dependent upon the net proceeds from this offering to conduct our proposed operations.

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We intend to use the proceeds of this offering to acquire and manage a diverse portfolio of real estate properties and real estate-related investments. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership, of which we are the sole general partner. We have no paid employees. Our advisor, KBS Capital Advisors, conducts our operations and manages our portfolio of real estate investments.

As of June 30, 2007, we owned eight office buildings, one light industrial property, two corporate research buildings, one distribution facility, three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan. Since June 30, 2007, we have acquired two office buildings, one industrial portfolio consisting of nine distribution and office/warehouse properties and a partial interest in a mezzanine loan. In addition, we have originated three secured loans and acquired an 80% membership interest in a joint venture that owns a portfolio of 24 institutional quality industrial properties and holds a master lease with a remaining term of 15.5 years with respect to another industrial property. We expect the properties in which we invest will be composed primarily of office, industrial and retail properties located in large metropolitan areas in the United States. In constructing our portfolio, we intend to target approximately 70% core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover, and approximately 30% real estate-related investments and enhanced-return properties. Though our target portfolio would consist of 30% real estate-related investments and enhanced-return properties, we will not forgo a good investment opportunity because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of enhanced-return properties and real estate-related investments.

Real estate-related investments and enhanced-return properties are higher-yield and higher-risk investments that our advisor will actively manage. The real estate-related investments in which we may invest include: (i) mortgage loans; (ii) equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; (iii) debt securities such as mortgage-backed securities, mortgage loan participations and debt securities issued by other real estate companies; and (iv) certain types of illiquid securities, such as mezzanine loans and bridge loans. While we may invest in any of these real estate-related investments, we expect that the substantial majority of these investments will consist of mezzanine loans, commercial mortgage-backed securities and B-Notes as well as collateralized debt obligations. The enhanced-return properties that we will seek to acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties.

Liquidity and Capital Resources

Since breaking escrow in this offering on July 5, 2006 and then commencing real estate operations with the acquisition of our first real estate investment on July 7, 2006, our principal demand for funds during the short and long-term is and will be for the acquisition of properties, loans and other real estate-related investments, the payment of operating expenses and distributions to stockholders.

Net cash flows from financing activities for the six months ended June 30, 2007 were $380.0 million, consisting primarily of net offering proceeds of $333.9 million (after payment of selling commissions, dealer manager fees and other organization and offering expenses of $34.9 million and redemption of common stock of $0.3 million) and aggregate borrowings related to the purchase of real estate and real estate-related investments of $104.1 million. We repaid $50.2 million of borrowings related to our acquisitions during the six months ended June 30, 2007, bringing our aggregate borrowings related to the purchase of real estate and real estate-related investments to $233.6 million as of June 30, 2007. With capital and borrowings from our financing activities, we invested approximately $17.7 million in marketable securities and approximately $324.7 million in real estate investments during the six months ended June 30, 2007, including acquisition fees and closing costs of $3.5 million. Net cash provided by operating activities was $12.5 million from the operation of our real estate investments and interest income from our investments in real estate loans. At June 30, 2007, we had cash and cash equivalents of $98.8 million available for investment in properties and real estate-related investments and the repayment of debt.

As of June 30, 2007, our liabilities totaled $258.9 million and consisted primarily of long-term notes payable with a maturity of longer than one year of $233.6 million. Long-term notes payable consisted of $233.6 million of fixed-rate, term mortgage loans with a weighted-average interest rate of 5.8752% at June 30, 2007. These financings are described below under “—Contractual Commitments and Contingencies.”

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We expect to continue to use debt to acquire properties and other real estate-related investments. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 50% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of all our assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We did not exceed our charter limitation on borrowings during the first or second quarter of 2007. As of June 30, 2007, our borrowings were approximately 42% of the cost (before depreciation or other non-cash reserves) of all of our real estate investments.

We expect to continue to generate capital from this offering and to utilize indebtedness to assist in the funding for and timing of our acquisitions. We are dependent upon the net proceeds from this offering to conduct our operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager, our advisor and their affiliates for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ended December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to pay distributions on a monthly basis. We have not established a minimum distribution level.

Contractual Commitments and Contingencies

The following is a summary of our contractual obligations as of June 30, 2007 (in thousands):

	Payments Due During the Years Ending December 31,
Contractual Obligations	Total	Remainder of 2007	2008 - 2009	2010 - 2011	Thereafter
Outstanding debt obligations(1)	$233,644	$—	$54	$35,090	$198,500
Purchase obligations (2)	$124,500	$124,500	$—	$—	$—

(1)

Amounts include principal payments only. We incurred interest expense of $6.4 million during the six months ending June 30, 2007, and expect to incur interest in future periods on outstanding debt obligations based on the rates and terms disclosed below.

(2)

On June 29, 2007, we entered into a purchase and sale agreement to acquire a portfolio of nine distribution and office/warehouse properties located in six states totaling approximately 2.3 million rentable square feet. We purchased that portfolio on July 25, 2007. See “Real Estate Portfolio—Recent Acquisitions—Acquisitional and Related Financing of the Opus National Industrial Portfolio.”

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Our outstanding debt obligations as of June 30, 2007 were as follows (in thousands):

	Principal	Effective Interest Rate (1)	Fixed/ Variable Interest Rate	Maturity (2)	Percentage of Total Indebtedness
Sabal Pavilion Building - Mortgage Loan	$14,700	6.3800%	Fixed	August 1, 2036	6.29%
Plaza in Clayton - Mortgage Loan	62,200	5.8990%	Fixed	October 6, 2016	26.62%
Southpark Commerce Center II Buildings - Mortgage Loan	18,000	5.6725%	Fixed	December 6, 2016	7.71%
825 University Avenue Building - Mortgage Loan	19,000	5.5910%	Fixed	December 6, 2013	8.13%
Midland Industrial Buildings - Mortgage Loan	24,050	5.7550%	Fixed	January 6, 2011	10.29%
Crescent Green Building - Mortgage Loan	32,400	5.6800%	Fixed	February 1, 2012	13.87%
625 Second Street Building - Mortgage Loan	33,700	5.8500%	Fixed	February 1, 2014	14.42%
Sabal VI Building - Mortgage Loan	11,040	5.9250%	Fixed	October 1, 2011	4.73%
Sabal VI Building - Mezzanine Loan	54	6.8195%	Variable	May 5, 2008	0.02%
The Offices at Kensington - Mortgage Loan	18,500	5.5200%	Fixed	April 1, 2014	7.92%

	$233,644				100.00%

(1)	Represents the effective interest rate as of June 30, 2007.
(2)	Represents initial maturity date; subject to certain conditions, the maturity dates of some loans may be extended.

In addition to the contractual obligations set forth above, at June 30, 2007, we have contingent liability with respect to advances to us from our advisor in the amount of $1.6 million for payment of distributions and to cover expenses, excluding depreciation and amortization, in excess of our revenues. We are only obligated to reimburse the advisor for these advances if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. We also have a liability with respect to the deferred payment of asset management fees earned by the advisor of approximately $1.7 million at June 30, 2007. Our advisor has agreed to defer, without interest, the payment of the asset management fees it has earned for the months of July 2006 through August 2007. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006, plus the amount of the advance from the advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

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Results of Operations

Although the SEC declared the registration statement for this offering effective and we launched this offering in January 2006, we did not break escrow or commence real estate operations until July 2006. Therefore, our results of operations for the three and six months ended June 30, 2006 are not indicative of those expected in future periods nor are they comparable to the three and six months ended June 30, 2007.

During the six months ended June 30, 2007, we acquired seven real estate properties, two mezzanine real estate loans, a participation in a third mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan for an aggregate purchase price of approximately $320.8 million, including closing costs. We funded the acquisition of these investments with a combination of debt and proceeds from this offering. We expect that rental income, tenant reimbursements, depreciation and amortization expense, operating expenses, interest income from real estate loans receivable, asset management fees and net income will each increase in future periods as a result of owning the assets acquired during the three and six months ended June 30, 2007, for an entire period and as a result of anticipated future acquisitions of real estate assets.

Rental income for the three and six months ended June 30, 2007 totaled $8.6 million and $15.3 million, respectively. We acquired four properties during the three months ended March 31, 2007 and three additional properties at the end of the second quarter on June 21, 2007, June 26, 2007, and June 27, 2007. As a result, our financial statements do not reflect a full three and six months of operations for these seven properties. Tenant reimbursements totaled $1.3 million and $2.5 million for the three and six months ended June 30, 2007, respectively. Property operating costs were $1.5 million and $2.8 million for the three and six months ended June 30, 2007, respectively. Depreciation and amortization expense for the three and six months ended June 30, 2007 were $4.7 million and $8.6 million, and real estate and other property-related taxes were $1.2 million and $2.4 million, respectively.

Interest income from real estate loans receivable for the three and six months ended June 30, 2007 were $2.4 million and $3.1 million, respectively. One of the mezzanine real estate loans and the participation in a mezzanine loan were acquired on January 9, 2007 and March 23, 2007, respectively. In addition, we acquired a mezzanine real estate loan and partial ownership interest in a senior mortgage loan on May 3, 2007 and June 28, 2007, respectively. Our operations do not reflect a full three and six months of interest from these investments. Interest income from our investments in the three Tribeca loans was $1.8 million, or 77% of interest income from our real estate loans receivable, and $2.3 million, or 73% of interest income from our real estate loans receivable, for the three and six months ended June 30, 2007, respectively.

Parking revenues and other operating income for the three and six months ended June 30, 2007 were $0.4 million and $0.7 million, respectively, and related primarily to parking revenues from the Plaza in Clayton of $0.3 million and $0.6 million for the three and six months, respectively.

Asset management fees incurred and payable to our advisor with respect to real estate investments totaled $0.8 million and $1.4 million for the three and six months ended June 30, 2007, respectively, the payment of which has been deferred by our advisor without interest. Although pursuant to the advisory agreement the advisor may demand payment of deferred asset management fees at any time, the advisor does not intend to request payment of deferred asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of the deferred asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. In addition, the advisor intends to continue to defer payment of its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders.

General and administrative expenses for the three and six months ended June 30, 2007 totaled $0.9 million and $1.5 million, respectively. These general and administrative costs consisted primarily of legal, audit and other professional fees. We expect general and administrative costs to increase in the future based on a full year of real estate operations, as well as increased activity as we make real estate investments, but to decrease as a percentage of total revenue.

Interest income for the three and six months ended June 30, 2007 was $1.9 million and $2.3 million, respectively, and related to interest income earned on cash from offering proceeds being held throughout the periods prior to its investment in real estate or real estate-related investments.

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We financed the acquisition of our initial nine property investments in part with debt. See above “—Contractual Commitments and Contingencies.” During the three and six months ended June 30, 2007, we incurred interest expense of $3.5 million and $6.9 million, respectively, (including amortization of deferred financing costs) related to our use of this debt. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the amount of proceeds raised in this offering, the cost of borrowings and the opportunity to acquire real estate assets meeting our investment objectives.

For the three and six months ended June 30, 2007, we had net income of $1.9 million and $0.2 million, respectively, due primarily to rental income from our real estate properties and interest income from our real estate loans receivable.

Our organization and offering costs (other than selling commissions and the dealer manager fee) may be paid by our advisor, the dealer manager and their affiliates on our behalf. These other organization and offering costs include all expenses to be paid by us in connection with this offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the dealer manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (iv) reimbursement to the advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials; (v) the cost of educational conferences held by us (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (vi) reimbursement to the dealer manager for travel, meals, lodging, and attendance fees incurred by employees of the dealer manager to attend retail seminars conducted by broker-dealers.

Pursuant to the advisory agreement and the dealer manager agreement, we are obligated to reimburse the advisor, the dealer manager or their affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee, and other organization and offering costs incurred by us in this offering exceed 15% of our gross offering proceeds. Our advisor and its affiliates have incurred on our behalf organization and offering costs (excluding selling commissions and the dealer manager fee) of $5.3 million through June 30, 2007. Such costs are only a liability to us to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the offering. From commencement of this offering through June 30, 2007, including shares sold through our dividend reinvestment plan, we had sold 48,375,186 shares for gross offering proceeds of $481.5 million and recorded organization and offering costs of $7.7 million and selling commissions and dealer manager fees of $43.6 million.

Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

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Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the three and six months ended June 30, 2007 and 2006, respectively (in thousands, except share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Net income (loss)	$1,862	$(360)	$229	$(464)
Add:
Depreciation of real estate assets	2,796	—	5,082	—
Amortization of lease-related costs	1,948	—	3,528	—

FFO	6,606	$(360)	$8,839	$(464)

Weighted-average shares outstanding, basic and diluted	35,481,479	99,950	25,975,536	60,196

Critical Accounting Policies

Below is a discussion of the accounting policies that management considers critical in that they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation

We have to make subjective assessments as to the useful lives of our depreciable assets. These assessments have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, we record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which range from one month to ten years.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

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We also consider information obtained about each property as a result of our preacquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event do the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We did not record any impairment losses during the three or six months ended June 30, 2007. We had no real estate assets as of June 30, 2006.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Real Estate Loans Receivable

The real estate loans receivable are recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income. We recorded no impairment losses during the three or six months ended June 30, 2007. We had no real estate loans receivable as of June 30, 2006.

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Marketable Securities

We classify our investments in marketable securities as available-for-sale since we may sell them prior to their maturity but do not hold them principally for the purpose of making frequent investments and sales with the objective of generating profits on short-term differences in price. These investments are carried at estimated fair value, with unrealized gains and losses reported in accumulated other comprehensive income. Estimated fair values are based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such securities. Upon the sale of a security, the realized net gain or loss is computed on a specific identification basis.

We monitor our available-for-sale securities for impairments. A loss is recognized when we determine that a decline in the estimated fair value of a security below its amortized cost is other-than-temporary. We consider many factors in determining whether the impairment of a security is deemed to be other-than-temporary, including, but not limited to, the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, our intent and ability to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings and recent changes in such ratings.

Unamortized premiums and discounts on securities available-for-sale are recognized in interest income over the contractual life, adjusted for actual prepayments, of the securities using the effective interest method.

Revenue Recognition

We recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rent. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and analyze historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We recognize gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable is recognized based on the contractual terms of the debt instrument. Fees related to any buydown of interest rate are deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of the loan receivable are amortized over the term of the loan and accreted as an adjustment against interest income.

Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ending December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

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We elected to treat KBS REIT Holdings, our wholly owned subsidiary, as a taxable REIT subsidiary on July 5, 2006. KBS REIT Holdings is the sole limited partner of the Operating Partnership and owns a 1% ownership interest in the Operating Partnership. On April 30, 2007, we revoked our election to treat KBS REIT Holdings as a taxable REIT subsidiary. As a result, KBS REIT Holdings will be taxed on income allocable to it from the Operating Partnership in respect of its limited partnership interest from the time of its election on July 5, 2006 through April 30, 2007. As of June 30, 2007, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

Market for and Distributions on Our Common Stock and Related Stockholder Matters

Stockholder Information

As of October 1, 2007, we had approximately 67.2 million shares of common stock outstanding held by a total of approximately 17,000 stockholders. The number of stockholders is based on the records of Phoenix Transfer, Inc., who serves as our transfer agent.

Distribution Information

We intend to authorize, declare and pay distributions on a monthly basis. We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2006. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

During 2006, we declared distributions based on daily record dates for each day during the period commencing July 18, 2006 through December 31, 2006, aggregated by month as follows:

	July 18 thru July 31	August 1 thru August 31	September 1 thru September 30	October 1 thru October 31	November 1 thru November 30	December 1 thru December 31
Total Distributions Declared(1)	$18,959	$62,818	$106,884	$179,642	$336,404	$581,634
Total Per Share Distribution(1)	$0.02	$0.06	$0.06	$0.06	$0.06	$0.06
Annualized Rate Based on Purchase Price of $10.00 Per Share	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

(1)	100% of distributions declared during 2006 represented a return of capital for tax purposes.

During 2007, we have declared distributions based on daily record dates for each day during the period commencing January 1, 2007 through October 31, 2007. Distributions declared and already paid during 2007, aggregated by month, are as follows:

	January 1 thru January 31	February 1 thru February 28	March 1 thru March 31	April 1 thru April 30	May 1 thru May 31
Total Distributions Declared	$758,401	$854,026	$1,211,980	$1,563,451	$2,075,966
Total Per Share Distribution	$0.06	$0.05	$0.06	$0.06	$0.06
Annualized Rate Based on Purchase
Price of $10.00 Per Share	7.0%	7.0%	7.0%	7.0%	7.0%

	June 1 thru June 30	July 1 thru July 31	August 1 thru August 31
Total Distributions Declared	$2,550,849	$3,081,783	$3,499,317
Total Per Share Distribution	$0.06	$0.06	$0.06
Annualized Rate Based on Purchase
Price of $10.00 Per Share	7.0%	7.0%	7.0%

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Generally, our policy is to pay distributions from cash flow from operations. In order that our stockholders could begin earning cash distributions, our advisor, KBS Capital Advisors, has agreed to advance funds to us equal to the amount by which the cumulative amount of distributions declared by our board of directors from January 1, 2006 through the period ending October 31, 2007 exceeds the amount of our funds from operations (as defined by NAREIT) from January 1, 2006 through October 31, 2007. We are only obligated to reimburse the advisor for these expenses if and to the extent that our cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the advisor. From July 18, 2006 through September 30, 2007, our advisor had advanced an aggregate of $1.6 million to us for cash distributions and expenses in excess of revenues, all of which is outstanding. No amounts were advanced for distributions declared for the months of April through September 2007.

In addition, our advisor has deferred its asset management fee, without interest, for the months of July 2006 through August 2007. As of August 31, 2007, asset management fees earned by our advisor and accrued by us, the payment of which the advisor deferred, total approximately $2.6 million. Although pursuant to the advisory agreement, the advisor may demand payment of accrued but unpaid asset management fees at any time, the advisor does not intend to request payment of accrued but unpaid asset management fees until our cumulative funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor through the date of payment of the accrued but unpaid asset management fees exceed the lesser of (i) the cumulative amount of any distributions declared and payable to our stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from July 18, 2006 through the date of such payment. The advisor intends to continue to defer its asset management fee until such time as the cumulative amount of our funds from operations for the period commencing January 1, 2006 plus the amount of the advance from the advisor exceed the cumulative amount of distributions declared and currently payable to our stockholders. The amount of cash available for distributions in future periods will be decreased by the repayment of the advance from the advisor and the payment of accrued but unpaid asset management fees.

In connection with our application to register shares of common stock in this offering in the State of Ohio, we amended our distribution policy as follows:

•

Concurrently with the payment of any distribution, we will file a Form 8-K or other appropriate form or report with the SEC disclosing the source of the funds distributed. If the information is not available at the time of payment of the distribution, we will instead disclose the reasons why the information is not available and will provide the information to our stockholders within 45 days after the end of the quarter in which we paid the distribution.

•

We will maintain a cumulative record of the dollar amount by which the aggregate distributions to our stockholders from the October 11, 2006 record date for distributions (the “Effective Date”) and all subsequent record dates for distributions exceed our actual to-date funds from operations from the Effective Date. Such dollar amount, if greater than zero, is a “Fund-to-Date Deficit.” After the first anniversary of the Effective Date, if we have a Fund-to-Date Deficit for a continuous 365-day period, then thereafter until such time as the Fund-to-Date Deficit has been recovered, we must reduce the amount of distributions to our stockholders to a level that, based upon the conflicts committee’s good faith analysis of our projected operating cash flows, would eliminate the Fund-to-Date Deficit within 730 days from the date that the Fund-to-Date Deficit was initially incurred, except insofar as such a distribution is necessary to satisfy the requirement that we distribute at least the percentage of our REIT taxable income required for annual distribution by the Code or otherwise as necessary or advisable to assure that we maintain our qualification as a REIT for federal tax purposes. We do not have to reduce our then-current dividend yield more than once in any 365-day period in order to satisfy the foregoing undertaking. We define funds from operations in accordance with the current NAREIT definition.

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Information with Respect to Funds from Operations and Distributions Declared for the Second Quarter of 2007

For the three months ended June 30, 2007, we declared aggregate distributions of $6,190,266 and our funds from operations (“FFO”) was $6,605,760. (See the reconciliation of FFO to net income immediately below.) FFO for April was $1,726,927, and distributions declared for the month of April were $1,563,451. FFO for the month of May was $2,485,150, and distributions declared for the month of May were $2,075,966. Our FFO was $2,393,683 for the month ended June 30, 2007, which was not sufficient to cover the approximately $2,550,849 of distributions declared for the month.

During our offering stage, when we may raise capital in the offering more quickly than we acquire income-producing assets, there is a greater risk that we will not be able to pay distributions solely from our FFO.

Funds from Operations

We believe that FFO is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

The calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the months ended April 30, May 31 and June 30, 2007 and the three months ended June 30, 2007, respectively (in thousands):

	For the Month Ended April 30, 2007	For the Month Ended May 31, 2007	For the Month Ended June 30, 2007	For the Three Months Ended June 30, 2007
Net income (loss)	$169	$984	$709	$1,862
Add:
Depreciation of real estate assets	896	896	1,004	2,796
Amortization of lease-related costs	662	605	681	1,948

FFO	$1,727	$2,485	$2,394	$6,606

Equity Compensation Plan

We have adopted an Employee and Independent Director Incentive Stock Plan to (i) furnish incentives to individuals chosen to receive share-based awards because we consider them capable of improving our operations and increasing our profits; (ii) encourage selected persons to accept or continue employment with our advisor; and (iii) increase the interest of our independent directors in our welfare through their participation in the growth in the value of our shares of common stock. The total number of shares of common stock we have reserved for issuance under the Employee and Independent Director Incentive Stock Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. No awards have been granted under the plan as of September 30, 2007. We have no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan, and our board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan. Our Employee and Independent Director Incentive Stock Plan was approved prior to the commencement of this offering by our board of directors and initial stockholder, KBS Capital Advisors, our advisor. See “Management – Employee and Independent Director Incentive Stock Plan” in the prospectus for more information with respect to this plan.

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Amendment to Share Redemption Program

On July 6, 2007, our board of directors amended our share redemption program to adjust the price at which shares will be redeemed. The amendment became effective September 13, 2007. Set forth below is a full description of our amended share redemption program.

Our share redemption program permits you to sell your shares back to us, subject to the significant conditions and limitations described below. Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined below), the price at which we will redeem shares is as follow:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish a net asset value per share of our common stock, the redemption price per share for all stockholders would be equal to the net asset value per share, as estimated by our advisor or another firm chosen for that purpose. We expect to establish a net asset value per share beginning three years after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

There are several limitations on our ability to redeem shares:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” we may not redeem shares until they have been outstanding for one year.

•

Our share redemption program limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We have engaged a third party to administer the share redemption program. We will redeem shares on the last business day of each month. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described in our current prospectus, as supplemented, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we would not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

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If we did not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice is received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death or “qualifying disability” differently from other redemptions:

•	there would be no one-year holding requirement;

•

until we establish a net asset value per share, which we expect to be three years after the completion of our offering stage, the redemption price would be the amount paid to acquire the shares from us; and

•	once we have established a net asset value per share, the redemption price would be the net asset value of the shares, as estimated by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms, except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

38

Our board of directors could amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares must give written notice to us at KBS Real Estate Investment Trust, c/o Phoenix Transfer, Inc., 2401 Kerner Boulevard, San Rafael CA 94901.

Experts

The (i) the combined statement of Revenues Over Certain Operating Expenses of the National Industrial Portfolio for the year ended December 31, 2006; (ii) the statement of Revenues Over Certain Operating Expenses of Plano Corporate Center I & II for the year ended December 31, 2006; (iii) the statement of Revenues Over Certain Operating Expenses of the 2200 West Loop South Building for the year ended December 31, 2006; (iv) the statement of Revenues Over Certain Operating Expenses of ADP Plaza for the year ended December 31, 2006; (v) the statement of Revenues Over Certain Operating Expenses of Patrick Henry Corporate Center for the year ended December 31, 2006; and (vi) the combined statement of Revenues Over Certain Operating Expenses of Woodfield Preserve Office Center for the year ended December 31, 2006; all appearing in this supplement and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

39

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements

June 30, 2007

Consolidated Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006	F-3

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2007 and 2006 (unaudited)	F-4

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2006 and Six Months Ended June 30, 2007 (unaudited)	F-5

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 (unaudited)	F-6

Condensed Notes to Consolidated Financial Statements as of June 30, 2007 (unaudited)	F-7

National Industrial Portfolio

Report of Independent Registered Public Accounting Firm	F-34

Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-35

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-36

Plano Corporate Center I & II

Report of Independent Registered Public Accounting Firm	F-38

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-39

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-40

2200 West Loop South Building

Report of Independent Registered Public Accounting Firm	F-42

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-43

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-44

F-1

ADP Plaza

Report of Independent Registered Public Accounting Firm	F-46

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-47

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-48

Patrick Henry Corporate Center

Report of Independent Registered Public Accounting Firm	F-50

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-51

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-52

Woodfield Preserve Office Center

Report of Independent Registered Public Accounting Firm	F-54

Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-55

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006	F-56

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	F-58

Unaudited Pro Forma Balance Sheet as of June 30, 2007	F-59

Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2007	F-62

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2006	F-66

F-2

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Real estate:
Land	$53,961	$18,344
Buildings and improvements, less accumulated depreciation of $6,524 and $1,441 as of June 30, 2007 and December 31, 2006, respectively	367,289	178,136
Tenant origination and absorption costs, less accumulated amortization of $4,624 and $1,097 as of June 30, 2007 and December 31, 2006, respectively	31,337	17,648

Total real estate, net	452,587	214,128
Real estate loans receivable	93,255	13,798

Total real estate investments, net	545,842	227,926
Cash and cash equivalents	98,827	48,754
Marketable securities	17,680	—
Rents and other receivables	2,425	752
Above-market leases, net of accumulated amortization of $454 and $66 as of June 30, 2007 and December 31, 2006, respectively	7,858	3,141
Deferred financing costs, prepaid and other assets	3,711	2,642

Total assets	$676,343	$283,215

Liabilities and stockholders’ equity
Notes payable	$233,644	$179,750
Accounts payable and accrued liabilities	5,302	1,839
Due to affiliates	4,980	1,404
Distributions payable	2,551	582
Below-market leases, net of accumulated amortization of $1,116 and $258 as of June 30, 2007 and December 31, 2006, respectively	11,102	4,994
Other liabilities	1,317	621

Total liabilities	258,896	189,190

Commitments and contingencies (Note 14)
Redeemable common stock	3,725	369
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 48,361,166 and 11,309,222 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	483	113
Additional paid-in capital	425,882	97,400
Cumulative distributions and net losses	(12,643)	(3,857)

Total stockholders’ equity	413,722	93,656

Total liabilities and stockholders’ equity	$676,343	$283,215

See accompanying notes.

F-3

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Rental income	$8,616	$—	$15,251	$—
Tenant reimbursements	1,257	—	2,518	—
Interest income from real estate loans receivable	2,396	—	3,143	—
Parking revenues and other operating income	398	—	738	—

Total revenues	12,667	—	21,650	—

Operating expenses:
Operating, maintenance, and management	1,526	—	2,797	—
Real estate and other property-related taxes	1,240	—	2,442	—
Asset management fees to affiliate	794	—	1,366	—
General and administrative expenses	911	360	1,546	464
Depreciation and amortization	4,744	—	8,610	—

Total operating expenses	9,215	360	16,761	464

Operating income (loss)	3,452	(360)	4,889	(464)

Other income (expenses):
Interest expense	(3,457)	—	(6,910)	—
Interest income	1,867	—	2,250	—

Total other income (expenses), net	(1,590)	—	(4,660)	—

Net income (loss)	$1,862	$(360)	$229	$(464)

Income (loss) per common share, basic and diluted	$0.05	$(3.60)	$0.01	$(7.71)

Weighted-average number of common shares outstanding, basic and diluted	35,481,479	99,950	25,975,536	60,196

Distributions declared per common share	$0.17	$—	$0.35	$—

See accompanying notes.

F-4

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2006 and Six Months Ended June 30, 2007

(unaudited)

(in thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Distributions and Cumulative Net Losses	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2005	20,000	$1	$199	$—	$200
Issuance of common stock	11,289,222	112	112,318	—	112,430
Redeemable common stock	—	—	(369)	—	(369)
Distributions declared	—	—	—	(1,286)	(1,286)
Commissions and dealer-manager fees	—	—	(10,241)	—	(10,241)
Other offering costs	—	—	(4,507)	—	(4,507)
Net loss	—	—	—	(2,571)	(2,571)

Balance, December 31, 2006	11,309,222	113	97,400	(3,857)	93,656
Issuance of common stock	37,085,964	371	368,731	—	369,102
Redemptions of common stock	(34,020)	(1)	(339)	—	(340)
Redeemable common stock	—	—	(3,356)	—	(3,356)
Distributions declared	—	—	—	(9,015)	(9,015)
Commissions and dealer-manager fees	—	—	(33,405)	—	(33,405)
Other offering costs	—	—	(3,149)	—	(3,149)
Net income	—	—	—	229	229

Balance, June 30, 2007	48,361,166	$483	$425,882	$(12,643)	$413,722

See accompanying notes.

F-5

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Cash Flows from Operating Activities:
Net income (loss)	$229	$(464)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred rent	(470)	—
Depreciation and amortization	8,610	—
Amortization of deferred financing costs	464	—
Amortization of above- and below-market leases, net	(470)	—
Changes in operating assets and liabilities:
Rents and other receivables	(1,203)	—
Deferred financing costs, prepaid and other assets	(225)	(130)
Accounts payable and accrued liabilities	3,463	373
Due to affiliate	1,366	218
Other liabilities	696	—

Net cash provided by operating activities	12,460	(3)

Cash Flows from Investing Activities:
Acquisitions of real estate	(244,892)	—
Additions to real estate	(316)	—
Investments in real estate loans receivable	(77,759)	—
Advances on real estate loans receivable	(1,698)	—
Investments in marketable securities	(17,680)	—

Net cash used in investing activities	(342,345)	—

Cash Flows from Financing Activities:
Proceeds from notes payable	104,094	—
Payments on notes payable	(50,200)	—
Advances from affiliates	565	—
Payments of deferred financing costs	(1,308)	—
Proceeds from issuance of common stock	369,102	—
Redemptions of common stock	(340)	—
Payments of commissions on stock sales and related dealer manager fees	(32,776)	—
Payments of other offering costs	(2,133)	—
Common stock issuable upon breaking of escrow	—	5,401
Restricted cash	—	(5,401)
Distributions paid	(7,046)	—

Net cash provided by financing activities	379,958	—

Net increase (decrease) in cash and cash equivalents	50,073	(3)
Cash and cash equivalents, beginning of period	48,754	200

Cash and cash equivalents, end of period	$98,827	$197

Supplemental Disclosure of Cash Flow Information:
Interest paid	$6,097	$—

Supplemental Disclosure of Non-Cash Transactions:
Commissions on stock sales and related dealer manager fees due to affiliates	$629	$503

Other offering costs due to affiliates	$1,016	$288

Distributions payable	$2,551	$—

Above-market leases from purchases of real estate	$5,105	$—

Below-market leases from purchases of real estate	$6,966	$—

See accompanying notes.

F-6

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2007

(unaudited)

1.	ORGANIZATION

KBS Realty Corporation was formed on June 13, 2005 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that ended December 31, 2006. On June 15, 2005, KBS Realty Corporation and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger (the “Articles of Merger”) with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into KBS Realty Corporation with KBS Realty Corporation surviving the merger, and KBS Realty Corporation’s name was changed to KBS Real Estate Investment Trust, Inc. (the “Company”).

Prior to the merger, KBS Capital Advisors LLC (the “Advisor”) owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, the Advisor’s 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. As of June 30, 2007, the Advisor owned 20,000 shares of the Company’s common stock.

As a result of the merger, the Company succeeded, without other transfer, to all of the rights and assets of KBS REIT. The Company also became subject to all of the debts and liabilities of KBS REIT in the same manner as if the Company itself had incurred those debts and liabilities. As of June 15, 2005, the effective date of the merger, the Company directly owned all of the interests in KBS REIT Holdings LLC, a Delaware limited liability company (“KBS REIT Holdings”). Also as of June 15, 2005, the Company became the sole general partner of and directly owned a 0.1% partnership interest in KBS Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). KBS REIT Holdings owned the remaining 99.9% partnership interest in the Operating Partnership and was the sole limited partner of the Operating Partnership.

In connection with securing financing for a property acquisition, on June 29, 2006, KBS REIT Holdings transferred the majority of its partnership interests in the Operating Partnership to the Company. As a result of the transfer, KBS REIT Holdings retained a 1% partnership interest in the Operating Partnership and remained the sole limited partner of the Operating Partnership, and the Company, as sole general partner, became the direct owner of the remaining 99% partnership interest in the Operating Partnership. On July 5, 2006, the Company elected to treat KBS REIT Holdings as a taxable REIT subsidiary. On April 30, 2007, the Company revoked its election to treat KBS REIT Holdings as a taxable REIT subsidiary. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

The Company invests in a diverse portfolio of real estate assets. The primary types of properties the Company invests in include office, industrial, and retail properties located throughout the United States. All such real estate assets may be acquired directly by the Company or the Operating Partnership, though the Company may invest in other entities that make similar investments. The Company also invests in mezzanine loans and mortgage loans and intends to make investments in other real estate-related assets, including mortgage-backed securities and other structured finance investments. As of June 30, 2007, the Company owned eight office buildings, one light industrial property, two corporate research buildings, one distribution facility, three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan. See Note 3, “Real Estate,” and Note 5, “Real Estate Loans Receivable.”

Subject to certain restrictions and limitations, the business of the Company is managed by the Advisor pursuant to an Advisory Agreement with the Company (the “Advisory Agreement”) in effect through November 8, 2007. The Advisory Agreement may be renewed for an unlimited number of one-year periods upon the mutual consent of the Advisor and the Company. Either party may terminate the Advisory Agreement upon 60 days written notice.

On June 23, 2005, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a minimum of 250,000 shares (the “Minimum Number of Shares”) and a maximum of 280,000,000 shares of common stock for sale to the public (the “Offering”), of which 80,000,000 shares would be offered pursuant to the Company’s dividend reinvestment plan. The SEC declared the Company’s registration statement effective on January 13, 2006, and the Company launched the Offering on January 27, 2006, upon retaining KBS Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager of the Offering. The Dealer Manager is responsible for marketing the Company’s shares in the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate assets as described above. From commencement of the Offering through June 30, 2007, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 48,375,186 shares in the Offering for gross offering proceeds of $481.5 million. As of June 30, 2007, the Company had redeemed 34,020 of the shares sold in the Offering pursuant to its share redemption program for approximately $340,000.

F-7

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, KBS REIT Holdings, the Operating Partnership and all of its wholly owned subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The consolidated financial statements are prepared in accordance with the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements have been condensed or omitted; although, management believes the disclosures are adequate to make the information presented not misleading. In the opinion of management, the consolidated financial statements for the unaudited interim periods presented include all adjustments (which are of a normal recurring nature) considered necessary to fairly present the results for those periods. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties are capitalized. Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or expected useful life

Real Estate Purchase Price Allocation

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a market period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which range from one month to nine years.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

F-8

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The Company also considers information obtained about each property as a result of its preacquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality, and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases, which range from one month to ten years. The value of customer relationship intangibles are amortized to expense over the initial term and any renewal periods in the respective leases, but in no event do the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. There were no impairment losses recorded by the Company during the six months ended June 30, 2007.

Real Estate Loans Receivable

The real estate loans receivable are recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. There were no impairment losses on real estate loans receivable recorded by the Company during the six months ended June 30, 2007.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments utilized as part of the Company’s cash-management activities to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. The Company’s account balance exceeds federally insurable limits as of June 30, 2007. The Company mitigates this risk by depositing funds with a major financial institution. There are no restrictions on the use of the Company’s cash as of June 30, 2007.

Marketable Securities

The Company classifies its investments in marketable securities as available-for-sale since the Company may sell them prior to their maturity but does not hold them principally for the purpose of making frequent investments and sales with the objective of generating profits on short-term differences in price. These investments are carried at estimated fair value, with unrealized gains and losses reported in accumulated other comprehensive income (loss). Estimated fair values are based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such securities. Upon the sale of a security, the realized net gain or loss is computed on a specific identification basis.

F-9

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The Company monitors its available-for-sale securities for impairments. A loss is recognized when the Company determines that a decline in the estimated fair value of a security below its amortized cost is other-than-temporary. The Company considers many factors in determining whether the impairment of a security is deemed to be other-than-temporary, including, but not limited to, the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings and recent changes in such ratings.

Unamortized premiums and discounts on securities available-for-sale are recognized in interest income over the contractual life, adjusted for actual prepayments, of the securities using the effective interest method.

Rents and Other Receivables

The Company periodically evaluates the collectibility of amounts due from tenants and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company maintains an allowance for deferred rent receivable that arises from the straight-lining of rents. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of its tenants in developing these estimates.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal fees and other third party costs associated with obtaining commitments for financing, which result in a closing of such financing. These costs are amortized over the terms of the respective agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Redeemable Common Stock

The Company has adopted a share redemption program for stockholders who have held their shares for at least one year, unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined under the program).

There are several limitations on the Company’s ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” the Company may not redeem shares until they have been outstanding for one year.

•

The share redemption program limits the number of shares the Company may redeem to those that the Company could purchase with the net proceeds from the sale of shares under the dividend reinvestment plan during the prior calendar year.

•	During any calendar year, the Company may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

The Company has no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

As the use of the proceeds of the dividend reinvestment plan for redemptions is outside the Company’s control, they are considered to be temporary equity under Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stock.

The Company has adopted SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”), which requires, among other things, that financial instruments that represent a mandatory obligation of the Company to repurchase shares be classified as liabilities and reported at settlement value. The Company’s redeemable common shares are contingently redeemable at the option of the holder. As such, SFAS 150 is not applicable until such shares are tendered for redemption by the holder, at which time the Company will reclassify such obligations from mezzanine equity to a liability based upon their respective settlement values.

F-10

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

During the three months ended June 30, 2007, the Company redeemed shares pursuant to its share redemption program as follows:

Month	Total Number of Shares Redeemed (1)	Average Price Paid Per Share (2)	Approximate Dollar Value of Shares Available That May Yet Be Redeemed Under the Program
April 2007	—	$—	(3)
May 2007	—	$—	(3)
June 2007	34,020	$9.99	(3)

(1)

The Company announced commencement of the program on April 6, 2006 and amendments to the program on August 16, 2006 (which amendment became effective on December 14, 2006) and August 1, 2007 (which amendment is discussed below and became effective September 13, 2007).

(2)

Currently the Company will redeem shares at the lower of $9.00 or 90% of the price paid to acquire the shares from the Company, unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined under the program). The redemption price for shares being redeemed upon a stockholder’s death or qualifying disability will be the amount paid to acquire the shares from the Company. Pursuant to the amendment to the program adopted by the board of directors on July 6, 2007, which became effective September 13, 2007 the Company will redeem shares as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from the Company for stockholders who have held their shares for at least four years.

Notwithstanding the above, once the Company establishes a net asset value per share of common stock, the redemption price per share for all stockholders would be equal to the net asset value per share, as estimated by the Advisor or another firm chosen for that purpose. The Company expects to establish a net asset value per share beginning three years after the completion of its offering stage. The Company will consider its offering stage complete when it is no longer publicly offering equity securities and has not done so for one year. Until the Company establishes a net asset value per share, the redemption price for shares being redeemed upon a stockholder’s death or qualifying disability will be the amount paid to acquire the shares from the Company.

(3)	The Company limits the dollar value of shares that may be redeemed under the program as described above.

Organization, Offering, and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. These other organization and offering costs include all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) charges of the escrow holder; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials; (v) the cost of educational conferences held by the Company (including the travel, meal, and lodging costs of registered representatives of broker-dealers); and (vi) reimbursement to the Dealer Manager for travel, meals, lodging and attendance fees incurred by employees of the Dealer Manager to attend retail seminars conducted by broker-dealers. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company is obligated to reimburse the Advisor, the Dealer Manager or their affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by the Company in the Offering exceed 15% of gross offering proceeds.

F-11

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

As a result, these costs are only a liability of the Company to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Offering. The Company had no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs unless the Company sold the Minimum Number of Shares in the Offering. The Company broke escrow in the Offering on July 5, 2006. Through June 30, 2007, including shares sold through the Company’s dividend reinvestment plan, the Company had sold 48,375,186 shares for gross offering proceeds of $481.5 million and recorded organization and offering costs of $7.7 million and selling commissions and dealer manager fees of $43.6 million. Organization costs are expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of the Offering.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company recognizes gains on sales of real estate pursuant to the provisions of SFAS No. 66, Accounting for Sales of Real Estate (“SFAS 66”). The specific timing of a sale is measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loan receivable is recognized based on the contractual terms of the debt instrument. Fees related to the buydown of the interest rate are deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income using the effective interest method. Closing costs related to the purchase of the loan receivable are amortized over the term of the loan and accreted as an adjustment against interest income using the effective interest method.

General and Administrative Expenses

General and administrative expenses totaled $0.9 million and $1.5 million for the three and six months ended June 30, 2007 and consisted primarily of legal, audit and other professional fees. In addition, asset management fees to affiliates totaled $0.8 and $1.4 million for the three and six months ended June 30, 2007. To the extent included in the definition of total operating expenses (as set forth in Note 11), general and administrative expenses, along with asset management fees due to affiliates, are an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor (as discussed in Note 11). Pursuant to the operating expense reimbursement obligation, the Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for the year, unless the conflicts committee of the Company’s board of directors determines that such excess expenses are justified based on unusual and non-recurring factors. The Company’s conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation for the four fiscal quarters ending December 31, 2006. The Company’s total operating expenses were not in excess of the operating expense reimbursement obligation for the four fiscal quarters ending March 31, 2007 and June 30, 2007. See Note 11, “Related Party Transactions—Fees to Affiliates.”

F-12

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Independent Director Compensation

The Company pays each of its independent directors an annual retainer of $25,000. In addition, the independent directors are paid for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,000 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $1,000 for each teleconference board meeting attended, and (iv) $1,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. For the three and six months ended June 30, 2007, the Company incurred independent director fees of $80,250 and $130,500, respectively, which are included in general and administrative expenses in the accompanying financial statements. At June 30, 2007, $80,250 of fees payable to the independent directors was included in accounts payable and accrued liabilities. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 11.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ended December 31, 2006. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

The Company elected to treat KBS REIT Holdings as a taxable REIT subsidiary on July 5, 2006. KBS REIT Holdings is the sole limited partner of the Operating Partnership and owns a 1% ownership interest in the Operating Partnership. On April 30, 2007, the Company revoked its election to treat KBS REIT Holdings as a taxable REIT subsidiary. As a result, KBS REIT Holdings will be taxed on income allocable to it from the Operating Partnership in respect of its limited partnership interest from the time of its election on July 5, 2006 through April 30, 2007. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted rates expected to be in effect when the temporary differences reverse. As of June 30, 2007, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required.

In July 2006, the Financial Accounting Standards Board (the “FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The Company adopted FIN 48 on January 1, 2007. The Company’s policy is to classify interest related to the underpayment of income taxes as a component of interest expense and penalties related to the underpayment of income taxes as a component of general and administrative expenses. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements, nor has the Company or its subsidiaries been assessed interest or penalties by any major tax jurisdictions. The Company’s evaluation was performed for tax years ending December 31, 2006, the only tax year which remains subject to examination by major tax jurisdictions as of June 30, 2007.

F-13

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Per Share Data

Income (loss) per basic share of common stock is calculated by dividing net income (loss) by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted income (loss) per share of common stock equals basic income (loss) per share of common stock as there were no potentially dilutive shares of common stock during the three and six months ended June 30, 2007 and 2006.

Distributions declared per common share assumes the share was issued and outstanding each day during the three and six months ended June 30, 2007, and is based on a daily distribution for the period of $0.0019178 per share per day. Each day during the period from January 1, 2007 through June 30, 2007, was a record date for distributions.

Industry Segments

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way that public entities report information about operating segments in their financial statements. The Company acquires commercial properties and invests in real estate-related assets and, as a result, the Company operates in two business segments. For financial data by segment, see Note 13.

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value and establishes a framework for measuring fair value under generally accepted accounting principles. The key changes to current practice are (1) the definition of fair value, which focuses on an exit price rather than an entry price; (2) the methods used to measure fair value, such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions, and credit standing and (3) the expanded disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt SFAS 157 in the first quarter of 2008. The Company is currently evaluating the impact that SFAS 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS 159 will have on its financial statements.

In June 2007, the FASB cleared for issuance the Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting, Investment Companies, and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 addresses whether the accounting principles of the Audit and Accounting Guide, Investment Companies, may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to periods beginning on or after December 15, 2007. The Company is currently evaluating the impact that SOP 07-1 will have on its financial statements.

F-14

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

3.	REAL ESTATE

The following table provides summary information regarding the properties the Company owned as of June 30, 2007 (in thousands):

Asset Name	City	State	Total Cost	Accumulated Depreciation and Amortization	Real Estate, Net	Related Debt
Sabal Pavilion Building	Tampa	FL	$25,750	$(1,470)	$24,280	$14,700
Plaza in Clayton	Saint Louis	MO	94,079	(3,890)	90,189	62,200
Southpark Commerce Center II Buildings	Austin	TX	30,006	(1,168)	28,838	18,000
825 University Avenue Building	Norwood	MA	31,249	(708)	30,541	19,000
Midland Industrial Buildings	McDonough	GA	35,618	(584)	35,034	24,050
Crescent Green Buildings	Cary	NC	48,730	(1,369)	47,361	32,400
625 Second Street Building	San Francisco	CA	51,845	(1,060)	50,785	33,700
Sabal VI Building	Tampa	FL	17,820	(243)	17,577	11,094
The Offices at Kensington	Sugar Land	TX	28,744	(469)	28,275	18,500
Royal Ridge Building	Alpharetta	GA	36,666	(72)	36,594	—
9815 Goethe Road Building	Sacramento	CA	17,223	(31)	17,192	—
Bridgeway Technology Center	Newark	CA	46,005	(84)	45,921	—

			$463,735	$(11,148)	$452,587	$233,644

Real Estate Acquisitions During the Six Months Ended June 30, 2007

During the six months ended June 30, 2007, the Company acquired six office properties and one office/research and development property totaling 1,078,268 rentable square feet. The aggregate purchase price of these properties was $242.3 million plus closing costs. The acquisitions were funded using proceeds from the Offering. Each property is discussed below.

Crescent Green Buildings

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased three office buildings comprising 248,832 rentable square feet (the “Crescent Green Buildings”) from an unaffiliated seller. The Crescent Green Buildings are located on an approximate 24-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green, and 1300 Crescent Green in Cary, North Carolina. The purchase price of the Crescent Green Buildings was $48.1 million plus closing costs.

625 Second Street Building

On January 31, 2007, the Company, through an indirect wholly owned subsidiary, purchased a four-story office building containing 134,847 rentable square feet (the “625 Second Street Building”) from an unaffiliated seller. The 625 Second Street Building is located on an approximate 0.8-acre parcel of land at 625 Second Street in San Francisco, California. The purchase price of the 625 Second Street Building was $51.0 million plus closing costs.

Sabal VI Building

On March 5, 2007, the Company, through an indirect wholly owned subsidiary, purchased a two-story office building containing 96,346 rentable square feet (the “Sabal VI Building”) from an unaffiliated seller. The Sabal VI Building is located on an approximate 10-acre parcel of land at 3611 Queen Palm Drive in Tampa, Florida. The purchase price of the Sabal VI Building was $16.5 million plus closing costs.

The Offices at Kensington

On March 29, 2007, the Company, through an indirect wholly owned subsidiary, purchased two four-story office buildings containing 170,436 rentable square feet (“The Offices at Kensington”) from an unaffiliated seller. The Offices at Kensington are located on an approximate 9-acre parcel of land at 1600 and 1650 Highway 6 South in Sugar Land, Texas. The purchase price of the Offices at Kensington was $28.0 million plus closing costs.

F-15

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Royal Ridge Building

On June 21, 2007, the Company, through an indirect wholly owned subsidiary, purchased a six-story office building containing 160,539 rentable square feet (the “Royal Ridge Building”) from an unaffiliated seller. The Royal Ridge Building is located on an approximate 13.2-acre parcel of land at 11680 Great Oaks Way in Alpharetta, Georgia. The purchase price of the Royal Ridge Building was $33.0 million plus closing costs.

9815 Goethe Road Building

On June 26, 2007, the Company, through an indirect wholly owned subsidiary, purchased a two-story office building containing approximately 80,000 usable square feet (the “9815 Goethe Road Building”) from an unaffiliated seller. The 9815 Goethe Road Building is located on an approximate 5-acre parcel of land at 9815 Goethe Road in Sacramento, California. The purchase price of the 9815 Goethe Road Building was $15.8 million plus closing costs.

Bridgeway Technology Center

On June 27, 2007, the Company, through an indirect wholly owned subsidiary, purchased two single-story office/research and development buildings containing 187,268 rentable square feet (the “Bridgeway Technology Center”) from an unaffiliated seller. The Bridgeway Technology Center is located on an approximate 13-acre parcel of land at 7007-7015 Gateway Boulevard and 7151 Gateway Boulevard in Newark, California. The purchase price of the Bridgeway Technology Center was approximately $49.9 million plus closing costs.

Operating Leases

Substantially all of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. As of June 30, 2007, the leases have remaining terms of up to 9.33 years, provisions to extend the lease agreements, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a tenant’s receivables exceed the amount of their security deposit. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The following table summarizes the leased percentage of the Company’s properties as of June 30, 2007:

Property Name	% Leased
Sabal Pavilion Building	100%
Plaza in Clayton	97%
Southpark Commerce Center II Buildings	98%
825 University Avenue Building	100%
Midland Industrial Buildings	100%
Crescent Green Buildings	99%
625 Second Street Building	100%
Sabal VI Building	100%
The Offices at Kensington	90%
Royal Ridge Building	96%
9815 Goethe Road Building	100%
Bridgeway Technology Center	100%

F-16

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

As of June 30, 2007, the future minimum rental income from the Company’s properties under non-cancelable operating leases is as follows (in thousands):

July 1, 2007 through December 31, 2007	$25,135
2008	38,800
2009	37,091
2010	27,418
2011	22,347
Thereafter	33,215

$184,006

Of the total rental income for the three and six months ended June 30, 2007, approximately:

•	Twenty-two percent was earned from two tenants in the professional services industry, whose leases expire in 2011 and 2012.

•	Fifteen percent was earned from one tenant in the information services industry, whose lease expires in 2009.

4.	TENANT ORIGINATION AND ABSORPTION COSTS, ABOVE-MARKET LEASE ASSETS, AND BELOW-MARKET LEASE LIABILITIES

As of June 30, 2007, the Company’s tenant origination and absorption costs, above-market lease assets, and below-market lease liabilities are as follows (in thousands):

	Tenant Origination and Absorption Costs	Above-Market Lease Assets	Below-Market Lease Liabilities
Cost	$35,961	$8,312	$12,218
Accumulated Amortization	(4,624)	(454)	(1,116)

Net Amount	$31,337	$7,858	$11,102

2007 Amortization	$3,528	$388	$858

The remaining unamortized balance for these intangible assets will be amortized as follows (in thousands):

July 1, 2007 through December 31, 2007	$4,373	$946	$1,446
2008	7,687	1,839	2,427
2009	6,792	1,818	2,158
2010	4,324	1,805	1,659
2011	3,345	534	1,294
Thereafter	4,816	916	2,118

	$31,337	$7,858	$11,102

Weighted-Average Amortization Period	5.55 years	4.72 years	5.31 years

F-17

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

5.	REAL ESTATE LOANS RECEIVABLE

As of June 30, 2007, the Company, through wholly owned subsidiaries, had invested in three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan as follows (in thousands):

	June 30, 2007	December 31, 2006
Tribeca Mezzanine Loans	$46,720	$13,798
Tribeca Senior Mortgage Participation	23,535	—
Sandmar Mezzanine Loan	8,000	—
Park Central Mezzanine Loan	15,000	—

	$93,255	$13,798

During the three and six months ended June 30, 2007, the Company earned $2.4 million and $3.1 million, respectively, in interest income from its interests in real estate loans of which $1.1 million was receivable at June 30, 2007. During the three and six months ended June 30, 2007, the Company also amortized as an increase to interest income, $69,259 and $82,238, respectively, of fees related to the buydown of the interest rate on the First Tribeca Mezzanine Loan and amortized, as an offset against interest income, $111,527 and $145,536, respectively, of closing costs related to the purchase of these real estate loans.

Investments in Tribeca Loans

As of June 30, 2007, the Company had invested an aggregate of $46.7 million in two mezzanine loans and $23.5 million in a participation interest in the senior mortgage loans related to the conversion of an eight-story loft building into a ten-story condominium building located at 415 Greenwich Street in New York, New York (the “Tribeca Building”). As of June 30, 2007, the Company’s investments in the Tribeca loans represented approximately 11% of the Company’s total assets. Interest income from the Company’s investments in the Tribeca loans represented approximately 15% and 11% of the Company’s total revenues for the three and six months ended June 30, 2007, respectively.

As of June 30, 2007, over 60% of the condominium units in the Tribeca Building were under contract based on both the total number of units available for sale and the square feet represented by those units, subject to the construction being completed by the developer. As the property has no operations and is under construction, no meaningful financial statements are available for the underlying property.

The Tribeca Mezzanine Loans

On July 18, 2006, the Company purchased, through an indirect wholly owned subsidiary, a $15.9 million junior mezzanine real estate loan (the “First Tribeca Mezzanine Loan”) from an unaffiliated seller. The purchase price of the First Tribeca Mezzanine Loan was approximately $12.9 million plus closing costs, which was the amount funded to the borrower under the loan as of the date of acquisition. After the closing, the Company remained obligated to fund an additional $3.0 million under the loan for future costs related to the conversion of the Tribeca Building. As of June 30, 2007, the Company had funded approximately $2.6 million of these costs and the total balance outstanding under the First Tribeca Mezzanine Loan was approximately $15.5 million.

The First Tribeca Mezzanine Loan bears interest at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25%. At June 30, 2007, the one-month LIBOR rate was 5.3195%. In connection with the acquisition of the Second Tribeca Mezzanine Loan (defined below), the initial maturity date of the First Tribeca Mezzanine Loan was changed from March 1, 2008 to May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the First Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. Per the loan agreement, prior to satisfaction of the loan, the borrower shall pay the Company an amount that brings the annualized internal rate of return on the First Tribeca Mezzanine Loan up to 25%. The First Tribeca Mezzanine Loan is expected to be used to fund costs related to the conversion of the Tribeca Building.

F-18

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

On May 3, 2007, through an indirect wholly owned subsidiary, the Company closed on a second junior mezzanine loan investment in the approximate amount of $31.2 million (“Second Tribeca Mezzanine Loan”) related to the conversion of the Tribeca Building. The investment was funded with proceeds from the Offering. The Second Tribeca Mezzanine Loan is in substantially the form of an increase of the First Tribeca Mezzanine Loan.

The Second Tribeca Mezzanine Loan bears interest at a fixed rate of 25% per annum. The Second Tribeca Mezzanine Loan has an initial maturity date of May 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the Second Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. The Second Tribeca Mezzanine Loan is being used to fund approximately $7.4 million of hard costs and the balance is being used to cover interest reserves and other soft costs related to the conversion of the Tribeca Building.

The First and Second Tribeca Mezzanine Loans are subordinate to senior mortgage loans totaling approximately $103.2 million and a $25.0 million senior mezzanine loan, of which approximately $118.9 million of the senior notes were outstanding as of June 30, 2007. As described below, on June 28, 2007, the Company purchased a participation interest in the senior mortgage loans.

The First and Second Tribeca Mezzanine Loans are secured by, among other things, a first lien priority pledge of the borrower’s member interest (the “Member Interest”) in 415 Greenwich Senior Mezzanine Owner LLC (the “Owner Member”). The Owner Member is the sole member in 415 Greenwich Fee Owner LLC (the “Fee Owner”), which is the owner of the Tribeca Building. With respect to certain “bad boy” acts, amounts outstanding under the First and Second Tribeca Mezzanine Loans are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Pursuant to an intercreditor agreement, the Company’s right to payment under the First and Second Tribeca Mezzanine Loans is subordinate to the right to payment of the lenders under a $103.2 million mortgage loan made to the Fee Owner and a $25.0 million senior mezzanine loan made to the Owner Member. The intercreditor agreement provides that in the event of a default under the First and Second Tribeca Mezzanine Loans, the Company would be entitled to foreclose on the Member Interest and thereby take control and ownership of the Owner Member and the Fee Owner.

Tribeca Senior Mortgage Participation

On June 28, 2007, the Company purchased, through an indirect wholly owned subsidiary, a 25% interest (the “Senior Mortgage Participation”) in the senior mortgage loans secured by the Tribeca Building from an unaffiliated seller. The purchase price of the Senior Mortgage Participation was approximately $23.5 million plus closing costs. After the closing, the Company remains obligated to fund an additional $2.3 million under the Senior Mortgage Participation for costs related to the conversion of the Tribeca Building. The Company purchased the Senior Mortgage Participation with proceeds from the Offering.

The Senior Mortgage Participation is a 25% interest in three senior mortgage loans as well as an “interest-only” participation in the same mortgage loans. The three mortgage loans consist of (i) a senior mortgage loan in the principal amount of $62.5 million, (ii) a building mortgage loan in the principal amount of up to $37.9 million and (iii) a project mortgage loan in the principal amount of $2.8 million. As of June 30, 2007, all amounts under the three mortgage loans had been advanced, except that only $28.8 million of the $37.9 million building mortgage loan had been advanced. Under the Senior Mortgage Participation, the Company is obligated to fund 25% of the $9.1 million that remains unfunded under the building mortgage loan as of June 30, 2007. The borrower under each of the three mortgage loans is the Fee Owner (defined above). Neither the Company nor the Advisor is affiliated with the Fee Owner.

The $94.1 million currently outstanding under senior mortgage loans bears interest at a variable rate of 30-day LIBOR plus 2.70%, including the interest rate on the “interest-only” participation in the mortgage loans. The future funding obligation under the building mortgage loan will bear interest at 30-day LIBOR plus 3.00%. The initial maturity date of the senior mortgage loans is May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the senior mortgage loans is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity.

F-19

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The remaining 75% interest in the three senior mortgage loans is held by AIG Annuity Insurance Company and the remaining 75% interest in the “interest-only” participation in these three mortgage loans is held by AIG Mortgage Capital LLC. The Company’s right to repayment under the Senior Mortgage Participation is parri passu with that of the other noteholders.

In the event that (i) payment of principal or interest on the mortgage loans becomes 90 days or more delinquent, (ii) the mortgage loan has been accelerated, (iii) the principal balance on the mortgage loan is not paid at maturity, (iv) the borrower under the mortgage loans files for bankruptcy, (v) the holders of the participations in the three senior loans are unable to provide unanimous consent on certain major decisions or (vi) the borrower fails to satisfy certain other conditions of the mortgage documents and all of the holders of the loans do not grant approval, the holder of the 75% participation in the senior mortgage loans has the right to purchase the Company’s Senior Mortgage Participation. In the event that the holder of the 75% participation in the senior mortgage loans does not purchase the Company’s interest, the Company has the right to purchase the 75% participation in the senior mortgage loans.

The holder of the 75% participation in the senior mortgage loans has exclusive authority with respect to the administration of the mortgage loans and the exercise of rights and remedies with respect to the mortgage loan, except that unanimous consent of the holders is required with respect to (i) any material modification or waiver of a monetary term of the mortgage loans, (ii) an extension of the maturity date, (iii) a reduction in the interest rate or monthly debt service payment, (iv) a sale of the secured property (other than the sale of condominiums) for an amount less than necessary to ensure repayment plus certain costs incurred by the holders of the mortgage notes, and (v) other limited matters set forth in the participation agreement. With respect to certain “bad boy” acts, amounts outstanding under the mortgage loans are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

Investment in the Sandmar Mezzanine Loan

On January 9, 2007, the Company purchased, through an indirect wholly owned subsidiary, an $8.0 million mezzanine loan (the “Sandmar Mezzanine Loan”). The Company purchased this loan from AIG Mortgage Capital, LLC, which is not affiliated with the Company or the Advisor. The purchase price of the Sandmar Mezzanine Loan was approximately $8.0 million plus closing costs. The Company funded the acquisition with proceeds from the Offering.

There are six borrowers under the Sandmar Mezzanine Loan: Westmarket Associates 2006 MB LLC, Little River Associates 2006 MB LLC, Clinton Associates 2006 MB LLC, Newmarket Associates 2006 MB LLC, Apopka Associates 2006 MB LLC and Westgate Associates 2006 MB LLC. Neither the Company nor the Advisor are affiliated with any of the borrowers. The Sandmar Mezzanine Loan bears interest at a fixed rate of 12% and has an initial maturity date of January 1, 2017. Prior to the maturity date, the borrowers under the Sandmar Mezzanine Loan are required to make monthly interest-only payments to the Company, with the outstanding principal balance being due on the maturity date.

The borrowers are using the Sandmar Mezzanine Loan to partially fund the acquisition of six grocery-store anchored, small neighborhood and single tenant retail centers, which together comprise 818,888 square feet (the “Sandmar Portfolio”), and are using approximately $2.8 million for future capital expenditures and leasing costs. The properties are located in three states, North Carolina (three properties), Florida (two properties), and Tennessee (one property), and have an average occupancy of 91% as of the date of acquisition. Each borrower indirectly owns one of the six properties through a wholly owned subsidiary that holds title to the property.

There is $49.6 million of senior financing on the Sandmar Portfolio. The senior financing is secured by a mortgage on each of the six properties. Each mortgage is cross defaulted and cross collateralized with the other mortgages so that a default under one mortgage of the senior loan documents shall constitute a default under all of the mortgages.

The Sandmar Mezzanine Loan is secured by, among other things, a pledge by each borrower of its interests in the respective wholly owned subsidiary that each holds title to one of the six properties in the Sandmar Portfolio. The pledge agreements entered by the six borrowers provide that in the event of default under the Sandmar Mezzanine Loan, the Company may exercise its rights and remedies against each of the mezzanine borrowers. With respect to certain “bad boy” acts, amounts outstanding under the Sandmar Mezzanine Loan are guaranteed by two individuals who have indirect interests in the Sandmar Portfolio.

F-20

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Pursuant to an intercreditor agreement, the Company’s right to payment under the Sandmar Mezzanine Loan is subordinate to the right to payment of the lender under the mortgage loan made to the limited liability companies that directly hold title to the properties. The intercreditor agreement provides that in the event of a default under the Sandmar Mezzanine Loan, the Company would be entitled to foreclose on the borrowers’ membership interests in the limited liability companies that hold title to the properties subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement.

Investment in the Park Central Mezzanine Loan

On March 23, 2007, the Company purchased, through an indirect wholly owned subsidiary, an interest in a mezzanine loan (the “Park Central Mezzanine Loan”) in the amount of $15.0 million from Column Financial, Inc., which is not affiliated with the Company or the Advisor. The purchase price of the Company’s interest in the Park Central Mezzanine Loan was approximately $15.0 million plus closing costs. The Company funded the acquisition with proceeds from the Offering.

The Park Central Mezzanine Loan is a $58.0 million mezzanine loan owned by four noteholders, each with a pari passu interest. The noteholders are: CPIM Structured Credit Fund 1500 L.P., $10.0 million (17.2%); CPIM Structured Credit Fund 1000 L.P., $23.0 million (39.7%); CPIM Structured Credit Fund 20 L.P., $10.0 million (17.2%); and the Company, $15.0 million (25.9%). Neither the Company nor the Advisor are affiliated with any of the other noteholders.

The borrower under the Park Central Mezzanine Loan is W2001 Park Central Hotel Senior Mezz, LLC (the “Borrower”). Neither the Company nor the Advisor are affiliated with the Borrower. The Park Central Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus 448 basis points and has an initial maturity date of November 9, 2008 with three one-year extension options. Prior to the maturity date, the Borrower under the Park Central Mezzanine Loan is required to make monthly interest-only payments to the holders of the mezzanine loan, with the outstanding principal balance being due on the maturity date. The loan is prepayable in full (i) during the first twelve months of the term, upon payment of a spread maintenance fee plus a 1.0% prepayment premium; (ii) during the thirteenth month through the eighteenth month of the term, upon payment of a 1.0% prepayment premium; and (iii) without penalty after the eighteenth month of the term.

The Park Central Mezzanine Loan is being used to refinance existing debt on the Park Central Hotel. The Park Central Hotel is a 934 room, four-star, full-service hotel located in Midtown Manhattan in New York, New York.

There is $407.0 million of senior financing on the Park Central Hotel. The senior financing is secured by a mortgage on the Park Central Hotel. The senior loan has a maturity date of November 2008 with three one-year extensions.

The Park Central Mezzanine Loan is secured by, among other things, a pledge by the Borrower of its interests in the limited liability company that holds title to the Park Central Hotel. The pledge agreement entered into by the Borrower provides that in the event of default under the Park Central Mezzanine Loan, the holders of the mezzanine loan may exercise their rights and remedies against the Borrower. Under the Park Central Mezzanine Loan Noteholders’ Agreement certain major decisions of the mezzanine lender require the approval of all the holders of the Park Central Mezzanine Loan. If any holder of a minority interest in the Park Central Mezzanine Loan objects to the majority’s decision regarding a major decision, the holders of a majority of the interests may elect to either (i) sell all of their interest in the Park Central Mezzanine Loan to the objecting minority holder or (ii) purchase the objecting minority holder’s interest in the Park Central Mezzanine Loan. The price for the purchase or sale, as applicable, is to be based on the fair market value of the interests being sold. The objecting minority holder may then (i) accept the offer, (ii) make a counter proposal of the price based on an opinion of a qualified broker, or (iii) reject the offer, which would be a withdrawal of its objection to the major decision. If there is an acceptance of the offer or a counter proposal, the majority then has the right to (i) accept the offer at the agreed upon price, (ii) if the minority holder made a counteroffer, accept the offer but elect to have the final price be the average of the original price and the broker’s price, or (iii) withdraw their original offer. With respect to certain “bad boy” acts, amounts outstanding under the Park Central Mezzanine Loan are guaranteed by Whitehall Street Global Real Estate Limited Partnership 2001, an entity with an indirect interest in the Borrower, and Devon (DE) Capital LLC.

Pursuant to an intercreditor agreement, the right to repayment of the holders of the Park Central Mezzanine Loan is subordinate to the right to repayment of the senior lender under the mortgage loan. The intercreditor agreement provides that in the event of a default under the Park Central Mezzanine Loan, the holders of the Park Central Mezzanine Loan may foreclose on the Borrower’s 100% membership interest in the limited liability company that holds title to the property, subject to the satisfaction of customary transfer provisions set forth in the intercreditor agreement.

F-21

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The following is a schedule of maturities for all real estate loans receivable for the years ending December 31, (in thousands):

2007	$—
2008	85,255
2009	—
2010	—
2011	—
Thereafter	8,000

$93,255

6.	MARKETABLE SECURITIES

During the three months ended June 30, 2007, the Company purchased commercial mortgage-backed securities with a face amount of $17,769,845 at an $88,849 discount. These securities have a coupon rate of 30-day LIBOR plus 2.30%. The amortized cost and fair value of this investment was approximately $17.7 million as of June 30, 2007.

7.	RENTS AND OTHER RECEIVABLES

Rents and other receivables consist of the following (in thousands):

	June 30, 2007	December 31, 2006
Tenant receivables, net of allowance for doubtful accounts of $61 and $14 as of June 30, 2007 and December 31, 2006	$317	$326
Interest receivable on real estate loans receivable	1,088	159
Interest receivable on cash and cash equivalents	143	166
Interest receivable on marketable securities	306	—
Deferred rent	571	101

	$2,425	$752

8.	DEFERRED FINANCING COSTS AND PREPAID AND OTHER ASSETS

Deferred financing costs and prepaid and other assets consist of the following (in thousands):

	June 30, 2007	December 31, 2006
Deferred financing costs, net of accumulated amortization of $642 and $178 as of June 30, 2007 and December 31, 2006, respectively	$1,783	$939
Escrow deposits	370	1,162
Prepaid insurance	522	26
Other prepaid expenses	31	94
Closing costs on loans receivable, net of accumulated amortization of $217 and $71 for June 30, 2007 and December 31, 2006, respectively	785	181
Other assets	220	240

	$3,711	$2,642

F-22

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following (in thousands):

	June 30, 2007	December 31, 2006
Accounts payable and other accrued liabilities	$2,390	$1,178
Real estate taxes payable	1,902	—
Accrued interest expense	1,010	661

	$5,302	$1,839

10.	NOTES PAYABLE

Notes payable, all of which are interest-only loans, consist of the following as of June 30, 2007 (in thousands):

	June 30, 2007	Effective Interest Rate(1)	Fixed/Variable Interest Rate	Maturity (2)
Sabal Pavilion Building—Mortgage Loan	$14,700	6.3800%	Fixed	August 1, 2036
Plaza in Clayton—Mortgage Loan	62,200	5.8990%	Fixed	October 6, 2016
Southpark Commerce Center II Buildings—Mortgage Loan	18,000	5.6725%	Fixed	December 6, 2016
825 University Avenue Building—Mortgage Loan	19,000	5.5910%	Fixed	December 6, 2013
Midland Industrial Buildings— Mortgage Loan	24,050	5.7550%	Fixed	January 6, 2011
Crescent Green Building—Mortgage Loan	32,400	5.6800%	Fixed	February 1, 2012
625 Second Street Building—Mortgage Loan	33,700	5.8500%	Fixed	February 1, 2014
Sabal VI Building—Mortgage Loan	11,040	5.9250%	Fixed	October 1, 2011
Sabal VI Building—Mortgage Loan	54	6.8195%	Variable	May 5, 2008
The Offices at Kensington—Mortgage Loan	18,500	5.5200%	Fixed	April 1, 2014

	$233,644

(1)	Represents the effective interest rate as of June 30, 2007.
(2)	Represents initial maturity date; subject to certain conditions, the maturity dates of some loans may be extended.

During the three and six months ended June 30, 2007, the Company incurred $3.4 million and $6.4 million, respectively, of interest expense, of which $1.0 million was payable at June 30, 2007. The Company also incurred $0.1 million and $0.5 million of amortization of deferred financing costs, which is included in interest expense for the three and six months ended June 30, 2007, respectively.

F-23

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The following is a schedule of maturities for all notes payable for the years ending December 31, (in thousands):

2007	$—
2008	54
2009	—
2010	—
2011	35,090
Thereafter	198,500

$233,644

11.	RELATED PARTY TRANSACTIONS

Fees to Affiliates

Upon the launch of the Offering, the Company executed a Dealer Manager Agreement with the Dealer Manager on January 27, 2006 and entered into an Advisory Agreement with the Advisor that is in effect through November 8, 2007. These agreements entitle the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor, the Dealer Manager, and their affiliates on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company.

Pursuant to the terms of the agreements described above, the Company has incurred the following related-party costs for the three and six months ended June 30, 2007 (in thousands):

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Selling commissions (1)	$13,789	$20,618
Dealer-manager fees (1)	8,517	12,787
Reimbursements of organization and offering costs (1) (2)	1,349	1,564
Acquisition fees (3)	1,154	2,407
Asset-management fees	794	1,366

	$25,603	$38,742

(1)	Commissions, dealer-manager fees and reimbursements of organization and offering costs are charged against stockholders’ equity in the accompanying consolidated financial statements.
(2)

Reimbursements of organization and offering costs represent the portion of the Company’s organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company and subsequently reimbursed by the Company. The Company has recorded organization and offering costs related to the Offering of $2.5 million and $3.1 million for the three and six months ended June 30, 2007, respectively, including both organization and offering costs incurred directly by the Company and those costs incurred by the Advisor and its affiliates on behalf of the Company, which were subsequently reimbursed by the Company.

(3)

Represents acquisition fees related to purchases of real estate and real estate-related investments during the three and six months ended June 30, 2007. The acquisition fees for the real estate loans receivable are capitalized as other assets in the accompanying consolidated financial statements and amortized over the life of the loans.

F-24

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

The Company had granted no stock-based compensation awards and it had not incurred any disposition fees, subordinated participation in net cash flows, or subordinated incentive listing fees during the three and six months ended June 30, 2007.

Form of Compensation	Amount
Selling Commission

The Company pays the Dealer Manager up to 6% of the gross offering proceeds (up to 3% for sales of shares under the dividend reinvestment plan) before reallowance of commissions earned by participating broker-dealers. The Dealer Manager reallows 100% of commissions earned to participating broker-dealers.

Assuming all shares are sold at the highest possible selling commissions (with no discounts to any categories of purchasers) and a $9.50 price for each share sold through the dividend reinvestment plan, estimated selling commissions are approximately $142.8 million if the Company sells the maximum of 280,000,000 shares.

Dealer Manager Fee

The Company pays the Dealer Manager 3.5% of gross offering proceeds. No dealer manager fee is payable on shares sold under the dividend reinvestment plan. The Dealer Manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee, provided that the Dealer Manager may increase the amount of the reallowance in special cases. The dealer manager fee is reduced for certain volume discount sales.

The estimated dealer manager fee is approximately $70.0 million if the Company sells the maximum of 280,000,000 shares.

Reimbursement of Organization and Offering Expenses

The Company reimburses the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.

The Company estimates organization and offering costs of approximately $22.4 million if the Company sells the maximum of 280,000,000 shares.

Acquisition Fee	The Company pays the Advisor 0.75% of the cost of investments acquired, including acquisition expenses and any debt attributable to such investments.

Asset Management Fee*

The Company pays the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments the Company owns and of the Company’s investments in joint ventures, including acquisition fees, acquisition expenses and any debt attributable to such investments.

Although the asset management fees earned by the Advisor through June 30, 2007 have been accrued for and expensed in the appropriate period in the Company’s financial statements, the Advisor has deferred, without interest, payment of the asset management fees it has earned from July 2006 through June 2007. Per the terms of the advisory agreement, the Advisor may choose to be paid the accrued but unpaid asset management fees in such future period as the Advisor may determine.

F-25

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Form of Compensation	Amount

Reimbursement of Operating Expenses*	The Company reimburses the expenses incurred by the Advisor or its affiliates in connection with their provision of services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs. However, the Company does not reimburse the Advisor or its affiliates for personnel costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees.

Disposition Fee	For substantial assistance in connection with the sale of properties or other investments, the Company will pay the Advisor or its affiliate a disposition fee of 1% of the contract sales price of the properties or other investments sold. However, in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the properties or other investments sold.

Stock-based Compensation Awards*	The Company may issue stock-based awards to affiliates of the Advisor. At June 30, 2007, no awards had been granted under the plan. The Company has no timetable for the grant of any awards under the Employee and Independent Director Incentive Stock Plan, and the Company’s board of directors has adopted a policy that prohibits grants of any awards of shares of common stock to any person under the Employee and Independent Director Stock Plan.

Subordinated Participation in Net Cash Flows*	After investors receive a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, the Advisor is entitled to receive 15.0% of the net cash flows produced by the Company, whether from continuing operations, net sale proceeds or otherwise.

Subordinated Incentive Listing Fee	Upon listing the Company’s common stock on a national securities exchange, the Advisor or its affiliates will receive 15% of the amount by which (1) the market value of the Company’s outstanding stock plus distributions paid by the Company prior to listing exceeds (2) the sum of invested capital and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to stockholders.

*	The Advisor will reimburse the Company at the end of any fiscal quarter for total operating expenses that in the four consecutive fiscal quarters then ended exceed the greater of 2% of its average invested assets or 25% of its net income for such year, unless the conflicts committee of the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. The Company’s conflicts committee approved total operating expenses in excess of the operating expense reimbursement obligation for the four fiscal quarters ending December 31, 2006. The Company’s total operating expenses were not in excess of the operating expense reimbursement obligation for the four fiscal quarters ending March 31, 2007 and June 30, 2007.

“Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that the Company does not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent the Advisor receives the fee described above at “Subordinated Participation in Net Cash Flows” and such fee is derived from cash flows other than net sales proceeds, that fee may be limited by the restriction on “total operating expenses.” In addition, stock-based awards treated as an expense under GAAP will count toward the restriction on “total operating expenses.”

F-26

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Due to Affiliates

In order that the Company’s investors could begin earning cash distributions, the Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending June 30, 2007 exceeds the amount of the Company’s funds from operations (as defined by the National Association of Real Estate Investment Trusts) from January 1, 2006 through June 30, 2007. The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor. At June 30, 2007, the Advisor had advanced $1.6 million to the Company, all of which is outstanding, for the payment of distributions and to cover its expenses, excluding depreciation and amortization, in excess of its revenues, which is included in due to affiliates on the accompanying balance sheet at June 30, 2007.

The remaining $3.4 million in due to affiliates at June 30, 2007 relates to $1.7 million of accrued but unpaid asset management fees due to the Advisor, $0.6 million of sales commissions and dealer manager fees due to the Dealer Manager, and $1.1 million of offering costs paid by the Dealer Manager and reimbursable by the Company pursuant to the terms of the Company’s agreement with the Dealer Manager. Although the $1.7 million of asset management fees earned by the Advisor for the months of July 2006 through June 2007 have been accrued for and expensed in the appropriate periods in the Company’s financial statements, the Advisor has deferred, without interest, payment of these asset management fees. Per the terms of the advisory agreement, the Advisor may choose to be paid the accrued but unpaid asset management fees in such future period as the Advisor may determine.

12.	PRO FORMA FINANCIAL INFORMATION

The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the three and six months ended June 30, 2007 and 2006, as if all the Company’s acquisitions that were completed during the year ending December 31, 2006 and six months ended June 30, 2007 were completed as of January 1, 2006. As of June 30, 2007, the Company owned eight office buildings, one light industrial property, two corporate research buildings, one distribution facility, three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred as of January 1, 2006, nor do they purport to predict the results of operations for future periods (in thousands, except share and per share amounts).

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$15,699	$14,806	$31,502	$29,745

Depreciation and amortization	$(4,677)	$(4,722)	$(9,370)	$(9,444)

Net Income	$4,079	$1,708	$6,681	$3,640

Income per common share, basic and diluted	$0.11	$0.05	$0.19	$0.10

Weighted-average number of common shares outstanding	35,983,799	35,983,799	35,983,799	35,983,799

F-27

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

13.	SEGMENT INFORMATION

The Company presently operates in two business segments in the real estate markets: real property investments and investments in real estate-related assets. As of June 30, 2007, the Company owned eight office buildings, one light industrial property, two corporate research buildings, one distribution facility, three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan. The Company does not allocate corporate-level accounts to its operating segments. Corporate-level accounts include corporate general and administrative expenses, non-operating interest income and other corporate-level expenses.

The following table summarizes total revenues and net income (loss) for each reportable segment for the three and six months ended June 30, 2007 and 2006 and total assets and total liabilities for each reportable segment as of June 30, 2007 and December 31, 2006:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total Revenues
Real Property Investments Segment	$10,271	$—	$18,507	$—
Real Estate-Related Assets Segment	2,396	—	3,143	—
Corporate-Level Accounts	—	—	—	—

Consolidated Total Revenues	$12,667	$—	$21,650	$—

Net Income (loss)
Real Property Investments Segment	$(716)	$—	$(2,240)	$—
Real Estate-Related Assets Segment	2,403	—	3,151	—
Corporate-Level Accounts	175	(360)	(682)	(464)

Consolidated Net Income (loss)	$1,862	$(360)	$229	$(464)

	June 30, 2007	December 31, 2006
Total Assets
Real Property Investments Segment	$469,888	$220,107
Real Estate-Related Assets Segment	96,371	14,330
Corporate-Level Accounts (1)	110,084	48,778

Consolidated Total Assets	$676,343	$283,215

Total Liabilities
Real Property Investments Segment	$249,966	$186,336
Real Estate-Related Assets Segment	318	124
Corporate-Level Accounts (2)	8,612	2,730

Consolidated Total Liabilities	$258,896	$189,190

(1)

Total assets in the corporate-level accounts consisted primarily of offering proceeds being held in the form of cash and cash equivalents or marketable securities totaling approximately $109.0 million and $47.0 million as of June 30, 2007 and December 31, 2006, respectively, for future real estate investments.

(2)

Total liabilities in the corporate-level accounts as of June 30, 2007 and December 31, 2006 consisted primarily of amounts due to affiliates for commissions, dealer manager fees, and reimbursements of organization and offering costs and distributions payable.

F-28

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

14.	COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase, and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The Company invests in real estate loans receivable that are in the form of mezzanine loans that are secured by a pledge of the ownership interests of an entity that indirectly owns real property. This type of investment involves a higher degree of risk relative to a long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Company may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the loan.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on the Company’s financial condition and results of operations as of June 30, 2007.

Legal Matters

From time to time, the Company is party to legal proceedings that arise in the ordinary course of its business. The Company is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on its results of operations or financial condition.

Magazine Article

On May 21, 2007, Real Estate Finance & Investment newsweekly published an interview between Institutional Investor, Inc. reporter William Sprouse and Peter M. Bren, who is the Company’s president, the president of the Advisor and the chairman of the board and president of KBS Realty Advisors LLC. If the Company’s involvement with the article were held by a court to be in violation of Section 5 of the Securities Act of 1933, the Company could be required to repurchase the shares sold to those purchasing shares from the Company and who received the newsweekly article before receiving a written prospectus for a period of one year following the date of any violation determined by the court to have occurred. The repurchase price would be the original purchase price, plus statutory interest from the date of purchase.

The Company intends to contest vigorously any claim that a Section 5 violation occurred; nevertheless, the Company can give no assurance that a court would agree with its determination. Because the Company does not know the amount of shares purchased from the Company, if any, from those who received the newsweekly before receiving a prospectus, the Company cannot know the amount of the Company’s potential liability should a court hold that a Section 5 violation occurred. Therefore, the Company can give no assurance that the ultimate outcome with respect to any such Section 5 claim would not materially adversely affect the Company’s operating results, financial position or liquidity.

F-29

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

15.	SUBSEQUENT EVENTS AS OF AUGUST 10, 2007

Status of the Offering

As of August 8, 2007, the Company had accepted aggregate gross offering proceeds of approximately $569.2 million in its Offering.

Distributions Paid

Subsequent to June 30, 2007, the Company paid distributions of approximately $2.6 million, which related to distributions payable at June 30, 2007.

Distributions Declared

On July 17, 2007, the Company’s board of directors declared a daily distribution for the period from August 1, 2007 through August 31, 2007, which distribution the Company expects to pay in September 2007. On August 7, 2007, the Company’s board of directors declared a daily distribution for the period from September 1, 2007 through September 30, 2007, which distribution the Company expects to pay in October 2007 and a daily distribution for the period from October 1, 2007 through October 31, 2007, which distribution the Company expects to pay in November 2007. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.

The distributions are calculated based on stockholders of record each day during the period at a rate of $0.0019178 per share per day and equal a daily amount that, if paid each day for a 365-day period, would equal a 7.0% annualized rate based on a purchase price of $10.00 per share. The Advisor has agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending October 31, 2007 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through October 31, 2007, see Note 11 “Related Party Transactions – Due to Affiliates.”

Subsequent Investments and Financing

Bridgeway Technology Center Financing

On July 20, 2007, the Company, through an indirect wholly owned subsidiary, completed the secured financing of Bridgeway Technology Center. The Company obtained six-year financing in the amount of approximately $26.8 million at a fixed interest rate of 6.07% per annum from a financial institution. The loan matures on August 1, 2013.

Sabal VI Building Financing

On July 23, 2007, the Company, through an indirect wholly owned subsidiary, completed the funding of the mezzanine financing on the Sabal VI Building. The Company obtained a one-year mezzanine loan in the amount of approximately $3.0 million that matures on May 5, 2008. The loan bears interest at a variable rate. The interest rate for the first full eight months is 30-day LIBOR plus 150 basis points and 30-day LIBOR plus 250 basis points thereafter. Monthly installments related to the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayments.

Repurchase Agreement Financing

On July 24, 2007, the Company entered into a repurchase agreement with a financial institution. Under this agreement, the Company sold its marketable securities totaling $17.7 million to the financial institution and obtained $13.3 million of financing in return. The Company agreed to repurchase the marketable securities on January 23, 2008. The financial institution purchased the marketable securities, which were financed under the repurchase agreement at a percentage of their value on the date of origination of the repurchase agreement, which is the purchase rate. The Company will pay interest to the financial institution at one-month LIBOR plus 85 basis points. For financial reporting purposes, the Company characterizes all of the borrowing under the repurchase agreement as balance sheet financing.

F-30

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

Bridge Loan Financing

On July 24, 2007, the Operating Partnership entered into a $76.4 million unsecured, short-term bridge loan agreement (the “Bridge Loan”) with a financial institution. The Bridge Loan has a maturity date of October 24, 2007. Pursuant to the Bridge Loan agreement, the Operating Partnership borrowed $76.4 million at a fixed rate of 125 basis points over LIBOR (or 6.57% for the first 30 days of the term). The Operating Partnership may prepay the principal of the loan (a) immediately after such 30-day period without prepayment penalty or (b) prior to the end of such 30-day period with a prepayment penalty equal to the present value (using a discount rate of LIBOR as of the prepayment date) of (i) the amount of interest that would have accrued for the remainder of the 30-day period at an interest rate equal to the fixed rate in effect, less (ii) the amount of interest that would have accrued for the remainder of the 30-day period at an interest rate equal to LIBOR as of the prepayment date. If the Operating Partnership does not prepay the principal of the loan immediately after such 30-day period or before, it may continue to borrow at the terms described above for another one- or two-month period, with the fixed rate reset to 125 basis points over LIBOR then in effect. Alternatively, the Operating Partnership may continue to borrow at a variable rate equal to the Prime Rate established from time to time by the lender; principal borrowed at such variable rate may be prepaid at any time without penalty. The Bridge Loan only requires interest-only payments during the term of the loan. The purpose of the Bridge Loan is to provide interim acquisition funding. The Bridge Loan is guaranteed by the Company.

Opus National Industrial Portfolio Acquisition

On July 25, 2007, the Company, through indirect wholly owned subsidiaries, purchased a portfolio of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”) from unaffiliated sellers. The portfolio consists of properties totaling approximately 2.3 million rentable square feet. The purchase price of the Opus National Industrial Portfolio was $124.5 million plus closing costs. The Company funded the purchase of the Opus National Industrial Portfolio with proceeds from the Bridge Loan (described above) and with proceeds from the Company’s Offering. The Company may later place mortgage debt on the property.

2200 West Loop South Building

On July 27, 2007, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement with an unaffiliated seller to acquire an 11-story office building containing 196,217 rentable square feet with a four-level parking structure located in Houston, Texas (the “2200 West Loop South Building”). Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The purchase price of the 2200 West Loop South Building is $35.1 million plus closing costs. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $200,000 of earnest money.

200 Professional Drive Loan Origination

On July 31, 2007, the Company, through an indirect wholly owned subsidiary, originated a senior, secured bridge loan of up to $10.5 million on 200 Professional Drive, a 60,528 square foot office property in Gaithersburg, Maryland (the “200 Professional Drive Mortgage Loan”). As of July 31, 2007, $7.4 million of the loan had been funded, and the remaining $3.1 million will be funded over the term of the loan. The proceeds of the loan are expected to be used by the borrower to repay current mortgages, provide for future tenant improvements and leasing commissions and to provide funds for renovation. The 200 Professional Drive Loan is for a term of 24 months with one 12-month extension option and bears interest at a variable annual rate of 300 basis points over 30-day LIBOR, adjusted on a monthly basis.

Lawrence Village Plaza Loan Origination

On August 6, 2007, the Company, through an indirect wholly owned subsidiary, originated an approximately $8.3 million senior, secured bridge loan on Lawrence Village Plaza, a 294,675 square foot retail property in New Castle, Pennsylvania (the “Lawrence Village Plaza Mortgage Loan”). The proceeds of the loan are expected to be used by the borrower for the acquisition of such property, funding for rehabilitation, tenant improvements, lease commissions and other closing costs. The Lawrence Village Plaza Loan is for a term of 36 months and bears interest at a variable annual rate of 250 basis points over 30-day LIBOR, adjusted on a monthly basis.

F-31

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

11 South LaSalle Loan Origination

On August 8, 2007, the Company, through an indirect wholly owned subsidiary, originated a senior mortgage loan of up to $43.3 million on 11 South LaSalle (the “11 South LaSalle Mortgage Loan”), a 329,271 square foot office building located in Chicago, Illinois. As of August 8, 2007, $21.6 million of the loan had been funded and the remaining $21.7 million will be funded over the term of the loan. The proceeds of the loan are expected to be used by the borrower for the renovation and repositioning of the 11 South LaSalle Building. The 11 South LaSalle Mortgage Loan is for a term of 36 months and bears interest at a variable annual rate of 295 basis points over 30-day LIBOR, adjusted on a monthly basis.

ADP Plaza

On July 2, 2007, the Advisor entered into a purchase and sale agreement with an unaffiliated seller to purchase two four-story office buildings containing 180,772 rentable square feet with a four-story parking garage containing 117,614 square feet located in Portland, Oregon (the “ADP Plaza”) for a purchase price of $33.1 million plus closing costs. The Advisor assigned this purchase and sale agreement to an indirect, wholly owned subsidiary of the Company on August 7, 2007 for no consideration. The Company would be obligated to purchase ADP Plaza only after satisfactory completion of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $350,000 of earnest money.

Plano Corporate Center I & II

On July 18, 2007, the Advisor entered into a purchase and sale agreement with an unaffiliated seller to purchase two three-story office buildings containing 308,038 rentable square feet located in Plano, Texas ( “Plano Corporate Center I & II”) for a purchase price of $46.3 million plus closing costs. The Advisor assigned this purchase and sale agreement to an indirect, wholly owned subsidiary of the Company on August 10, 2007 for no consideration. The Company would be obligated to purchase Plano Corporate Center I & II only after satisfactory completion of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $450,000 of earnest money.

Royal Ridge Building Financing

On August 10, 2007, the Company, through an indirect wholly owned subsidiary, completed the secured financing of the Royal Ridge Building. The Company obtained six-year financing in the amount of approximately $21.7 million at a fixed interest rate of 5.96% per annum from a financial institution. The loan matures on September 1, 2013.

National Industrial Portfolio

On August 8, 2007, the Company, through an indirect wholly owned subsidiary, entered into a joint venture with New Leaf Industrial Partners Fund, L.P. (“New Leaf”), which is not affiliated with the Company or the Advisor. The Company’s capital contribution to the joint venture was approximately $85.5 million in exchange for an 80% membership interest in the joint venture. New Leaf holds a 20% membership interest and is the managing member. The unanimous consent of both the Company and New Leaf is required with respect to material decisions affecting the joint venture, including the purchase, sale and financing of properties acquired by a subtier entity (the” Property Owner”) indirectly wholly owned by the joint venture, portfolio financing by the Property Owner and its sole member (the “Property Owner Member”), and annual budgets of properties and distributions to the members of the joint venture.

Subject to certain special distributions (“Special Distributions”), distributions are made pro rata in proportion to each member’s membership interest until each member has received a return of its capital and an 8% internal rate of return. Thereafter, distributions are made 36% to New Leaf and 64% to the Company until the Company has received an internal rate of return of 10%, at which time distributions are thereafter made 44% to New Leaf and 56% to the Company. Notwithstanding the foregoing, at such time as New Leaf is no longer the manager in the joint venture, subject to the Special Distributions, distributions are to be made pro-rata in proportion to each member’s membership interest.

F-32

KBS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

June 30, 2007

(unaudited)

On August 8, 2007, the Property Owner acquired a portfolio of 25 institutional-quality industrial properties located in seven states and containing approximately 11.4 million rentable square feet (the “National Industrial Portfolio”). The purchase price of the National Industrial Portfolio was $515.9 million plus closing costs. In connection with the acquisition, the Property Owner obtained $315.0 million of secured financing (the “Mortgage Loan”) from a financial institution and the Property Owner Member obtained $116.0 million of mezzanine financing (the “Mezzanine Loan A”) from the same financial institution. In addition the Property Owner Member obtained an additional $20.0 million of mezzanine financing (the “Mezzanine Loan B” and, together with the Mezzanine Loan A, the “Mezzanine Loans”) from the same financial institution in order to fund future capital expenditures and leasing costs. As of August 8, 2007, no funds had been drawn on the Mezzanine Loan B. The Mortgage Loan is secured by a first priority lien on the National Industrial Portfolio properties. The Mezzanine Loans are secured by a pledge of 100% of the ownership interests in wholly owned subsidiaries of the joint venture that directly or indirectly own the National Industrial Portfolio properties.

The Mortgage Loan bears interest at a floating rate equal to 115 basis points (the “Spread”) over 30-day LIBOR, adjusted on a monthly basis, and matures on August 9, 2009, subject to the Property Owner’s right to extend the maturity date for up to three additional years in accordance with the terms, conditions and fees required under the Mortgage Loan documents. The Mezzanine Loans also bear interest at a floating rate equal to 115 basis points (the “Mezzanine Spread”) over 30-day LIBOR, adjusted on a monthly basis, and mature on August 9, 2009, subject to the Property Owner Member’s right to extend the maturity date for up to three additional years in accordance with the terms, conditions and fees required under the Mezzanine Loan documents. In addition, the lender may increase the Spread or the Mezzanine Spread if it determines, in its sole discretion, that an increase is advisable to ensure the sale, transfer or assignment of the loans or interests in the loans, provided that the weighted average of the Spread (weighted by the principal amount being borrowed under the Mortgage Loan) and the Mezzanine Spread (weighted by the principal amount being borrowed under the Mezzanine Loan A and Mezzanine Loan B) may not exceed 125 basis points.

Interest on the Mortgage Loan and Mezzanine Loans is payable monthly, with the principal due at maturity. The Property Owner and Property Owner Member may prepay the Mortgage Loan and the Mezzanine Loans together, pro rata, with (i) a prepayment premium equal to (a) if the prepayment occurs on or prior to August 15, 2008, 0.5% of the principal amount being prepaid, (b) if the prepayment occurs after August 15, 2008 and on or prior to February 15, 2009, 0.25% of the principal amount being prepaid and (c) if the prepayment occurs after February 15, 2009, 0% of the principal amount being prepaid and (ii) a spread premium equal to the present value of the interest that would have been payable if there were no prepayment, assuming an interest rate equal to the Spread or Mezzanine Spread, as applicable, discounted at 30-day LIBOR as of the date of the prepayment; provided, however, no prepayment premium or spread premium will be due in connection with prepayments of the first $63,000,000 of the Mortgage Loan or $27,200,000 of the Mezzanine Loans, regardless of when such prepayments are made.

F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying combined statement of revenues over certain operating expenses of the National Industrial Portfolio for the year ended December 31, 2006. This statement is the responsibility of the National Industrial Portfolio’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the National Industrial Portfolio’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the National Industrial Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the National Industrial Portfolio’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses, as described in Note 2, of the National Industrial Portfolio for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 21, 2007

F-34

NATIONAL INDUSTRIAL PORTFOLIO

COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$18,850,254	$28,045,515
Tenant reimbursements	6,530,921	9,927,007

Total revenues	25,381,175	37,972,522

Expenses:
Utilities	3,094,553	4,441,651
Real estate and other property-related taxes	1,919,933	3,337,722
Repairs and maintenance	1,110,831	1,838,697
Property management fees	388,949	819,459
Insurance	542,726	730,378

Total expenses	7,056,992	11,167,907

Revenues over certain operating expenses	$18,324,183	$26,804,615

See accompanying notes.

F-35

NATIONAL INDUSTRIAL PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On August 8, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”), through its indirect wholly owned subsidiary, joined New Leaf Industrial Partners Fund, L.P. (“New Leaf”) to make an approximately $106.9 million equity investment in New Leaf-KBS JV, LLC (the “JV”), the owner of a portfolio of 24 institutional-quality industrial properties and the holder of a master lease with a remaining term of 15.5 years with respect to another industrial property (the “National Industrial Portfolio”). These properties are located in seven states and contain approximately 11.4 million rentable square feet. The JV acquired the National Industrial Portfolio on August 8, 2007 from affiliates of Equity Industrial Partners Corp. (collectively, the “Sellers”). Neither New Leaf nor the Sellers are affiliated with KBS REIT. The purchase price of the National Industrial Portfolio was $515.9 million plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying combined statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission. The National Industrial Portfolio’s combined revenues over certain operating expenses include the accounts of all of the properties acquired; as such properties were under the Sellers’ common control and management.

The National Industrial Portfolio is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses the JV expects to incur in the future operations of the National Industrial Portfolio have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the National Industrial Portfolio.

An audited combined statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the National Industrial Portfolio was acquired from an unaffiliated party and (ii) based on due diligence of the National Industrial Portfolio by KBS REIT, management is not aware of any material factors relating to the National Industrial Portfolio that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by $1,206,961 for the year ended December 31, 2006 and decreased revenue by $227,600 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, the National Industrial Portfolio was 91% leased under leases that expire at various dates through 2021. As of December 31, 2006, the aggregate annual base rent for the tenants was approximately $37.2 million and the weighted-average remaining lease term for the existing tenants was approximately 6.2 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

F-36

NATIONAL INDUSTRIAL PORTFOLIO

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$36,732
2008	33,380
2009	29,881
2010	21,821
2011	13,466
Thereafter	68,253

$203,533

6.	RELATED PARTY TRANSACTIONS

During 2006 and the six months ended June 30, 2007, the National Industrial Portfolio was managed by an affiliate of the Sellers. Property management fees were included in the accompanying combined statements of revenues over certain operating expenses and totaled $604,201 for the year ended December 31, 2006 and $388,949 for the six months ended June 30, 2007.

In addition, Regency Warehouse, an affiliate of the Sellers, occupied 7% of the square footage of the portfolio as of December 31, 2006 and contributed $2,690,547 and $1,532,488 to rental income and $652,296 and $562,407 to tenant reimbursements for the year ended December 31, 2006 and six months ended June 30, 2007, respectively.

7.	INTERIM UNAUDITED FINANCIAL INFORMATION

The combined statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Plano Corporate Center I & II for the year ended December 31, 2006. This statement is the responsibility of Plano Corporate Center I & II’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Plano Corporate Center I & II’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Plano Corporate Center I & II’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Plano Corporate Center I & II’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of Plano Corporate Center I & II for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 14, 2007

F-38

PLANO CORPORATE CENTER I & II

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$2,135,061	$3,795,392
Tenant reimbursements	396,561	761,563
Other income	135,417	195,009

Total revenues	2,667,039	4,751,964

Expenses:
Utilities	499,103	875,497
Real estate and other property-related taxes	437,268	834,750
Repairs and maintenance	353,342	404,756
General and administrative expenses	201,209	298,192
Salaries	118,423	233,999

Total expenses	1,609,345	2,647,194

Revenues over certain operating expenses	$1,057,694	$2,104,770

See accompanying notes.

F-39

PLANO CORPORATE CENTER I & II

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On August 28, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, two three-story office buildings containing 308,038 rentable square feet (“Plano Corporate Center I & II”) from PCCP Lincoln Plano Corporate Center, L.P. (“the Seller”), an unaffiliated entity. Plano Corporate Center I & II is located on a 20-acre parcel of land in Plano, Texas. The purchase price of Plano Corporate Center I & II was approximately $45.8 million plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

Plano Corporate Center I & II is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of Plano Corporate Center I & II have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Plano Corporate Center I & II.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Plano Corporate Center I & II was acquired from an unaffiliated party and (ii) based on due diligence of Plano Corporate Center I & II by KBS REIT, management is not aware of any material factors relating to Plano Corporate Center I & II that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by $873,459 for the year ended December 31, 2006 and increased revenue by $138,398 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, Plano Corporate Center I & II was approximately 79% leased by 14 tenants, including FedEx Kinko’s Office and Print Services (26%) and UnitedHealth Care Group (22%). The FedEx Kinko’s lease expires in November 2015 and as of December 31, 2006, the aggregate annual rental rate for the FedEx Kinko’s lease was $1.3 million. The UnitedHealth Care Group lease expires in July 2014 and as of December 31, 2006, the aggregate annual rental rate for the UnitedHealth Care Group lease was $1.1 million. As of December 31, 2006, the aggregate annual base rent for the tenants was approximately $3.7 million and the weighted-average remaining lease term for the existing tenants was approximately 6.5 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

F-40

PLANO CORPORATE CENTER I & II

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

for the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$4,089
2008	4,040
2009	4,022
2010	3,548
2011	3,268
Thereafter	9,580

$28,547

6.	RELATED PARTY TRANSACTIONS

During 2006 and the six months ended June 30, 2007, Plano Corporate Center I & II was managed by an affiliate of the Seller. Property management fees were included in general and administrative expenses in the accompanying statements of revenues over certain operating expenses and totaled $99,657 for the year ended December 31, 2006 and $80,751 for the six months ended June 30, 2007.

7.	INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 2200 West Loop South Building for the year ended December 31, 2006. This statement is the responsibility of the 2200 West Loop South Building’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the 2200 West Loop South Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the 2200 West Loop South Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 2200 West Loop South Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the 2200 West Loop South Building for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 21, 2007

F-42

2200 WEST LOOP SOUTH BUILDING

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(unaudited)
Revenues:
Rental income	$1,810,395	$3,108,790
Tenant reimbursements	133,269	206,532
Parking revenues	97,918	194,646
Other revenues	7,497	15,808

Total revenues	2,049,079	3,525,776

Expenses:
Real estate and other property-related taxes	324,069	652,548
Repairs and maintenance	219,495	454,792
Utilities	194,845	394,544
General and administrative expenses	177,506	273,978

Total expenses	915,915	1,775,862

Revenues over certain operating expenses	$1,133,164	$1,749,914

See accompanying notes.

F-43

2200 WEST LOOP SOUTH BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

On September 5, 2007, KBS Real Estate Investment Trust, Inc. (“KBS REIT”) acquired, through an indirect wholly owned subsidiary, an 11-story office building containing 196,217 rentable square feet with a four-level parking structure (the “2200 West Loop South Building”) from 2200 West Loop South, L.P., an unaffiliated entity. The 2200 West Loop South Building is located on a 4.3-acre parcel of land in Houston, Texas. The purchase price of the 2200 West Loop Building was approximately $35.1 million plus closing costs.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The 2200 West Loop South Building is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of the 2200 West Loop South Building have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of the 2200 West Loop South Building.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the 2200 West Loop South Building was acquired from an unaffiliated party and (ii) based on due diligence of the 2200 West Loop South Building by KBS REIT, management is not aware of any material factors relating to the 2200 West Loop South Building that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by $249,000 for the year ended December 31, 2006 and increased revenue by $93,734 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, the 2200 West Loop South Building was approximately 91% leased by 11 tenants, including Tenaris Global Services (U.S.A.) Corporation (25%) and Morgan Stanley DW Inc. (29%). The Tenaris Global Services (U.S.A.) Corporation lease expires in November 2014 and as of December 31, 2006 the aggregate annual rental rate for the Tenaris Global Services (U.S.A.) Corporation lease was $0.9 million. The Morgan Stanley DW Inc. lease expires in November 2010 and as of December 31, 2006, the aggregate annual rental rate for the Morgan Stanley DW Inc. lease was $1.3 million. As of December 31, 2006, the aggregate annual base rent for the tenants was approximately $3.4 million and the weighted-average remaining lease term for the existing tenants was approximately 5.7 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

F-44

2200 WEST LOOP SOUTH BUILDING

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$3,471
2008	3,653
2009	3,541
2010	3,507
2011	2,319
Thereafter	4,172

$20,663

6.	INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of ADP Plaza for the year ended December 31, 2006. This statement is the responsibility of ADP Plaza’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of ADP Plaza’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of ADP Plaza’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of ADP Plaza’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of ADP Plaza for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 18, 2007

F-46

ADP PLAZA

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental Income	$1,710,731	$3,646,568
Parking revenues	341,110	718,178
Other income	85,872	187,024
Tenant reimbursements	124,436	200,619

Total revenues	2,262,149	4,752,389

Expenses:
Utilities	268,283	538,141
General and administrative expenses	174,142	351,442
Real estate and other property-related taxes	168,329	326,479
Cleaning	140,752	274,825
General Building	120,954	259,656
Repairs and maintenance	87,854	197,742

Total expenses	960,314	1,948,285

Revenues over certain operating expenses	$1,301,835	$2,804,104

See accompanying notes.

F-47

ADP PLAZA

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY

KBS Real Estate Investment Trust, Inc. (“KBS REIT”) has entered into an agreement to acquire, through an indirect wholly owned subsidiary, two four-story office buildings containing 180,772 rentable square feet with a four-story parking garage containing 117,614 square feet (“ADP Plaza”) for a purchase price of $33.1 million plus closing costs. The seller is Antares-A, Inc., an unaffiliated entity. ADP Plaza is located on an approximate 2.2-acre parcel of land in Portland, Oregon. KBS REIT will be obligated to purchase the property only after satisfactory completion of agreed-upon closing conditions. There can be no assurance that KBS REIT will acquire ADP Plaza.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

ADP Plaza is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of ADP Plaza have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of ADP Plaza.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) ADP Plaza was acquired from an unaffiliated party and (ii) based on due diligence of ADP Plaza by KBS REIT, management is not aware of any material factors relating to ADP Plaza that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by $93,153 for the year ended December 31, 2006 and increased revenue by $44,661 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, ADP Plaza was 100% leased by three tenants, including ADP, Inc. (64%), Oregon Health and Science University (27%) and Bank of America (9%). ADP, Inc. lease expires in December 2009 and as of December 31, 2006 the aggregate annual rental rate for ADP, Inc. lease was $2.1 million. The Oregon Health and Science University lease expires in March 2011 and as of December 31, 2006 the aggregate annual rental rate for the Oregon Health and Science University lease was $1.1 million. The Bank of America lease expires in February 2007 and as of December 31, 2006 the aggregate annual rental rate for the Bank of America lease was $0.4 million. As of December 31, 2006, the aggregate annual base rent for the tenants was approximately $3.6 million and the weighted-average remaining lease term for the existing tenants was approximately 3.1 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

F-48

ADP PLAZA

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$3,258
2008	3,595
2009	3,612
2010	1,244
2011	315

$12,024

6.	INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of Patrick Henry Corporate Center for the year ended December 31, 2006. This statement is the responsibility of Patrick Henry Corporate Center’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Patrick Henry Corporate Center’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Patrick Henry Corporate Center’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Patrick Henry Corporate Center’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the combined and certain operating expenses, as described in Note 2, of Patrick Henry Corporate Center for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 21, 2007

F-50

PATRICK HENRY CORPORATE CENTER

STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$908,738	$1,859,234
Other income	5,423	24,840

Total revenues	914,161	1,884,074

Expenses:
Utilities	81,751	163,341
Real estate and other property-related taxes	79,505	152,151
Repairs and maintenance	85,362	106,558
Cleaning	51,022	102,048
General and administrative expenses	45,950	84,183

Total expenses	343,590	608,281

Revenues over certain operating expenses	$570,571	$1,275,793

See accompanying notes.

F-51

PATRICK HENRY CORPORATE CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY

KBS Real Estate Investment Trust, Inc. (“KBS REIT”) has entered into an agreement to acquire, through an indirect wholly owned subsidiary, a four-story office building (“Patrick Henry Corporate Center”) totaling 98,883 rentable square feet for a purchase price of $18.6 million plus closing costs. Patrick Henry Corporate Center is located on an approximate 5.1-acre parcel of land in Newport News, Virginia. The seller is Patrick Henry Corporate Center, LLC, an unaffiliated entity. KBS REIT will be obligated to purchase the property only after satisfactory completion of agreed-upon closing conditions. There can be no assurance that KBS REIT will acquire Patrick Henry Corporate Center.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

Patrick Henry Corporate Center is not a legal entity and the accompanying statements are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of Patrick Henry Corporate Center have been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Patrick Henry Corporate Center.

An audited statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Patrick Henry Corporate Center was acquired from an unaffiliated party and (ii) based on due diligence of Patrick Henry Corporate Center by KBS REIT, management is not aware of any material factors relating to Patrick Henry Corporate Center that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents increased revenue by $78,391 for the year ended December 31, 2006 and increased revenue by $16,202 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, Patrick Henry Corporate Center was 95% leased by ten tenants, including Northrop Grumman (42%) and Patten, Wornom, Hatten & Diamonstein (26%). The Northrop Grumman lease expires December 2009 and as of December 31, 2006 the aggregate annual rental rate was $0.8 million. The Patten, Wornom, Hatten & Diamonstein lease expires February 2011 and as of December 31, 2006 the aggregate annual rental rate was $0.4 million. As of December 31, 2006, the aggregate annual base rent for the tenants was approximately $1.9 million and the weighted-average remaining lease term for the existing tenants was approximately 3.3 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

F-52

PATRICK HENRY CORPORATE CENTER

NOTES TO STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$1,761
2008	1,763
2009	1,622
2010	622
2011	174
Thereafter	289

$6,231

6.	INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

KBS Real Estate Investment Trust, Inc.

We have audited the accompanying combined statement of revenues over certain operating expenses of Woodfield Preserve Office Center for the year ended December 31, 2006. This statement is the responsibility of Woodfield Preserve Office Center’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of Woodfield Preserve Office Center’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Woodfield Preserve Office Center’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of Woodfield Preserve Office Center’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses, as described in Note 2, of Woodfield Preserve Office Center for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

September 28, 2007

F-54

WOODFIELD PRESERVE OFFICE CENTER

COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(unaudited)
Revenues:
Rental income	$5,098,892	$10,360,942
Tenant reimbursements	4,164,046	7,773,630

Total revenues	9,262,938	18,134,572

Expenses:
Real estate and other property-related taxes	2,644,500	5,446,773
Repairs and maintenance	979,871	2,153,908
Utilities	310,599	539,571
General and administrative expenses	256,271	473,066
Property management fee	199,630	444,657

Total expenses	4,390,871	9,057,975

Revenues over certain operating expenses	$4,872,067	$9,076,597

See accompanying notes.

F-55

WOODFIELD PRESERVE OFFICE CENTER

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

1.	DESCRIPTION OF REAL ESTATE PROPERTY

KBS Real Estate Investment Trust, Inc. (“KBS REIT”) has entered into an agreement to acquire, through an indirect wholly owned subsidiary, two six-story office buildings containing 647,196 square feet, which includes 610,462 rentable square feet plus 36,734 square feet consisting of storage space, a fitness center, a lower level deli and other amenities (“Woodfield Preserve Office Center”). The purchase price for Woodfield Preserve Office Center is $135.8 million plus closing costs. Woodfield Preserve Office Center is located on an approximate 24-acre parcel of land in Schaumburg, Illinois. The sellers are Woodfield Preserve Phase I LLC and Woodfield Preserve Phase II LLC (the “Sellers”), both unaffiliated entities. KBS REIT will be obligated to purchase the property only after satisfactory completion of agreed-upon closing conditions. There can be no assurance that KBS REIT will acquire Woodfield Preserve Office Center.

KBS REIT is a Maryland corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary type of properties KBS REIT may invest in include office, industrial and retail properties located in large metropolitan areas in the United States. KBS REIT also intends to make investments in mortgage loans and other real estate-related assets, including mezzanine debt, mortgage-backed securities and other similar structured finance instruments.

2.	BASIS OF PRESENTATION

The accompanying combined statements of revenues over certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission. Woodfield Preserve Office Center’s combined statements of revenues over certain operating expenses include the accounts of both office buildings, as such buildings were under common management.

Woodfield Preserve Office Center is not a legal entity and the accompanying combined statements are not representative of the actual operations for the period presented, as certain revenues and expenses that may not be comparable to the revenues and expenses KBS REIT expects to incur in the future operations of Woodfield Preserve Office Center has been excluded. Excluded items include interest, depreciation and amortization, and general and administrative costs not directly comparable to the future operations of Woodfield Preserve Office Center.

An audited combined statement of revenues over certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Woodfield Preserve Office Center was acquired from an unaffiliated party and (ii) based on due diligence of Woodfield Preserve Office Center by KBS REIT, management is not aware of any material factors relating to Woodfield Preserve Office Center that would cause this financial information not to be necessarily indicative of future operating results.

3.	SIGNIFICANT ACCOUNTING POLICIES

Rental Revenues

Minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rents. The adjustment to deferred rents decreased revenue by $174,295 for the year ended December 31, 2006 and decreased revenue by $133,898 for the six months ended June 30, 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

4.	DESCRIPTION OF LEASING ARRANGEMENTS (UNAUDITED)

As of December 31, 2006, Woodfield Preserve Office Center was approximately 94% leased by 25 tenants, including IBM (15%) and Chef Solutions (10%). The IBM lease expires July 2014 and as of December 31, 2006, the aggregate annual rental rate was $1.6 million. The Chef Solutions lease expires March 2013 and as of December 31, 2006, the aggregate annual rental rate was $1.2 million.

F-56

WOODFIELD PRESERVE OFFICE CENTER

NOTES TO COMBINED STATEMENTS OF REVENUES OVER CERTAIN OPERATING EXPENSES (CONTINUED)

For the Six Months Ended June 30, 2007 (unaudited)

and the Year Ended December 31, 2006

As of December 31, 2006, the aggregate annual base rent for all of the existing tenants was approximately $10.8 million and the weighted-average remaining lease term for the existing tenants was approximately 5.4 years. Aggregate annual base rent is based on the minimum contractual base rent, as of December 31, 2006, multiplied by 12.

5.	FUTURE MINIMUM RENTAL COMMITMENTS

As of December 31, 2006, future minimum rental receipts due under lease commitments for the years ending December 31 were as follows (in thousands):

2007	$10,658
2008	10,292
2009	10,312
2010	9,249
2011	8,199
Thereafter	14,300

$63,010

6.	RELATED PARTY TRANSACTIONS

During 2006, Woodfield Preserve Office Center was managed by an affiliate of the Sellers. Property management fees to the affiliate were included in the accompanying combined statement of revenues over certain operating expenses and totaled $232,152 for the year ended December 31, 2006.

7.	INTERIM UNAUDITED FINANCIAL INFORMATION

The combined statement of revenues over certain operating expenses for the six months ended June 30, 2007 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

F-57

KBS REAL ESTATE INVESTMENT TRUST, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the consolidated balance sheets of KBS Real Estate Investment Trust, Inc. (“KBS REIT”) as of December 31, 2006 and June 30, 2007, the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2006 and the six months ended June 30, 2007, and the notes thereto. The consolidated financial statements of KBS REIT as of and for the year ended December 31, 2006 are contained in supplement no. 28 to the prospectus and the consolidated financial statements as of and for the three and six months ended June 30, 2007 are contained in this supplement. In addition, this pro forma information should be read in conjunction with the statements of revenues over certain operating expenses and the notes thereto of Sabal Pavilion Building, the Plaza in Clayton Building, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, the Midland Industrial Portfolio, the Crescent Green Buildings, the 625 Second Street Building, the Sabal VI Building, The Offices at Kensington, the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center and the Opus National Industrial Portfolio, all included in supplement no. 28 to the prospectus, and the statements of revenues over certain operating expenses and the notes thereto of the National Industrial Portfolio, Plano Corporate Center I & II, the 2200 West Loop South Building, ADP Plaza, Patrick Henry Corporate Center, and Woodfield Preserve Office Center, all included in this supplement.

The following unaudited pro forma balance sheet as of June 30, 2007 has been prepared to give effect to the acquisitions of the Opus National Industrial Portfolio, the National Industrial Portfolio, Plano Corporate Center I & II, the 2200 West Loop South Building, the 200 Professional Drive Loan Origination, the Lawrence Village Plaza Loan Origination, the 11 South LaSalle Loan Origination, and One Madison Park Mezzanine Loan (collectively, the “Q3 2007 Acquisitions”) and the probable acquisitions of ADP Plaza, Patrick Henry Corporate Center, Woodfield Preserve Office Center, and the Petra Senior Subordinated Loan (collectively, the “Q3 Probable Acquisitions”), as if these assets were acquired on June 30, 2007. Other adjustments provided in the following unaudited pro forma balance sheet are comprised of certain pro forma financing-related activities, including additional borrowings due to acquisitions, which closed subsequent to June 30, 2007, and paydown of borrowings from additional offering proceeds which occurred subsequent to the pro forma balance sheet date.

The following unaudited pro forma statements of operations for year ended December 31, 2006 and the six months ended June 30, 2007, have been prepared to give effect to the acquisitions of (i) the Sabal Pavilion Building, the First Tribeca Mezzanine Loan, the Plaza in Clayton Building, Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Portfolio (collectively, the “2006 Acquisitions”); (ii) the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan, The Offices at Kensington, the Royal Ridge Building, the 9815 Goethe Road Building, the Bridgeway Technology Center, the Second Tribeca Mezzanine Loan, and the Tribeca Senior Loan Participation (collectively, the “Q1 and Q2 2007 Acquisitions”); the Q3 2007 Acquisitions and the Q3 Probable Acquisitions as if these assets were acquired on January 1, 2006.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the 2006 Acquisitions, the Q1 and Q2 2007 Acquisitions, the Q3 2007 Acquisitions and the Q3 Probable Acquisitions all been acquired on January 1, 2006. In addition, the pro forma balance sheet includes pro forma allocations of the purchase prices of these assets based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

F-58

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2007

(in thousands, except share amounts)

		Pro Forma Adjustments
			Q3 2007 Acquisitions																Q3 2007 Probable Acquisitions
	KBS Real Estate Investment Trust Historical (a)	Q1 and Q2 2007 Adjustments (b)	Opus National Industrial Portfolio (c)		National Industrial Portfolio (d)		Plano Corporate Center I & II (e)		2200 West Loop South Building (f)		200 Professional Drive Loan Origination (g)		Lawrence Village Plaza Loan Origination (h)		11 South LaSalle Loan Origination (i)		One Madison Park Mezzanine Loan (j)		ADP Plaza (k)		Patrick Henry Corporate Center (l)		Woodfield Preserve Office Center (m)		Petra Senior Subordinated Loan (n)		Pro Forma Total June 30, 2007
Assets
Real estate:
Land	$53,961	$—	$22,433	(o)	$98,960	(o)	$5,344	(o)	$7,446	(o)	$—		$—		$—		$—		$9,800	(o)	$5,050	(o)	$7,001	(o)	$—		$209,995
Buildings and improvements, net	367,289	—	97,154	(o)	362,263	(o)	41,194	(o)	27,627	(o)	—		—		—		—		22,167	(o)	12,687	(o)	105,115	(o)	—		1,035,496
Tenant origination and absorption costs, net	31,337	—	9,017	(o)	66,930	(o)	4,080	(o)	3,389	(o)	—		—		—		—		2,177	(o)	1,305	(o)	17,149	(o)	—		135,384

Total real estate, net	452,587	—	128,604		528,153		50,618		38,462		—		—		—		—		34,144		19,042		129,265		—		1,380,875
Real estate loans receivable	93,255	—	—		—		—		—		7,397		6,159		21,500		21,000		—		—		—		50,000		199,311

Total real estate investments, net	545,842	—	128,604		528,153		50,618		38,462		7,397		6,159		21,500		21,000		34,144		19,042		129,265		50,000		1,580,186
Cash and cash equivalents	98,827	—	—		—		—		—		—		—		—		—		—		—		—		—		98,827
Marketable securities	17,680	—	—		—		—		—		—		—		—		—		—		—		—		—		17,680
Rents and other receivables	2,425	—	—		—		—		—		—		—		—		—		—		—		—		—		2,425
Above-market leases, net	7,858	—	376	(o)	5,008	(o)	—		96	(o)	—		—		—		—		137	(o)	92	(o)	8,414	(o)	—		21,981
Deferred financing costs, prepaid and other assets	3,711	197	87	(p)	23,204	(q)	32	(p)	25	(p)	67	(r)	56	(r)	172	(r)	158	(r)	—		—		—		375	(r)	28,084

Total assets	$676,343	$197	$129,067		$556,365		$50,650		$38,583		$7,464		$6,215		$21,672		$21,158		$34,281		$19,134		$137,679		$50,375		$1,749,183

Liabilities and Stockholders’ Equity
Notes payable	$233,644	$64,803	$73,033		$451,000		$30,591		$17,426		$—		$—		$—		$—		$—		$—		$—		$—		$870,497
Accounts payable and accrued liabilities	5,302	—	—		—		—		—		—		—		—		—		—		—		—		—		5,302
Due to affiliates	4,980	—	—		—		—		—		—		—		—		—		—		—		—		—		4,980
Distributions payable	2,551	—	—		—		—		—		—		—		—		—		—		—		—		—		2,551
Below-market leases, net	11,102	—	3,270	(o)	15,016	(o)	4,420	(o)	3,041	(o)	—		—		—		—		599	(o)	351	(o)	656	(o)	—		38,455
Other liabilities	1,317	—	—		—		—		—		—		—		—		—		—		—		—		—		1,317

Total liabilities	258,896	64,803	76,303		466,016		35,011		20,467		—		—		—		—		599		351		656		—		923,102
Commitments and contingencies
Redeemable stock	3,725	—	—		—		—		—		—		—		—		—		—		—		—		—		3,725
Minority interest	—	—	—		18,070	(d)	—		—		—		—		—		—		—		—		—		—		18,070
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—	—		—		—		—		—		—		—		—		—		—		—		—		—
Common stock, $.01 par value; 1,000,000,000 shares authorized, 48,361,166 shares issued and outstanding	483	(72)	59		81		18		20		8		7		24		24		38		21		153		56		920
Additional paid-in capital	425,882	(64,534)	52,705		72,198		15,621		18,096		7,456		6,208		21,648		21,134		33,644		18,762		136,870		50,319		816,009
Cumulative distributions and net loss	(12,643)	—	—		—		—		—		—		—		—		—		—		—		—		—		(12,643)

Total stockholders’ equity	413,722	(64,606)	52,764		72,279		15,639		18,116		7,464		6,215		21,672		21,158		33,682		18,783		137,022		50,375		804,286

Total liabilities and stockholders’ equity	$676,343	$197	$129,067		$556,365		$50,650		$38,583		$7,464		$6,215		$21,672		$21,158		$34,281		$19,134		$137,679		$50,375		$1,749,183

F-59

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2007

(a)	Historical financial information derived from KBS REIT’s quarterly report on Form 10-Q as of June 30, 2007.

(b)	Represents adjustments related to first and second quarter acquisitions to reflect subsequent financings of the Royal Ridge Building of approximately $21.7 million, Bridgeway Technology Center of approximately $26.8 million, Sabal VI Building of $3.0 million, and marketable securities of approximately $13.3 million.

(c)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Opus National Industrial Portfolio. The purchase price of approximately $125.7 million (including closing costs) was funded with an unsecured bridge loan facility of $76.4 million and proceeds from the issuance of approximately 5,906,134 shares of stock from KBS REIT’s public offering. On September 21, 2007, a $24.3 million paydown was made on the unsecured bridge loan and a $20.9 million six-year secured loan was placed on three of the assets in the Opus National Industrial Portfolio.

(d)	On August 8, 2007, KBS REIT, through an indirect wholly owned subsidiary, entered into a joint venture agreement with New Leaf Industrial Partners Fund, L.P. called New Leaf-KBS JV, L.L.C. (the “JV”) to purchase the National Industrial Portfolio. KBS REIT consolidates the JV as it holds an 80% controlling membership interest. The adjustment represents the purchase price of the assets acquired by the JV. The purchase price of approximately $531.5 million (including closing costs) was funded from $315 million of secured financing, $136 million of mezzanine financing, contributions from New Leaf Industrial Partners Fund, L.P. (reflected as Minority Interest), and proceeds from the issuance of approximately 8,091,000 shares of stock from KBS REIT’s initial ongoing public offering.

(e)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of Plano Corporate Center I & II. The purchase price of approximately $46.2 million (including closing costs) was funded with a $30.6 million fixed rate loan and proceeds from the issuance of approximately 1,750,381 shares of stock from KBS REIT’s initial ongoing public offering.

(f)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the 2200 West Loop South Building. The purchase price of approximately $35.5 million (including closing costs) was funded with a $17.4 million fixed rate loan and proceeds from the issuance of approximately 2,027,754 shares of stock from KBS REIT’s initial ongoing public offering.

(g)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the 200 Professional Drive Loan Origination. The purchase price of $7.5 million (including closing costs) was funded with net proceeds from the issuance of approximately 835,485 shares of stock from KBS REIT’s initial ongoing public offering.

(h)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the Lawrence Village Plaza Loan Origination. The purchase price of $6.2 million (including closing costs) was funded with net proceeds from the issuance of approximately 695,681 shares of stock from KBS REIT’s initial ongoing public offering.

(i)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the 11 South LaSalle Loan Origination. The purchase price of $21.7 million (including closing costs) was funded with net proceeds from the issuance of approximately 2,425,910 shares of stock from KBS REIT’s initial ongoing public offering.

(j)	Represents the purchase price of the assets acquired by KBS REIT in connection with the acquisition of the One Madison Park Mezzanine Loan. The purchase price of $21.2 million (including closing costs) was funded with net proceeds from the issuance of approximately 2,368,322 shares of stock from KBS REIT’s initial ongoing public offering.

(k)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of ADP Plaza. The purchase price of $33.7 million (including estimated closing costs) is anticipated to be funded from the issuance of approximately 3,770,256 shares of stock from KBS REIT’s initial ongoing public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

(l)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of Patrick Henry Corporate Center. The purchase price of $18.8 million (including estimated closing costs) is anticipated to be funded from the issuance of approximately 2,102,400 shares of stock from KBS REIT’s initial ongoing public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

(m)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of Woodfield Preserve Office Center. The purchase price of $140.8 million (including estimated closing costs) is anticipated to be funded from the issuance of approximately 15,337,930 shares of stock from KBS REIT’s initial ongoing public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

F-60

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET (Continued)

As of June 30, 2007

(n)	Represents the estimated purchase price of the assets to be acquired by KBS REIT in connection with the acquisition of two $25.0 million senior subordinate loans (the “Petra Senior Subordinated Loan”) to Petra Fund REIT Corp. of approximately $50.4 million (including estimated closing costs) which is anticipated to be funded from net proceeds from the issuance of approximately 5,638,863 shares of stock from KBS REIT’s public offering. Though there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

(o)	KBS REIT intends to account for the acquisition in accordance with Statement of Financial Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles.” The purchase price allocation is preliminary and subject to change.

(p)	Represents loan fees incurred on the financing of the Opus National Industrial Portfolio, Plano Corporate Center I & II, and the 2200 West Loop South Building.

(q)	Represents loan fees of approximately $8.2 million and costs of approximately $1.8 million to purchase an interest cap agreement plus an intangible asset of $13.3 million related to a master lease as part of the National Industrial Portfolio acquisition.

(r)	Represents total acquisition costs for the 200 Professional Drive Loan Origination, Lawrence Village Plaza Loan Origination, 11 South LaSalle Loan Origination, and One Madison Park Mezzanine Loan, as well as estimated acquisition costs for the Petra Senior Subordinated Loan.

F-61

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007

(in thousands, except share amounts)

		Pro Forma Adjustments
					Q3 2007 Acquisitions																Q3 2007 Probable Acquisitions
	KBS Real Estate Investment Trust Historical (a)	2006 Acquisitions (b)	Q1 and Q2 2007 Adjustments (c)		Opus National Industrial Portfolio		National Industrial Portfolio		Plano Corporate Center I & II		2200 West Loop South Building		200 Professional Drive Loan Origination		Lawrence Village Plaza Loan Origination		11 South LaSalle Loan Origination		One Madison Park Mezzanine Loan		ADP Plaza		Patrick Henry Corporate Center		Woodfield Preserve Office Center		Petra Senior Subordinated Loan		Pro Forma Total
Revenues:
Rental income	$15,251	$(726)	$5,445		$4,364	(d)	$19,615	(d)	$2,379	(d)	$1,967	(d)	$—		$—		$—		$—		$1,831	(d)	$934	(d)	$5,055	(d)	$—		$56,115
Tenant reimbursements	2,518	—	1,292		797	(e)	6,531	(e)	397	(e)	133	(e)	—		—		—		—		124	(e)	—		4,164	(e)	—		15,956
Interest income from real estate loan receivable	3,143	—	3,712		—		—		—		—		291	(f)	232	(g)	860	(h)	569	(i)	—		—		—		2,766	(j)	11,573
Parking revenues and other operating income	738	—	130		—		—		135	(k)	105	(k)	—		—		—		—		427	(k)	5	(k)	—		—		1,540

Total revenues	21,650	(726)	10,579		5,161		26,146		2,911		2,205		291		232		860		569		2,382		939		9,219		2,766		85,184
Expenses:
Operating, maintenance and management	2,797	—	1,286		391	(l)	5,137	(l)	1,172	(l)	592	(l)	—		—		—		—		792	(l)	264	(l)	1,746	(l)	—		14,177
Real estate and other property-related taxes	2,442	—	636		500	(m)	1,920	(m)	437	(m)	324	(m)	—		—		—		—		168	(m)	80	(m)	2,645	(m)	—		9,152
Asset management fees to affiliate	1,366	—	701		478	(n)	664	(n)	173	(n)	133	(n)	28		23		81		40		126	(n)	70	(n)	514	(n)	189	(n)	4,586
General and administrative expenses	1,546	—	(2)		—		—		—		—		—		—		—		—		—		—		—		—		1,544
Depreciation and amortization	8,610	(810)	1,570		2,112	(o)	12,587	(o)	1,008	(o)	668	(o)	—		—		—		—		656	(o)	376	(o)	2,997	(o)	—		29,774

Total operating expenses	16,761	(810)	4,191		3,481		20,308		2,790		1,717		28		23		81		40		1,742		790		7,902		189		59,233
Operating income (loss)	4,889	84	6,388		1,680		5,838		121		488		263		209		779		529		640		149		1,317		2,577		25,951
Other income (expenses):
Minority interest	—	—	—		—		2,243	(p)	—		—		—		—		—		—		—		—		—		—		2,243
Interest expense	(6,910)	511	(2,523	)(q)	(2,294)		(17,055	)(r)	(906	)(r)	(515	)(r)	—		—		—		—		—		—		—		—		(29,692)
Interest income and other revenues	2,250	—	(10)		—		—		—		—		—		—		—		—		—		—		—		—		2,240

Total other income (expenses), net	(4,660)	511	(2,533)		(2,294)		(14,812)		(906)		(515)		—		—		—		—		—		—		—		—		(25,209)

Net income (loss)	$229	$595	$3,855		$(614)		$(8,974)		$(785)		$(27)		$263		$209		$779		$529		$640		$149		$1,317		$2,577		$742

Income (loss) per share, basic and diluted	$0.01																												$0.01

Weighted-average number of common shares, issued and outstanding	25,975,536																												87,896,711

F-62

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For Six Months Ended June 30, 2007

(a)	Historical financial information derived from KBS REIT’s quarterly report on Form 10-Q as of June 30, 2007.

(b)	Represents pro forma adjustments to historical operations of KBS REIT to give effect to acquisitions of the Sabal Pavilion Building, the Plaza in Clayton Building, the First Tribeca Mezzanine Loan, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, and the Midland Industrial Portfolio, all acquired during 2006, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for the Sabal Pavilion Building, the Plaza in Clayton Building and the First Tribeca Mezzanine Loan is contained in supplement no. 6 to the prospectus of KBS REIT, which is part of post-effective amendment no. 3 to KBS REIT’s registration statement filed with the SEC on October 6, 2006. Detailed pro forma information for the Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Portfolio is contained in supplement no. 13 to the prospectus of KBS REIT, dated January 4, 2007 and filed with the SEC on January 9, 2007.

(c)	Represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington, all acquired during the first quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration on Form S-11 statement filed with the SEC on April 11, 2007. Also represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Royal Ridge Building, Bridgeway Technology Center, 9815 Goethe Road Building, Second Tribeca Mezzanine Loan, Tribeca Senior Loan Participation, all acquired during the second quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Royal Ridge Building, Bridgeway Technology Center, 9815 Goethe Road Building, Second Tribeca Mezzanine Loan, and Tribeca Senior Loan Participation is contained in supplement no. 28 to the prospectus of KBS REIT, which is part of post-effective amendment no. 8 to KBS REIT’s registration statement on Form S-11 filed with the SEC on July 3, 2007.

(d)	Represents base rental income, including amortization of above-market lease assets and below-market lease liabilities for the six months ended June 30, 2007. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2006. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007), based on historical operations of the previous owner.

(f)	Represents interest income from loan receivable for the 200 Professional Drive Loan Origination (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) at a variable rate equal to 30-day LIBOR plus 300 basis points, adjusted on a monthly basis. The average rate for the period was 8.32%. Amount also includes amortization of prepaid interest income over the term of the loan receivable, and an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(g)	Represents interest income from loan receivable for the Lawrence Village Plaza Loan Origination (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) at a variable rate equal to 30-day LIBOR plus 250 basis points, adjusted on a monthly basis. The average rate for the period was 7.82%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(h)	Represents interest income from loan receivable for the 11 South LaSalle Loan Origination (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) at a variable rate equal to 30-day LIBOR plus 295 basis points, adjusted on a monthly basis. The average rate for the period was 8.27%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(i)	Represents interest income from loan receivable for the One Madison Park Mezzanine Loan (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) at a variable rate equal to 30-day LIBOR plus 611 basis points, adjusted on a monthly basis. The average rate for the period was 11.43%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(j)	Represents interest income from the two loan receivables for the Petra Senior Subordinated Loan (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) at a fixed rate of 11.50% per annum. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition. Though the terms of the loan receivables are still being negotiated and there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

F-63

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007 (continued)

(k)	Represents parking revenues and other operating income from tenants (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007), based on historical operations of the previous owner.

(l)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007), based on historical operations of the previous owner.

(m)	Represents real estate taxes incurred by respective properties (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007), based on historical operations of the previous owner.

(n)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) that would be due to affiliates had the assets been acquired on January 1, 2006. For all investments other than the National Industrial Portfolio, the asset management fee is calculated as a monthly fee equal to one twelfth of 0.75% of the cost of investments acquired, including acquisition fee, acquisition expenses, and any debt attributable to such investments. For KBS REIT’s investment in the joint venture that owns the National Industrial Portfolio, the asset management is calculated as a monthly fee equal to one twelfth of 0.27% of the cost of the joint venture investment, which equals the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the joint venture, inclusive of expenses related thereto, and the amount of any outstanding debt associated with such properties and the venture and (ii) the percentage that represents KBS REIT’s economic interest in the joint venture.

(o)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of purchase price allocated to tenant improvements is recognized using the straight-line method over the life of lease. Amortization expense on lease intangible costs is recognized using the straight-line method over life of lease.

(p)	Represents minority interest share of 20% of the net loss on National Industrial Portfolio (not reflected in the historical statement of operations of KBS REIT for the six months ended June 30, 2007).

(q)	Represents adjustments to interest expense, including amortization of loan fees, relating to subsequent secured financing for the following real properties purchased in the first and second quarters of 2007:

Loan Amount
Fixed rate loan secured by the Bridgeway Technology Center, which bears interest at a rate of 6.07% per annum	$26,824,391
Fixed rate loan secured by the Royal Ridge Building, which bears interest at a rate of 5.96% per annum	$21,718,000
Mezzanine loan secured by the Sabal VI Building, which bears interest at a variable rate of 30-day LIBOR plus 150 basis points for the first full eight months and 30-day LIBOR plus 250 points thereafter (average rate of 7.82% for the period)	$3,000,000
Repurchase agreement, which bears interest at a variable rate of 30-day LIBOR plus 85 basis points (average rate of 6.17% for the period)	$13,260,747

F-64

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007 (continued)

(r)	Represents interest expense incurred on the following long-term loans secured to purchase respective acquisitions, including amortization of deferred financing costs:

Loan Amount
Fixed rate loan secured by three distribution and office/warehouse properties in the Opus National Industrial Portfolio, which bears interest at a rate of 5.56% per annum	$20,900,000
Mortgage loan secured by the National Industrial Portfolio, which bears interest at a variable rate of 30-day LIBOR plus 115 basis points (average of 6.47% for the period)	$315,000,000
Mezzanine loan secured by the National Industrial Portfolio, which bears interest at a variable rate of 30-day LIBOR plus 115 basis points (average of 6.47% for the period)	$136,000,000
Fixed rate loan secured by Plano Corporate Center I & II, which bears interest at a rate of 5.90% per annum	$30,591,000
Fixed rate loan secured by the 2200 West Loop Building, which bears interest at a rate of 5.89% per annum	$17,426,000

F-65

KBS REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	KBS Real Estate Investment Trust Historical (a)	Pro Forma Adjustments																											Pro Forma Total
					Q3 2007 Acquisitions																Q3 2007 Probable Acquisitions
		2006 Acquisitions (b)	Q1 and Q2 2007 Adjustments (c)		Opus National Industrial Portfolio		National Industrial Portfolio		Plano Corporate Center I & II		2200 West Loop South Building		200 Professional Drive Loan Origination		Lawrence Village Plaza Loan Origination		11 South LaSalle Loan Origination		One Madison Park Mezzanine Loan		ADP Plaza		Patrick Henry Corporate Center		Woodfield Preserve Office Center		Petra Senior Subordinated Loan (n)
Revenues:
Rental income	$4,337	$14,262	$20,800		$8,434	(d)	$30,983	(d)	$4,237	(d)	$3,261	(d)	$—		$—		$—		$—		$3,898	(d)	$1,904	(d)	$10,260	(d)	$—		$102,376
Tenant reimbursements	524	2,415	3,523		1,286	(e)	9,927	(e)	762	(e)	207	(e)	—		—		—		—		201	(e)	—		7,774	(e)	—		26,619
Interest income from real estate loan receivable	777	881	11,481		—		—		—		—		568	(f)	451	(g)	1,680	(h)	2,234	(i)	—		—		—		5,531	(j)	23,603
Parking revenues and other operating income	280	1,114	637		2	(k)	—		195	(k)	210	(k)	—		—		—		—		905	(k)	25		—		—		3,368

Total revenues	5,918	18,672	36,441		9,722		40,910		5,194		3,678		568		451		1,680		2,234		5,004		1,929		18,034		5,531		155,966
Expenses:
Operating, maintenance and management	1,080	3,270	5,143		642	(l)	7,830	(l)	1,812	(l)	1,123	(l)	—		—		—		—		1,622	(l)	456	(l)	3,611	(l)	—		26,589
Real estate and other property-related taxes	787	2,462	2,234		873	(m)	3,338	(m)	835	(m)	653	(m)	—		—		—		—		326	(m)	152	(m)	5,447	(m)	—		17,107
Asset management fees to affiliate	369	1,336	2,440		957	(n)	1,329	(n)	346	(n)	266	(n)	56	(n)	47	(n)	163	(n)	159	(n)	253	(n)	141	(n)	1,028	(n)	378	(n)	9,268
General and administrative expenses	1,219	—	—		—		—		—		—		—		—		—		—		—		—		—		—		1,219
Depreciation and amortization	2,538	6,981	9,768		4,225	(o)	22,893	(o)	1,846	(o)	1,150	(o)	—		—		—		—		1,319	(o)	667	(o)	5,851	(o)	—		57,238

Total operating expenses	5,993	14,049	19,585		6,697		35,390		4,839		3,192		56		47		163		159		3,520		1,416		15,937		378		111,421
Operating income (loss)	(75)	4,623	16,856		3,025		5,520		355		486		512		404		1,517		2,075		1,484		513		2,097		5,153		44,545
Other income (expenses):
Minority interest	—	—	—		—		5,546	(p)	—		—		—		—		—		—		—		—		—		—		5,546
Interest expense	(2,826)	(5,481)	(9,575	)(q)	(4,750	)(r)	(33,252	)(r)	(1,811	)(r)	(1,030	)(r)	—		—		—		—		—		—		—		—		(58,725)
Interest income and other revenues	330	—	—		—		—		—		—		—		—		—		—		—		—		—		—		330

Total other income (expenses), net	(2,496)	(5,481)	(9,575)		(4,750)		(27,706)		(1,811)		(1,030)		—		—		—		—		—		—		—		—		(52,849)

Net income (loss)	$(2,571)	$(858)	$7,281		$(1,725)		$(22,186)		$(1,456)		$(544)		$512		$404		$1,517		$2,075		$1,484		$513		$2,097		$5,153		$(8,304)

Loss per share, basic and diluted	$(1.37)																												$(0.09)

Weighted-average number of common shares, issued and outstanding	1,876,583																												87,896,711

F-66

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(a)	Historical financial information derived from KBS REIT’s Form 10-K for the year ended December 31, 2006.

(b)	Represents pro forma adjustments to historical operations of KBS REIT to give effect to acquisitions of the Sabal Pavilion Building, the Plaza in Clayton Building, the First Tribeca Mezzanine Loan, the Southpark Commerce Center II Buildings, the 825 University Avenue Building, and the Midland Industrial Portfolio, all acquired during 2006, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for the Sabal Pavilion Building, the Plaza in Clayton Building and the First Tribeca Mezzanine Loan is contained in supplement no. 6 to the prospectus of KBS REIT, which is part of post-effective amendment no. 3 to KBS REIT’s registration statement filed with the SEC on October 6, 2006. Detailed pro forma information for the Southpark Commerce Center II Buildings, the 825 University Avenue Building and the Midland Industrial Portfolio is contained in supplement no. 13 to the prospectus of KBS REIT, dated January 4, 2007 and filed with the SEC on January 9, 2007.

(c)	Represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington, all acquired during the first quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Crescent Green Buildings, Sandmar Mezzanine Loan, 625 Second Street Building, Sabal VI Building, Park Central Mezzanine Loan and The Offices at Kensington is contained in supplement no. 21 to the prospectus of KBS REIT, which is part of post-effective amendment no. 7 to KBS REIT’s registration on Form S-11 statement filed with the SEC on April 11, 2007. Also represents adjustments to historical operations of KBS REIT to give effect to the acquisitions of the Royal Ridge Building, Bridgeway Technology Center, 9815 Goethe Road Building, Second Tribeca Mezzanine Loan, Tribeca Senior Loan Participation, all acquired during the second quarter of 2007, as if these assets had been acquired as of January 1, 2006. Detailed pro forma information for Royal Ridge Building, Bridgeway Technology Center, 9815 Goethe Road Building, Second Tribeca Mezzanine Loan, and Tribeca Senior Loan Participation is contained in supplement no. 28 to the prospectus of KBS REIT, which is part of post-effective amendment no. 8 to KBS REIT’s registration statement on Form S-11 filed with the SEC on July 3, 2007.

(d)	Represents base rental income, amortization of above-market lease assets and below-market lease liabilities for the year ended December 31, 2006. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2006. Base rent also includes the amortization of above-market and below-market leases, which is recognized over the life of the lease.

(e)	Represents operating cost reimbursements from tenants (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(f)	Represents interest income from loan receivable for the 200 Professional Drive Loan Origination (not reflected in the 2006 historical statement of operations of KBS REIT) at a variable rate equal to 30-day LIBOR plus 300 basis points, adjusted on a monthly basis. The average rate for the period was 8.13%. Amount also includes amortization of prepaid interest income over the term of the loan receivable, and an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(g)	Represents interest income from loan receivable for the Lawrence Village Loan Origination (not reflected in the 2006 historical statement of operations of KBS REIT) at a variable rate equal to 30-day LIBOR plus 250 basis points, adjusted on a monthly basis. The average rate for the period was 7.63%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(h)	Represents interest income from loan receivable for the 11 South LaSalle Loan Origination (not reflected in the 2006 historical statement of operations of KBS REIT) at a variable rate equal to 30-day LIBOR plus 295 basis points, adjusted on a monthly basis. The average rate for the period was 8.08%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(i)	Represents interest income from loan receivable for the One Madison Park Mezzanine Loan (not reflected in the 2006 historical statement of operations of KBS REIT) at a variable rate equal to 30-day LIBOR plus 611 basis points, adjusted on a monthly basis. The average rate for the period was 11.24%. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition.

(j)	Represents interest income from the two loan receivables for the Petra Senior Subordinated Loan (not reflected in the 2006 historical statement of operations of KBS REIT) at a fixed rate of 11.50% per annum. Amount also includes an offset for the amortization over the term of the receivable of closing costs related to the acquisition. Though the terms of the loan receivables are still being negotiated and there is no assurance that this acquisition will close, KBS REIT believes the acquisition is reasonably probable at October 3, 2007.

F-67

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006 (continued)

(k)	Represents parking revenues and other operating income from tenants (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(l)	Represents property operating expenses (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(m)	Represents real estate taxes incurred by respective properties (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006), based on historical operations of the previous owner.

(n)	Represents asset management fee (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006) that would be due to affiliates had the assets been acquired on January 1, 2006. For all investments other than the National Industrial Portfolio, the asset management fee is calculated as 0.75% of the cost of investments acquired, including acquisition fee, acquisition expenses, and any debt attributable to such investments. For KBS REIT’s investment in the joint venture that owns the National Industrial Portfolio, the asset management is calculated as 0.27% of the cost of the joint venture investment, which equals the product of (i) the amount actually paid or allocated to the purchase, development, construction or improvement of properties by the joint venture, inclusive of expenses related thereto, and the amount of any outstanding debt associated with such properties and the venture and (ii) the percentage that represents KBS REIT’s economic interest in the joint venture.

(o)	Represents depreciation expense (not reflected in the historical statement of operations of KBS REIT for the year ended December 31, 2006) based on the allocation of the purchase price. Depreciation expense on the purchase price allocated to building is recognized using the straight-line method and a 39-year life. Depreciation expense on the portion of purchase price allocated to tenant improvements is recognized using the straight-line method over life of lease. Amortization expense on lease intangible costs is recognized using the straight-line method over the life of lease.

(p)	Represents minority interest share of 20% of the net loss on National Industrial Portfolio (not reflected in the 2006 historical statement of operations on KBS REIT).

(q)	Represents adjustments to interest expense, including amortization of loan fees, relating to subsequent secured financing for the following real properties purchased in the first and second quarters of 2007:

Loan Amount
Fixed rate loan secured by the Bridgeway Technology Center, which bears interest at a rate of 6.07% per annum	$26,824,391
Fixed rate loan secured by the Royal Ridge Building, which bears interest at a rate of 5.96% per annum	$21,718,000
Fixed rate loan secured by the Sable VI Building, which bears interest at a rate of 5.14% per annum for the first two years and 5.84% thereafter.	$11,040,000
Mezzanine loan secured by the Sabal VI Building, which bears interest at a variable rate of 30-day LIBOR plus 150 basis points for the first full eight months and 30-day LIBOR plus 250 points thereafter (average rate of 6.96% for the period)	$3,000,000
Repurchase agreement, which bears interest at a variable rate of 30-day LIBOR plus 85 basis points (average rate of 5.98% for the period)	$13,260,747

F-68

KBS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006 (continued)

(r)	Represents interest expense incurred on the following long-term loans secured to purchase respective acquisitions, including amortization of deferred financing costs:

Loan Amount
Unsecured 90-day bridge loan which bears interest at a rate of 6.57% for the first 30 days of the term, 6.76% for the second 30 days of the term, and 6.38% for the last 30 days of the term (average of 6.57%)	$52,133,000
Fixed rate loan secured by financing of three distribution and office/warehouse properties within the Opus National Industrial Portfolio, which bears interest at a rate of 5.56% per annum	$20,900,000
Mortgage loan secured by the National Industrial Portfolio, which bears interest at a variable rate of 30-day LIBOR plus 115 basis points (average of 6.28% for the period)	$315,000,000
Mezzanine loan secured by the National Industrial Portfolio, which bears interest at a variable rate of 30-day LIBOR plus 115 basis points (average of 6.28% for the period)	$136,000,000
Fixed rate loan secured by the Plano Corporate Center I & II, which bears interest at a rate of 5.90% per annum	$30,591,000
Fixed rate loan secured by the 2200 West Loop Building, which bears interest at a rate of 5.89% per annum	$17,426,000

F-69

SUPPLEMENTAL INFORMATION – The prospectus of KBS Real Estate Investment Trust, Inc. consists of this sticker, the prospectus dated January 13, 2006, supplement no. 28 dated July 3, 2007, supplement no. 37 dated October 3, 2007 and any supplements filed subsequent thereto.

Supplement No. 28 includes:

•	the status of the offering;

•	changes to the suitability standards applicable to investors in Arkansas, Kansas, North Carolina, and Ohio;

•	a change to make the minimum investment requirement in the offering $4,000 and information about the transferability of our shares;

•	information about our estimated use of proceeds;

•	a change to our investment objectives and additional information with respect to the types of real estate-related investments in which we expect to invest;

•	updated risks related to an investment in us;

•	a change to our investment policies with respect to conflicts committee approval of our acquisitions and dispositions of real estate investments;

•	information regarding our real estate acquisitions since inception;

•	information regarding our real estate-related investments since inception;

•	information regarding our indebtedness;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006;

•	information with respect to certain relationships and related transactions with an affiliate of our sponsor;

•	updated information regarding the prior performance of KBS-sponsored programs;

•	information with respect to the market for and distributions on our common stock and related stockholder matters;

•	information with respect to our equity compensation plan;

•	the adoption of our share redemption program and subsequent amendment to our share redemption program;

•	changes to our charter designed to improve your ability to influence the composition of the board of directors;

•	a clarification requested by the Pennsylvania Securities Commission regarding stockholder action;

•	information regarding uncertificated shares;

•

in response to restrictions imposed by the Ohio Division of Securities on selling commissions related to sales under our dividend reinvestment plan in Ohio, a restriction on the amount of selling commissions that we will pay with respect to such sales under certain circumstances;

•	changes to the plan of distribution;

•	information regarding investing through an IRA;

•	the use of supplemental sales material;

•	our involvement in a May 2007 article published by a real estate newsweekly;

•	clarifications and corrections to certain statements included in the May 2007 article;

•	our unaudited consolidated financial statements and the notes thereto as of and for the three months ended March 31, 2007; and

•	our audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2006 and as of 2005.

Supplement No. 37 includes:

•	the status of the offering;

•	a change to the suitability standards applicable to investors in Washington;

•	updated risks related to an investment in us;

•	information regarding our real estate acquisitions and related financings since July 3, 2007;

•	information regarding our real estate-related investments since July 3, 2007;

•	amendments to the advisory agreement;

•	information regarding our indebtedness;

•

Management’s Discussion and Analysis of Financial Condition and Results of Operations similar to that filed in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007, filed on August 14, 2007;

•	information with respect to the market for and distributions on our common stock and related stockholder matters;

•	an amendment to our share redemption program; and

•	our unaudited consolidated financial statements and the notes thereto as of and for the three and six months ended June 30, 2007.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

KBS Real Estate Investment Trust, Inc. (the “Company”) is exposed to the effects of changes in interest rates on borrowings used to maintain liquidity and fund expansion and refinancing of its real estate investment portfolio and operations. The Company borrows funds at a combination of fixed and variable rates. Its interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. The Company may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate its interest rate risk on a related financial instrument. The Company does not enter into derivative or interest rate transactions for speculative purposes.

As of June 30, 2007

As of June 30, 2007, the Company had $233.6 million of fixed-rate debt and $0.05 million of variable-rate debt outstanding. The weighted-average interest rate on the fixed-rate debt was 5.8752% and the weighted-average interest rate on the variable-rate debt was 6.8195% as of June 30, 2007. At June 30, 2007, the estimated fair market value of the Company’s fixed-rate debt was $228.8 million. If interest rates increase by 100 basis points, the aggregate fair market value of the Company’s fixed-rate debt as of June 30, 2007 would decrease by approximately $13.6 million. If interest rates decrease by 100 basis points, the aggregate fair market value of the Company’s fixed-rate debt as of June 30, 2007 would increase by approximately $14.8 million. If the weighted-average interest rate on the Company’s variable-rate debt outstanding at June 30, 2008 is 100 basis points higher or lower during the twelve months ended June 30, 2007, the Company’s interest expense would be increased or decreased by approximately $540 annually.

The Company is also exposed to the effects of changes in interest rates as a result of the Company’s acquisition and origination of mortgage and mezzanine loans. As of June 30, 2007, the Company acquired, through wholly owned subsidiaries, three mezzanine real estate loans, a partial ownership interest in a fourth mezzanine real estate loan, and a partial ownership interest in a senior mortgage loan.

Investments in Tribeca Loans

As of June 30, 2007, the Company had invested an aggregate of $46.7 million in two mezzanine loans and $23.5 million in a participation interest in the senior mortgage loans related to the conversion of an eight-story loft building into a ten-story condominium building located at 415 Greenwich Street in New York, New York (the “Tribeca Building”).

The Tribeca Mezzanine Loans

On July 18, 2006, the Company purchased, through an indirect wholly owned subsidiary, a $15.9 million junior mezzanine real estate loan (the “First Tribeca Mezzanine Loan”) from an unaffiliated seller. The purchase price of the First Tribeca Mezzanine Loan was approximately $12.9 million plus closing costs, which was the amount funded to the borrower under the loan as of the date of acquisition. After the closing, the Company remained obligated to fund an additional $3.0 million under the loan for future costs related to the conversion of the Tribeca Building. As of June 30, 2007, the Company had funded approximately $2.6 million of these costs and the total balance outstanding under the First Tribeca Mezzanine Loan was approximately $15.5 million.

The First Tribeca Mezzanine Loan bears interest at a variable rate equal to one-month LIBOR plus 850 basis points, provided that at no time shall the interest rate exceed 13.25%. At June 30, 2007, the one-month LIBOR rate was 5.3195%. In connection with the acquisition of the Second Tribeca Mezzanine Loan (defined below), the initial maturity date of the First Tribeca Mezzanine Loan was changed from March 1, 2008 to May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the First Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. Prior to satisfaction of the loan, the borrower shall pay the Company an amount that brings the annualized internal rate of return on the First Tribeca Mezzanine Loan up to 25%. If one month LIBOR is 100 basis points lower during the 12 months ended June 30, 2008 interest income from the First Tribeca Mezzanine Loan would be decreased by approximately $66,700 annually assuming the outstanding $15.5 million of principal remains outstanding throughout the period. An increase in one month LIBOR would not impact interest income as the interest rate at June 30, 2007 was at the maximum interest rate under the loan agreement of 13.25%.

On May 3, 2007, through an indirect wholly owned subsidiary, the Company closed on a second junior mezzanine loan investment in the approximate amount of $31.2 million (the “Second Tribeca Mezzanine Loan”) related to the conversion of the Tribeca Building. The Second Tribeca Mezzanine Loan is in substantially the form of an increase of the First Tribeca Mezzanine Loan.

The Second Tribeca Mezzanine Loan bears interest at a fixed rate of 25% per annum. The Second Tribeca Mezzanine Loan has an initial maturity date of May 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the Second Tribeca Mezzanine Loan is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity. If interest rates increase by 100 basis points, the fair market value of the Second Tribeca Mezzanine Loan as of June 30, 2007 would decrease by approximately $253,000. If interest rates decrease by 100 basis points, the aggregate fair market value of the Second Tribeca Mezzanine Loan as of June 30, 2007 would increase by approximately $256,000.

Tribeca Senior Mortgage Participation

On June 28, 2007, the Company purchased, through an indirect wholly owned subsidiary, a 25% interest (the “Senior Mortgage Participation”) in the senior mortgage loans secured by the Tribeca Building from an unaffiliated seller. The purchase price of the Senior Mortgage Participation was approximately $23.5 million plus closing costs. After the closing, the Company remains obligated to fund an additional $2.3 million under the Senior Mortgage Participation for costs related to the conversion of the Tribeca Building.

The Senior Mortgage Participation is a 25% interest in three senior mortgage loans as well as an “interest-only” participation in the same mortgage loans. The three mortgage loans consist of (i) a senior mortgage loan in the principal amount of $62.5 million, (ii) a building mortgage loan in the principal amount of up to $37.9 million and (iii) a project mortgage loan in the principal amount of $2.8 million. As of June 30, 2007, all amounts under the three mortgage loans had been advanced, except that only $28.8 million of the $37.9 million building mortgage loan had been advanced. Under the Senior Mortgage Participation, the Company is obligated to fund 25% of the $9.1 million that remains unfunded under the building mortgage loan as of June 30, 2007.

The $94.1 million currently outstanding under senior mortgage loans bears interest at a variable rate of 30-day LIBOR plus 2.70%, including the interest rate on the “interest-only” participation in the mortgage loans. The future funding obligation under the building mortgage loan will bear interest at 30-day LIBOR plus 3.00%. The initial maturity date of the senior mortgage loans is May 1, 2008 with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the senior mortgage loans is required to make monthly interest-only payments to the company, with the outstanding principal balance being due at maturity. If one month LIBOR is 100 basis points higher or lower during the 12 months ended June 30, 2008, interest income from the Senior Mortgage Participation would be increased or decreased by approximately $235,000 annually, assuming the outstanding $23.5 million of principal remains outstanding throughout the period.

Sandmar Mezzanine Loan

On January 9, 2007, the Company purchased an $8.0 million mezzanine real estate loan (the “Sandmar Mezzanine Loan”). The Sandmar Mezzanine Loan bears interest at a fixed rate of 12% and has an initial maturity date of January 1, 2017. Prior to the maturity date, the borrowers under the Sandmar Mezzanine Loan are required to make monthly interest-only payments to the Company, with the outstanding principal balance being due on the maturity date (or on the extended maturity date, if applicable). If interest rates increase by 100 basis points, the fair market value of the Sandmar Mezzanine Loan as of June 30, 2007 would decrease by approximately $437,000. If interest rates decrease by 100 basis points, the aggregate fair market value of the Sandmar Mezzanine Loan as of June 30, 2007 would increase by approximately $473,000.

Park Central Mezzanine Loan

On March 23, 2007, the Company purchased a $15.0 million interest in a $58.0 million mezzanine real estate loan (the “Park Central Mezzanine Loan”). The Park Central Mezzanine Loan bears interest at a floating rate of one-month LIBOR plus 448 basis points and has an initial maturity date of November 9, 2008 with three one-year extension options. Prior to the maturity date, the borrower under the Park Central Mezzanine Loan is required to make monthly interest-only payments to the holders of the mezzanine real estate loan, with the outstanding principal balance being due on the maturity date (or on the extended maturity date, if applicable). The loan is prepayable in full (i) during the first twelve months of the term, upon payment of a spread maintenance fee plus a 1.0% prepayment premium; (ii) during the thirteenth month through the eighteenth month of the term, upon payment of a 1.0% prepayment premium; and (iii) without penalty after the eighteenth month of the term.

If one month LIBOR is 100 basis points higher or lower during the 12 months ended June 30, 2008, interest income from the Park Central Mezzanine Loan would be increased or decreased by $150,000 annually assuming the Company’s $15.0 million interest in the principal of the Park Central Mezzanine Loan remains outstanding throughout the period.

As of December 31, 2006

As of December 31, 2006, the Company had $137,950,000 of fixed-rate debt and $41,800,000 of variable-rate debt outstanding. The weighted-average interest rate on the fixed-rate debt was 5.8532% and the weighted-average interest rate on the variable-rate debt was 6.8279%. At December 31, 2006, the estimated fair market value of the Company’s fixed-rate debt was $137,950,000. If interest rates increase by 100 basis points, the aggregate fair market value of its fixed-rate debt as of December 31, 2006 would decrease by approximately $7,300,000. If interest rates decrease by 100 basis points, the aggregate fair market value of the Company’s fixed-rate debt as of December 31, 2006 would increase by approximately $8,200,000. If the weighted-average interest rate on the Company’s variable-rate debt outstanding at December 31, 2006 is 100 basis points higher or lower during the 12 months ended December 31, 2006, the Company’s interest expense would be increased or decreased by approximately $418,000.

As of December 31, 2006, the Company’s real estate investment portfolio included the Tribeca Mezzanine Loan, which is discussed above. The Company had funded $13,797,714 under the Tribeca Mezzanine Loan as of December 31, 2006. If one month LIBOR is 100 basis points lower during the 12 months ended December 31, 2007 interest income from the Tribeca Mezzanine Loan would be decreased by approximately $58,000 assuming the outstanding $13,797,714 of principal remains outstanding throughout the period. An increase in one month LIBOR would not impact interest income as the interest rate at December 31, 2006 was at the maximum interest rate under the loan agreement of 13.25%.

At December 31, 2006, the Company had no interest rate hedge contracts.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

SEC registration fee	$324,852
NASD filing fee	75,500
Legal fees and expenses	2,000,000
Travel, food and lodging for wholesalers	1,650,000
Expense reimbursements for retail conferences	2,760,000
Expense reimbursement for sponsor educational conferences	1,250,000
Blue sky fees and expenses	399,040
Accounting fees and expenses	325,000
Sales and advertising expenses	5,000,000
Educational conferences and seminars	1,500,000
Printing	4,440,000
Postage and delivery of materials	1,500,000
Transfer agent and escrow fees	170,000
Due diligence expenses (retailing)	250,000
Legal fees — underwriter portion	150,000
Telephone	50,000
Promotional items	100,000
Miscellaneous expenses	455,608

$22,400,000

Item 32.	Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of KBS Capital Advisors LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.40 per share, reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33.	Recent Sales of Unregistered Securities

The Company (which was organized under the name KBS Realty Corporation until the completion of the merger described below) was formed on June 13, 2005 as a Maryland corporation. On June 15, 2005, the Company and KBS Real Estate Investment Trust, Inc., a Maryland corporation (“KBS REIT”), filed Articles of Merger with the State of Maryland. Pursuant to the Articles of Merger, KBS REIT was merged into the Company with the Company surviving the merger and the Company’s name was changed to KBS Real Estate Investment Trust, Inc. Prior to the merger, KBS Capital Advisors owned 20,000 shares of common stock of KBS REIT, which were all of the outstanding shares of KBS REIT. Pursuant to the Articles of Merger, KBS Capital Advisors’ 20,000 shares in KBS REIT were converted on a one-for-one basis into shares of common stock of the Company. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements. The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements of the Company

June 30, 2007

Consolidated Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2007 and 2006 (unaudited)

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2006 and Six Months Ended June 30, 2007 (unaudited)

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 (unaudited)

Condensed Notes to Consolidated Financial Statements as of June 30, 2007 (unaudited)

March 31, 2007

Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006

Consolidated Statements of Operations for the Three Months Ended March 31, 2007 and March 31, 2006 (unaudited)

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2006 and Three Months Ended March 31, 2007 (unaudited)

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2007 and March 31, 2006 (unaudited)

Condensed Notes to Consolidated Financial Statements as of March 31, 2007 (unaudited)

December 31, 2006

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statement of Operations for the Year Ended December 31, 2006

Consolidated Statement of Stockholders’ Equity for the Year Ended December 31, 2006

Consolidated Statement of Cash Flows for the Year Ended December 31, 2006

Notes to Consolidated Financial Statements

Schedule III – Real Estate Assets and Accumulated Depreciation and Amortization

September 30, 2005

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of September 30, 2005

Notes to Consolidated Balance Sheet as of September 30, 2005

Sabal Pavilion Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005

Plaza in Clayton Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2006 (unaudited) and the Year Ended December 31, 2005

Southpark Commerce Center II Buildings

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

825 University Avenue Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Midland Industrial Portfolio

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Crescent Green Buildings

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

Notes to Statements of Revenues Over Certain Operating Expenses for the Nine Months Ended September 30, 2006 (unaudited) and the Year Ended December 31, 2005

625 Second Street Building

Report of Independent Registered Public Accounting Firm

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

Sabal VI Building

Report of Independent Registered Public Accounting Firm

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

The Offices at Kensington

Report of Independent Registered Public Accounting Firm

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2006

Royal Ridge Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

9815 Goethe Road Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Bridgeway Technology Center

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Opus National Industrial Portfolio

Report of Independent Registered Public Accounting Firm

Combined Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Three Months Ended March 31, 2007 (unaudited) and the Year Ended December 31, 2006

National Industrial Portfolio

Report of Independent Registered Public Accounting Firm

Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Plano Corporate Center I & II

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

2200 West Loop South Building

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

ADP Plaza

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Patrick Henry Corporate Center

Report of Independent Registered Public Accounting Firm

Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Woodfield Preserve Office Center

Report of Independent Registered Public Accounting Firm

Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Notes to Combined Statements of Revenues Over Certain Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and the Year Ended December 31, 2006

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Balance Sheet as of June 30, 2007

Unaudited Pro Forma Statement of Operations for the Six Months Ended June 30, 2007

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2006

Prior Performance Tables

Prior Performance Tables (unaudited)

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1	Dealer Manager Agreement with Selected Dealer Agreement, dated as of January 27, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

1.2	Selected Dealer Agreement between the Company, KBS Capital Markets Group LLC, KBS Capital Advisors LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., dated as of April 16, 2007, incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

3.1	Amended and Restated Charter of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

4.1	Form of Subscription Agreement, incorporated by reference to Appendix A to the prospectus that is part of Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

4.3	Amended and Restated Dividend Reinvestment Plan, incorporated by reference to Appendix B to the prospectus that is part of Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

4.4	Amended Share Redemption Program, incorporated by reference from the description under “Share Redemption Program” in Supplement No. 28 included in Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

4.5	Escrow Agreement, dated as of November 15, 2005, incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

4.6	First Amendment to Escrow Agreement, dated as of April 12, 2006, incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

5	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

8	Opinion of DLA Piper US LLP re tax matters, incorporated by reference to Exhibit 8 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.1	Advisory Agreement between the Company and KBS Capital Advisors LLC, dated as of November 8, 2006, incorporated by reference to Exhibit 10.31 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006

10.2	Amendment no. 1 to Advisory Agreement between the Company and KBS Capital Advisors LLC, dated January 11, 2007, incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.3	Amendment no. 2 to Advisory Agreement between the Company and KBS Capital Advisors LLC, dated March 21, 2007, incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.4	Amendment no. 3 to Advisory Agreement between the Company and KBS Capital Advisors LLC, dated May 9, 2007, incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.5	Amendment no. 4 to Advisory Agreement between the Company and KBS Capital Advisors LLC, dated July 17, 2007

10.6	Amendment no. 5 to Advisory Agreement between the Company and KBS Capital Advisors LLC, dated August 7, 2007

10.7	Form of Employee and Independent Director Incentive Stock Plan, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.8	Promissory Note between KBS Limited Partnership and KBS Holdings LLC, dated as of July 6, 2006, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.9	Sale, Purchase and Escrow Agreement (related to the acquisition of the Sabal Pavilion Building in Tampa, Florida) among NCFLA II Owner LLC, KBS Capital Advisors LLC and Commercial Property Title LLC, dated as of March 28, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

10.10	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Sabal Pavilion Building in Tampa, Florida) between KBS Capital Advisors LLC and KBS Sabal Pavilion, LLC, dated as of April 26, 2006, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

10.11	First Amendment to Purchase and Sale Agreement (related to the acquisition of the Sabal Pavilion Building in Tampa, Florida) between KBS Sabal Pavilion, LLC and NCFLA II Owner LLC, dated as of April 27, 2006, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006

10.12	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (related to the acquisition of the Sabal Pavilion Building in Tampa, Florida) between KBS Sabal Pavilion, LLC, and Mortgage Electronic Registration Systems, Inc., dated as of July 6, 2006, incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.13	Mezzanine Loan Agreement (related to the acquisition of the Sabal Pavilion Building in Tampa, Florida) between KBS REIT Acquisition II, LLC and Wells Fargo Bank, National Association, dated as of July 6, 2006, incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.14	Omnibus Agreement (related to the acquisition of the Tribeca Mezzanine Loan) between AIG Mortgage Capital, LLC and KBS Tribeca Summit, LLC, dated as of July 18, 2006, incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.15	Assignment and Assumption Agreement (related to the acquisition of the Tribeca Mezzanine Loan) between AIG Mortgage Capital, LLC and KBS Tribeca Summit, LLC, dated as of July 18, 2006, incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.16	Second Mezzanine Loan Agreement (related to the acquisition of the Tribeca Mezzanine Loan) between 415 Greenwich Mezzanine Owner LLC and AIG Mortgage Capital, LLC, dated as of February 28, 2006, incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.17	Master Repurchase Agreement and Confirmation Agreement (related to the acquisition of the Tribeca Mezzanine Loan) between KBS Tribeca Summit, LLC and Greenwich Capital Financial Products, Inc., dated as of July 18, 2006, incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.18	Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between The Plaza Office, L.L.C. and KBS Capital Advisors LLC, dated as of May 2, 2006, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006

10.19	First Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Capital Advisors LLC, dated as of June 14, 2006, incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.20	Second Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Capital Advisors LLC, dated as of July 6, 2006, incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.21	Third Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Capital Advisors LLC, dated as of July 20, 2006, incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.22	Fourth Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Capital Advisors LLC, dated as of July 31, 2006, incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.23	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between KBS Capital Advisors LLC and KBS Clayton Plaza, LLC, dated as of August 11, 2006, incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.24	Fifth Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Clayton Plaza, LLC, dated as of August 21, 2006, incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.25	Sixth Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Clayton Plaza, LLC, dated as of August 28, 2006, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.26	Seventh Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Clayton Plaza, LLC, dated as of August 29, 2006, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.27	Eighth Amendment to Purchase and Sale Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between THF Plaza Office, L.L.C. and KBS Clayton Plaza, LLC, dated as of August 31, 2006, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.28	Loan Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between KBS Clayton Plaza, LLC and Greenwich Capital Financial Products, Inc., dated as of September 18, 2006, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.29	Promissory Note (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between KBS Clayton Plaza, LLC and Greenwich Capital Financial Products, Inc., dated as of September 18, 2006, incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.30	Mezzanine Loan Agreement (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between KBS REIT Acquisition I, LLC and Greenwich Capital Financial Products, Inc., dated as of September 18, 2006, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.31	Promissory Note (Mezzanine Loan) (related to the acquisition of the Plaza in Clayton in St. Louis, Missouri) between KBS REIT Acquisition I, LLC and Greenwich Capital Financial Products, Inc., dated as of September 18, 2006, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.32	Purchase and Sale Agreement (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between Transwestern SF Partners I, L.P. and KBS Capital Advisors LLC, dated as of October 5, 2006, incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006

10.33	First Amendment to Purchase and Sale Agreement (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between Transwestern SF Partners I, L.P. and KBS Capital Advisors LLC, dated as of October 13, 2006, incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006

10.34	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between KBS Capital Advisors LLC and KBS Southpark Commerce Center II, LLC, dated as of November 7, 2006, incorporated by reference to Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006

10.35	Loan Agreement (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc., dated as of November 14, 2006, incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.36	Promissory Note (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc., dated as of November 14, 2006, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.37	Mezzanine Loan Agreement (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between KBS REIT Acquisition IV, LLC and Greenwich Capital Financial Products, Inc., dated as of November 14, 2006, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.38	Promissory Note (Mezzanine Loan) (related to the acquisition of the Southpark Commerce Center II Buildings in Austin, Texas) between KBS REIT Acquisition IV, LLC and Greenwich Capital Financial Products, Inc., dated as of November 14, 2006, incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.39	Purchase and Sale Agreement (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between CFRI/Doherty University Avenue, L.L.C. and KBS Capital Advisors LLC, dated as of November 30, 2006, incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.40	Assignment and Assumption of Purchase Agreement (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between KBS Capital Advisors LLC and KBS 825 University Avenue, LLC, dated as of December 1, 2006, incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.41	Loan Agreement (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between KBS 825 University Avenue, LLC and Greenwich Capital Financial Products, Inc., dated as of November 17, 2006, incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.42	Promissory Note (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between KBS 825 University Avenue, LLC and Greenwich Capital Financial Products, Inc., dated as of November 17, 2006, incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.43	Mezzanine Loan Agreement (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between KBS REIT Acquisition V, LLC and Greenwich Capital Financial Products, Inc., dated as of November 17, 2006, incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.44	Promissory Note (Mezzanine Loan) (related to the acquisition of the 825 University Building in Norwood, Massachusetts) between KBS REIT Acquisition V, LLC and Greenwich Capital Financial Products, Inc., dated as of November 17, 2006, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.45	Sales Agreement and Joint Escrow Instructions (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between DP Industrial LLC and KBS Capital Advisors LLC, dated as of December 15, 2006, incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.46	Assignment and Assumption of Sales Agreement (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between KBS Capital Advisors LLC and KBS Midland Industrial Park, LLC, dated as of December 18, 2006, incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.47	First Amendment to Sales Agreement and Joint Escrow Instructions (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between DP Industrial LLC and KBS Midland Industrial Park, LLC, dated as of December 19, 2006, incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.48	Reinstatement and Second Amendment to Sales Agreement and Joint Escrow Instructions (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between DP Industrial LLC and KBS Midland Industrial Park, LLC, dated as of December 22, 2006, incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.49	Loan Agreement (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between KBS Midland Industrial Park, LLC and Greenwich Capital Financial Products, Inc., dated as of December 11, 2006, incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.50	Promissory Note (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between KBS Midland Industrial Park, LLC and Greenwich Capital Financial Products, Inc., dated as of December 11, 2006, incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.51	Mezzanine Loan Agreement (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between KBS REIT Acquisition VI, LLC and Greenwich Capital Financial Products, Inc., dated as of December 11, 2006, incorporated by reference to Exhibit 10.46 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.52	Promissory Note (Mezzanine Loan) (related to the acquisition of the Midland Industrial Portfolio in McDonough, Georgia) between KBS REIT Acquisition VI, LLC and Greenwich Capital Financial Products, Inc., dated as of December 11, 2006, incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.53	Purchase and Sale Agreement (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between Crescent 1100, L.L.C., Crescent 1200, L.L.C. and Crescent 1300, L.L.C. and KBS Capital Advisors LLC, dated as of December 19, 2006, incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.54	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between KBS Capital Advisors LLC and KBS Crescent Green, LLC, dated as of December 21, 2006, incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.55	Amendment to Purchase Agreement (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between Crescent 1100, L.L.C., Crescent 1200, L.L.C. and Crescent 1300, L.L.C. and KBS Crescent Green, LLC, dated as of December 22, 2006, incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.56	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between KBS Crescent Green, LLC and Mortgage Electronic Registration Systems, Inc., dated as of January 29, 2007, incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.57	Promissory Note (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between KBS Crescent Green, LLC and Wells Fargo Bank, National Association, dated as of January 29, 2007, incorporated by reference to Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.58	Mezzanine Loan Agreement (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between KBS REIT Acquisition IX, LLC and Wells Fargo Bank, National Association, dated as of January 29, 2007, incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.59	Promissory Note (Mezzanine Loan) (related to the acquisition of the Crescent Green Buildings in Cary, North Carolina) between KBS REIT Acquisition IX, LLC and Wells Fargo Bank, National Association, dated as of January 29, 2007, incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.60	Omnibus Assignment (related to the acquisition of the Sandmar Mezzanine Loan) between AIG Mortgage Capital, LLC and KBS SE Retail, LLC, dated as of January 9, 2007, incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.61	Assignment and Assumption Agreement (related to the acquisition of the Sandmar Mezzanine Loan) between AIG Mortgage Capital, LLC and KBS SE Retail, LLC, dated as of January 9, 2007, incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.62	Mezzanine Loan Agreement (related to the acquisition of the Sandmar Mezzanine Loan) between Westmarket Associates 2006 MB LLC, Little River Associates 2006 MB LLC, Clinton Associates 2006 MB LLC, Newmarket Associates 2006 MB LLC, Apopka Associates 2006 MB LLC, Westgate Associates 2006 MB LLC and AIG Mortgage Capital, LLC, dated as of December 21, 2006, incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.63	Promissory Note (related to the acquisition of the Sandmar Mezzanine Loan) between Westmarket Associates 2006 MB LLC, Little River Associates 2006 MB LLC, Clinton Associates 2006 MB LLC, Newmarket Associates 2006 MB LLC, Apopka Associates 2006 MB LLC, Westgate Associates 2006 MB LLC and AIG Mortgage Capital, LLC, dated as of December 21, 2006, incorporated by reference to Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.64	Purchase and Sale Agreement (related to the acquisition of the Sabal VI Building in Tampa, Florida) between KBS Capital Advisors LLC and NCFLA II Owner LLC and NCFLA Sabal LLC, dated as of December 20, 2006, incorporated by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.65	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Sabal VI Building in Tampa, Florida) between KBS Capital Advisors LLC and KBS Sabal VI, LLC, dated as of January 12, 2007, incorporated by reference to Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.66	Amendment to Purchase Agreement (related to the acquisition of the Sabal VI Building in Tampa, Florida) between KBS Sabal VI, LLC and NCFLA II Owner LLC and NCFLA Sabal LLC, dated as of January 16, 2007, incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.67	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (related to the acquisition of the Sabal VI Building in Tampa, Florida) between KBS Sabal VI, LLC and Mortgage Electronic Registration Systems, Inc., dated as of March 2, 2007, incorporated by reference to Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.68	Promissory Note (related to the acquisition of the Sabal VI Building in Tampa, Florida) between KBS Sabal VI, LLC and Wells Fargo Bank, National Association, dated as of March 2, 2007, incorporated by reference to Exhibit 10.66 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.69	Purchase and Sale Agreement (related to the acquisition of the 625 Second Street Building in San Francisco, California) between Rosenberg Soma Investments III, LLC and KBS Realty Advisors, LLC, dated as of December 27, 2006, incorporated by reference to Exhibit 10.67 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.70	Assignment and Assumption of Purchase Agreement (related to the acquisition of the 625 Second Street Building in San Francisco, California) between KBS Realty Advisors, LLC and KBS Capital Advisors LLC, dated as of December 27, 2006, incorporated by reference to Exhibit 10.68 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.71	Assignment and Assumption of Purchase Agreement (related to the acquisition of the 625 Second Street Building in San Francisco, California) between KBS Capital Advisors LLC and KBS 625 Second Street, LLC, dated as of January 17, 2007, incorporated by reference to Exhibit 10.69 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.72	Reinstatement and First Amendment to Purchase Agreement (related to the acquisition of the 625 Second Street Building in San Francisco, California) between KBS 625 Second Street, LLC and Rosenberg Soma Investments III, LLC, dated as of January 18, 2007, incorporated by reference to Exhibit 10.70 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.73	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (related to the acquisition of the 625 Second Street Building in San Francisco, California) between KBS 625 Second Street, LLC and Mortgage Electronic Registration Systems, Inc., dated as of January 29, 2007, incorporated by reference to Exhibit 10.71 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.74	Promissory Note (related to the acquisition of the 625 Second Street Building in San Francisco, California) between KBS 625 Second Street, LLC and Wells Fargo Bank, National Association, dated as of January 29, 2007, incorporated by reference to Exhibit 10.72 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.75	Noteholders’ Agreement (related to the acquisition of the Park Central Mezzanine Loan) between Column Financial, Inc., CPIM Structured Credit Fund 1500 L.P., CPIM Structured Credit Fund 1000 L.P., CPIM Structured Credit Fund 20 L.P., KBS Park Central, LLC and LaSalle Bank National Association, dated as of March 23, 2007, incorporated by reference to Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.76	General Assignment and Assumption Agreement (related to the acquisition of the Park Central Mezzanine Loan) between Column Financial, Inc., CPIM Structured Credit Fund 1500 L.P., CPIM Structured Credit Fund 1000 L.P., CPIM Structured Credit Fund 20 L.P., KBS Park Central, LLC and LaSalle Bank National Association, dated as of March 23, 2007, incorporated by reference to Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.77	Transferee Certificate (related to the acquisition of the Park Central Mezzanine Loan) between KBS Park Central, LLC and LaSalle Bank National Association, dated as of March 23, 2007, incorporated by reference to Exhibit 10.75 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.78	Amended and Restated First Mezzanine Loan Agreement (related to the acquisition of the Park Central Mezzanine Loan) between W2001 Park Central Hotel Senior Mezz, L.L.C. and Column Financial, Inc., dated as of March 23, 2007, incorporated by reference to Exhibit 10.76 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.79	Replacement Promissory Note A-4 (related to the acquisition of the Park Central Mezzanine Loan) between W2001 Park Central Hotel Senior Mezz, L.L.C. and Column Financial, Inc., dated as of March 23, 2007, incorporated by reference to Exhibit 10.77 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006

10.80	Purchase and Sale Agreement (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Capital Advisors LLC and CLPF – Kensington, L.P., dated as of March 15, 2007, incorporated by reference to Exhibit 10.78 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.81	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Capital Advisors LLC and KBS Offices at Kensington, LLC, dated as of March 22, 2007, incorporated by reference to Exhibit 10.79 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.82	First Amendment to Purchase and Sale Agreement (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Offices at Kensington, LLC, and CLPF – Kensington, L.P. dated as of March 23, 2007, incorporated by reference to Exhibit 10.80 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.83	Reinstatement and Second Amendment to Purchase and Sale Agreement (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Offices at Kensington, LLC, and CLPF – Kensington, L.P. dated as of March 27, 2007, incorporated by reference to Exhibit 10.81 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.84	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Offices at Kensington, LLC and Mortgage Electronic Registration Systems, Inc., dated as of March 28, 2007, incorporated by reference to Exhibit 10.82 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.85	Promissory Note (related to the acquisition of the Kensington Office Buildings in Sugar Land, Texas) between KBS Offices at Kensington, LLC and Wells Fargo Bank, National Association, dated as of March 28, 2007, incorporated by reference to Exhibit 10.83 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.86	Letter Loan Modification Agreement (related to the acquisition of the Second Tribeca Mezzanine Loan) between 415 Greenwich Mezzanine Owner LLC and KBS Tribeca Summit, LLC, dated as of May 1, 2007, incorporated by reference to Exhibit 10.84 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.87	Amended and Restated Intercreditor Agreement (related to the acquisition of the Second Tribeca Mezzanine Loan) between AIG Annuity Insurance Company, Sunamerica Life Insurance Company and KBS Tribeca Summit, LLC, dated as of May 1, 2007, incorporated by reference to Exhibit 10.85 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.88	Additional Second Mezzanine Loan Note (related to the acquisition of the Second Tribeca Mezzanine Loan) between 415 Greenwich Mezzanine Owner LLC and KBS Tribeca Summit, LLC, dated as of May 1, 2007, incorporated by reference to Exhibit 10.86 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.89	Purchase and Sale Agreement (related to the acquisition of the Royal Ridge Building in Alpharetta, Georgia) between KBS Capital Advisors LLC and FSP Royal Ridge Corp., dated as of May 18, 2007, incorporated by reference to Exhibit 10.87 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.90	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Royal Ridge Building in Alpharetta, Georgia) between KBS Capital Advisors LLC and KBS Royal Ridge, LLC, dated as of June 5, 2007, incorporated by reference to Exhibit 10.88 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.91	Purchase and Sale Agreement and Joint Escrow Instructions (related to the acquisition of the Bridgeway Technology Center in Newark, California) between KBS Capital Advisors LLC, SC Bridgeway, Inc. and Chicago Title Insurance Company, dated as of June 12, 2007, incorporated by reference to Exhibit 10.89 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.92	Assignment and Assumption of Purchase Agreement (related to the acquisition of the Bridgeway Technology Center in Newark, California) between KBS Capital Advisors LLC and KBS Bridgeway Technology Center, LLC, dated as of June 13, 2007, incorporated by reference to Exhibit 10.90 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.93	Agreement of Purchase and Sale Agreement (related to the acquisition of the 9815 Goethe Road Building in Sacramento, California) between KBS Goethe Road, LLC and Evergreen/Bradville II, dated as of June 21, 2007, incorporated by reference to Exhibit 10.91 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.94	Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and OIRE Michigan, L.L.C., dated as of June 1, 2007, incorporated by reference to Exhibit 10.92 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.95	Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and MBS Arlington Limited Partnership, dated as of June 1, 2007, incorporated by reference to Exhibit 10.93 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.96	Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and Opus Real Estate VI Limited Partnership, dated as of June 1, 2007, incorporated by reference to Exhibit 10.94 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.97	First Amendment to Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Industrial Portfolio (MI), LLC and OIRE Michigan, L.L.C., dated as of July 5, 2007

10.98	First Amendment to Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Industrial Portfolio, LLC and MBS Arlington Limited Partnership, dated as of July 5, 2007

10.99	First Amendment to Purchase Agreement (related to the acquisition of the Opus National Industrial Portfolio) between KBS Industrial Portfolio, LLC and Opus Real Estate VI Limited Partnership, dated as of July 5, 2007

10.100	Assignment and Assumption of Purchase Agreement with OIRE Michigan, L.L.C. as seller (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and KBS Industrial Portfolio, LLC, dated as of June 29, 2007, incorporated by reference to Exhibit 10.95 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.101	Assignment and Assumption of Purchase Agreement with MBS Arlington Limited Partnership as seller (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and KBS Industrial Portfolio, LLC, dated as of June 29, 2007, incorporated by reference to Exhibit 10.96 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.102	Assignment and Assumption of Purchase Agreement with Opus Real Estate VI Limited Partnership as seller (related to the acquisition of the Opus National Industrial Portfolio) between KBS Capital Advisors LLC and KBS Industrial Portfolio, LLC, dated as of June 29, 2007, incorporated by reference to Exhibit 10.97 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.103	Amended and Restated Participation Agreement (related to the acquisition of the Tribeca Senior Mortgage Participation) between AIG Annuity Insurance Company, KBS Tribeca Summit, LLC and AIG Mortgage Capital, LLC, dated as of June 28, 2007, incorporated by reference to Exhibit 10.98 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.104	Senior Loan Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.99 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.105	Amended and Restated Senior Loan Promissory Note (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.100 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.106	Building Loan Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.101 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.107	Consolidated, Amended and Restated Building Loan Promissory Note (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.102 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.108	Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.103 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.109	Project Loan Promissory Note (related to the acquisition of the Tribeca Senior Mortgage Participation) between 415 Greenwich Fee Owner and AIG Annuity Insurance Company, dated as of May 1, 2007, incorporated by reference to Exhibit 10.104 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

10.110	Operating Agreement of New Leaf-KBS JV, LLC (related to the acquisition of the National Industrial Portfolio) between New Leaf Industrial Partners Fund, L.P. and KBS REIT Acquisition XXIII LLC, dated August 8, 2007

10.111	Purchase and Sale Agreement (related to the acquisition of the National Industrial Portfolio) between Hackman Capital Partners, LLC and Sellers, dated April 23, 2007

10.112	Amendment to Purchase and Sale Agreement (related to the acquisition of the National Industrial Portfolio) between Hackman Capital Partners, LLC and Sellers, dated May 22, 2007

10.113	Second Amendment to Purchase and Sale Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Buyer, LLC and Sellers dated August 8, 2007

10.114	Loan Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.115	Pricing Letter related to the Loan Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.116	Promissory Note (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.117	Mezzanine A Loan Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Mezz A, LLC, National Industrial Mezz B, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.118	Pricing Letter related to the Mezzanine Loan (related to the acquisition of the National Industrial Portfolio) between National Industrial Mezz A, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.119	Mezzanine A Promissory Note (Note A) (related to the acquisition of the National Industrial Portfolio) between National Industrial Mezz A, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.120	Mezzanine A Promissory Note (Note B) (related to the acquisition of the National Industrial Portfolio) between National Industrial Mezz A, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.121	Form of Mortgage[Deed of Trust], Assignment of Leases and Rents and Security Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.122	Form of Mortgage, Assignment of Leases and Rents and Security Agreement and Consolidation, Modification and Restatement Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.123	Form of Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (related to the acquisition of the National Industrial Portfolio) between National Industrial Portfolio Borrower, LLC and Citigroup Global Markets Realty Corp., dated August 8, 2007

10.124	Purchase and Sale Agreement (related to the acquisition of Plano Corporate Center in Plano, Texas) between PCCP Lincoln Plano Corporate Center, L.P. and KBS Capital Advisors LLC, dated as of July 18, 2007

10.125	Assignment and Assumption of Purchase Agreement (related to the acquisition of Plano Corporate Center in Plano, Texas) between KBS Capital Advisors LLC and KBS Plano Corporate Center, LLC, dated as of August 10, 2007

10.126	First Amendment to Purchase and Sale Agreement (related to the acquisition of Plano Corporate Center in Plano, Texas) between KBS Plano Corporate Center, LLC, and PCCP Lincoln Plano Corporate Center, L.P., dated as of August 13, 2007

10.127	Promissory Note (related to the acquisition of Plano Corporate Center) between KBS Plano Corporate Center, LLC and AIG Annuity Insurance Company, dated as of August 22, 2007

10.128	Deed of Trust (related to the acquisition of Plano Corporate Center in Plano, Texas) between KBS Plano Corporate Center, LLC, and AIG Annuity Insurance Company, dated as of August 22, 2007

10.129	Purchase and Sale Agreement (related to the acquisition of the 2200 West Loop South Building in Houston, Texas) between KBS 2200 West Loop, LLC and 2200 West Loop South, L.P., dated as of July 27, 2007

10.130	Promissory Note (related to the acquisition of the 2200 West Loop South Building in Houston, Texas) between KBS 2200 West Loop, LLC and The Variable Annuity Life Insurance Company, dated as of September 5, 2007

10.131	Deed of Trust (related to the acquisition of the 2200 West Loop South Building in Houston, Texas) between KBS 2200 West Loop, LLC and The Variable Annuity Life Insurance Company, dated September 5, 2007

10.132	Real Property Purchase Agreement (related to the acquisition of ADP Plaza in Portland, Oregon) between Antares-A, Inc. and KBS Capital Advisors LLC, dated July 2, 2007

10.133	Assignment and Assumption of Purchase Agreement (related to the acquisition of ADP Plaza in Portland, Oregon) between KBS Capital Advisors LLC and KBS ADP Plaza, LLC, dated August 7, 2007

10.134	Purchase and Sale Agreement (related to the acquisition of Patrick Henry Corporate Center in Newport News, Virginia) between KBS Capital Advisors LLC and Patrick Henry Corporate Center, LLC, dated as of September 13, 2007

10.135	First Amendment to Purchase and Sale Agreement (related to the acquisition of Patrick Henry Corporate Center in Newport News, Virginia) between KBS Capital Advisors LLC and Patrick Henry Corporate Center, LLC, dated as of September 19, 2007

10.136	Assignment and Assumption of Purchase Agreement (related to the acquisition of Patrick Henry Corporate Center in Newport News, Virginia) between KBS Capital Advisors LLC and KBS 12350 Jefferson Avenue, LLC, dated as of September 19, 2007

10.137	Promissory Note (related to the acquisition of the Bridgeway Technology Center in Newark, CA) between KBS Bridgeway Technology Center, LLC and Merit Life Insurance Company, dated as of July 16, 2007

10.138	Deed of Trust (related to the acquisition of the Bridgeway Technology Center in Newark, CA) between KBS Bridgeway Technology Center, LLC and Merit Life Insurance Company, dated as of July 16, 2007

10.139	Promissory Note (related to the Royal Ridge Building in Alpharetta, GA) between KBS Royal Ridge, LLC and AIG Annuity Insurance Company, dated as of August 1, 2007

10.140	Deed to Secure Debt (related to the Royal Ridge Building in Alpharetta, GA) between KBS Royal Ridge, LLC and AIG Annuity Insurance Company, dated as of August 1, 2007

10.141	Promissory Note (related to the Opus National Industrial Portfolio Buildings) between KBS Industrial Portfolio, LLC, KBS ADP Plaza, LLC and American General Life Insurance Company, dated as of September 13, 2007

10.142	Deed to Secure Debt Security Agreement and Assignment of Leases and Rents (related to the Opus National Industrial Portfolio Buildings) between KBS Industrial Portfolio, LLC and American General Life Insurance Company, dated as of September 13, 2007

10.143	Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents (related to the Opus National Industrial Portfolio Buildings) between KBS Industrial Portfolio, LLC and American General Life Insurance Company, dated as of September 13, 2007

10.144	Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents (related to the Opus National Industrial Portfolio Buildings) between KBS Industrial Portfolio, LLC and American General Life Insurance Company, dated as of September 13, 2007

10.145	Collateral Substitution Agreement (related to the Opus National Industrial Portfolio Buildings) between KBS Industrial Portfolio, LLC, KBS ADP Plaza, LLC and American General Life Insurance Company, dated as of September 13, 2007

10.146	Loan Agreement (related to the origination of the 11 S. LaSalle Mortgage Loan) between Prime LaSalle/Madison Partners, LLC and KBS Debt Holdings, LLC, dated August 8, 2007

10.147	Promissory Note (related to the origination of the 11 S. LaSalle Mortgage Loan) between Prime LaSalle/Madison Partners, LLC and KBS Debt Holdings, LLC, dated as of August 8, 2007

10.148	Mortgage Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement (related to the origination of the 11 S. LaSalle Mortgage Loan) between Prime LaSalle/Madison Partners, LLC and KBS Debt Holdings, LLC, dated as of August 8, 2007

10.149	Loan Agreement (related to the Bridge Loan) between KBS Limited Partnership and Wells Fargo Bank, National Association, dated July 24, 2007

10.150	Promissory Note (related to the Bridge Loan) between KBS Limited Partnership and Wells Fargo Bank, National Association, dated July 24, 2007

10.151	First Mezzanine Loan Agreement (related to the acquisition of the One Madison Park Mezzanine Loan) between Borrowers and Column Financial, Inc., dated as of June 19, 2007

10.152	First Mezzanine Loan Note A-2 (related to the acquisition of the One Madison Park Mezzanine Loan) between Column Financial, Inc. and Borrowers, dated as of June 19, 2007

10.153	Noteholders’ Agreement (related to the acquisition of the One Madison Park Mezzanine Loan) between Column Financial, Inc., CBRE Realty Finance Holdings IV, LLC and LaSalle Bank National Association, dated as of June 28, 2007

10.154	General Assignment and Assumption (related to the acquisition of the One Madison Park Mezzanine Loan) between Column Financial, Inc. and KBS One Madison Park, LLC, dated as of September 24, 2007

10.155	Amended and Restated Intercreditor Agreement between PB Capital Corporation, LaSalle Bank National Association, Column Financial, Inc. and CBRE Realty Finance CDO 2007-1, LTD., dated as of September 24, 2007

10.156	Contract of Sale (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between Woodfield Preserve Phase I LLC, Woodfield Preserve Phase II LLC and KBS Capital Advisors LLC, dated August 27, 2007

10.157	First Amendment to Contract of Sale (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between Woodfield Preserve Phase I LLC, Woodfield Preserve Phase II LLC and KBS Capital Advisors LLC, dated September 21, 2007

10.158	Second Amendment to Contract of Sale (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between Woodfield Preserve Phase I LLC, Woodfield Preserve Phase II LLC and KBS Capital Advisors LLC, dated September 24, 2007

10.159	Third Amendment to Contract of Sale (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between Woodfield Preserve Phase I LLC, Woodfield Preserve Phase II LLC and KBS Capital Advisors LLC, dated September 25, 2007

10.160	Assignment and Assumption of Purchase Agreement (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between KBS Capital Advisors LLC, KBS Woodfield Preserve, LLC, dated September 25, 2007

10.161	Fourth Amendment to Contract of Sale (related to the acquisition of Woodfield Preserve Office Center in Schaumburg, Illinois) between Woodfield Preserve Phase I LLC, Woodfield Preserve Phase II LLC and KBS Capital Advisors LLC, dated September 26, 2007

21.1	Subsidiaries of the Company

23.1	Consent of DLA Piper US LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11, Commission File No. 333-126087

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2006 by programs sponsored by KBS investment advisers. KBS investment advisers are investment advisers affiliated with Messrs. Bren and Schreiber, two of the sponsors of the Company. Each of the programs below have investment objectives similar to those of the Company. The KBS investment adviser typically diversified the portfolios of these programs by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for these programs, the KBS investment adviser is focusing on the acquisition of core real estate assets. The Company’s advisor will seek to diversify the Company’s assets by investment risk by acquiring both core and enhanced-return commercial properties and other real estate-related assets. The Company expects to invest primarily in core investments but to make approximately 30% of its investments in enhanced-return properties and real estate-related assets.

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract purchase price plus acquisition fee(5)	Other cash expenditures expensed	Other cash expenditures capitalized(6)	Total cost of property(7)
Separate Account 6/05(1)
Overlook I Atlanta, GA	Office	138,068	7/06/2005	$10,775,000	$10,740,622	$21,368,098	—	$147,524	$21,515,622
South Park Commerce Austin, TX	Industrial	372,763	10/25/2005	$21,829,960	$7,913,776	$29,600,000	—	$143,736	$29,743,736
3200 N First Street San Jose, CA	Office	85,000	6/28/2005	$13,000,000	$12,887,304	$25,755,000	—	$132,304	$25,887,304
Triangle Corp Park II Tigard, OR	Office	133,099	8/16/2005	$17,462,900	$17,254,838	$34,643,000	—	$74,738	$34,717,738
Acques/DeGuigne Business Park Sunnyvale, CA	Office	93,385	9/8/2006	$10,000,000	$5,367,625	$15,251,000	—	$116,625	$15,367,625

Separate Account 8/05(2)
South Tech Business Austin, TX	Industrial	260,112	10/25/2005	$13,944,000	$13,604,228	$27,400,000	—	$148,228	$27,548,228
Diehl Point at Cantera Warrenville, IL	Office	88,592	11/08/2005	$8,407,374	$8,408,706	$16,740,750	—	$75,330	$16,816,080
Tollway North Plano, TX	Office	297,593	11/22/2005	$21,119,593	$20,231,533	$41,099,000	—	$252,126	$41,351,126
Clay Crossing Business Center Houston, TX	Industrial	222,750	6/7/2006	$15,615,000	$8,357,217	$23,836,000	—	$136,217	$23,972,217
Rancho Cordova Rancho Cordova, CA	Office	75,626	11/22/2006	$8,400,000	$4,510,665	$12,801,750	—	$108,915	$12,910,665

Separate Account 5/06(3)
Colonnade One Raleigh, NC	Office	126,926	9/29/2006	$17,920,000	$9,942,518	$27,376,000	—	$486,518	$27,862,518

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONTINUED)

(UNAUDITED)

Prior Performance Is Not Indicative of Future Results

Property and Location	Type of Property	Gross Leaseable Area (sq. ft.)	Date of Purchase	Original Mortgage Financing	Cash Down Payment (equity)	Contract purchase price plus acquisition fee(5)	Other cash expenditures expensed	Other cash expenditures capitalized(6)	Total cost of property(7)
Separate Account 5/06(3) (con’t)
Fountainhead One San Antonio, TX	Office	174,108	10/11/2006	$15,470,000	$8,528,509	$23,861,250	—	$137,259	$23,998,509
Parkside Tower Salt Lake City, UT	Office	190,320	9/6/2006	$19,825,000	$10,866,254	$30,502,000	—	$189,254	$30,691,254
370 San Aleso Avenue Sunnyvale, CA	Office	53,150	12/22/2006	$10,562,500	$5,947,415	$16,412,500	—	$97,415	$16,509,915

Separate Account 10/06 (4)
City View San Antonio, TX	Office	216,858	11/30/2006	$21,255,000	$11,820,794	$33,027,000	—	$48,794	$33,075,794
Ten West Corporate Center Houston, TX	Office	199,001	12/28/2006	$22,165,000	$12,307,772	$34,340,000	—	$132,772	$34,472,772

(1)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 6/05 made its first investment in June 2005. The program has made a total of five separate investments through December 2006.

(2)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 8/05 made its first investment in October 2005. The program has made a total of five separate investments through December 2006.

(3)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 5/06 made its first investment in September 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of four separate investments through December 2006.

(4)

This program represents a single-client account whereby dollars are raised only as assets are identified pursuant to a partnership agreement between a KBS affiliate and an institutional investor. Under the partnership agreement, when the KBS investment adviser for the partnership identifies properties for investment, the KBS investment adviser invests funds on behalf of the investor, manages the assets in the investor’s portfolio and ultimately sells the assets on behalf of the investor. Separate Account 10/06 made its first investment in November 2006, and the KBS investment adviser continues to identify potential properties for purchase by this program. The program has made a total of two separate investments through December 2006.

(5)	Acquisition fees are calculated as a percentage of purchase price plus other capitalized costs and are paid to the KBS sponsor.
(6)	Other cash expenditures capitalized include legal fees, outside broker fees, environmental studies, title and other closing costs.
(7)	Total cost of property includes the cash down payment, acquisition fees, other cash expenditures capitalized and mortgage financing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 3, 2007.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ CHARLES J. SCHREIBER, JR.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ CHARLES J. SCHREIBER, JR.	Chairman of Board,	October 3, 2007
	Charles J. Schreiber, Jr.	Chief Executive Officer and Director

	/s/ STACIE K. YAMANE	Chief Financial Officer and Controller	October 3, 2007
Stacie K. Yamane

	*	Executive Vice President,	October 3, 2007
	Peter McMillan III	Treasurer, Secretary and Director

	*	Director	October 3, 2007
Hank Adler

	*	Director	October 3, 2007
Barbara R. Cambon

	*	Director	October 3, 2007
Stuart A. Gabriel, Ph.D.

*By:	/s/ CHARLES J. SCHREIBER, JR.		October 3, 2007
Charles J. Schreiber, Jr.
Attorney-In-Fact